EXHIBIT 99.4

                   APPRAISAL REPORT OF KELLER & COMPANY, INC.

                     CONVERSION VALUATION APPRAISAL REPORT


                                  Prepared for

                                 Pioneer Bank,
                             A Federal Savings Bank

                                      and

                          Oregon Trail Financial Corp.

                               Baker City, Oregon


                                     As Of:

                                  June 4, 1997


                                  Prepared By:

                             Keller & Company, Inc.

                             555 Metro Place North
                               Dublin, Ohio 43017
                                 (614) 766-1426



                                KELLER & COMPANY

                     CONVERSION VALUATION APPRAISAL REPORT


                                  Prepared for

                                 Pioneer Bank,
                             A Federal Savings Bank

                                      and

                          Oregon Trail Financial Corp.

                               Baker City, Oregon


                                     As Of:

                                  June 4, 1997


                                  Prepared By:

                                Michael R. Keller
                                   President

                                TABLE OF CONTENTS


                                                                            PAGE

INTRODUCTION                                                                   1

  I.  Description of Pioneer Bank, a Federal Savings Bank
      General                                                                  4
      Performance Overview                                                     8
      Income and Expense                                                      10
      Yields and Costs                                                        16
      Interest Rate Sensitivity                                               17
      Lending Activities                                                      19
      Non-Performing Assets                                                   23
      Investments                                                             25
      Deposit Activities                                                      25
      Borrowings                                                              26
      Subsidiaries                                                            27
      Office Properties                                                       27
      Management                                                              27

 II.  Description of Primary Market Area                                      29

III.  Comparable Group Selection
      Introduction                                                            35
      General Parameters
        Merger/Acquisition                                                    36
        Mutual Holding Companies                                              36
        Trading Exchange                                                      37
        IPO Date                                                              38
        Geographic Location                                                   38
        Asset Size                                                            39
      Balance Sheet Parameters
        Introduction                                                          40
        Cash and Investments to Assets                                        40
        Mortgage-Backed Securities to Assets                                  41
        One- to Four-Family Loans to Assets                                   42
        Total Net Loans to Assets                                             42
        Total Net Loans and Mortgage-Backed Securities to Assets              43
        Borrowed Funds to Assets                                              43
        Equity to Assets                                                      44
      Performance Parameters
        Introduction                                                          44

                                                                            PAGE

III.  Comparable Group Selection (cont.)
      Performance Parameters (cont.)
        Return on Average Assets                                              45
        Return on Average Equity                                              45
        Net Interest Margin                                                   46
           Operating Expenses to Assets                                       46
        Noninterest Income to Assets                                          46
      Asset Quality Parameters
        Introduction                                                          47
        Nonperforming Assets to Asset Ratio                                   47
        Repossessed Assets to Assets                                          48
        Loans Loss Reserves to Assets                                         48
      The Comparable Group                                                    49
      Summary of Comparable Group Institutions                                50

IV.  Analysis of Financial Performance                                        53

V.   Market Value Adjustments
     Earnings Performance                                                     56
     Market Area                                                              60
     Financial Condition                                                      61
     Dividend Payments                                                        62
     Subscription Interest                                                    63
     Liquidity of Stock                                                       64
     Management                                                               64
     Marketing of the Issue                                                   65

VI.  Valuation Methods                                                        66
     Price to Book Value Ratio Method                                         67
     Price to Earnings Method                                                 68
     Price to Net Assets Method                                               69
     Valuation Conclusion                                                     71

                                LIST OF EXHIBITS



NUMERICAL                                                                  PAGE
EXHIBITS

  1       Consolidated Statement of Financial
            Condition at March 31, 1997 and
            at June 30, 1996                                                  72
  2       Consolidated Statement of Financial
          Condition at June 30, 1992 through 1995                             73
  3       Consolidated Statements of Income for
            the Nine Months Ended March 31, 1997
            and the Year Ended June 30, 1996                                  74
  4       Consolidated Statements of Income for
            the Years Ended June 30, 1993 through 1995                        75
  5       Selected Consolidated Financial Condition Data                      76
  6       Income and Expense Trends                                           77
  7       Normalized Earnings Trend                                           78
  8       Performance Indicators                                              79
  9       Volume/Rate Analysis                                                80
 10       Yield and Cost Trends                                               81
 11       Interest Rate Sensitivity of Net Portfolio Value                    82
 12       Loan Portfolio Composition                                          83
 13       Loan Maturity Schedule                                              84
 14       Loan Originations                                                   85
 15       Nonperforming Assets                                                86
 16       Classified Assets                                                   87
 17       Allowance for Loan Losses                                           88
 18       Investment Portfolio Composition                                    89
 19       Mix of Deposits                                                     90
 20       Deposit Activity                                                    91
 21       Borrowed Funds Activity                                             92
 22       Offices of Pioneer Bank                                             93
 23       List of Key Officers and Directors                                  94
 24       Key Demographic Data and Trends                                     95
 25       Key Housing Data                                                    96
 26       Major Sources of Employment by Industry Group                       97
 27       Unemployment Rates                                                  98
 28       Market Share of Deposits                                            99
 29       National Interest Rates by Quarter                                 100
 30       Thrift Stock Prices and Pricing Ratios                             101

NUMERICAL                                                                   PAGE
EXHIBITS

 31       Key Financial Data and Ratios                                      112
 32       Recently Converted Thrift Institutions                             124
 33       Acquisitions and Pending Acquisitions                              125
 34       Thrift Stock Prices and Pricing Ratios -
            Mutual Holding Companies                                         126
 35       Key Financial Data and Ratios -
            Mutual Holding Companies                                         127
 36       Balance Sheets Parameters -
            Comparable Group Selection                                       128
 37       Operating Performance and Asset Quality Parameters -
            Comparable Group Selection                                       131
 38       Balance Sheet Ratios -
            Final Comparable Group                                           134
 39       Operation Performance and Asset Quality Ratios
            Final Comparable Group                                           135
 40       Balance Sheet Totals - Final Comparable Group                      136
 41       Market Area Comparison - Final Comparable Group                    137
 42       Balance Sheet - Asset Composition
            Most Recent Quarter                                              138
 43       Balance Sheet - Liability and Equity
            Most Recent Quarter                                              139
 44       Income and Expense Comparison
            Trailing Four Quarters                                           140
 45       Income and Expense Comparison as a Percent of
            Average Assets - Trailing Four Quarters                          141
 46       Yields, Costs & Earnings Ratios
            Trailing Four Quarters                                           142
 47       Dividends, Reserves and Supplemental Data                          143
 48       Valuation Analysis and Conclusions                                 144
 49       Market Pricings and Financial Ratios - Stock Price
            Comparable Group                                                 145
 50       Pro Forma Minimum Valuation                                        146
 51       Pro Forma Mid-Point Valuation                                      147
 52       Pro Forma Maximum Valuation                                        148
 53       Pro Forma Superrange Valuation                                     149
 54       Summary of Valuation Premium or Discount                           150

ALPHABETICAL EXHIBITS                                                      PAGE

  A       Background and Qualifications                                      151
  B       RB 20 Certification                                                154
  C       Affidavit of Independence                                          155

                             Keller & Company, Inc.
                              555 Metro Place North
                                    Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX



June 20, 1997




Board of Directors
Pioneer Bank, A Federal Savings Bank
2055 First Street
Baker City, OR  97814

Gentlemen:

We hereby submit an independent appraisal of the pro forma market value of the to-be-issued stock of Oregon Trail Financial Corp. (the "Corporation"), which is the newly formed holding company of Pioneer Bank, A Federal Savings Bank, Baker City, Oregon ("Pioneer" or the "Bank"). The Corporation will hold all of the shares of the common stock of the Bank. Such stock is to be issued in connection with the Bank's conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank in accordance with the Bank's Plan of Conversion. This appraisal was prepared and provided to the Bank in accordance with the conversion requirements and regulations of the Office of Thrift Supervision of the United States Department of the Treasury.

Keller & Company, Inc. is an independent financial institution consulting firm that serves both banks and thrift institutions. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in market studies, business and strategic plans, stock valuations, conversion appraisals, and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Pioneer and the material provided by the independent auditor, Deloitte & Touche LLP, Portland, Oregon, are both accurate and complete. We did not proceed to verify the financial statements provided to us, nor did we conduct independent valuations of the Bank's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

Board of Directors
Pioneer Bank, A Federal Savings Bank
June 20, 1997

Page 2


In the preparation of this appraisal, we held discussions with the management of Pioneer, with the law firm of Breyer & Aguggia, Washington, DC, the Bank's conversion counsel, and with Deloitte & Touche LLP. Further, we viewed the Bank's local economy and primary market area.

This valuation must not be considered as a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock in this conversion will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Bank's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Bank as determined by this firm, we will make necessary adjustments to the Bank's appraised value in such appraisal update.

It is our opinion that as of June 4, 1997, the pro forma market value or appraised value of the Corporation was $33,100,000. Further, a range for this valuation is from a minimum of $28,135,000 to a maximum of $38,065,000, with a super-maximum of $43,774,750.

Very truly yours,

KELLER & COMPANY, INC.



/s/Michael R. Keller
Michael R. Keller
President

INTRODUCTION

      Keller & Company, Inc., is an independent appraisal firm for financial institutions, and prepared this Conversion Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of Oregon Trail Financial Corp. (the "Corporation"), an Oregon corporation, formed as a holding company to own all of the to-be-issued shares of common stock of Pioneer Bank, a Federal Savings Bank, Baker City, Oregon, ("Pioneer" or the "Bank"). The stock is to be issued in connection with the Bank's Application for Approval of Conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association. The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with the Bank's conversion, there will be a simultaneous issuance of all the Bank's stock to the Corporation, which will be formed by the Bank. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank's management and the Bank's conversion counsel, Breyer & Aguggia, Washington, D.C.

      This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization", in accordance with the OTS application requirements of Regulation ss.563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

      The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in non-control blocks.

      In preparing this conversion appraisal, we have reviewed the audited financial statements for the five fiscal years ended June 30, 1993 through 1996, and March 31, 1997, and discussed them with Pioneer's management, with Pioneer's independent auditors, KMPG Peat Marwick, Billings, Oregon. Pioneer changed its audit year from June 30 to March 31 subsequent to June 30, 1996. We have also discussed and reviewed with management other financial matters. We have reviewed the Corporation's preliminary Form S-1 and the Bank's preliminary Form AC and discussed them with management and with the Bank's conversion counsel.

      We have visited Pioneer's home office and numerous branch offices and have traveled the surrounding area. We have studied the economic and demographic characteristics of the primary market area and analyzed the Bank's primary market area relative to Oregon and the United States. We have also examined the competitive savings and loan environment within which Pioneer operates, giving consideration to the area's key characteristics, both positive and negative.

      We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Pioneer to those selected institutions.

      Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.    DESCRIPTION OF PIONEER BANK, A FEDERAL SAVINGS BANK

GENERAL

      Pioneer Bank, a Federal Savings Bank, Baker City, Oregon, was chartered in 1901 as an Oregon mutual savings and loan association with the name East Oregon Building and Loan Association. The Bank converted to a federal mutual savings and loan association in 1934, changing its name to East Oregon Federal Savings and Loan Association. In 1952, the Bank changed its name to Pioneer Federal Savings and Loan Association, which subsequently changed in 1991 to its current name, Pioneer Bank, a Federal Savings Bank.

      Pioneer conducts its business from its home office in Baker City, Oregon, and its six branch offices, one in Ontario, John Day, Burns, Enterprise and two branches in La Grande. The Bank will be opening a new branch in Island City and then closing one of its branches in La Grande. The Bank's primary market area includes those regions surrounding its offices in Baker, Grant, Harney, Malheur, Union, Wallowa and Wheeler Counties in Oregon and Payette and Washington Counties in Idaho. Pioneer's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Pioneer is a member of the Federal Home Loan Bank (the "FHLB") of Seattle and is regulated by the OTS, and by the FDIC. As of March 31, 1997, Pioneer had assets of $204,213 deposits of $179,158 and equity of $21,026,000.

      Pioneer is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its market area. Pioneer has been historically actively involved in the origination of residential mortgage loans for the purchase of one- to four-family dwellings, comprising 52.9 percent of its loan originations during the fiscal year ended June 30, 1996, excluding construction loans, and 46.4 percent of its loan originations during the fiscal year ended June 30, 1995. The Bank has also been active in the origination of consumer loans, which represented 23.2 percent of total originations in fiscal year 1996 and 27.7 percent in fiscal year 1995. For the nine months ended March 31, 1997, one-to four-family loans represented a smaller 30.7 percent of total originations with consumer loans representing 31.4 percent and commercial business loans representing 29.8 percent. At March 31, 1997, 72.0 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings,  not including  residential  construction loans, compared to a larger
73.3 percent at June 30, 1993, with the primary source of its funds being retail deposits from residents in its local communities. The Bank is also an originator of multifamily loans, commercial real estate loans, construction and land loans and also offers various consumer loans, commercial business loans and agricultural loans. Consumer loans include automobile loans, credit card loans, loans on savings accounts, home equity and second mortgage loans, and secured and unsecured loans. Consumer loans represented a strong 18.0 percent share of the Bank's total loans at March 31, 1997.

      The Bank had $23.6 million, or 11.5 percent of its assets in cash and investments including FHLB stock. The Bank had an additional $35.1 million, or
17.2 percent of its assets, in mortgage-backed securities, with the combined total of cash and investment securities, mortgage-backed securities and interest-bearing deposits being $58.7 million or 28.7 percent of assets. Deposits, FHLB advances and retained earnings have been the sources of funds for the Bank's lending and investment activities.

      The management of Pioneer is aware of the emphasis being placed on matching the maturities of assets and liabilities and monitoring the Bank's interest rate sensitivity position and market value of portfolio equity. The Bank understands the nature of interest rate risk and the potential earnings impact during times of rapidly changing rates, either rising or falling. Pioneer also recognizes the need and importance of attaining a competitive net interest margin.

      The Bank's gross amount of stock to be sold in the conversion will be $33,100,000 or 3,310,000 shares at $10 per share based on the midpoint of the appraised value, with net conversion proceeds of $32,216,000 reflecting conversion expenses of $884,000. The actual cash proceeds to the Bank of $16.1 million will represent fifty percent of the net conversion proceeds, including the ESOP of $2,648,000, and will be invested in consumer loans, commercial business loans and agricultural loans, and initially invested in short term investments. The Bank may also use the proceeds to expand services, expand operations or other financial service organizations, diversification into other businesses, or for any other purposes authorized by law. The Holding Company will use its proceeds to fund the ESOP and to initially invest in short- and intermediate-term government securities.

      Pioneer has seen minimal deposit growth over the past five fiscal periods with deposits increasing only 2.0 percent from June 30, 1993, to March 31, 1997, or an average of 0.5 percent per year. The Bank anticipates very modest growth in the future with an actual decrease in deposits as a result of the conversion due to depositors withdrawing savings to purchase stock. The Bank has focused on increasing its loan portfolio during the past five fiscal periods, while decreasing its level of investments and mortgage-backed securities, monitoring its earnings and increasing its capital to assets ratio. Equity to assets increased from 6.71 percent of assets at June 30, 1993, to 10.34 percent at March 31, 1997.

      Pioneer's primary lending strategy has been to originate and retain both adjustable-rate and fixed-rate residential mortgage loans combined with a moderate level of multifamily loans, commercial real estate loans, consumer loans, commercial business loans and agricultural loans.

      Pioneer's share of one- to four-family mortgage loans has decreased modestly from 73.3 percent of gross loans at June 30, 1993, to 72.0 percent as of March 31, 1997. Multifamily loans, decreased from 1.4 percent of gross loans at June 30, 1993, to 1.3 percent at March 31, 1997. Commercial real estate loans decreased from 3.5 percent of gross loans at June 30, 1993, to 3.4 percent at Mach 31, 1997. The Bank's share of consumer loans also witnessed a decrease from 18.5 percent at June 30, 1993 to 18.0 percent at March 31, 1997. The decreases in these loans categories were offset by the Bank's increase in commercial business loans from 1.2 percent at June 30, 1993, to 2.9 percent at March 31, 1997. Further, the Bank introduced agricultural loans in fiscal 1997, which represented 1.7 percent of gross loans at March 31, 1997, compared to zero at June 30, 1993.

      Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and the resultant higher levels of allowances currently maintained in the industry. At June 30, 1993, Pioneer had $506,000 in its loan loss allowance or 0.50 percent of gross loans, which increased to $725,000 and represented a similar 0.51 percent of gross loans outstanding at March 31, 1997.

      Interest income from loans and investments has been the basis of earnings with the net interest income being the key determinant of net earnings. With a dependence on net interest margin for earnings, current management will focus on strengthening the Bank's net interest margin without undertaking excessive credit risk and will not pursue any significant change in its interest rate risk position.

PERFORMANCE OVERVIEW

      Pioneer's financial position over the past five fiscal periods ended June 30, 1993, through March 31, 1997, is highlighted through the use of selected financial data in Exhibit 5. Pioneer has focused on strengthening its equity position, controlling its overhead ratio, increasing its loan levels, and maintaining its net interest margin. Pioneer has experienced a modest rise in assets from June 30, 1993 to March 31, 1997, a smaller rate of increase in deposits with an average increase in equity over the past five fiscal years. Due to the Bank's modest growth, the resultant impact has been a moderate increase in the Bank's equity to assets ratio from June 30, 1993 to March 31, 1997.

      Pioneer witnessed a total increase in assets of $10.9 million or 5.6 percent for the period of June 30, 1993, to March 31, 1997, representing an average annual increase in assets of 1.5 percent. For the nine months ended March 31, 1997, assets increased $756,000 or 0.4 percent. Of those fiscal periods, the Bank experienced its largest dollar rise in assets of $8.7 million in fiscal year 1995, which represented a 4.4 percent increase in assets funded primarily by a rise in borrowed funds. This increase was succeeded by a $1.9 million or 0.9 percent decrease in assets in fiscal year 1996.

      The Bank's net loan portfolio, including mortgage loans, consumer loans, commercial business loans and agricultural loans increased from $97.6 million at June 30, 1993, to $138.9 million at March 31, 1997, and represented a total increase of $41.3 million, or 42.3 percent. The average annual increase during that period was 11.28 percent. That increase was primarily the result of higher levels of loan originations of one-to four-family loans, consumer loans and commercial business loans. For the fiscal period ended March 31, 1997, loans increased $6.5 million or 4.9 percent.

      Pioneer has pursued obtaining funds through deposit growth in accordance with the demand for loans and has also made use of FHLB advances during the past five fiscal periods. The Bank's competitive rates for savings in its local market in conjunction with its focus on service have been the sources of retail deposits. Deposits increased a modest

0.9 percent from 1993 to 1994, followed by a 2.6 percent decrease in fiscal year 1995, a modest increase of 2.3 percent in fiscal 1996, and a 1.4 percent increase in fiscal 1997 with an average annual rate of increase of 0.5 percent from June 30, 1993, to March 31, 1997. The Bank's strongest fiscal year deposit growth was in fiscal year 1996, when deposits increased $4.1 million or 2.3 percent.

      Pioneer has been able to increase its equity each fiscal year from 1993 through 1997. At June 30, 1993, the Bank had equity (GAAP basis) of $13.0 million representing a 6.71 percent equity to assets ratio, increasing to $21.0 million at March 31, 1997, and representing a 10.30 percent equity to assets ratio. The moderate rise in the equity to assets ratio is the result of the Bank's steady earnings performance in 1993 through 1997 combined with a modest rise in assets. Equity increased 62.2 percent from June 30, 1993, through March 31, 1997, representing an average annual increase of 16.6 percent.

INCOME AND EXPENSE

      Exhibit 6 presents selected operating data for Pioneer, reflecting the Bank's income and expense trends. This table provides selected audited income and expense figures in dollars for the fiscal periods ended June 30, 1993 through 1996 and for the nine months ended March 31, 1996 and 1997.

      Pioneer has witnessed an increase in its dollar level of interest income from June 30, 1993, through March 31, 1997, ranging from a high of $16.0 million in 1996 to a low of $14.6 million in 1994, and with a three year increase from 1993 to 1996 of 5.4 percent, or an average increase of 1.8 percent per year. This overall trend was a combination of a modest decrease from 1993 to 1994 followed by a modest increase in 1995 and then a moderate increase in 1996 and basically no change in the nine months ended March 31, 1997, annualized. In fiscal year 1996, interest income increased $1.2 million to $16.0 million. In the nine months ended March 31, 1997, interest income was $12.0 million or similar to the $12.0 million in the nine months ended March 31, 1996, and representing $16.0 million, annualized.

      The Bank's interest expense experienced a similar trend from fiscal year 1993 to 1996. Interest expense decreased $1,115,000, or 14.6 percent, from 1993 to 1994, compared to a decrease in interest income of $571,000, or 3.8 percent, for the same time period. Interest expense then increased $549,000 or 8.4 percent from 1994 to 1995, compared to an increase in interest income of $186,000 or 1.3 percent. Such increase in interest income was more than offset by the increase in interest expense, resulting in a moderate decrease in annual net interest income to $7,724,000 for the fiscal year ended June 30, 1995, and a decrease in net interest margin. Interest expense continued to increase in fiscal 1996 by $974,000, or 13.8 percent, compared to a $1,205,000 increase in interest income, resulting in a rise in net interest income. Net interest income increased from $7,543,000 in 1993 to its highest level of $8,087,000 in 1994, and then decreased slightly to $7,955,000 in 1996. For the nine months ended March 31, 1997, net interest income was $6,477,000 or $8,636,000, annualized, and representing an increase from fiscal year 1996.

      The Bank has made provisions for loan losses in four of the past five fiscal periods of 1993 through 1997 with a credit recognized in 1994. The amounts of those provisions were determined in recognition of the Bank's level of increased lending activity, greater focus on higher risk consumer and commercial business loans including agricultural loans, nonperforming assets, charge-offs and repossessed assets and current industry norms. The loan loss provisions were $175,000 in 1993, $67,000 in 1994, $115,000 in 1996 and $216,000
in 1997 with a credit of $90,000 in 1994. The impact of these loan loss provisions has been to provide Pioneer with a general valuation allowance of $725,000 at March 31, 1997, or 0.52 percent of gross loans.

      Total other income or noninterest income indicated noticeable volatility in fiscal periods 1993 to 1997, with an overall declining trend from 1993 to 1996. The Bank indicated higher levels of noninterest income in fiscal years 1993 and 1995. The highest level of noninterest income was in fiscal year 1995 at $1,141,000 or 0.56 percent of assets, and the lowest level at $661,000 was in the nine months ended March 31, 1997, representing 0.32 percent of assets. The Bank's higher levels of noninterest income are the result of gains from the sale of securities in 1995 and higher loan origination fees recognized in 1993. The decrease in noninterest income from 1993 to 1996 was due almost entirely to the loan origination fees no longer being recognized in other income. The average noninterest income level for the past five fiscal periods was $833,600 or 0.42 percent of average assets using actual noninterest income. Noninterest income was 0.35 percent in 1996 and 0.43 percent for the nine months ended March 31, 1997, annualized. Noninterest income consists primarily of fees and service charges.

      The Bank's general and administrative expenses or noninterest expenses increased from $4,507,000 for the fiscal year of 1993 to $5,009,000 for the fiscal year ended June

30, 1996. Noninterest expenses were $5,075,000 for the nine months ended March 31, 1997, which included the $1.1 million one-time SAIF assessment recognized as of September 30, 1996. Excluding the one-time SAIF assessment, noninterest expenses were $3,975,000 for the nine months ended March 31, 1997, or $5,300,000 on an annualized basis. The dollar increase in noninterest expenses was $502,000 from 1993 to 1996, representing an average annual increase of $167,333 or 3.5 percent. The average annual increase in other expenses was due to the Bank's normal rise in overhead expenses. On a percent of assets basis, operating expenses increased from a low 2.34 percent of assets for the fiscal year ended June 30, 1994, to a high of 2.50 percent for the nine months ended March 31, 1997, which was similar to the Bank's ratio in fiscal 1995 of 2.49 percent which are both higher than current industry averages of approximately 2.29 percent.
When one excludes the one-time SAIF assessment, the noninterest expense to average assets ratio decreases to 2.30 percent for the nine months ended March 31, 1997, annualized.

      The net earnings position of Pioneer has indicated profitable performance in each of the past four fiscal years ended June 30, 1993 through 1996 and for the nine months ended March 31, 1997. The annual net income figures for the past five fiscal periods of 1993, 1994, 1995, 1996 and 1997 have been $2,358,000,
$2,647,000,  $2,259,000,  $2,179,000  and  $1,098,000  representing  returns  on average  assets of 1.24 percent,  1.35 percent,  1.12 percent,  1.06 percent and
0.78 percent, respectively. The average return on assets for the past five fiscal periods was 1.11 percent.

      Exhibit 7 provides the Bank's normalized earnings or core earnings for the twelve months ended March 31, 1997 and for the fiscal years 1995 and 1996. The Bank's normalized earnings eliminate any nonrecurring income and expense items. There was no adjustment in 1996 but a downward adjustment in 1995 to eliminate a $280,000 gain on the sale of securities. For the twelve months ended March 31, 1997, there was an upward adjustment of $1,146,000 to adjust for the one-time SAIF assessment.

      The key performance indicators comprised of selected operating ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank's return on assets increased from 1.24 percent in fiscal year 1993 to its highest level of 1.35 percent in fiscal year 1994, decreasing to 1.12 percent in fiscal year 1995, then down to 1.06 percent in 1996 and to its lowest level of 0.72 percent in the nine months ended March 31, 1997, due to the impact of the one-time SAIF assessment. Excluding the one-time SAIF assessment, the Bank's return on average assets increases to 1.16 percent for the nine months ended March 31, 1997, annualized.

      The Bank's average net interest rate spread strengthened from 3.87 percent in fiscal year 1993 to 3.95 percent in fiscal year 1994, then declined during the next two fiscal years to 3.56 percent in 1996, its lowest level over the past four years. For the nine months ended March 31, 1997, net interest rate spread increased to 3.90 percent. The Bank's net interest margin indicated a similar trend, increasing from 4.07 percent in fiscal year 1993 to 4.22 percent in fiscal year 1994, then decreasing to 3.94 percent in fiscal 1995, but then increasing to 3.97 percent for the fiscal year 1996. For the nine months ended March 31, 1997, the Bank's net interest margin continued to increase to 4.40 percent. Pioneer's net interest rate spread increased 8 basis points in 1994 to
3.95 percent from 3.87 percent in 1993 and then decreased 34 basis points in 1995 to 3.61 percent as the result of a decrease in yield. Net interest rate spread decreased another 5 basis points to 3.56 percent for fiscal year 1996 and then increased 34 basis points to 3.90 percent for the nine months ended March 31, 1997. The Bank's net interest margin followed a basically similar trend, increasing 15 basis points to 4.22 percent in 1994 and then decreasing 28 basis points to 3.94 percent in 1995. Net interest margin then increased 3 basis points to 3.97 percent in 1996 and continued to increase another 43 basis points to 4.40 percent for the nine months ended March 31, 1997.

      The Bank's return on average equity decreased from 1993 through 1996 and continued to decrease in the nine months ended March 31, 1997. The return on average equity decreased from 20.0 percent in 1993, to 18.57 percent in fiscal year 1994, then down to 13.59 percent in fiscal year 1995. The return on equity decreased to
11.40 percent in fiscal year 1996, and decreased further to 7.09 percent for the nine months ended March 31, 1997.

      Pioneer's ratio of interest-earning assets to interest-bearing liabilities increased gradually from 104.88 percent at June 30, 1993, to 110.64 percent at June 30, 1996 and then to 113.20 percent at March 31, 1997.

      Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to net interest income plus noninterest income referred to as the "efficiency ratio". The industry norm is 60.0 percent. The Bank has been characterized with a higher level of efficiency over the past four years reflected in its lower efficiency ratio, which increased from 54.07 percent in 1993 to 58.58 percent in 1996. The efficiency ratio increased to
73.31 percent for the nine months ended March 31, 1997, due to the impact of the one-time SAIF assessment and decreases to 55.04 percent when one excludes the one-time SAIF assessment.

      Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Pioneer witnessed a minimal change in its nonperforming asset ratio from June 30, 1993 to March 31, 1997. Nonperforming assets consist of loans delinquent 90 days or more, nonaccruing loans and repossessed assets. The ratio of nonperforming assets to total assets was 0.07 percent at June 30, 1993, and decreased to 0.03 percent at June 30, 1994. The ratio then increased to 0.10 percent in 1996, and remained at 0.10 percent at March 31, 1997. The Bank's allowance for loan losses was 389.23 percent of nonperforming loans at June 30, 1993, and a similar but lower 381.58 percent at March 31, 1997. As a percentage of gross loans, Pioneer's allowance for loan losses was 0.52 percent in 1993,
0.36 percent in 1994, 0.37 percent in 1995, 0.46 percent in 1996 and 0.52 percent at March 31, 1997.

      Exhibit 9 provides the changes in net interest income due to rate and volume changes for the past two fiscal years of 1995 and 1996, and for the nine months ended March 31, 1997. In fiscal year 1995, net interest income decreased $402,000, due to an increase in interest expense of $590,000 reduced by a $188,000 increase in interest income. The increase in interest income was due to an increase due to a change in volume of $973,000 reduced by decreases due to rate of $697,000, and due to both rate and volume of $88,000. The increase in interest expense was due to an increase due to rate of $264,000 accented by increases due to a change in volume of $70,000, and due to both rate and volume of $256,000.

      In fiscal year 1996, net interest income increased $238,000, due to a $1,206,000 increase in interest income partially offset by an $968,000 increase in interest expense. The increase in interest income was due to a $357,000 increase due to volume accented by a $30,000 increase due to rate and a $32,000 increase due to a combination of rate and volume. The increase in interest expense was due to a $254,000 increase due to volume accented by a $630,000 increase due to rate and an additional $84,000 due to both rate and volume.

      In the nine months ended March 31, 1997, net interest income increased $646,000 due to an $87,000 increase in interest income accented by a $559,000 decrease in interest expense. The increase in interest income was attributable to a $150,000 increase due to rate and a $14,000 increase due to both rate and volume reduced by a $77,000 decrease due to volume. The decrease in interest expense was due to a $326,000 decrease due to rate accented by a $321,000 decrease due to volume but partially offset by an $88,000 increase due to rate and volume.

YIELDS AND COSTS

      The overview of yield and cost trends for the years ended June 30, 1995 and 1996, for the nine months ended March 31, 1996 and 1997, and at March 31, 1997, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

      Pioneer's weighted average yield on its loans receivable increased 49 basis points from fiscal year 1995 to 1996, from 8.16 percent to 8.65 percent, then increased 10 basis points to 8.75 percent for the nine months ended March 31, 1997, and increased another 2 basis points to 8.77 percent at March 31, 1997. The yield on mortgage-backed securities increased 28 basis points from fiscal year 1995 to 1996 from 7.04 percent to 7.32 percent then increased 10 basis points to 7.42 percent for the nine months ended March 31, 1997, and then decreased 14 basis points to 7.28 percent at March 31, 1997. The yield on investment securities increased 90 basis points from 6.09 percent in 1995 to
6.99 percent in 1996 and then decreased to 6.67 percent for the nine months ended March 31, 1997, and decreased another 13 basis points to 6.54 percent at March 31, 1997. FHLB stock indicated an increase in its yield of 129 basis points from 6.10 percent in 1995 to 7.39 percent in 1996 and then increased to
7.69 percent for the nine months ended March 31, 1997. The combined weighted average yield on all interest-earning assets increased 46 basis points to 8.02 percent from 1995 to 1996. The yield on interest-earning assets then increased 15 basis points to 8.17 percent for the nine months ended March 31, 1997, before decreasing to 8.11 percent at March 31, 1997.

      Pioneer's weighted average cost of interest-bearing liabilities increased 51 basis points to 4.46 percent from fiscal year 1995 to 1996, which was greater than the Bank's 46 basis point increase in yield, resulting in the decline in the Bank's interest rate spread of 5 basis points from 3.61 percent to 3.56 percent from 1995 to 1996. The Bank's average cost of interest-bearing liabilities then decreased for the nine months ended March 31, 1997 by 19 basis points to 4.27 percent compared to a 15 basis point increase in yield on interest-earning assets. The result was an increase in the Bank's interest rate spread of 34 basis points to 3.90 percent for the nine months ended March 31, 1997. The Bank's cost of funds continued to decrease to 4.25 percent at March 31, 1997, or 2 basis points which was more than offset by a 6 basis point decrease in yield to
8.11 percent resulting in a 4 basis point decrease in net interest rate spread to 3.86 percent at March 31, 1997. The Bank's net interest margin increased 3 basis points from 3.94 percent in fiscal year 1995 to 3.97 percent in fiscal year 1996. The net interest margin continued to increase to 4.40 percent for the nine months ended March 31, 1997.


INTEREST RATE SENSITIVITY

      Pioneer has monitored its interest rate sensitivity position with its focus on the origination of both adjustable rate and fixed-rate mortgage loans by maintaining a higher level of short term loans. Pioneer recognized the thrift industry's significant interest rate risk exposure in the 1980's, which caused a negative impact on earnings and market value of portfolio equity as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap". The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance.

      The Bank measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Bank is calculated on a quarterly basis by the FHLB of Seattle and the OTS as well as the change in the NPV for the Bank under rising and falling interest rates. Such change in NPV under changing rates is one indicator of the Bank's interest rate risk exposure. The Bank also uses its sensitivity measure as calculated by the FHLB and the OTS each quarter.

      There are other factors which have a measurable influence on interest rate sensitivity. Such key factors to consider when analyzing interest rate sensitivity include level of liquidity, the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans, and deposit withdrawals.

      Exhibit 11 provides the Bank's NPV as of March 31, 1997, and the change in the Bank's NPV under rising and declining interest rates. Such calculations are provided by the FHLB, and the focus of this exposure table is a 200 basis points change in interest rates either up or down.

      The Bank's change in its NPV at March 31, 1997, based on a rise in interest rates of 200 basis points was a 22.48 percent decrease, representing a dollar decrease in equity value of $4,024,000. In contrast, based on a decline in interest rates of 200 basis points, the Bank's NPV was estimated to increase
8.32 percent or $1,786,000 at March 31, 1997. The Bank's exposure at March 31, 1997, increases to a 53.34 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to increase 23.68 percent based on a 400 basis point decrease in rates. The Bank's sensitivity measure was a negative 225 basis points at March 31, 1997.

      The Bank is aware of its moderate interest rate risk exposure under rapidly rising rates and modestly positive exposure under falling rates. Due to Pioneer's recognition of the need to control its interest rate exposure, the Bank has been focusing on adjustable rate loans and the sale of its fixed-rate mortgage loans.

LENDING ACTIVITIES

      Pioneer has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings. Exhibit 12 provides a summary of Pioneer's loan portfolio, by loan type, at June 30, 1993 through 1996, and at March 31, 1997.

      Residential loans secured by one- to four-family dwellings excluding residential construction loans was the primary loan type representing 72.0 percent of the Bank's gross loans as of March 31, 1997. This share has seen a modest decrease from 73.3 percent at June 30, 1993. The second largest real estate loan type as of March 31, 1997, was commercial real estate loans which comprised 3.4 percent of gross loans compared to a slightly larger 3.5 percent as of June 30, 1993. The commercial real estate loan category was also the second largest real estate loan type in 1993. The third key real estate loan type was multifamily loans, which represented 1.3 percent of gross loans as of March 31, 1997, compared to a slightly larger 1.4 percent at June 30, 1993. Multifamily loans were the fourth largest real estate loan type at June 30, 1993. These three real estate loan categories represented 76.7 percent of gross loans at March 31, 1997, compared to a larger 78.2 percent of gross loans at June 30, 1993. Construction loans were the fourth real estate loan category and represented a modest 0.6 percent of gross loans at March 31, 1997, compared to a much larger 2.0 percent at June 30, 1993, when they were the third largest real estate loan category.

      Consumer loans were the second largest overall loan type at March 31, 1997, and also at June 30, 1993, surpassing all but one- to four-family loans. The Bank originates savings account loans, credit card loans, automobile loans, home equity and second mortgage loans and other secured and unsecured loans.

      Consumer loans represented a relatively strong 18.0 percent of gross loans at March 31, 1997, compared to 18.5 percent at June 30, 1993. The largest consumer loan type was home equity and second mortgage loans representing 12.4 percent of gross loans at March 31, 1997, and 69.0 percent of consumer loans compared to 9.8 percent of gross loans at June 30, 1993, and 52.9 percent of consumer loans.

      Commercial business loans and agricultural loans are two additional loan categories representing 2.9 percent and 1.7 percent of gross loans at March 31, 1997, respectively. The Bank had a smaller 1.2 percent of gross loans in commercial business loans and no agricultural loans at June 30, 1993.

      The Bank's overall mix of loans has witnessed only modest change from June 30, 1993, to March 31, 1997, with the Bank's share of mortgage loans and consumer loans having decreased to be offset by increases in commercial business loans and agricultural loans.

      The emphasis of Pioneer's lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located in Pioneer's market area, which includes Baker, Grant, Harney, Malheur, Union, Wallowa and Wheeler Counties in Oregon and Payette and Washington Counties in Idaho. The Bank also originates interim construction loans on single-family residences primarily to local builders with such loans normally converting to permanent loans after six months. At March 31, 1997, 72.0 percent of Pioneer's gross loans consisted of loans secured by one- to four-family residential properties, excluding construction loans. Construction loans represented another 0.6 percent of gross loans.

      The Bank originates only one type of adjustable-rate mortgage loan, ("ARMs") with an adjustment/maturity period of one year. ARMs are originated for the Bank's portfolio. The interest rates on ARMs are indexed to the one year Treasury constant maturity index. The Bank does offer "teaser" ARMs where the initial rate is 1.5 percentage points to 2.0 percentage points below the prevailing interest rate. The Bank's ARMs have a maximum annual rate adjustment of 2.0 percent and a 6.0 percent maximum adjustment over the life of the loan. The Bank's current ARMs do not provide for negative amortization.

      The majority of ARMs have amortization periods of 30 years, and fixed-rate loans have terms of 15 to 30 years. The Bank retains its ARMs, and since January 1997, the Bank has generally sold its fixed-rate mortgage loans with maturities of 15 years or more. Historically, the majority of Pioneer's mortgage loans and total loans have been fixed-rate loans, which represented 52.2 percent of total loans due after March 31, 1998.

      The original loan to value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings is generally no more than 80 percent at Pioneer. The Bank can lend up to 95 percent of the lower of the cost or appraised value.

      Pioneer has also been an originator of commercial real estate loans, and has been less active in multifamily loans in the past. The Bank will continue to make multifamily and commercial real estate loans. The Bank had a total of $4.8 million in commercial real estate loans at March 31, 1997, or 3.4 percent of gross loans, compared to $3.5 million or 3.5 percent of gross loans at June 30, 1993. Multifamily loans have increased from $1.4 million or 1.4 percent of gross loans at June 30, 1993, to $1.8 million or a lesser 1.3 percent of gross loans at March 31, 1997. The major portion of commercial real estate loans are secured by small office buildings, car dealerships, farms and agricultural land, retail stores and other commercial properties.

      Pioneer has been relatively active in consumer lending. Consumer loans originated consist primarily of automobile loans, home equity and second mortgage loans, credit card loans, savings account loans, and other secured and unsecured personal loans, which represented a combined total of $25.4 million or
18.0 percent of gross loans at March 31, 1997, up from $18.6 million or 18.5 percent at June 30, 1993.

      Pioneer has also been an originator of commercial business loans, which totaled $4.1 million at March 31, 1997, and in the nine months ended March 31, 1997, the Bank began to actively originate agricultural loans, which totaled $2.5 million at March 31, 1997.

      Exhibit 13 provides a maturity breakdown of Pioneer's loans and a summary of Pioneer's fixed- and adjustable-rate loans. At March 31, 1997, 52.2 percent of the Bank's total loans due after March 31, 1998, were fixed-rate and 47.8 percent were adjustable-rate. With regard to mortgage loans, a similar 53.0 percent of one- to four-family residential mortgage loans due after March 31, 1998, are fixed rate and a higher 56.7 percent of home equity and second mortgage loans due after March 31, 1998, are fixed rate.

       As indicated in Exhibit 14, Pioneer experienced a decrease in both its one-to four-family loan originations and total loan originations from fiscal years 1994 to 1996. Total loan originations in fiscal year 1996 were $32.9 million compared to $44.9 million in fiscal year 1994, with fiscal year 1995 indicating $35.6 million in total loan originations. The decrease in one-to four-family residential loan originations from 1994 to 1996 constituted 74.3 percent of the $12.0 million aggregate decrease in total loan originations from 1994 to 1996 with that overall decrease also due to decreases in construction and consumer loans. Loan originations for the purchase of one- to four-family residences, excluding construction loans, represented 58.6 percent of total loan originations in fiscal year 1994, compared to a much lower 46.4 percent in fiscal year 1995, and 52.9 percent in 1996. Overall, loan originations and purchases exceeded loan principal repayments and loans sold in fiscal year 1995 by $12.3 million, and exceeded reductions in fiscal 1996 by $7.9 million. For the nine months ended March 31, 1997, loan originations and purchases totaled $29.6 million or $39.2 million on an annualized basis. One- to four-family loans represented a lower 30.7 percent of total originations with the decrease primarily offset by consumer loans and agricultural loans, which represented
30.4 percent and 22.0 percent, respectively, of total loan originations in the nine months ended March 31, 1997.

NONPERFORMING ASSETS

      Pioneer understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses, and set aside major valuation allowances. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans. Pioneer has not been faced with such problems and has made a concerted effort to control its nonperforming assets.

      Pioneer initiates contact with a borrower if the loan becomes delinquent 16 days or more by sending the borrower a late payment notice. A second notice is mailed 30 days thereafter, if necessary. The Bank initiates both written and oral communication with the borrower if the loan remains delinquent. When the loan becomes delinquent at least 90 days, the Bank will consider foreclosure proceedings. The Bank does not normally accrue interest on loans past due 90 days or more. Any loans delinquent 90 days or more are placed on a non-accrual status, and at that point in time, the Bank considers the possibility of pursuing foreclosure. Pioneer had only $10,000 in repossessed assets as of March 31, 1997, and $44,000 in repossessed assets at June 30, 1996.

      The Bank's level of  nonperforming  assets has increased  from $130,000 or
0.07 percent of assets at June 30, 1993, to $200,000 or 0.10 percent of assets at March 31, 1997. Nonperforming assets consist of loans 90 days or more past due, nonaccruing loans, foreclosed real estate and other repossessed assets.

      Pioneer's level of nonperforming assets is much lower than its level of classified assets. The Bank's level of classified assets was $825,000 or 0.40 percent of assets at March 31, 1997 (reference Exhibit 16). The Bank's classified assets consisted of $796,000 in substandard assets, $22,000 in assets classified as doubtful and $7,000 in assets classified as loss. The Bank's classified assets were a greater $924,000 or 0.45 percent of assets at June 30, 1995.

      Exhibit 17 shows Pioneer's allowance for loan losses at June 30, 1993 through 1996, and at March 31, 1997, indicating the activity and the resultant balances. Pioneer has witnessed an increase in its balance of allowance for loan losses from $506,000 at June 30, 1993 to $725,000 at March 31, 1997. The Bank had provision for loan losses of $175,000 in 1993, $67,000 in 1995, $115,000 in 1996 and $216,000 in the nine months ended March 31, 1997, with a credit of $90,000 in 1994. The Bank had net charge-offs of $51,000 in 1993, $13,000 in
1994,  $15,000 in 1995,  $29,000 in 1996 and  $32,000 in the nine  months  ended
March 31, 1997. The Bank's ratio of allowance for loan losses to total loans decreased from 0.52 percent at June 30, 1993, to 0.41 percent at June 30, 1996, due to the Bank's strong increase in loans. This ratio then increased to 0.52 percent at March 31, 1997.

INVESTMENTS

      The investment and securities portfolio of Pioneer has been comprised of U.S. government and federal agency securities, mortgage-backed securities, and other investments. Exhibit 18 provides a summary of Pioneer's investment portfolio at June 30, 1995 and 1996 and at March 31, 1997. Investment securities totaled $51.0 million at March 31, 1997, compared to $68.2 million at June 30, 1995. The primary component of investment securities at June 30, 1994, was mortgage-backed securities, representing 62.0 percent of investments, followed by U.S. government and federal agency securities, representing 28.2 percent of investments. At March 31, 1997, the primary component of investments continued to be mortgage-backed securities, representing 68.8 percent of total investments followed by U.S. government and federal agency securities, representing 31.1 percent of total investments. The investment securities portfolio had a weighted average yield of 6.54 percent, and the mortgage-backed securities had a weighted average yield of 7.28 percent at March 31, 1997.

      The Bank had mortgage-backed securities totaling $35.0 million at March 31, 1997, which decreased from $42.2 million at June 30, 1995. The Bank's mortgage-backed securities consist of FNMA, FHLMC and GNMA securities.


DEPOSIT ACTIVITIES

      The mix of deposits at March 31, 1997, is provided in Exhibit 19. NOW accounts, passbook savings, money market accounts and non-interest bearing accounts represented 41.5 percent of deposits at March 31, 1997, NOW accounts comprising 36.7 percent of this group and passbook savings representing 32.3 percent. Passbook savings, NOW accounts, money market accounts and non-interest bearing accounts totaled $74.3 million and certificates including accrued interest totaled $104.8 million. The largest category of certificates based on term were the certificates maturing in one year or less, which represented 43.2 percent of total deposits, followed by certificates with terms of 13 to 36 months which represented 10.75 percent of deposits, followed by longer term 37 to 60 month certificates which represented 3.7 percent of deposits.

      Exhibit 20 shows the Bank's deposit activity for the two years ended June 30, 1995 and 1996 and for the nine months ended March 31, 1996 and 1997. Including interest credited, Pioneer experienced a net decrease in deposits in fiscal year 1995 and a net increase in 1996. In fiscal year 1995, there was a net decrease in deposits of $4.5 million or 2.6 percent of deposits, followed by a $4.1 million net increase or 2.3 percent in 1996. In the nine months ended March 31, 1997, there was a net increase in deposits of $2.5 million or 1.4 percent compared to a net increase of $5.3 million or 3.0 percent in the nine months ended March 31, 1996.


BORROWINGS

      Pioneer has relied on retail deposits as its primary source of funds but has also used FHLB advances and other borrowed funds during the past five fiscal periods ended March 31, 1997. The Bank's other borrowed funds, excluding FHLB advances, consist of securities sold under agreements to repurchase. The Bank had average FHLB advances totaling $861,000 at March 31, 1997, with an average rate of 4.88 percent and a larger $4.7 million at June 30, 1995, at a cost of
5.18 percent (reference Exhibit 21). The Bank had an average amount of securities sold under agreements to repurchase of $1.4 million at March 31, 1997, with an average cost of 3.50 percent compared to an average of $1.5 million at June 30, 1995, with an average cost of 3.28 percent.

SUBSIDIARIES

      Pioneer has two wholly-owned subsidiaries, Pioneer Development Corporation ("PDC") and Pioneer Bank Investment Corporation ("PBIC"). The primary purpose of PDC is to purchase land contracts, while PBIC's primary purpose is to hold the Bank's non-conforming assets. The Bank's investment in PDC was $1.6 million and a much lesser $70,000 in PBIC.


OFFICE PROPERTIES

      Pioneer has six offices, its home office located in downtown Baker City and branches in Ontario, John Day, Burns, Enterprise with two branches in La Grande (reference Exhibit 22). The Bank will soon be opening a new branch in Island City just outside of La Grande and will close one of its La Grande branches (1601 Adams Avenue), which is under contract. The Bank has been focusing on remodeling and improving its offices to ensure their convenience to customers. The Bank has ATMs at four of its offices and has three additional ATMs at retail facilities. The Bank uses an in-house data processing system to provide better service to its customers. The Bank's investment in its office premises and equipment totaled $4.6 million or 2.2 percent of assets at March 31, 1997.


MANAGEMENT

      The president, chief executive officer, and managing officer of Pioneer is Dan L. Webber. Mr. Webber joined the Bank in 1992 and became president and chief executive officer in 1993. Prior to his employment with Pioneer, Mr. Webber was regional vice president of Pacific First Bank. The senior vice president/support services of the Bank is Jerry F. Aldape, who has been with the Bank since 1994 and served as senior vice president/support services and secretary since 1995. Prior to working at Pioneer, Mr. Aldape was Controller/Financial Advisor with Insight Distributing, Inc., Sandpoint, Idaho.

The senior vice president/customer services is Don S. Reay, who has served in that capacity since 1995. Prior to joining the Bank, Mr. Reay was an officer with First Interstate Bank in Eastern Oregon from 1966 to 1995 (reference
Exhibit 23).

II.   DESCRIPTION OF PRIMARY MARKET AREA

      Pioneer's market area encompasses those regions surrounding its offices in Baker, Grant, Harney, Malheur, Union and Wallowa Counties, Oregon ("the market area"). The Bank's home office is located in Baker City, Oregon with branches in La Grande, Ontario, John Day, Burns and Enterprise, and a branch being moved from La Grande to Island City. Its primary market area is comprised of the market area counties mentioned above.

      Pioneer's market area trends and economic performance have been very dependent on the overall economic trends in its market area. The principal industry of the market area is agriculture, with lumber, recreation and tourism also providing substantial contributions. Unemployment rates in the market area are considerably higher than both state and national unemployment rates and have increased consistently over the past few years. The market area is characterized as having average growth rates in population and household levels, while having lower than average levels of income and housing values with the cost of living being close to the national average but remaining significantly less than in major metropolitan areas. Pioneer is located in close proximity to major transportation networks such as I-84, the Union Pacific Railroad and the Amtrak Pioneer Line.

      Exhibit 25 provides a summary of key demographic data and trends for the market area, Oregon and the United States for the periods of 1990, 1996, and 2001. Overall, the period of 1990 to 1996 was characterized by a rise in the market area population level by 6.9 percent from 86,777 residents to 92,754 residents. Population in Oregon increased by a higher 12.4 percent, while the national population level increased by 6.7 percent. During the period of 1996 through 2001, population is projected to continue to rise in the market area by
5.2 percent to 97,533 residents. Oregon's population is expected to rise by 8.8 percent, while the national population is expected to increase by a lower 5.1 percent.

      In conformance with its increasing trend in population, the market area witnessed increases in households (families) of 7.1 percent from 1990 to 1996, from 33,258 households to 35,616 households. By the year 2001, the market area's households are projected to increase by 5.4 percent to 37,523. Households in Oregon and in the United States increased by 13.0 percent and 6.8 percent, respectively, from 1990 to 1996. By the year 2001, Oregon's households are expected to increase by
9.1 percent, while the United States' number of households is projected to grow by 5.1 percent.

      The market area had lower per capita income levels than Oregon and the United States in 1990 and 1996. In 1990, the market area had a per capita income level of $10,580, while Oregon had a per capita income level of $11,306, and the United States had a per capita income level of $12,313. From 1990 to 1996, Oregon had the largest increase in per capita income, followed by the national average and then by the market area average. The market area had a per capita income level of $12,749 in 1996, which was a 20.5 percent increase from 1990. In 1996, the market area's per capita income level was 23.7 percent lower than the per capita income level in Oregon of $16,717, and 23.8 percent lower than the national per capita income of $16,738.

      In 1990, the median household income level in the market area was moderately lower than Oregon's median household income, and still lower than the United States' median household income. The market area's median household income of $21,841 was 14.4 percent lower than Oregon's median household income of $25,509, and 23.4 percent lower than the United States' median household income level of $28,525. From 1990 to 1996, median household income in the market area grew by 22.1 percent, increasing to $26,659, compared to Oregon's median household income growth of 31.7 percent to $33,603 and the United States' increase in median household income by 21.1 percent to $34,530. By the year 2001, the United States is projected to decline in median household income by
3.9 percent, to $33,189, as Pioneer's market area will have a modest 2.0 percent increase to $27,195, and Oregon's median household income increases by 4.4 percent to $35,070.

      Exhibit 26 provides a summary of key housing data for the market area, Oregon, and the United States. Pioneer's market area had a 66.6 percent rate of owner-occupancy in 1990, which is higher than the 63.1 percent owner-occupancy rate for Oregon and the 64.2 percent owner-occupancy for the United States. As a result, the market area supports a lower rate of renter-occupied housing of 33.4 percent, compared to higher rates in Oregon and the United States of 36.9 and
35.8 percent, respectively.

      The market area median housing value of $44,259 is much lower than Oregon's median housing value of $66,800 and lower still than the United States' median housing value of $79,098. The average median rent of the market area is $296, which is lower than the $408 median rent for Oregon, and also lower than the United States, which has a median rent value of $374.

      The major business source of employment by industry group, based on number of employees for the market area was the services industry, which was responsible for 32.2 percent of the jobs in 1990, which was lower than Oregon at
36.2 percent and also lower than the United States at 34.0 percent. (Reference, Exhibit 27). The wholesale/retail industry was the second major employer in the market area and in Oregon providing 20.1 percent and 22.8 percent of employment, respectively. The services industry was the largest employer in the United
States with 34.0 percent followed by wholesale/retail at 27.5 percent. The agriculture group was the third major source of employment in the market area at
18.4 percent, substantially higher than the 5.2 percent for Oregon and 1.3 percent for the United States at 19.2. The manufacturing group was also a substantial contributor to employment at 15.0 percent, compared to 17.7 percent for Oregon and 19.2 percent for the United States. The construction group, finance, insurance and real estate group and the transportation/utilities group combined to provide 14.3 percent of the jobs in the market area, 18.1 percent of jobs in Oregon, and 18.0 percent in the United States.

           Top Industries and Employers by Number of Employed Persons

       Industry                                              Number Employed
       --------                                              ---------------
       Boise Cascade (Union County)                                800
       Retail trade (Baker City)                                   723
       Union  County  School  Districts                            680
       Grande Ronde  Hospital  (Union County)                      400
       Manufacturing,  durable goods (Baker City)                  394
       State of Oregon  Offices  (Union County)                    365
       Union  Pacific  Railroad  (Union  County)                   350
       Eastern  Oregon State College (Union County)                320
       Agriculture, forestry and fisheries (Baker City)            309

      The unemployment rate is another key economic indicator. Exhibit 28 shows the average unemployment rates in the market area, Oregon, and the United States in 1994, 1995 and 1996. Unemployment rates in the market area have historically been characterized as being higher than both the state and national unemployment rates. The market area data was not available in 1994. Oregon's unemployment rate decreased from 5.4 percent in 1994 to 4.8 percent in 1995, and the United States' unemployment rate decreased from 6.1 percent to 5.6 percent in that same time period. From 1995 to 1996, unemployment increased from 8.1 percent to 10.0 percent in the market area, also increasing to 5.9 percent in Oregon but decreasing to 5.0 percent nationally.

      Exhibit 29 provides deposit data for banks, thrifts and credit unions in Baker, Grant, Harney, Malheur, Union and Wallowa Counties. Pioneer's deposit base in the market area was $176.7 million or 66.3 percent of the $266.6 million total thrift deposits but a much smaller 19.4 percent share of total market area deposits which totaled $912.6 million. The market area is dominated by the banking industry. Total bank deposits were

$597.1 million representing 65.4 percent of total deposits, compared to a lower $266.6 million or 29.2 percent of deposits for thrifts, and a moderate $48.8 million or 5.3 percent of total deposits held by credit unions. It is evident from the size of both thrift deposits and bank deposits that the market area has a moderate deposit base with the Bank having a major share of market penetration of all thrift deposits, but a much smaller level of market penetration of total deposits.

      Exhibit 30 provides interest rate data for each quarter for the years 1993 through 1996 and for the first quarter of 1997. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. In 1993 rates experienced slight volatility until the last two quarters, which indicated the beginning of a rising trend. This rising trend continued throughout all of 1994 and into the first quarter of 1995 with prime at 9.00 percent. However, throughout 1995, interest rates saw dramatic decreases, as the prime rate fell to its 1994 year end level of 8.50 percent. Such decrease in the prime rate continued through the first quarter of 1996 as it fell to 8.25 percent where it remained throughout 1996. Rates on T-bills, however, witnessed increasing volatility in 1996, with 90-Day Bills decreasing after the second quarter, and One-Year and 30-Year rates demonstrating a seesaw trend throughout the year. The first quarter of 1997 saw an increase in the Prime Rate to 8.50 percent, while rates on 90-Day Bills decreased to 4.95 percent. One-Year and Thirty-Year rates both witnessed increases in the first quarter of 1997, to 5.95 percent and 7.06 percent, respectively.

SUMMARY

      To summarize, the market area represents an area with growing population and number of households during the mid 1990s. The market area displayed a lower per capita income than Oregon and the United States in 1996, and the market area's median household income in 1996 was well below Oregon's median household income as well as the income level for the United States. The market area had a median housing value and average median rent level that was lower than Oregon and the United States. Further, the market area has a competitive financial institution market dominated by banks with a deposit base that exceeds $912.6 million for all of the market area and a higher share of credit union deposits than most small to moderate size community markets.

III.  COMPARABLE GROUP SELECTION

Introduction

      Integral to the valuation of Oregon Trail Financial Corp. is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, SAIF-insured thrifts in the United States and all publicly-traded, SAIF-insured thrifts in the Western region and in Oregon.

      Exhibits 30 and 31 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 330 publicly-traded, SAIF-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 30 and 31 also subclassify all thrifts by region, including the 37 publicly-traded thrifts in the western United States ("Western thrifts") and the 2 publicly-traded thrifts in Oregon ("Oregon thrifts"), and by trading exchange. Exhibit 32 presents prices, pricing ratios and price trends for all SAIF-insured thrifts completing their conversions between July 1, 1996, and June 4, 1997

      The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Pioneer as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Pioneer's basic operation. In as much as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.


GENERAL PARAMETERS

Merger/Acquisition

      The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The following thrift institution was a potential comparable group candidate but was not considered due to its involvement in a merger/acquisition or a potential merger/acquisition:

               Institution                                   State
               -----------                                   -----
            FCB Financial Corp.                            Wisconsin

      No thrift institution in Pioneer's city, county or market area is currently involved in merger/acquisition activity or have been recently so involved, as indicated in Exhibit 33.


Mutual Holding Companies

      The comparable group will not include any mutual holding companies. Mutual holding companies typically demonstrate higher price to book valuation ratios that are the result of their minority ownership structure that are inconsistent with those of conventional, publicly-traded institutions. Exhibit 35 presents pricing ratios and Exhibit 36 presents key financial data and ratios for all publicly-traded, SAIF-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

                 Institution                         State
                 -----------                         -----
      Webster City Federal Savings Bank, MHC         Iowa
      Guaranty Federal SB, MHC                       Missouri
      Pulaski Bank, Savings Bank, MHC                Missouri
      Riverview Savings Bank, MHC                    Washington


Trading Exchange

      It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the New York Stock Exchange or the American Stock Exchange, or traded over-the-counter ("OTC") and listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 351 publicly-traded, SAIF-insured institutions, including 21 mutual holding companies, 14 are traded on the New York Stock Exchange, 18 are traded on the American Stock Exchange and 319 are listed on NASDAQ.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of June 4, 1997, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to December 31, 1995.


Geographic Location

      The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to Pioneer, including the Mid-Atlantic states, the Southeastern states and the New England states.

      The geographic location parameter consists of Oregon, its surrounding states of Washington, Idaho, California and Nevada, as well as the states of Colorado, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, South Dakota, Texas and Wisconsin, for a total of sixteen states. In the case of Pioneer, the geographic parameter was extended moderately due to the small universe of potential comparable group candidates in Oregon and its contiguous states. We are confident that the states surveyed for comparable group candidates constitute demographic and economic regions and markets sufficiently similar to Pioneer market area. The selection process will be further refined by the definition and application of the specific parameters established in this section.

Asset Size

      Asset size was another key parameter used in the selection of the comparable group. The maximum total assets for any comparable group institution considered was $400 million, due to the typically different operating strategies, expansion capabilities, liquidity of stock and acquisition appeal of larger institutions when compared to Pioneer, with assets of approximately $204 million. Such an asset size parameter was necessary to obtain a comparable group of at least ten institutions within the geographic regions designated above.

      In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.


SUMMARY

      Exhibits 36 and 37 show the 40 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS

Introduction

      The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 36. The balance sheet ratios consist of the following:

          1.    Cash and Investments/Assets
          2.    Mortgage-Backed Securities/Assets
          3.    One- to Four-Family Loans/Assets
          4.    Total Net Loans/Assets
          5.    Total Net Loans and Mortgage-Backed Securities/Assets
          6.    Borrowed Funds/Assets
          7.    Equity/Assets

      The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from Pioneer with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Pioneer. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.


Cash and Investments to Assets

      Pioneer's level of cash and investments to assets was 10.2 percent at March 31, 1997, and reflects the Bank's level of investments lower than national and regional averages. The Bank's cash and investments consist primarily of U.S. government and federal agency securities and deposits in other institutions. It should be noted that Federal Home Loan Bank stock is not included in cash and investments, but rather is part of other assets in order to be consistent with reporting requirements and sources of statistical and comparative analysis. At the close of its last five fiscal periods, Pioneer's ratio of cash and investments to assets averaged 14.4 percent, from a high of 17.2 percent at June 30, 1993, to a low of 10.2 percent at March 31, 1997.

      In order to prevent the elimination of otherwise good potential comparable group candidates, the parameter range for cash and investments is broad due to the volatility of this parameter and recognizing that mortgage-backed securities, often eligible for regulatory liquidity, afford additional investment choices for many institutions. The range has been defined as 4.0 percent to 35.0 percent of total assets, with additional reference to the mortgage-backed securities parameter.


Mortgage-Backed Securities to Assets

      At March 31, 1997, Pioneer's ratio of mortgage-backed securities to assets was 17.2 percent, moderately higher than both the regional average of 9.1 percent and the national average of 11.4 percent. The Bank's five fiscal period average ratio is 21.7 percent of total assets, higher than its current ratio, with its ratio of mortgage-backed securities to assets decreasing steadily since June 30, 1993, 28.5 percent to 17.2 percent. Many institutions purchase mortgage-backed securities as an alternative to lending relative to cyclical loan demand and prevailing interest rates, supplementing its loan portfolio. This parameter is, therefore, moderately broad at 40.0 percent or less of assets and a midpoint of 20.0 percent, which similar to its five fiscal period average and its current ratio, and provides relativity between this parameter and the previous cash and investments parameter.

One- to Four-Family Loans to Assets

      Pioneer's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans, represented 49.7 percent of the Bank's assets at March 31, 1997, which is only modestly lower than industry averages. The parameter for this characteristic requires any comparable group institution to have from 30.0 percent to 75.0 percent of its assets in one- to four-family loans with a midpoint of 52.5 percent.


Total Net Loans to Assets

      At March  31,  1997,  Pioneer  had a ratio of total net loans to assets of
68.2 percent and a lower five fiscal period average of 60.4 percent, the former being similar to the national and regional averages of 66.8 percent and 69.7 percent, respectively. It should be noted that the Bank's steady five fiscal period increase in its dollar level of net loans receivable, as well as its ratio of net loans to assets, generally corresponds to its five fiscal period decrease in mortgage-backed securities, as discussed above. The parameter for the selection of the comparable group is from 45.0 percent to 90.0 percent with a midpoint of 67.5 percent. The wider range is simply due to the fact that, as the referenced national and regional averages indicate, many larger institutions, including Pioneer, purchase a greater volume of investment securities and/or mortgage-backed securities as a cyclical alternative to lending.

Total Net Loans and Mortgage-Backed Securities to Assets

      As discussed previously, Pioneer's shares of mortgage-backed securities to assets and total net loans to assets were 17.2 percent and 68.2 percent, respectively, for a combined share of 85.4 percent. Recognizing the industry and regional ratios of 11.4 percent and 9.1 percent, respectively, of mortgage-backed securities to assets, as well as the Bank's lower level of investment securities, the parameter range for the comparable group in this category is 60.0 percent to 95.0 percent, with a midpoint of 77.5 percent.


Borrowed Funds to Assets

      At March 31, 1997, Pioneer had FHLB advances of $800,000 or 0.4 percent of total assets, as well as $1.4 million of securities sold under agreements to repurchase (reverse repurchase agreements), for total borrowings of $2.2 million or 1.1 percent of total assets. That total was lower than its borrowings of balance of $4.1 million or 2.0 percent of total assets at June 30, 1996, and also lower than its five fiscal period average of 2.0 percent. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending.

      The public demand for longer term funds increased in 1995 and the first half of 1996 due to the higher cost of deposits. The result was competitive rates on longer term Federal Home Loan Bank advances, and an increase in borrowed funds by many institutions as an alternative to higher cost, long term certificates. That trend has moderated somewhat in 1997, but residual balances of longer term borrowings remain for many institutions. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

      The range of borrowed funds to assets is 33.0 percent or less with a midpoint of 16.5 percent, similar to the national average of 14.5 percent.

Equity to Assets

      Pioneer's total equity to assets ratio as of March 31, 1997, was 11.30 percent. After conversion, based on the midpoint value of $33,100,000 and net proceeds to the Bank of approximately $16.1 million, Pioneer's equity is projected to stabilize in the area of 16.5 percent. Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 20.0 percent with a midpoint ratio of 14.0 percent.


PERFORMANCE PARAMETERS

Introduction

      Exhibit 37 presents five parameters identified as key indicators of Pioneer's earnings performance and the basis for such performance. The primary performance indicator is the Bank's return on average assets ("ROAA"). The second performance indicator is the Bank's return on average equity ("ROAE"). To measure the Bank's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Bank is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Bank's ratio of operating expenses, also referred to as noninterest expenses, to assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

      The key performance  parameter is the ROAA. Pioneer's most recent ROAA was
0.80 percent for the twelve months ended March 31, 1997, based on net earnings after taxes and 1.18 percent based on core earnings after taxes, as detailed in
Item I of this report and presented in Exhibit 7. The Bank's ROAA over the past five fiscal periods, based on net earnings, has ranged from a low of 0.78 percent for the nine months ended March 31, 1997 to a high of 1.35 percent in 1994 with an average ROAA of 1.11 percent and moderate fluctuation since 1993. For the four quarters following conversion in the third quarter of 1997, Pioneer's ROAA is projected to average approximately 1.00 percent.

      Considering the historical, current and projected earnings performance of Pioneer, the range for the ROAA parameter based on net income has been defined as 0.80 percent to a high of 1.50 percent with a midpoint of 1.15 percent.


Return on Average Equity

      The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Bank's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the newness of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

      The consolidated ROAE for the Bank and the Corporation on a pro forma basis at the time of conversion will be 4.39 percent based on the midpoint valuation. Prior to conversion, the Bank's ROAE was 8.16 percent for the twelve months ended March 31, 1997, based on net income, and 11.91 percent based on core income, with a five fiscal period average net ROAE of 14.26 percent. The parameter range for the comparable group, based on net income, is from 3.0 percent to 18.0 percent with a midpoint of 10.5 percent.

Net Interest Margin

      Pioneer had a net interest margin of 4.29 percent based on the twelve months ended March 31, 1997, indicating an increase from 3.97 percent in fiscal year 1996. The Bank's range of net interest margin for the past four fiscal years has been from a low of 3.64 percent in 1995 to a high of 4.22 percent in 1994 with an average of 3.98 percent.

      The parameter range for the selection of the comparable group is from a low of 3.00 percent to a high of 4.60 percent with a midpoint of 3.80 percent.


Operating Expenses to Assets

      Pioneer had an average operating expense to average assets ratio of 2.57 percent for the twelve months ended March 31, 1997, net of the one time SAIF assessment of $1.1 million realized in the third quarter of 1996. The Bank's operating expenses have been reasonably stable in recent years, ranging from a low of 2.37 percent in fiscal year 1993 to a high of 2.57 percent for the nine months ended March 31, 1997, with a five fiscal period average of 2.45 percent, modestly higher than the current industry average of 2.33 percent.

      The operating expense to assets parameter for the selection of the comparable group is from a low of 1.60 percent to a high of 3.00 percent with a midpoint of 2.30 percent, similar to Pioneer's five year average.


Noninterest Income to Assets

      Pioneer has experienced a generally average dependence on noninterest income as a source of additional income, with a majority of that income consisting of service charges on deposit accounts. The Bank's noninterest income to average assets was 0.37 percent for the twelve months ended March 31, 1997, which is similar to the industry average of

0.43 percent for that period. Pioneer's noninterest income for the past five fiscal periods has fluctuated from a high of 0.62 percent of average assets in fiscal year 1993 to a low of 0.35 percent in fiscal years 1994 and 1996 with an average ratio of 0.45 percent.

      The range for this parameter for the selection of the comparable  group is
0.75 percent or less of average assets with a midpoint of 0.38 percent, similar to the national average of 0.43 percent.


ASSET QUALITY PARAMETERS

Introduction

      The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 39. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position reasonably similar to that of Pioneer. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.


Nonperforming Assets to Assets Ratio

      Pioneer had a much lower 0.10 ratio of nonperforming assets to total assets at March 31, 1997, compared to the national average of 0.80 percent, the Western regional average of 0.61 percent and the Oregon average of 0.69 percent. The Bank's most recent five fiscal period average ratio of nonperforming assets to total assets is 0.07 percent, from 0.03 percent in fiscal years 1994 and 1995 to a high of 0.10 percent at June 30, 1996, and at March 31, 1997.

      The parameter range for nonperforming assets to assets has been defined as
1.00 percent of assets or less with a midpoint of 0.50 percent.


Repossessed Assets to Assets

      Pioneer had $10,000 of repossessed assets at March 31, 1997, which is less than one tenth of one percent of total assets and, therefore, not meaningful. The Bank had a zero balance of repossessed assets at June 30, 1994, 1995 and 1996, with a small balance of $4,000 at June 30, 1993, resulting in a five fiscal period average also less than one tenth of one percent. National and regional averages were 0.58 percent and 0.50 percent, respectively, at March 31, 1997.

      The range for the repossessed assets to total assets parameter is 0.15 percent of assets or less with a midpoint of 0.08 percent.


Loans Loss Reserves to Assets

      Pioneer had a loan loss reserve or allowance for loan losses of $725,000, representing a loan loss allowance to total assets ratio of 0.35 percent at March 31, 1997, which is higher than its ratio of 0.27 percent at June 30, 1995.

      The loan loss allowance to assets parameter range used for the selection of the comparable group focused on a minimum required ratio of 0.15 percent of assets.

THE COMPARABLE GROUP

      With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 38, 39 and 40. The comparable group institutions range in size from $69.8 million to $370.2 million with an average asset size of $184.5 million and have an average of 5.7 offices per institution compared to Pioneer with assets of $204.2 million and seven offices. Two of the comparable group institutions were converted in 1993, four in 1994 and four in 1995.

      Exhibit 41 presents a comparison of Pioneer's market area demographic data with that of each of the institutions in the comparable group.

SUMMARY OF COMPARABLE GROUP INSTITUTIONS

      First Bancshares, Inc., Mountain Grove, Missouri, is a unitary savings and loan holding company for the First Home Savings Bank, with six full service branches in Marshfield, Ava and Gainesville, Missouri. The Bank had assets of $160.0 million and equity of $23.0 million at the end of its most recent quarter and had a core ROAA of 1.12 percent and a core ROAE of 7.33 percent for its most recent four quarters.

      First Midwest Financial, Inc., Storm Lake, Iowa, is the holding company for First Federal Savings Bank of the Midwest, which serves Buena Vista County, Iowa, with twelve full service offices. With assets of $370.2 million and equity of $42.9 million, the Bank reported a core ROAA of 0.97 percent and a core ROAE of 8.40 percent for its most recent four quarters.

      FSF Financial Corp., Hutchinson, Minnesota, is the holding company for First State Federal Savings and Loan Association. The Association conducts business from eleven offices located in McLeod, Dakota, Meeker, Sibley, Carver, Stearns and Wright Counties, Minnesota. At the end of its most recent quarter, the Association has assets of $367.2 million and equity of $43.2 million, and reported a core ROAA of 0.82 percent and a core ROAE of 6.13 percent for its trailing four quarters.

      GFSB Bancorp, Inc., Gallup, New Mexico, is the holding company for Gallup Federal Savings Bank, serving McKinley County, New Mexico, from its single office. At the end of its most recent quarter, the Bank had assets of $86.9 million, equity of $14.2 million and reported a core ROAA of 0.93 percent and a core ROAE of 4.89 percent for its trailing four quarters.

      Hardin Bancorp, Hardin, Missouri, is the holding company for Hardin Federal Savings Bank, which operates three full service offices in Ray and Clay Counties, Missouri. At the end of its most recent quarter, Hardin Federal had total assets of $103.4 million and total equity of $13.2 million, and for its most recent four quarters, the Bank reported a core ROAA of 0.81 percent and a core ROAE of 4.14 percent.

      Landmark Bancshares, Inc., Dodge City, Kansas, is the holding company for Landmark Federal Savings Bank. Landmark Federal is a community bank serving Dodge City and southwest and central Kansas, including the counties of Barton, Finney and Rush, from five full service offices. With assets of $223.8 million and equity of $32.8 million, the Bank reported a core ROAA of 1.04 percent and a core ROAE of 6.69 percent for its most recent four quarters.

      Mississippi View Holding Company, Little Falls, Minnesota, is the holding company for Community Federal Savings and Loan Association of Little Falls, which serves Morrison, Todd, Cass and Stearns Counties, Minnesota, from its single office. The Association had total assets of $69.8 million and equity of $12.8 million at the end of its most recent quarter, and reported a core ROAA of
1.01 percent and a core ROAE of 5.54 percent for its most recent four quarters.

      Northwest Equity Corporation, Amery, Wisconsin, is the unitary thrift holding company for Northwest Savings Bank, a community oriented institution with three offices serving Polk County. The Bank had assets of $96.5 million and equity of $11.8 million at the close of its most recent quarter and reported a core ROAA of 0.97 percent and a core ROAE of 7.47 percent for its trailing four quarters.

      Southern Missouri Bancorp, Inc., Poplar Bluff, Missouri, is the holding company for Southern Missouri Savings Bank, which has eight full service offices in Poplar Bluff, Van Buren, Dexter, Malden, Kennett, Doniphan and Ellington, Missouri. At the close of its most recent quarter, the Bank had assets of $165.7 million, equity of $26.0 million and had a core ROAA of 1.01 percent and a core ROAE of 6.29 percent for its most recent four quarters.

      Wells Financial Corp., Wells, Minnesota, is the holding company for Wells Federal Bank. The Bank has seven full service offices located in Blue Earth, Faribault, Freeborn, Martin and Nicollet Counties, southwest of Minneapolis. The Bank had assets of $91.8 million and equity of $11.7 million at the close of its most recent quarter and reported an ROAA of 1.00 percent and an ROAE of 6.91 percent for its trailing four quarters.

IV.  ANALYSIS OF FINANCIAL PERFORMANCE

      This section reviews and compares the financial performance of Pioneer to all thrifts, regional thrifts, Oregon thrifts and the ten institutions constituting Pioneer's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 42 through 47.

      As presented in Exhibits 42 and 43, at March 31, 1997, Pioneer's total equity of 10.30 percent of assets was lower than the 14.18 percent for the comparable group, the 12.86 percent for all thrifts, the 14.16 percent for Western thrifts, and the 12.30 percent ratio for Oregon thrifts. The Bank had a
68.22 percent share of net loans in its asset mix, similar to the comparable group at 67.85 percent, and also similar to all thrifts at 66.78 percent, Western thrifts at 69.68 percent and Oregon thrifts at 71.03 percent. Pioneer's share of net loans, similar to industry averages, is primarily the result of its higher level mortgage-backed securities of 17.16 percent and its lower level of cash and investments of 10.23. The comparable group had a lower 10.35 percent share of mortgage-backed securities and a higher 19.45 percent share of cash and investments. All thrifts had 13.37 percent of assets in mortgage-backed securities and 17.83 percent in cash and investments. Pioneer's share of deposits of 87.73 percent was significantly higher than the comparable group and the three geographic categories, reflecting the Bank's lower 1.09 percent share of borrowed funds and modestly lower than average ratio of equity to assets. The comparable group had deposits of 68.22 percent and borrowings of 16.62 percent. All thrifts averaged a 71.15 percent share of deposits and 14.52 percent of borrowed funds, while Western thrifts had a 70.08 percent share of deposits and a 14.41 percent share of borrowed funds. Oregon thrifts averaged a 70.10 percent share of deposits and a 16.51 percent share of borrowed funds. Pioneer was absent of goodwill and intangible assets, compared to 0.14 percent for the comparable group, 0.24 percent for all thrifts, 0.19 percent for Western thrifts and 0.07 percent for Oregon thrifts.

      Operating performance indicators are summarized in Exhibits 44 and 45 and provide a synopsis of key sources of income and key expense items for Pioneer in comparison to the comparable group, all thrifts, regional thrifts and Oregon thrifts for the trailing four quarters.

      As shown in Exhibit 46, for the twelve months ended March 31, 1997, Pioneer had a yield on average interest-earning assets higher than the comparable group and also higher than the three geographical categories. The Bank's yield on interest-earning assets was 8.01 percent compared to the comparable group at 7.60 percent, all thrifts and Western thrifts at 7.68 percent and Oregon thrifts at 7.89 percent.

      The Bank's cost of funds for the twelve months ended March 31, 1997, was lower than the comparable group and the three geographical categories. Pioneer had an average cost of interest-bearing liabilities of 4.16 percent compared to
4.94 percent for the comparable group, 4.85 percent for all thrifts, 4.96 percent for Western thrifts and 4.99 for Oregon thrifts. The Bank's interest income and interest expense ratios resulted in an interest rate spread of 3.85 percent, which was higher than the comparable group at 2.67 percent all thrifts at 2.83 percent, Western thrifts at 2.72 percent and Oregon thrifts at 2.89 percent. Pioneer demonstrated a net interest margin of 4.29 percent for the twelve months ended March 31, 1997, based on average interest-earning assets, which was higher than the comparable group ratio of 3.37 percent. All thrifts also averaged a lower 3.41 percent net interest margin for the trailing four quarters, as did Western thrifts at 3.38 percent and Oregon thrifts at 3.45 percent.

      Pioneer's major source of income is interest earnings, as is evidenced by the operations ratios presented in Exhibit 45. The Bank made a $240,000 provision for loan losses during the twelve months ended March 31, 1997, representing 0.12 percent of average assets and reflecting the Bank's objective to strengthen its reserves for loan losses in accordance with general industry norms. The comparable group indicated a provision representing 0.05 percent of assets, with all thrifts at
0.14 percent, Western thrifts at 0.10 percent and Oregon thrifts at 0.17 percent.

      The Bank's non-interest income was $775,000 or 0.37 percent of average assets for the twelve months ended March 31, 1997. Such non-interest income was modestly higher than the comparable group at 0.32 percent, but lower than all thrifts and Western thrifts at 0.43 percent, and Oregon thrifts at 0.46. For the twelve months ended March 31, 1997, Pioneer's operating expense ratio was 2.56 percent, higher than the comparable group and the three geographical averages. The comparable group's operating expense ratio was 2.02 percent, while all thrifts averaged 2.33 percent, Western thrifts averaged 2.20 percent and Oregon thrifts averaged 2.31 percent.

      The overall impact of Pioneer's income and expense ratios is reflected in the Bank's net income and return on assets. For the twelve months ended March 31, 1997, the Bank had an ROAA of 0.80 percent based on net income and a higher ROAA of 1.18 percent based on core income. For its most recent four quarters, the comparable group had a lower net ROAA of 0.72 percent, and also had a lower ROAA of 0.97 percent based on core income. All thrifts averaged a net ROAA of
0.53 percent, while Western thrifts averaged 0.67 percent and Oregon thrifts averaged 0.64 percent. All thrifts indicated a core ROAA of 0.78 percent, while Western thrifts and Oregon thrifts averaged a core ROAA of 0.90 percent and 0.85 percent, respectively, compared to Pioneer's core ROAA of 1.18 percent.

V.   MARKET VALUE ADJUSTMENTS

      This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Pioneer with the comparable group. These adjustments will take into consideration such key items as earnings performance, market area, financial condition, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted, however, that all of the institutions in the comparable group have their differences, and as a result, such adjustments become necessary.


EARNINGS PERFORMANCE

      In analyzing earnings performance, consideration was given to the level of net interest income, the level and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the level of current and historical classified assets and real estate owned, the level of valuation allowances to support any problem assets or nonperforming assets, the level and volatility of non-interest income, and the level of non-interest expenses.

      As discussed earlier, the Bank's historical business philosophy has focused on maintaining its net interest income, maintaining its lower ratio of nonperforming assets, increasing its level of interest sensitive assets relative to interest sensitive liabilities and thereby improving its sensitivity measure and its overall interest rate risk, maintaining an adequate level of general valuation allowances to reduce the impact of any unforeseen losses, and closely monitoring and improving its higher level of overhead expenses. The Bank's current philosophy will continue to focus on maintaining its net interest spread and net interest margin, increasing its net income, return on assets and return on equity, generating additional non-interest income, and increasing its level of interest sensitive assets relative to interest sensitive liabilities.

      Earnings are often related to an institution's ability to generate loans. The Bank was an active originator of mortgage loans in fiscal years 1994 to 1996 and during the nine months ended March 31, 1997, annualized, with the highest annual volume of loans originated in fiscal year 1994. During the nine months ended March 31, 1997, annualized, originations of $38.9 million exceeded the originations of $32.9 million in fiscal year 1996 by $6.0 million, with significant increases in the categories of consumer loans and commercial business loans and a small increase in land loans and decreases in all other categories including one- to four-family residential mortgage loans. Originations during the twelve months ended June 30, 1995 and 1994 were $35.6 million and $44.9 million, respectively. Although total originations in fiscal year 1994 exceeded those for the nine months ended March 31, 1997, annualized, consumer loan originations were a modest $1.2 million higher and commercial business loan originations were a very significant $10.0 million higher in the more recent period, offset by a considerable decrease in the origination of one- to four-family residential mortgage loans.

      Pioneer experienced a $5.0 million decrease in principal repayment levels from fiscal year 1994 to fiscal year 1995, followed by a $2.9 million increase from fiscal year 1995 to fiscal year 1996. In all three fiscal years, however, originations exceeded principal repayments, resulting in net increases of $14.5 million, $12.3 million and $7.9 million in outstanding loans in fiscal years 1994, 1995 and 1996, respectively. For the nine months ended March 31, 1997, annualized, loans receivable increased $8.8 million. The Bank's focus has historically been on the origination of one- to four-family mortgage loans, with that loan category constituting 58.6 percent, 46.4 percent, 52.9 percent of total origination in fiscal years 1994, 1995 and 1996, respectively. In those three periods, the second largest category of originations was consumer loans, with construction loans being the third largest category. During the nine months ended March 31, 1997, however, Pioneer's largest category of loan originations was consumer loans at $9.2 million, followed closely by one- to four-family residential mortgage loans at $9.0 million and commercial business loans at $8.7 million, with construction loans at a much lower $2.2 million. The impact of these primary lending efforts, with an increased emphasis on consumer and commercial business loans, has been to generate a yield on average interest-earning assets of 8.01 percent for the twelve months ended March 31, 1997, compared to 7.60 percent for the comparable group and 7.68 percent for all thrifts and for Western thrifts. The Bank's ratio of interest income to average assets was 7.80 percent for the twelve months ended March 31, 1997, which was higher than the comparable group at 7.41 percent, all thrifts at 7.39 percent and Western thrifts at 7.42 percent for their most recent four quarters.

      Enhancing its higher yield, Pioneer's cost of interest-bearing liabilities of 4.16 percent for the twelve months ended March 31, 1997, was lower than the comparable group at 4.94 percent and also lower than all thrifts at 4.85 percent and Western thrifts at 4.96 percent. As a result, the Bank's net interest margin of 4.29 percent, based on average interest-earning assets for the twelve months ended March 31, 1997, was higher than the comparable group at 3.37 percent and also higher than all thrifts at 3.41 percent. Pioneer's net interest spread of
3.85 percent for the twelve months ended March 31, 1997, was higher than the comparable group at 2.67 percent, all thrifts at 2.83 percent and Western thrifts at 2.72 percent.

      The Bank's ratio of noninterest income to assets was 0.38 percent for the twelve months ended March 31, 1997, slightly higher than the comparable group at
0.32 percent, but lower than all thrifts and Western thrifts, both at 0.43 percent. As previously noted, the majority of Pioneer's non-interest income consisted of fees on deposit accounts. The Bank has indicated noninterest income slightly higher than the comparable group, but its operating expenses have also been higher than the comparable group, all thrifts and Western thrifts. For the twelve months ended March 31, 1997, Pioneer had an operating expenses to assets ratio of 2.57 percent compared to a lower 2.02 percent for the comparable group,
2.33 percent for all thrifts and 2.20 percent for Western thrifts, with those ratios not including the one time SAIF assessment realized in the third quarter of 1996 by all SAIF-insured thrift institutions.

      For the twelve months ended March 31, 1997, Pioneer generated slightly higher noninterest income, a higher ratio of noninterest expenses, and a higher net interest margin relative to its comparable group. As a result of that higher net interest margin, notwithstanding its higher operating expenses, the Bank's net income was higher than its comparable group for the twelve months ended March 31, 1997. Based on net earnings, the Bank had a return on average assets of 1.24 percent in fiscal year 1993, 1.35 percent in fiscal year 1994, 1.12 percent in fiscal year 1995, 1.06 percent in fiscal year 1996 and 0.79 percent for the twelve months ended March 31, 1997. For its most recent four quarters, the comparable group had a lower net ROAA of 0.72 percent, while all thrifts indicated an even lower 0.53 percent. The Bank's core or normalized earnings, as shown in Exhibit 7, were $2,368,000, indicating a higher 1.15 percent core return on assets for the most recent twelve months ended March 31, 1997. That core ROAA was also higher than the comparable group at 0.97 percent and all thrifts at 0.78 percent.

      Pioneer's earnings stream will continue to be dependent on the overall trends in interest rates, with additional reliance on its non-interest income, with net interest income for the twelve months ended March 31, 1997, only modestly higher than in fiscal year 1996. From fiscal year 1993 to the twelve months ended March 31, 1997, moreover, net interest income increased a modest $1.3 million or an average annual increase of 4.6 percent. It is anticipated that the Bank's cost of interest-bearing liabilities will indicate a modest upward trend as deposits continue to move toward medium term instruments and slowly reprice at higher rates. This upward pressure on savings costs is likely to continue based on current rates, although the rate of increase may subside somewhat during the next few years. As previously stated, has also been recognized that although Pioneer's current net interest margin is higher than that of its comparable group for the most recent four quarters, the Bank has experienced a consistent downward trend in its ROAA and only a very modest increase in its net interest margin and net interest spread since June 30, 1994. In recognition of the foregoing earnings related factors, a minimum upward adjustment has been made to Pioneer's pro forma market value for earnings performance.

MARKET AREA

      Pioneer's primary market area consists of Baker, Grant, Harney, Malheur, Union and Wallowa Counties, Oregon, and Payette and Washington Counties, Idaho. As discussed in Section II, this market area has evidenced modest growth in both population and households since 1990, but has experienced considerably higher unemployment levels compared to the comparable group markets, Oregon and the United States. The unemployment rate in Pioneer's market area counties averaged
10.0 percent in 1996, compared to 5.9 percent in Oregon and 5.0 percent in the United States. Per capita income and median household income in the Bank's market area are approximately 20.0 percent lower than the comparable group and state averages. The market area is also characterized by much lower median housing values than the comparable group, Oregon and the United States. The market area is generally rural and agricultural, with the services sectors indicating the highest share of market area employment, followed by the wholesale/retail sector, the agriculture and mining sector and the manufacturing sector. The level of financial competition in the Bank's market area is moderate and dominated by the banking industry. Pioneer had a net increase in deposits in fiscal year 1994 and 1996 and a net decrease in 1995, as withdrawals exceeded deposits and interest credited. From June 30, 1996, to March 31, 1997, deposits increased by a modest 1.44 percent or 1.92 percent annualized. In recognition of all these factors, we believe that a maximum downward adjustment is warranted for the Bank's market area.

FINANCIAL CONDITION

      The financial condition of Pioneer is discussed in Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 40, 42 and 43. The Bank's total equity ratio before conversion was
10.30 percent at March 31, 1997,  which was higher than the comparable  group at
14.18 percent, Western thrifts at 14.16 percent and all thrifts at 12.86 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to 20.84 percent, and the Bank's pro forma equity to assets ratio will increase to approximately 16.5 percent.

      The Bank's mix of assets indicates some areas of significant variation from its comparable group. Pioneer had a similar share of net loans at 68.22 percent of total assets at March 31, 1997, compared to the comparable group at
67.85 percent and all thrifts at 66.78 percent. The Bank's share of cash and investments, however, was a significantly lower 10.23 percent compared to 19.45 percent for the comparable group and 17.83 percent for all thrifts. Pioneer's ratio of mortgage-backed securities to total assets was 17.16 percent, higher than both the comparable group at 10.35 percent and all thrifts at 11.37 percent. The Bank had a 87.73 percent share of deposits and a 1.09 percent share of borrowed funds, compared to the comparable group's 68.22 percent of deposits and 16.62 percent of borrowed funds.

      The Bank was absent goodwill and had less than one tenth of one percent in repossessed real estate compared to percentages of 0.14 and 0.04 of goodwill and repossessed real estate, respectively, for the comparable group. All thrifts indicated goodwill of 0.24 percent and repossessed real estate of 0.58 percent. The financial condition of Pioneer is further affected by its low 0.10 percent of nonperforming assets at March 31, 1997, compared to 0.44 percent for the comparable group. The Bank also had 0.10 in nonperforming assets at June 30, 1996, and indicated ratios of nonperforming assets to total assets of 0.03 percent, 0.03 percent and 0.07 percent in fiscal years 1995, 1994 and 1993, respectively, evidencing a stable trend since 1993.

      The Bank had a lower share of high risk real estate loans at 3.35 percent compared to 10.41 percent for the comparable group and 12.94 percent for all thrifts. Pioneer had $725,000 in allowances for loan losses, in spite of its very low level of nonperforming assets at the end of its two most recent fiscal years. The comparable group had a ratio of reserves to nonperforming assets of
128.35 percent, compared to Pioneer at 362.50 percent, with all thrifts at 90.83 percent and Western thrifts at 146.48 percent. Pioneer has experienced moderate levels of interest rate risk, as reflected by its exposure under conditions of rising interest rates. Overall, we believe that a no adjustment is warranted for Pioneer's current financial condition.


DIVIDEND PAYMENTS

      Pioneer has not indicated its intention to pay an initial cash dividend. The future payment of cash dividends will be dependent upon such factors as earnings performance, capital position, growth level, and regulatory limitations. Nine of the ten institutions in the comparable group pay cash dividends for an average dividend yield of 2.28 percent for those nine institutions and an average dividend yield of 2.05 percent for the ten institutions in the comparable group.

      Currently, many thrifts are not committing to initial cash dividends, compared to such a dividend commitment in the past. In our opinion, no adjustment to the pro forma market value is warranted at this time related to dividend payments.

SUBSCRIPTION INTEREST

      The general interest in thrift conversion offerings was often difficult to gauge in 1995. Based upon new offerings, subscription and community interest weakened significantly in early 1995, but regained some strength by the second half of the year. In the first half of 1996, interest in new issues was mixed, with the number of conversions decreasing from the same period in 1995. The second half of 1996 suggests some renewed interest in thrift conversion offerings. Overall, however, such interest appears to be directly related to the financial performance and condition of the thrift institution converting, the strength of the local economy, general market conditions and aftermarket price trends.

      Pioneer will direct its offering primarily to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $2.2 million or 6.6 percent of the conversion stock based on the appraised midpoint valuation. Pioneer will form an 8.0 percent ESOP, which plans to purchase stock in the initial offering. Additionally, the Prospectus restricts to 20,000 shares, based on the $10.00 per share purchase price, the total number of shares in the conversion that may be purchased by a single person, or by persons and associates acting in concert as part of either the subscription offering or the direct community offering.

      The Bank has secured the services of Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("KBW") to assist the Bank in the marketing and sale of the conversion stock. Based on the size of the offering, current market conditions, local market interest and the terms of the offering, we believe that a moderate downward adjustment is warranted for the Bank's anticipated subscription interest.

LIQUIDITY OF THE STOCK

      Pioneer will offer its shares through concurrent subscription and community offerings with the assistance of KBW. If necessary, KBW will conduct a syndicated community offering upon the completion of the subscription and community offering. Pioneer will pursue two market makers for the stock. The size of Bank's offering is considerably below the national and state averages, but similar in size to that of the comparable group. It is likely that the stock of Pioneer will be somewhat less liquid than thrift stocks nationally and in its Western market area. Nevertheless, we believe that no adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.


MANAGEMENT

      The president and chief executive officer of Pioneer is Dan L. Webber. Mr. Webber has served in his current position since 1993. Prior to his employment with the Bank, Mr. Webber was a regional senior vice president of Pacific First Bank, Seattle, Washington, from 1983 to 1992.

      The senior vice president/support services and corporate secretary of Pioneer is Jerry F. Aldape, who has served in his current position since 1994. Prior to that time, Mr. Aldape was controller of Insight Distributing, Inc., Sandpoint, Idaho.

      The senior vice president/customer services and chief lending officer of Pioneer is Donald S. Reay. Mr. Reay has held his current position since 1995, prior to which he was vice president and manager with First Interstate Bank of Oregon, La Grande, Oregon, where he was employed from 1966 to 1995.

      None of the three senior executive officers of Pioneer is a member of the Bank's board of directors.

      The management of Pioneer have made a concerted effort to maintain the Bank's deposits and market share, and to strengthen lending activity and asset quality. Pioneer has been able to strengthen its equity level and increase its equity ratio over the past few years and its asset quality has been consistently favorable since 1993. Net interest spread and net interest margin are currently higher than the comparable group, although they have declined modestly since 1994, and net income is higher than both the comparable group and industry averages. The Bank's non-interest expenses are currently higher than the comparable group, and also higher than all thrifts and Western thrifts. It is our opinion that a minimum upward adjustment to the pro forma market value is warranted for management.


MARKETING OF THE ISSUE

      The response to a newly issued thrift institution stock is more difficult to predict, due to the volatility of new thrift stocks. Further, with each conversion, there is a high level of uncertainty with regard to the stock market particularly thrift institution stocks and interest rate trends. The impact of recent increases in interest rates has made it more difficult for more thrift institutions to strengthen their earnings and resulted in downward market prices. Recent conflicts of opinion on interest rate trends and the recent rise in interest rates have resulted in some significant stock volatility. Further, the impact of the difference in a thrift's premium level on deposits compared to BIF-insured institutions is another key concern, along with the one time assessment of SAIF-insured thrifts to increase the capitalization of the SAIF insurance fund.

      The necessity to build a new issue discount into the stock price of a converting thrift has prevailed in the thrift industry in recognition of higher uncertainty among investors as a result of the thrift industry's dependence on interest rate trends. We believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation, and we have made a maximum downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

VI.   VALUATION METHODS

      Under normal stock market conditions, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm is the price to book value ratio method. The focus on the price to book value method is due to the volatility of earnings in the thrift industry. As earnings in the thrift industry improved in late 1993, 1994, 1995 and 1996, there has been more emphasis placed on the price to earnings method, but the price to book value method continues to be the primary valuation method. These two pricing methods have both been used in determining the pro forma market value of the Corporation.

      In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method has been used, the price to net assets method. The price to net assets method is used less often for valuing ongoing institutions; however, this method becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

      In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

PRICE TO BOOK VALUE METHOD

      The price to book value method focuses on a thrift institution's financial condition, and does not give as much consideration to the institution's performance as measured by net earnings. Therefore, this method is sometimes considered less meaningful for institutions that do provide a consistent earnings trend. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance.

      Consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. Minimum upward adjustments were made for earnings performance and management. A moderate downward adjustment was made for subscription interest and maximum downward adjustments were made for the Bank's market area and for the marketing of the issue. No adjustments were made for the Bank's financial condition, dividend payments or the liquidity of the Bank's stock.

      Exhibit 48 shows the average and median price to book value ratios for the comparable group which were 103.37 percent and 105.08 percent, respectively. The total comparable group indicated a fairly narrow range, from a low of 95.15 percent (Hardin Bancorp, Inc.) to a high of 110.44 percent (Landmark Bancshares, Inc.). This variance cannot be attributed to any one factor such as the institution's equity ratio or earnings performance. Excluding the low and the high in this group, the price to book value range narrowed minimally from a low of 95.96 percent to a high of 110.34 percent.

      Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 67.18 percent at the midpoint, and ranging from a low of 62.56 percent at the minimum to a high of 74.81 percent at the super maximum for the Corporation.

      The Corporation's price to book value ratio of 67.18 is influenced by the Bank's earnings performance, as well as its local and regional market and the subscription interest in thrift stocks. The Bank's equity to assets after conversion will be approximately 16.50 percent compared to a lower 14.18 percent for the comparable group. Based on this price to book value ratio and the Bank's equity of $21,026,000 at March 31, 1997, the indicated pro forma market value for the Bank using this approach is $33,103,184 at the midpoint (reference
Exhibit 48).


PRICE TO EARNINGS METHOD

      The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Pioneer is displayed in Exhibit 3, indicating after tax net earnings for the twelve months ended March 31, 1997, of $1,625,000. Exhibit 7 indicates the derivation of the Bank's higher core or normalized earnings of $2,368,000 for the twelve months ended March 31, 1997. To arrive at the pro forma market value of the Bank by means of the price to earnings method, we used the net and core earnings base of $2,368,000.

      In determining the appropriate price to earnings multiple for the Bank, we reviewed the range of price to net earnings and core earnings multiples for the comparable group and all publicly-traded thrifts. The average price to net earnings multiple for the comparable group was 22.34, while the median was
22.54. The average price to core earnings multiple was 16.09 and the median multiple was 15.65. The comparable group's price to net earnings multiple was lower than the average for all publicly-traded, SAIF-insured thrifts of 30.16, and similar to their median of 22.64. The price to core earnings multiple for all thrifts was also higher than the comparable group with an average at 20.01 times core earnings and a median at 16.00 times core earnings. The range in the price to net earnings multiple for the comparable group was from a low of 12.41 (First Midwest

Financial, Inc.) to a high of 20.83 (GFSB Bancorp, Inc.). The primary range in the price to net earnings multiple for the comparable group, excluding the high and low ranges, was from a low price to earnings multiple of 13.04 to a high of
18.75 times earnings for eight of the ten institutions in the group.

      Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined an identical price to net earnings multiple and price to core earnings multiple of 10.86 at the midpoint, based on Pioneer's core earnings of $2,368,000 for twelve months ended March 31, 1997. The price to earnings multiple is from 9.57 times earnings at the minimum of the valuation range to
13.62 times earnings at the supermaximum.

      Based on such the Bank's core earnings base of $2,368,000 (reference Exhibits 48 and 49), the pro forma market value of the Corporation using the price to earnings method is $33,098,596 at the midpoint.


PRICE TO NET ASSETS METHOD

      The final valuation method is the price to net assets method. This method is not as frequently used due to the fact that it does not focus as much on an institution's equity position or earnings performance. Exhibit 49 indicates that the average price to net assets ratio for the comparable group was 14.93 percent and the median was 14.31 percent. The range in the price to net assets ratios for the comparable group varied from a low of 12.16 percent (Hardin Bancorp, Inc.) to a high of 17.98 percent (GFSB Bancorp, Inc.). It narrows only slightly with the elimination of the two extremes in the group to a low of 12.22 percent and a high of 17.61 percent.

      Based on the adjustments made previously for Pioneer, it is our opinion that an appropriate price to net assets ratio for the Corporation is 14.00 percent at the midpoint, which is modestly lower than the comparable group at
14.93 and ranges from a low of 12.15 percent at the minimum to 17.73 percent at the super maximum.

      Based on the Bank's March 31, 1997, asset base of $204,213,000, the indicated pro forma market value of the Corporation using the price to net assets method is $33,101,002 at the midpoint (reference Exhibit 48).

VALUATION CONCLUSION

      Exhibit 54 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 67.18 percent for the Corporation represents a discount of 35.01 percent relative to the comparable group and decreases to 27.63 percent at the super maximum. The price to core earnings multiple of 10.86 for the Corporation at the midpoint value indicates a discount of 32.49 percent, decreasing to a discount of 15.34 percent at the super maximum. The price to assets ratio at the midpoint represents a discount of 6.25 percent, changing to a premium of 18.69 percent at the super maximum.

      It is our opinion that as of June 4, 1997, the pro forma market value of the Corporation is $33,100,000 at the midpoint, representing 3,310,000 shares at $10.00 per share. The valuation range for this stock is from a minimum of $28,135,000 or 2,813,500 shares at $10.00 per share to a maximum of $38,065,000 or 3,806,500 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $43,774,750 or 4,377,475 shares at $10.00 per share (reference Exhibits 48 to 53). The appraised value of Pioneer Bancorp, Inc. as of June 4, 1997, is $33,100,000.

                                    EXHIBITS

                                    NUMERICAL

                                    EXHIBITS

                                    EXHIBIT 1


             PIONEER BANK, A FEDERAL SAVINGS BANK, AND SUBSIDIARIES
                               BAKER CITY, OREGON

                           Consolidated Balance Sheets
                       At March 31, 1997 and June 30, 1996



                                                                        March 31,        June 30,
                                                                          1997             1996
                                                                    -------------    -------------
ASSETS Cash and cash equivalents:
     Cash and due from banks                                        $   1,182,255    $     825,106
     Interest-bearing cash deposits                                     3,793,206        2,591,228
                                                                    -------------    -------------
              Total cash and cash equivalents                           4,975,461        3,416,334

Securities:
     Trading, at fair value (amortized cost: $2,699,451
       at June 30, 1996)                                                     --          2,569,348
     Available for sale, at fair value (amortized cost:
       $35,850,256 and $39,477,319)                                    35,651,533       39,401,276
     Held to maturity, at amortized cost:  (fair value:
       $15,391,851 and $16,782,384)                                    15,302,393       17,010,617
                                                                    -------------    -------------
              Total securities                                         50,953,926       58,981,241

Loans held for sale                                                       428,200              --
Loans receivable, net                                                 138,880,914      132,347,110
Interest receivable                                                     1,324,637        1,336,025
Stock in FHLB of Seattle, at cost                                       2,763,300        2,609,200
Premises and equipment, net                                             4,640,848        4,373,200
Other assets                                                              245,380          393,932
                                                                    -------------    -------------

              Total assets                                          $ 204,212,666    $ 203,457,042
                                                                    =============    =============


LIABILITIES
     Deposits:
          Interest-bearing                                          $  68,049,713    $  66,368,417
          Noninterest-bearing                                           6,282,277        4,905,571
          Time Certificates                                           104,825,937      105,345,218
                                                                    -------------    -------------
              Total deposits                                          179,157,927      176,619,206
     Securities sold under agreements to repurchase                     1,430,853        1,432,078
     Accrued expenses and other liabilities                             1,119,465        1,311,225
     Advances from Federal Home Loan Bank of Seattle                      800,000        2,650,000
     Advances from borrowers for taxes and insurance                      678,208        1,440,289
                                                                    -------------    -------------
              Total liabilities                                       183,186,453      183,452,798

EQUITY
     Retained earnings                                                 21,148,510       20,050,916
     Unrealized loss on securities available for sale, net of tax        (122,297)         (46,672)
                                                                    -------------    -------------
              Total equity                                             21,026,213       20,004,244
                                                                    -------------    -------------

              Total liabilities and equity                          $ 204,212,666    $ 203,457,042
                                                                    =============    =============




Source:  Pioneer Bank's audited financial statements

                                    EXHIBIT 2

             PIONEER BANK, A FEDERAL SAVINGS BANK, AND SUBSIDIARIES
                               BAKER CITY, OREGON

                  Consolidated Statement of Financial Condition
                          At June 30, 1993 through 1995



                                                                                  1995                 1994                1993
                                                                             -------------        -------------        -------------
ASSETS
Cash and cash equivalents:
     Cash                                                                    $     815,831        $     987,760        $  15,910,081
     Interest bearing deposits                                                   4,027,877            3,879,433              297,000
                                                                             -------------        -------------        -------------

          Total cash and cash equivalents                                        4,843,708            4,867,193           16,207,081

Securities:
     Investment securities                                                      25,920,706           27,957,072           17,546,970
     Mortgage-backed securities                                                 42,245,161           45,383,744           55,829,860
                                                                             -------------        -------------        -------------

          Total securities                                                      68,165,867           73,340,816           73,376,830

Loans receivable, net                                                          124,439,853          112,101,466           99,929,652
Real estate owned                                                                     --                  --                   4,056
Federal Home Loan Bank stock, at cost                                            2,424,800            2,282,700            2,056,900
Properties and equipment, net                                                    3,815,397            2,809,188            2,834,536
Prepaid and other assets                                                         1,710,821            1,334,152            1,457,233
                                                                             -------------        -------------        -------------

          Total assets                                                       $ 205,400,446        $ 196,735,515        $ 195,866,288
                                                                             =============        =============        =============

LIABILITIES
Deposits                                                                     $ 172,568,605        $ 177,106,546        $ 177,824,040
Securities sold under agreements to repurchase                                   1,161,485            1,896,495                 --
Advances from borrowers for taxes and insurance                                  1,548,095            1,550,440            1,543,872
Federal Home Loan Bank borrowings                                               11,000,000                 --                   --
Other Liabilities                                                                1,310,576              704,918            3,532,843
                                                                             -------------        -------------        -------------

          Total liabilities                                                    187,588,761          181,258,399          182,900,755

STOCKHOLDERS' EQUITY
Retained earnings                                                            $  17,871,787        $  15,612,945        $  12,965,533
Unrealized loss on securities available for sale, net of
  deferred taxes of $37,198 and $84,515 in 1995 and 1994
  respectively                                                                     (60,102)            (135,829)                --
                                                                             -------------        -------------        -------------

          Total equity                                                          17,811,685           15,477,116           12,965,533
                                                                             -------------        -------------        -------------

          Total liabilities and equity                                       $ 205,400,446        $ 196,735,515        $ 195,866,288
                                                                             =============        =============        =============







Source:  Pioneer Bank's audited financial statements

                                    EXHIBIT 3


             PIONEER BANK, A FEDERAL SAVINGS BANK, AND SUBSIDIARIES
                               BAKER CITY, OREGON

                        Consolidated Statements of Income
                  For the nine months ended March 31, 1997, and
                        For the year ended June 30, 1996


                                                                                              For the nine months      Year ended
                                                                                                ended March 31,          June 30,
                                                                                                     1997                  1996
                                                                                                 ------------          ------------
Interest income:
      Loans receivable                                                                           $  8,916,375          $ 11,154,250
        Securities:
           U.S. Treasury and Government agencies                                                      901,456             1,550,094
           Mortgage-backed and related                                                              2,058,194             3,123,102
           Other interest and dividends                                                               154,212               184,659
                                                                                                 ------------          ------------
                     Total interest income                                                         12,030,237            16,012,105

Interest expense:
      Deposits                                                                                      5,484,996             7,579,041
      Securities sold under agreements to repurchase                                                   36,329                44,795
      FHLB advances                                                                                    31,578               432,896
                                                                                                 ------------          ------------
                     Total interest expense                                                         5,552,903             8,056,732
                                                                                                 ------------          ------------

                     Net interest income                                                            6,477,334             7,955,373

Provision for loan losses                                                                             216,063               115,397
                                                                                                 ------------          ------------

                     Net interest income after provision for loan losses                            6,261,271             7,839,976

Other income:
      Service charges on deposit accounts                                                             482,713               520,346
      Loan servicing fees                                                                              49,932                64,905
      Net gain (loss) on trading securities                                                            (2,151)              (71,274)
      Other income                                                                                    130,217               196,913
                                                                                                 ------------          ------------
                     Total noninterest income                                                         660,711               710,890

Other expenses                                                                                      5,074,719             5,008,830
                                                                                                 ------------          ------------

                     Income before income taxes                                                     1,847,263             3,542,036

Provision for income taxes                                                                            749,669             1,362,907
                                                                                                 ------------          ------------

Net income                                                                                       $  1,097,594          $  2,179,129
                                                                                                 ============          ============





Source:  Pioneer Bank's audited financial statements

                                    EXHIBIT 4

             PIONEER BANK, A FEDERAL SAVINGS BANK, AND SUBSIDIARIES
                               BAKER CITY, OREGON

                        Consolidated Statements of Income
                 For the years ended June 30, 1993 through 1995


                                                                                              Year ended June 30,
                                                                             -------------------------------------------------------
                                                                                 1995                 1994                  1993
                                                                             ------------         ------------          ------------
Interest income:
      Loans receivable:
           Mortgage loans                                                    $  7,600,305         $  7,088,166          $  6,968,953
           Consumer and other loans                                             2,079,762            1,992,319             2,083,467
      Mortgage-backed securities                                                3,361,726            3,591,267             4,595,793
      Investment securities                                                     1,622,604            1,701,497             1,216,063
      Other interest earning assets                                               142,166              247,437               120,771
                                                                             ------------         ------------          ------------
           Total interest income                                               14,806,563           14,620,686            14,985,047
                                                                             ------------         ------------          ------------

Interest expense:
      Deposits                                                                  6,789,749            6,466,860             7,648,637
      Securities sold under agreements to repurchase                               50,477               66,363                  --
      Other borrowed funds                                                           --                   --                    --
      Federal Home Loan Bank borrowings                                           242,843                 --                    --
                                                                             ------------         ------------          ------------
           Total interest expense                                               7,083,069            6,533,223             7,648,637
                                                                             ------------         ------------          ------------

           Net interest income                                                  7,723,494            8,087,463             7,336,410

Provision for loan losses                                                          66,548              (90,138)               48,205
                                                                             ------------         ------------          ------------
           Net interest income after provision
                for loan losses                                                 7,656,946            8,177,601             7,288,205
                                                                             ------------         ------------          ------------

Noninterest income:
      Service charges on deposit accounts                                         505,613              502,310               591,237
      Loan origination and commitment fees                                         82,978              264,297               480,499
      Net unrealized gain (loss) on trading securities                            279,545             (338,374)               12,459
      Other income                                                                272,262              259,644                99,443
                                                                             ------------         ------------          ------------
           Total noninterest income                                             1,140,398              687,877             1,183,638
                                                                             ------------         ------------          ------------

Noninterest expense                                                             5,026,778            4,602,516             4,643,425

      Income before income taxes                                                3,770,566            4,262,962             3,828,418

Provision for income taxes                                                      1,511,724            1,615,550             1,470,550
                                                                             ------------         ------------          ------------

      Net income                                                             $  2,258,842         $  2,647,412          $  2,357,868
                                                                             ============         ============          ============





Source: Pioneer Bank's audited financial statements

                                    EXHIBIT 5




                 Selected Consolidated Financial Condition Data
                             At March 31, 1997, and
                          At June 30, 1993 through 1996


                                                            March 31,                              June 30,
                                                            --------        --------------------------------------------------------
                                                              1997            1996            1995            1994            1993
                                                            --------        --------------------------------------------------------
                                                                                                (In thousands)
Summary of Financial Condition:

Total assets                                                $204,213        $203,457        $205,400        $196,736        $193,334
Loans receivable, net                                        138,881         132,347         124,440         112,101          97,562
Loans held-for-sale                                              428               0               0               0               0
Investment securities held-to-maturity                         2,763           2,609          21,657          22,735          19,888
Investment securities available-for-sale                      15,906          19,950           2,902           2,780               0
Mortgage-backed securities
     held-for-trading                                              0           2,569           3,786           3,668               0
Mortgage-backed securities
     available for sale                                       19,745          19,451               0               0               0
Mortgage-backed securities
     held to maturity                                         15,302          17,011          42,245          46,441          55,827
Cash, federal funds sold and overnight
     interest-bearing deposits                                 4,975           3,416           4,844           4,867          15,897
Deposit accounts                                             179,158         176,619         172,569         177,107         175,617
Borrowings                                                     2,231           4,082          12,161           1,896           2,195
Total Equity                                                  21,026          20,004          17,812          15,477          12,966









Source:  Oregon Trail Financial Corp.'s Prospectus

                                    EXHIBIT 6




                            Income and Expense Trends
              For the Nine Months Ended March 31, 1996 and 1997 and For the Fiscal Years Ended June 30, 1993 through 1996


                                                                Nine Months Ended
                                                                     March 31,                     Year Ended June 30,
                                                               --------------------    ---------------------------------------------
                                                                 1997        1996        1996        1995        1994         1993
                                                               --------    --------    --------    --------    --------     --------
Summary of Operating Data:                                          (Unaudited)                       (In thousands)

Total interest income                                          $ 12,030    $ 11,960    $ 16,012    $ 14,807    $ 14,621     $ 15,192
Total interest expense                                            5,553       6,134       8,057       7,083       6,534        7,649
                                                               --------    --------    --------    --------    --------     --------
          Net interest income                                     6,477       5,826       7,955       7,724       8,087        7,543
Provisions for loan losses                                          216          91         115          67         (90)         175
                                                               --------    --------    --------    --------    --------     --------
          Net interest income after provision
            for loan losses                                       6,261       5,735       7,840       7,657       8,177        7,368

Gains (losses) from sale of securities                                0          34          34           0          59           48
Other income                                                        661         563         677       1,141         629          919
Other expenses(1)                                                 5,075       3,647       5,009       5,027       4,602        4,507
                                                               --------    --------    --------    --------    --------     --------

Income before income taxes                                        1,847       2,685       3,542       3,771       4,263        3,828

Provision for income taxes                                          749       1,033       1,363       1,512       1,616        1,470
                                                               --------    --------    --------    --------    --------     --------

          Net income                                           $  1,098    $  1,652    $  2,179    $  2,259    $  2,647     $  2,358
                                                               ========    ========    ========    ========    ========     ========


(1) Includes FDIC SAIF assessment of $1.1 million during the nine months ended March 31, 1997.





Source:  Oregon Trail Financial Corp.'s Prospectus

                                    EXHIBIT 7


                            Normalized Earnings Trend
                 For the Twelve Months Ended March 31, 1997, and
                For the Fiscal Years Ended June 30, 1995 and 1996




                                                                                 Twelve
                                                                                  months                   Fiscal years ended
                                                                                  Ended                         June 30,
                                                                                 March 31,            ---------------------------
                                                                                   1997                 1996                1995
                                                                                 -------              -------             -------
                                                                                              (Dollars In Thousands)
Net income after taxes                                                           $ 1,625              $ 2,179             $ 2,259

Net income before taxes but after effect
     of accounting adjustments                                                     2,704                3,542               3,770

Income adjustments
     Gain on sale of securities                                                     --                   --                  (280)

Expense adjustments
     SAIF assessment                                                              (1,146)                --                  --

Normalized earnings before taxes                                                   3,850                3,542               3,490

Taxes                                                                              1,482                1,363               1,344(1)
                                                                                 -------              -------             -------

Normalized earnings after taxes                                                  $ 2,368              $ 2,179             $ 2,146
                                                                                 =======              =======             =======


(1)  Based on tax rate of 38.5 percent.



Source:  Pioneer Bank's audited and unaudited financial statements

                                    EXHIBIT 8



                             Performance Indicators
           At or For The Nine Months Ended March 31, 1996 and 1997 and
              For the Fiscal Years Ended June 30, 1993 through 1996



                                                             Nine Months Ended
                                                                  March 31,                        Years ended June 30,
                                                            -------------------       ---------------------------------------------
                                                             1997         1996         1996         1995         1994         1993
                                                            ------       ------       ------       ------       ------       ------
Performance Ratios:                                                   (unaudited)

Return on average assets                                      0.72%        1.06%        1.06%        1.12%        1.35%        1.24%
Return on average equity                                      7.09%       11.67%       11.40%       13.59%       18.57%       20.00%
Interest rate spread                                          3.90%        3.45%        3.56%        3.61%        3.95%        3.87%
Net interest margin                                           4.40%        3.87%        3.97%        3.94%        4.22%        4.07%
Average interest-earning assets to average
  interest-bearing liabilities                              113.20%      110.33%      110.64%      109.27%      107.88%      104.88%
Noninterest expense as a percent of
     average total assets                                     2.50%        1.76%        2.43%        2.49%        2.34%        2.37%
Efficiency ratio                                             73.31%       57.60%       58.58%       57.14%       51.92%       54.07%

Asset Quality Ratios:

Nonaccrual and 90 days or more past  due
     loans as a percent of total loans, net                   0.14%        0.10%        0.12%        0.05%        0.04%        0.13%
Nonperforming assets as a percent of
     total assets                                             0.10%        0.06%        0.10%        0.03%        0.03%        0.07%
Allowance for loan losses as a percent
     of gross loans receivable                                0.52%        0.41%        0.41%        0.37%        0.36%        0.52%
Allowance for loan losses as a percent
     of nonperforming loans                                 381.58%      424.80%      331.90%      679.10%      982.93%      389.23%
Net charge-offs to average
     outstanding loans                                        0.03%        0.02%        0.02%        0.01%        0.02%        0.01%

Capital Ratios:

Total equity-to-assets ratio                                 10.30%        8.68%        9.83%        8.67%        7.87%        6.71%
Average equity to average assets                             10.14%        9.11%        9.26%        8.25%        7.25%        6.19%




Source:  Oregon Trail Financial Corp.'s Prospectus

                                    EXHIBIT 9


                              Volume/Rate Analysis
              For the Nine Months Ended March 31, 1996 and 1997 and For the Fiscal Years Ended June 30, 1994 through 1996





                                                 Nine Months Ended
                                                      March 31,
                                                    1997 vs. 1996
                                     -----------------------------------------
                                               Increase
                                              (Decrease)
                                                Due to
                                     -----------------------------     Total
                                                            Rate      Increase
                                     Volume      Rate      Volume    (Decrease)
                                     -------    -------    -------    -------
                                                   (In thousands)
Interest-earning assets:
  Loans receivable (1)               $   481    $   154    $    12    $   647
  Mortgage-backed securities            (362)        52        (11)      (321)
  Investment securities                 (194)       (80)        18       (256)
  FHLB stock                              11          8          1         20
  Federal funds sold and overnight
      Interest-bearing deposits          (13)        16         (6)        (3)
                                     -------    -------    -------    -------
      Total                          $   (77)   $   150    $    14    $    87
                                     =======    =======    =======    =======

Interest-bearing liabilities:
  Passbook accounts                  $   (30)   $     0       --      $   (30)
  NOW accounts                            26        (17)        (2)         7
  Money market accounts                  (20)       (88)         6       (102)
  Certificate accounts                    21       (148)        (1)      (128)
  Securities sold under agreements
      to repurchase                        5         (1)      --            4
  FHLB advances                         (323)       (72)        85       (310)
                                     -------    -------    -------    -------
      Total                          $  (321)   $  (326)   $    88    $  (559)
                                     =======    =======    =======    =======

Net change in net interest income    $   244    $   476    $   (74)   $   646
                                     =======    =======    =======    =======




                                                                      Year ended June 30,
                                     ------------------------------------------------------------------------------------
                                                  1996 vs. 1995                              1995 vs. 1994
                                     ----------------------------------------    ----------------------------------------
                                               Increase                                    Increase
                                              (Decrease)                                  (Decrease)
                                                Due to                                      Due to
                                     -----------------------------    Total      -----------------------------    Total
                                                            Rate     Increase                           Rate     Increase
                                     Volume      Rate      Volume   (Decrease)   Volume      Rate      Volume   (Decrease)
                                     -------    -------    -------   --------    -------    -------    -------   --------
                                                                        (In thousands)

Interest-earning assets:
  Loans receivable (1)               $   841    $   582    $    51    $ 1,474    $ 1,219    $  (544)   $   (73)   $   602
  Mortgage-backed securities            (357)       134        (14)      (237)      (212)       (20)         1       (231)
  Investment securities                 (152)        73         (7)       (86)       144        (46)        (5)        93
  FHLB stock                              10         30          2         42         17        (94)        (7)       (84)
  Federal funds sold and overnight
      Interest-bearing deposits           15         (2)      --           13       (195)         7         (4)      (192)
                                     -------    -------    -------    -------    -------    -------    -------    -------
      Total                          $   357    $   817    $    32    $ 1,206    $   973    $  (697)   $   (88)   $   188
                                     =======    =======    =======    =======    =======    =======    =======    =======

Interest-bearing liabilities:
  Passbook accounts                  $  (160)   $     0    $  --      $  (160)   $   (97)   $     3    $  --      $   (94)
  NOW accounts                            11         35          1         47        (22)        96         (5)        69
  Money market accounts                  (67)      (115)        11       (171)       (98)       (60)         7       (151)
  Certificate accounts                   361        658         50      1,069        272        218         14        504
  Securities sold under agreements
      to repurchase                       (9)         4         (1)        (6)       (20)         7         (2)       (15)
  FHLB advances                          118         48         23        189         35          0        242        277
                                     -------    -------    -------    -------    -------    -------    -------    -------
      Total                          $   254    $   630    $    84    $   968    $    70    $   264    $   256    $   590
                                     =======    =======    =======    =======    =======    =======    =======    =======

Net change in net interest income    $   103    $   187    $   (52)   $   238    $   903    $  (961)   $  (344)   $  (402)
                                     =======    =======    =======    =======    =======    =======    =======    =======




(1) Does not inclued interest on loans 90 days or more past due. Includes loans originated for sale.

Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 10


                              Yield and Cost Trends
                              At March 31, 1997 and
             For the Nine Months Ended March 31, 1996 and 1997, and
                For the Fiscal Years Ended June 30, 1995 and 1996



                                                                                Nine Months Ended
                                                                     At              March 31,               Year ended June 30,
                                                                March 31,      ---------------------       ---------------------
                                                                   1997          1997          1996          1996          1995
                                                                --------       -------       -------       -------       -------
                                                                 Average       Average       Average       Average       Average
                                                                   Rate          Rate          Rate          Rate          Rate
                                                                 -------       -------       -------       -------       -------
Weighted average interest rate earned on:
      Loans receivable                                             8.77%         8.75%         8.59%         8.65%         8.16%
      Mortgage-backed securities                                   7.28%         7.42%         7.26%         7.32%         7.04%
      Investments securities                                       6.54%         6.67%         7.18%         6.99%         6.67%
      FHLB stock                                                   7.25%         7.69%         7.25%         7.39%         6.10%
      Federal funds sold and overnight
          interest-bearing deposits                                1.22%         1.55%         1.12%         2.17%         2.22%
                                                                   ----          ----          ----          ----          ----
Total interest-earning assets                                      8.11%         8.17%         7.95%         8.02%         7.56%

Weighted average interest rate cost of:
      Passbook savings accounts                                    2.89%         2.89%         2.89%         2.89%         2.89%
      Interest bearing NOW accounts                                1.56%         1.56%         1.97%         1.89%         2.26%
      Money market accounts                                        3.53%         3.54%         3.70%         3.67%         3.42%
      Certificate accounts                                         5.44%         5.40%         5.59%         5.55%         4.87%
      Securities sold under agreements
          to repurchase                                            3.50%         3.47%         3.58%         3.56%         3.28%
      FHLB advances                                                5.70%         4.88%         6.08%         6.21%         5.18%
                                                                   ----          ----          ----          ----          ----
Total interest-bearing liabilities                                 4.25%         4.27%         4.50%         4.46%         3.95%

Net interest spread(1)                                             3.86%         3.90%         3.45%         3.56%         3.61%
                                                                   ====          ====          ====          ====          ====

Net interest margin(2)                                             4.31%         4.40%         3.87%         3.97%         3.94%
                                                                   ====          ====          ====          ====          ====


(1) Spread between weighted average yield on all interest-earning asset and all interest-bearing liabilities.

(2) Net interest income (expense) as a percentage of average interest-earning assets









Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 11





             Interest Rate Sensitivity of Net Portfolio Value (NPV)
                                At March 31, 1997





                                                  At March 31, 1997
                                           ---------------------------------
                    Assumed
                   Change in
                Interest Rates                 $ Change            % Change
                (Basis Points)                  in NPV              in NPV
              --------------------         --------------     --------------
                                            (In Thousands)
                     +400                      $(11,491)           (53.54)%
                     +300                        (8,013)           (37.34)%
                     +200                        (4,824)           (22.48)%
                     +100                        (2,169)           (10.11)%
                       0                               0              0.00%
                     -100                          1,346              6.27%
                     -200                          1,786              8.32%
                     -300                          3,202             14.92%
                     -400                          5,083             23.68%








Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 12

                           Loan Portfolio Composition
              At March 31, 1997, and at June 30, 1993 through 1996



                                            At March 31,                          At June 30,
                                      ----------------------    ----------------------------------------------------
                                                1997                      1996                      1995
                                      ----------------------    ----------------------    ----------------------
                                         Amount     Percent        Amount     Percent        Amount     Percent
                                      -----------  ---------    -----------  ---------    -----------  ---------
                                                                (Dollars in thousands)
Type of Loan:
Mortgage Loans:
    One-to-four family                $   101,792      71.99%   $   101,199      74.71%   $    93,436      72.95%
    Multi-family                            1,844       1.30%         1,927       1.42%         1,935       1.51%
    Commercial                              4,768       3.37%         4,724       3.49%         5,166       4.03%
    Construction                              853       0.60%         1,745       1.29%         1,798       1.40%
    Land                                      222       0.16%            14       0.01%            15       0.01%
                                      -----------     ------    -----------     ------    -----------     ------
  Total mortgage loans                    109,480      77.42%       109,609      80.92%       102,350      79.90%

Consumer loans:
    Home equity and second mortgage        17,514      12.39%        12,751       9.41%        12,120       9.46%
    Credit card                               844       0.60%           791       0.58%           712       0.56%
    Auto loans (1)                          2,064       1.46%         1,405       1.04%         1,507       1.18%
    Loans secured by deposit
       accounts                               731       0.52%           593       0.44%           589       0.46%
    Unsecured                               1,611       1.14%         4,580       3.38%         4,404       3.44%
    Other                                   2,627       1.85%         2,586       1.91%         3,585       2.80%
                                      -----------     ------    -----------     ------    -----------     ------
  Total consumer loans                     25,391      17.96%        22,707      16.77%        22,917      17.90%

  Commercial business loans                 4,066       2.88%         3,142       2.32%         2,822       2.20%
  Agricultural loans                        2,466       1.74%          --         --             --         --
                                      -----------     ------    -----------     ------    -----------     ------

Total Loans                               141,403     100.00%       135,458     100.00%       128,089     100.00%
                                                      ======                    ======                    ======
Less:
Undisbursed portion of
    loans in process                  $       769               $     1,584               $     2,145
Net deferred loan fees                      1,028                       985                     1,049
Allowance for loan losses                     725                       541                       455
                                      -----------               -----------               -----------

Total loans receivable, net           $   138,881               $   132,348               $   124,440
                                      ===========               ===========               ===========


                     Loan Portfolio Composition (continued)
              At March 31, 1997, and at June 30, 1993 through 1996



                                                        At June 30,
                                     ------------------------------------------------
                                               1994                      1993
                                     ----------------------    ----------------------
                                        Amount     Percent        Amount     Percent
                                     -----------  ---------    -----------  ---------
                                                   (Dollars in thousands)
Type of Loan:
Mortgage Loans:
    One-to-four family               $    84,385      73.08%   $    73,578      73.26%
    Multi-family                           2,060       1.78%         1,441       1.43%
    Commercial                             3,840       3.33%         3,528       3.51%
    Construction                           3,114       2.70%         2,006       2.00%
    Land                                      32       0.03%            46       0.05%
                                     -----------     ------    -----------     ------
  Total mortgage loans                    93,431      80.92%        80,599      80.25%

Consumer loans:
    Home equity and second mortgage       10,837       9.39%         9,860       9.82%
    Credit card                              426       0.37%           263       0.26%
    Auto loans (1)                         1,382       1.20%         1,216       1.21%
    Loans secured by deposit
       accounts                              626       0.54%           703       0.70%
    Unsecured                              3,720       3.22%         3,037       3.02%
    Other                                  3,297       2.86%         3,543       3.53%
                                     -----------     ------    -----------     ------
  Total consumer loans                    20,288      17.58%        18,622      18.54%

  Commercial business loans                1,749       1.51%         1,214       1.21%
  Agricultural loans                        --         --             --         --
                                     -----------     ------    -----------     ------

Total Loans                              115,468     100.00%       100,435     100.00%
                                                     ======                    ======
Less:
Undisbursed portion of
    loans in process                 $     2,039               $     1,614
Net deferred loan fees                       925                       753
Allowance for loan losses                    403                       506
                                     -----------               -----------

Total loans receivable, net          $   112,101               $    97,562
                                     ===========               ===========






(1) Includes dealer-originated automobile contracts of $389,000 at March 31, 1997.

     Source: Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 13

                             Loan Maturity Schedule
                                At March 31, 1997


                                                                    One Year      3 Years       5 Years
                                                       Within       Through       Through       Through       Over Ten
                                                      One Year      3 Years       5 Years       10 Years       Years          Total
                                                      --------      --------      --------      --------      --------      --------
                                                                                      (In Thousands)
Mortgage Loans:
      One-to four-family                              $     11      $    311      $  1,315      $  7,985      $ 92,170      $101,792
      Multifamily                                         --              12          --             698      $  1,134         1,844
      Commercial loans                                      19           123           385         1,453         2,788         4,768
      Construction loans                                   853          --            --            --            --             853
      Land loans                                          --            --            --             157            66           223
                                                      --------      --------      --------      --------      --------      --------
Total Mortgage Loans                                  $    883      $    446      $  1,700      $ 10,293      $ 96,158      $109,480

Consumer Loans:
      Home equity and second mortgage                       78         1,474         2,494         6,505         6,963        17,514
      Automobile                                            14           541         1,098           378            33         2,064
      Credit card                                          159           313           170           202          --             844
      Loans secured by deposits                            205           492            34          --            --             731
      Unsecured                                             25           259           246         1,002            79         1,611
      Other                                                 68           438           516           678           927         2,627
                                                      --------      --------      --------      --------      --------      --------
Total Consumer Loans                                  $    549      $  3,517      $  4,558      $  8,765      $  8,002      $ 25,391

Commercial business loans                                1,578           662         1,826          --            --           4,066
Agricultural loans                                       2,427            39          --            --            --           2,466
                                                      --------      --------      --------      --------      --------      --------
      Total                                           $  5,437      $  4,664      $  8,084      $ 19,058      $104,160      $141,403
                                                      ========      ========      ========      ========      ========      ========



                                                                      Fixed                   Floating or
                                                                      Rates                 Adjustable Rates
                                                                    --------                ----------------
Mortgage Loans:                                                                    (In thousands)
      One-to four-family                                            $ 53,942                    $ 47,841
      Multifamily                                                        491                       1,353
      Commercial loans                                                 1,468                       3,281
      Construction loans                                                  --                          --
      Land loans                                                         223                          --
                                                                    --------                    --------
Total Mortgage Loans                                                $ 56,124                    $ 52,475

Consumer Loans:
      Home equity and second mortgage                                  9,882                       7,554
      Automobile                                                       2,024                          26
      Credit card                                                         --                         685
      Loans secured by deposits                                          526                          --
      Unsecured                                                          137                       1,449
      Other                                                            2,268                         289
                                                                    --------                    --------
Total Consumer Loans                                                $ 14,837                    $ 10,003

Commercial business loans                                                 --                       2,488
Agricultural loans                                                        --                          39
                                                                    --------                    --------
      Total                                                         $ 70,961                    $ 65,005
                                                                    ========                    ========



Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 14

                                Loan Originations
             For The Nine Months Ended March 31, 1996 and 1997, and
                   For the Years Ended June 30, 1995 and 1996



                                                                        Nine Months Ended
                                                                             March 31,                       Years ended June 30,
                                                                    --------------------------            --------------------------
                                                                     1997               1996               1996               1995
                                                                    -------            -------            -------            -------
                                                                                            (In thousands)
Loans originated:
    Mortgage loans:
      One-to-four family                                            $ 8,966            $11,932            $17,416            $16,508
      Multi-family loans                                                  0                  0                514                  0
      Commercial loans                                                    0                325                908                123
      Construction loans                                              2,216              2,856              3,958              6,800
      Land                                                              173                 27                 27                  0

    Consumer loans                                                    8,769              5,548              7,642              9,854

    Commercial business loans                                         2,346              1,367              2,484              2,316

    Agricultural loans                                                6,352                  0                  0                  0
                                                                    -------            -------            -------            -------

      Total loans originated                                         28,822             22,055             32,949             35,601

Loans purchased:
    One-to-four family mortgage                                         183                 47                256                145
    Dealer-originated automobile
      contracts                                                         389               --                 --                 --
                                                                    -------            -------            -------            -------

      Total loans purchased                                             572                 47                256                145

Loans sold:
    Total whole loans sold                                            1,149                652                759              1,470
                                                                    -------            -------            -------            -------
      Total loans sold                                                1,149                652                759              1,470

Loan principal repayments                                            21,711             16,712             24,539             21,937

Net increase (decrease)
    in loans receivable, net                                        $ 6,534            $ 4,738            $ 7,907            $12,339




Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 15


                              Nonperforming Assets
                              At March 31, 1997 and
                          At June 30, 1993 through 1996



                                                                    At March 31,                      At June 30,
                                                                    ------------     ----------------------------------------------
                                                                       1997          1996          1995          1994          1993
                                                                       ----          ----          ----          ----          ----
                                                                                    (In Thousands)
Loans accounted for on a nonaccrual basis:
    Mortgage loans
       One-to-four family                                              $167          $111          $ 47          $ 15          $128
    Consumer loans                                                       23            52            20            26             2
                                                                       ----          ----          ----          ----          ----

       Total                                                            190           163            67            41           130

Accruing loans which are contractually
past due 90 days or more                                                --            --            --            --            --
                                                                       ----          ----          ----          ----          ----
       Total of nonaccrual and
       90 days past due loans                                           190           163            67            41           130

    Foreclosed real estate                                                0            13             0             0             0
    Other repossessed assets                                             10            34             0            18             0
                                                                       ----          ----          ----          ----          ----
       Total non-performing assets                                     $200          $210          $134          $ 59          $260
                                                                       ====          ====          ====          ====          ====

       Restructured loans                                              $--           $--           $--           $ 18          $--
                                                                       ====          ====          ====          ====          ====

Nonaccrual and 90 days or more past
    due loans as a percent of loans
    receivable, net                                                    0.14%         0.12%         0.05%         0.04%         0.13%

Nonaccrual and 90 days or more past
    due loans as a percent of
    total assets                                                       0.09%         0.08%         0.03%         0.02%         0.07%

Nonperforming assets as a percent
    of total assets                                                    0.10%         0.10%         0.03%         0.03%         0.07%






Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 16


                                Classified Assets
                At March 31, 1997, and at June 30, 1995 and 1996



                                                 At March 31,      At June 30,
                                                    1997        1996        1995
                                                    ----        ----        ----
                                                           (In thousands)
Loss assets                                         $  7        $  0        $  4
Doubtful assets                                       22          11           8
Substandard assets                                   796         905         912
Special mention                                      838         582         287
                                                    ----        ----        ----
     Total classified assets                        1663        1498        1211
                                                    ====        ====        ====

General loss allowances                              718         541         451
Specific loss allowances                               7           0           4
                                                    ----        ----        ----
     Total allowances                               $725        $541        $455
                                                    ====        ====        ====






Source: Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 17

                            Allowance for Loan Losses
             For the Nine Months Ended March 31, 1996 and 1997, and
                 For the Years Ended June 30, 1993 through 1996



                                                            Nine Months Ended
                                                                 March 31,                        Year Ended June 30,
                                                            ------------------        --------------------------------------------
                                                            1997         1996         1996         1995         1994         1993
                                                            -----        -----        -----        -----        -----        -----
Balance at beginning of period                              $ 541        $ 455        $ 455        $ 403        $ 506        $ 382
Provision for loan losses                                     216           91          115           67          (90)         175
Recoveries:
        Multifamily loans                                       0            9           12            5            4            0
        Credit card loans                                       4            1            1            0            0            0
        Other                                                   3            0            1            0            8            0
                                                            -----        -----        -----        -----        -----        -----
Total recoveries                                                7           10           14            5           12            0

Charge-offs:
        Multifamily loans                                       5            0            0            0           21           37
        Automobile loans                                        0            0            0            0            0            2
        Credit card loans                                      26           25           41            0            1            0
        Unsecured loans                                         0            0            0            0            0           10
        Other                                                   8            0            2           20            3            2
                                                            -----        -----        -----        -----        -----        -----
Total charge-offs                                              39           25           43           20           25           51

        Net charge-offs                                       (32)         (15)         (29)         (15)         (13)         (51)
                                                            -----        -----        -----        -----        -----        -----

        Balance at end of period                            $ 725        $ 531        $ 541        $ 455        $ 403        $ 506
                                                            =====        =====        =====        =====        =====        =====

Allowance for loan losses as a percent
   of total loans outstanding at the
   end of the period                                         0.52%        0.41%        0.41%        0.37%        0.36%        0.52%

Net charge-offs as a percent of average
   loans outstanding during the period                       0.02%        0.01%        0.02%        0.01%        0.01%        0.05%

Allowance for loan losses as a percent
   of nonperforming loans at end of period                  381.58%      424.80%      331.90%      679.10%      982.93%      389.23%







Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 18


                        Investment Portfolio Composition
                             At March 31, 1997, and
                            At June 30, 1995 and 1996



                                                                                                      At June 30,
                                                                                      ---------------------------------------------
                                                             At March 31, 1997               1996                      1995
                                                            -------------------       -------------------       -------------------
                                                            Carrying     % of         Carrying     % of         Carrying     % of
                                                            Value(1)     Total        Value(1)     Total        Value(1)     Total
                                                            -------      ------       -------      ------       -------      ------
                                                                 (Unaudited)                     (Dollars in thousands)
Held to maturity:
  U.S. Government agency obligations                        $     0        --         $     0        --         $19,232       28.21%
  Mortgage-backed and related securities                     15,302       30.03%       17,011       28.84%       42,245       61.98%
                                                            -------      ------       -------      ------       -------      ------
       Total held to maturity securities                     15,302       30.03%       17,011       28.84%       61,477       90.19%

Available for Sale:
  U.S. Government agency obligations                         15,857       31.12%       19,900       33.74%        2,903        4.26%
  Mortgage-backed and related securities                     19,745       38.75%       19,451       32.98%            0        0.00%
  Other                                                          50        0.10%           50        0.08%            0        0.00%
                                                            -------      ------       -------      ------       -------      ------
       Total available for sale securities                   35,652       69.97%       39,401       66.80%        2,903        4.26%

Trading:
  Mortgage-backed and related securities                       --          --           2,569        4.36%        3,786        5.55%
                                                            -------      ------       -------      ------       -------      ------
       Total Portfolio                                      $50,954      100.00%      $58,981      100.00%      $68,166      100.00%
                                                            =======      ======       =======      ======       =======      ======



  (1) The market value of the Savings Bank's investment portfolio amounts to $51.0 million, $58.8 million and $68.6 million at March 31, 1997, and June 30, 1996 and 1995, respectively. At March 31, 1997, the market value of the principal components of the Savings Bank's investment securities portfolio was as follows: U.S. Government securities, $15.9 million; mortgage-backed securities, $35.1 million.






Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 19



                                 Mix of Deposits
                At March 31, 1997, and at June 30, 1995 and 1996



                                                          March 31,                                   June 30,
                                                    ---------------------        --------------------------------------------------
                                                            1997                                 1996                          1995
                                                    ---------------------        ---------------------        ---------------------
                                                                 Percent                      Percent                      Percent
                                                     Amount      of Total         Amount      of Total         Amount      of Total
                                                    ---------------------        ---------------------        ---------------------
                                                                                 (Dollars in thousands)
Non-interest bearing                                $  6,282         3.51%       $  4,894         2.77%       $  3,904         2.26%
NOW checking                                          27,261        15.22%         26,526        15.02%         27,254        15.79%
Passbook savings accounts                             24,005        13.40%         24,969        14.14%         26,551        15.39%
Money market deposit accounts                         16,785         9.37%         14,885         8.43%         13,528         7.84%
Fixed-rate certificates which
  mature in the year ending:
Within one year                                       77,440        43.22%         69,816        39.53%         62,169        36.03%
After 1 year but within 3 years                       19,257        10.75%         25,354        14.36%         28,648        16.60%
After 3 years but within 5 years                       6,652         3.71%          7,271         4.12%          6,526         3.78%
Certificates maturing thereafter                       1,476         0.82%          2,904         1.63%          3,989         2.31%
                                                    --------       ------        --------       ------        --------       ------
  Total deposit                                     $179,158       100.00%       $176,619       100.00%       $172,569       100.00%
                                                    ========       ======        ========                     ========





Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 20


                                Deposit Activity
              For the Nine Months Ended March 31, 1996 and 1997 and
                   For the Years Ended June 30, 1995 and 1996



                                                                   Nine Months Ended
                                                                       March 31,                           Year ended June 30,
                                                           ------------------------------            ------------------------------
                                                              1997                 1996                 1996                 1995
                                                           ---------            ---------            ---------            ---------
                                                                                  (Dollars in thousands)
Beginning balance                                          $ 176,619            $ 172,569            $ 172,569            $ 177,107

Net deposits (withdrawals)
    before interest credited                                  (2,946)                (477)              (3,529)             (11,328)
Interest credited                                              5,485                5,739                7,579                6,790
                                                           ---------            ---------            ---------            ---------
     Net increase (decrease)
        in deposits                                            2,539                5,262                4,050               (4,538)
                                                           ---------            ---------            ---------            ---------

Ending balance                                             $ 179,158            $ 177,831            $ 176,619            $ 172,569
                                                           =========            =========            =========            =========





Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 21



                             Borrowed Funds Activity
           At of For the Nine Months Ended March 31, 1996 and 1997 and
                   For The Years Ended June 30, 1995 and 1996



                                                                       At or for the                                At or
                                                                        Nine Months                              For the Year
                                                                       Ended March 31,                          Ended June 30,
                                                                  ------------------------                -------------------------
                                                                    1997             1996                   1996              1995
                                                                  -------          -------                -------           -------
                                                                                       (Dollars in thousands)
Maximum amount of borrowings
     outstanding at any month end:

     Securities sold under agreements
        to repurchase                                             $ 1,459          $ 1,432                $ 1,432           $ 1,956
     FHLB advances                                                  2,850            9,100                  9,100            11,000

Approximate average short-term
     borrowings outstanding with respect to:

     Securitties sold under agreements
        to repurchase                                             $ 1,396          $ 1,215                $ 1,260           $ 1,537
     FHLB advances                                                    861            7,939                  6,965             4,686

Approximate weighted average
     rate paid on:

     Securities sold under agreements
        to repurchase                                               3.50%            3.57%                  3.56%             3.28%
     FHLB advances                                                  4.88%            6.08%                  6.21%             5.18%
















Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 22

                             OFFICES OF PIONEER BANK
                               BAKER CITY, OREGON



                                                       Year           Square                   Total
Description/Address                                   Opened          Footage                 Deposits
-------------------                                  --------         -------                 --------
                                                                  (In thousands)
Main Office:
    2055 First Street                                  1980            10,700                 $ 54,839
    Baker City, Oregon  97814

Branch Offices:
    La Grande Branch                                   1975             6,758                   43,188
    1215 Adams Avenue
    La Grande, Oregon  97850

    La Grande Branch                                   1983             3,655                    9,889
    1601 Adams Avenue
    La Grande, Oregon  97850

    Ontario Branch                                     1961             3,700                   26,334
    225 SW Fourth Avenue
    Ontario, Oregon 97914

    John Day Branch                                    1973             2,420                   13,226
    150 West Main Street
    John Day, Oregon  97845

    Burns Branch                                       1975             2,567                   12,246
    77 West Adams Street
    Burns, Oregon 97720

    Enterprise Branch                                  1976             3,360                   19,396
    205 West Main Street
    Enterprise, Oregon 97828






Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 23


                       LIST OF KEY OFFICERS AND DIRECTORS
                                 March 31, 1997



                                Term                                                                                Director
             Name              Expires          Age(1)              Position(s) Held with the Bank                   Since
------------------------   ---------------    ------------    -------------------------------------------    ----------------------
John Gentry                     1998              49          Chairman of the Board                                   1992
John A. Lienkaemper             1998              60          Director                                                1980
Albert H. Durgan                1999              66          Director                                                1986
Edward H. Elms                  1999              49          Director                                                1987
Stephen R. Whittemore           2000              47          Director                                                1984
Charles Rouse                   2000              51          Director                                                1992
Dan L. Webber                    ---              56          President and CEO                                       ---
Jerry F. Aldape                  ---              48          Senior VP/Support Services and                          ---
                                                                   Corporate Secretary
Don S. Reay                      ---              50          Senior VP/Customer Services and                         ---
                                                                   Chief Lending Officer
Nadine J. Johnson                ---              48          Vice President and Treasurer/                           ---
                                                                   Controller



(1)  As of March 31, 1997.











Source:  Oregon Trail Financial Corp.'s Prospectus

                                   EXHIBIT 24


                         Key Demographic Data and Trends
                    Market Area, Oregon and the United States
                               1990, 1996 and 2001




                                                      1990                 1996           % Chg.              2001            % Chg.
                                                      ----                 ----           ------              ----            ------
Population
Market Area                                            86,777               92,754          6.9%               97,533          5.2%
Oregon                                              2,842,321            3,195,362         12.4%            3,477,756          8.8%
United States                                     248,709,873          265,294,885          6.7%          278,802,003          5.1%



Households
Market Area                                            33,258               35,616          7.1%               37,523          5.4%
Oregon                                              1,103,313            1,246,792         13.0%            1,359,653          9.1%
United States                                      91,947,410           98,239,161          6.8%          103,293,062          5.1%



Per Capita Income
Market Area                                      $     10,580         $     12,749         20.5%                 --           --
Oregon                                                 11,306               16,717         47.9%                 --           --
United States                                          12,313               16,738         35.9%                 --           --



Median Household Income
Market Area                                      $     21,841         $     26,659         22.1%         $     27,195          2.0%
Oregon                                                 25,509               33,603         31.7%               35,070          4.4%
United States                                          28,525               34,530         21.1%               33,189         (3.9)%











Source:   Data Users Center and CACI

                                   EXHIBIT 25

                                Key Housing Data
                    Market Area, Oregon and the United States
                                      1990




Occupied Housing Units
Market Area                                                              33,258
Oregon                                                                1,103,313
United States                                                        91,947,410


Occupancy Rate
Market Area
              Owner-Occupied                                               66.6%
              Renter-Occupied                                              33.4%
Oregon
              Owner-Occupied                                               63.1%
              Renter-Occupied                                              36.9%
United States
              Owner-Occupied                                               64.2%
              Renter-Occupied                                              35.8%


Median Housing Values
Market Area                                                         $    44,259
Oregon                                                                   66,800
United States                                                            79,098


Median Rent
Market Area                                                         $       296
Oregon                                                                      408
United States                                                               374




Source: U.S. Department of Commerce and CACI Sourcebook

                                   EXHIBIT 26

                  Major Sources of Employment by Industry Group
                    Market Area, Oregon and the United States
                                      1990



                                                    Market                United
Industry Group                                       Area      Oregon     States
--------------                                      ------     ------     ------
Agriculture/Mining                                   18.4%       5.2%       1.3%
Construction                                          5.1%       5.6%       4.8%
Manufacturing                                        15.0%      17.7%      19.2%
Transportation/Utilities                              5.8%       6.5%       5.9%
Wholesale/Retail                                     20.1%      22.8%      27.5%
Finance, Insurance, & Real Estate                     3.4%       6.0%       7.3%
Services                                             32.2%      36.2%      34.0%





Source:  Bureau of the Census, County Business Patterns

                                   EXHIBIT 27

                               Unemployment Rates
                    Market Area, Oregon and the United States
                               1994, 1995 and 1996




 Location                                     1994           1995          1996
-------------                                 ----           ----          ----
Market Area                                   N/A            8.1%          10.0%

Oregon                                        5.4%           4.8%           5.9%

United States                                 6.1%           5.6%           5.0%





Source:  Oregon Area Labor Department

                                   EXHIBIT 28

                            Market Share of Deposits
            Baker, Grant, Harney, Malheur, Union and Wallowa Counties
                                  June 30, 1996



                        Market
                         Area's          Pioneer's           Pioneer's
                        Deposits           Share               Share
                         ($000)            ($000)               (%)
                        --------         ----------          ----------
Banks                   $597,138               --                  --

Thrifts                  266,644         $  176,671                66.3%

Credit Unions             48,827                                   --
                        --------         ----------          ----------
                        $912,609         $  176,671                19.4%








Source:  Sheshunoff

                                   EXHIBIT 29




                       National Interest Rates by Quarter
                                    1993-1996



                            1st Qtr.       2nd Qtr.      3rd Qtr.      4th Qtr.
                              1993           1993          1993          1993
                              ----           ----          ----          ----
Prime Rate                   6.00%          6.00%         6.00%         6.00%
90-Day Treasury Bills        2.93%          3.07%         2.96%         3.05%
1-Year Treasury Bills        3.27%          3.43%         3.35%         3.58%
30-Year Treasury Bills       6.92%          6.67%         6.03%         6.35%

                            1st Qtr.       2nd Qtr.      3rd Qtr.      4th Qtr.
                              1994           1994          1994          1994
                              ----           ----          ----          ----
Prime Rate                   6.25%          7.25%         7.75%         8.50%
90-Day Treasury Bills        3.54%          4.23%         5.14%         5.66%
1-Year Treasury Bills        4.40%          5.49%         6.13%         7.15%
30-Year Treasury Bills       7.11%          7.43%         7.82%         7.88%

                            1st Qtr.       2nd Qtr.      3rd Qtr.      4th Qtr.
                              1995           1995          1995          1995
                              ----           ----          ----          ----
Prime Rate                   9.00%          9.00%         8.75%         8.50%
90-Day Treasury Bills        5.66%          5.58%         5.40%         5.06%
1-Year Treasury Bills        6.51%          5.62%         5.45%         5.14%
30-Year Treasury Bills       7.43%          6.71%         5.69%         5.97%

                            1st Qtr.       2nd Qtr.      3rd Qtr.      4th Qtr.
                              1996           1996          1996          1996
                              ----           ----          ----          ----
Prime Rate                   8.25%          8.25%         8.25%         8.25%
90-Day Treasury Bills        5.18%          5.25%         5.16%         5.07%
1-Year Treasury Bills        5.43%          5.91%         5.38%         5.57%
30-Year Treasury Bills       6.73%          7.14%         6.47%         6.67%

                            1st Qtr.
                              1997
                              ----
Prime Rate                   8.50%
90-Day Treasury Bills        4.95%
1-Year Treasury Bills        5.95%
30-Year Treasury Bills       7.06%


Source:  The Wall Street Journal

                                   EXHIBIT 30

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                                                                 PER SHARE
                                                               ===========================================================
                                                               Latest      All Time   All Time   Monthly Quarterly    Book
                                                               Price        High        Low      Change    Change    Value
                                           State   Exchange      ($)         ($)        ($)        (%)       (%)      ($)
                                           -----   --------     ----        ------     ------     ------  --------   -----

FFDB      FirstFed Bancorp Incorporated      AL     NASDAQ     17.750      18.500      8.500     -4.05     23.48     14.33
PLE       Pinnacle Bancshares Inc.           AL     AMSE       22.000      22.625      4.000      0.57     -0.56     17.34
SRN       Southern Banc Company Inc.         AL     AMSE       14.375      15.125     11.375      0.88      0.88     14.42
SCBS      Southern Community Bancshares      AL     NASDAQ     14.000      14.250     13.000      0.00      5.66     13.54
SZB       SouthFirst Bancshares Inc.         AL     AMSE       15.000      16.000     10.625      8.11      9.09     15.82
FFBH      First Federal Bancshares of AR     AR     NASDAQ     19.250      20.375     10.000      1.32      0.65     16.79
HCBB      HCB Bancshares Inc.                AR     NASDAQ     13.000      13.250     12.625        NA        NA        NA
FTF       Texarkana First Financial Corp     AR     AMSE       17.625      17.625     10.000      2.17      3.68     14.70
AHM       Ahmanson & Company (H.F.)          CA     NYSE       41.500      44.875      2.688      5.06      0.30     19.05
AFFFZ     America First Financial Fund       CA     NASDAQ     38.000      38.000     14.500     25.62     16.48     28.43
BPLS      Bank Plus Corp.                    CA     NASDAQ     10.500      14.000      5.000      3.70    -20.75      8.88
BVCC      Bay View Capital Corp.             CA     NASDAQ     25.063      28.625      5.625      1.26    -11.09     14.82
BYFC      Broadway Financial Corp.           CA     NASDAQ     10.750      11.250      9.000      0.00      3.61     14.27
CFHC      California Financial Holding       CA     NASDAQ     29.375      29.500      5.909     -0.42      0.86     19.22
CENF      CENFED Financial Corp.             CA     NASDAQ     29.000      31.818      4.545      3.57     -5.48     20.05
CSA       Coast Savings Financial            CA     NYSE       44.000      48.750      1.625      5.07     -5.63     23.45
DSL       Downey Financial Corp.             CA     NYSE       20.500      22.500      1.321      6.29     -7.42     14.98
FSSB      First FS&LA of San Bernardino      CA     NASDAQ      9.250      14.500      6.875      0.00     -2.63     13.68
FED       FirstFed Financial Corp.           CA     NYSE       27.875      28.375      1.125     14.95      5.69     18.48
GLN       Glendale Federal Bank FSB          CA     NYSE       26.000     589.500      5.250      4.52     -0.48     15.31
GDW       Golden West Financial              CA     NYSE       68.250      74.250      3.875      1.30     -0.18     42.19
GWF       Great Western Financial            CA     NYSE       48.750      48.750      3.950     14.37     10.80     17.55
HTHR      Hawthorne Financial Corp.          CA     NASDAQ     11.375      35.500      2.250     19.74      3.41     12.37
HEMT      HF Bancorp Inc.                    CA     NASDAQ     13.500      14.500      8.188     -2.70      1.89     12.87
HBNK      Highland Federal Bank FSB          CA     NASDAQ     21.500      24.000     11.000      2.38     -4.97     15.70
MBBC      Monterey Bay Bancorp Inc.          CA     NASDAQ     15.875      18.250      8.750     -0.78    -10.56     15.01
PFFB      PFF Bancorp Inc.                   CA     NASDAQ     15.313      16.938     10.375      6.53     -5.41     14.09
PROV      Provident Financial Holdings       CA     NASDAQ     16.000      17.188     10.125      3.23      0.76     17.06
QCBC      Quaker City Bancorp Inc.           CA     NASDAQ     16.000      16.400      6.000      3.90      4.58     14.56
REDF      RedFed Bancorp Inc.                CA     NASDAQ     14.375      15.438      7.750      5.50      2.68     10.37
SGVB      SGV Bancorp Inc.                   CA     NASDAQ     12.875      13.875      7.750     -2.83     -7.21     12.41
WES       Westcorp                           CA     NYSE       16.875      23.875      3.703      4.65     -4.93     12.29
FFBA      First Colorado Bancorp Inc.        CO     NASDAQ     17.875      18.875      3.189     11.72      4.38     11.60
EGFC      Eagle Financial Corp.              CT     NASDAQ     28.000      30.750      6.198      2.28     -5.08     22.91

                                                                   PER SHARE                      PRICING RATIOS
                                                              ===================    =========================================
                                                                         12 Month     Price/    Price/     Price/   Price/Core
                                                                Assets      Div.     Earnings  Bk. Value   Assets   Earnings
                                           State   Exchange       ($)       ($)        (X)       (%)        (%)        (X)
                                           -----   --------     ------    -------     -------   --------   ------   ----------

FFDB      FirstFed Bancorp Incorporated      AL     NASDAQ       143.97     0.46      23.36     123.87     12.33     13.98
PLE       Pinnacle Bancshares Inc.           AL     AMSE         224.32     0.74      17.46     126.87      9.81     11.70
SRN       Southern Banc Company Inc.         AL     AMSE          85.33     0.53      62.50      99.69     16.85     26.62
SCBS      Southern Community Bancshares      AL     NASDAQ        61.64       NA         NA     103.40     22.71        NA
SZB       SouthFirst Bancshares Inc.         AL     AMSE         113.15     0.50         NM      94.82     13.26     88.24
FFBH      First Federal Bancshares of AR     AR     NASDAQ       106.16       NA         NA     114.65     18.13        NA
HCBB      HCB Bancshares Inc.                AR     NASDAQ           NA       NA         NA         NA        NA        NA
FTF       Texarkana First Financial Corp     AR     AMSE          91.71     3.45      13.35     119.90     19.22     10.88
AHM       Ahmanson & Company (H.F.)          CA     NYSE         484.09     0.88      32.94     217.85      8.57     16.34
AFFFZ     America First Financial Fund       CA     NASDAQ       363.20     1.60       8.39     133.66     10.46      7.12
BPLS      Bank Plus Corp.                    CA     NASDAQ       180.58     0.00         NM     118.24      5.81        NM
BVCC      Bay View Capital Corp.             CA     NASDAQ       234.74     0.31      27.85     169.12     10.68     16.93
BYFC      Broadway Financial Corp.           CA     NASDAQ       133.04     0.25         NM      75.33      8.08     51.19
CFHC      California Financial Holding       CA     NASDAQ       275.94     0.44      20.26     152.84     10.65     13.11
CENF      CENFED Financial Corp.             CA     NASDAQ       392.92     0.32      15.93     144.64      7.38     10.90
CSA       Coast Savings Financial            CA     NYSE         473.15     0.00      65.67     187.63      9.30     19.73
DSL       Downey Financial Corp.             CA     NYSE         205.15     0.30      24.70     136.85      9.99     14.54
FSSB      First FS&LA of San Bernardino      CA     NASDAQ       315.79     0.00         NM      67.62      2.93        NM
FED       FirstFed Financial Corp.           CA     NYSE         391.06     0.00      29.97     150.84      7.13     15.07
GLN       Glendale Federal Bank FSB          CA     NYSE         306.00     0.00      76.47     169.82      8.50     19.55
GDW       Golden West Financial              CA     NYSE         673.38     0.41      10.60     161.77     10.14      8.75
GWF       Great Western Financial            CA     NYSE         310.97     1.00      73.86     277.78     15.68     25.39
HTHR      Hawthorne Financial Corp.          CA     NASDAQ       318.71     0.00      36.69      91.96      3.57     30.74
HEMT      HF Bancorp Inc.                    CA     NASDAQ       156.71     0.00         NM     104.90      8.61     50.00
HBNK      Highland Federal Bank FSB          CA     NASDAQ       210.41     0.00      37.72     136.94     10.22     21.50
MBBC      Monterey Bay Bancorp Inc.          CA     NASDAQ       130.17     0.10      49.61     105.76     12.20     27.37
PFFB      PFF Bancorp Inc.                   CA     NASDAQ       134.55     0.00     102.09     108.68     11.38     26.86
PROV      Provident Financial Holdings       CA     NASDAQ       119.94       NA         NA      93.79     13.34        NA
QCBC      Quaker City Bancorp Inc.           CA     NASDAQ       163.42     0.00      32.65     109.89      9.79     17.58
REDF      RedFed Bancorp Inc.                CA     NASDAQ       126.84     0.00     159.72     138.62     11.33     23.96
SGVB      SGV Bancorp Inc.                   CA     NASDAQ       170.69     0.00      55.98     103.75      7.54     21.82
WES       Westcorp                           CA     NYSE         130.92     0.40      14.80     137.31     12.89     67.50
FFBA      First Colorado Bancorp Inc.        CO     NASDAQ        91.18     0.35      22.63     154.09     19.60     16.71
EGFC      Eagle Financial Corp.              CT     NASDAQ       332.04     0.92      15.73     122.22      8.43     11.86

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                                                                 PER SHARE
                                                               =========================================================
                                                               Latest    All Time   All Time   Monthly Quarterly    Book
                                                               Price      High        Low      Change    Change    Value
                                           State   Exchange      ($)       ($)        ($)        (%)       (%)      ($)
                                           -----   --------     ----      ------     ------     ------  --------   -----

FFES      First Federal of East Hartford     CT     NASDAQ     25.375     28.500      4.000      5.73     -1.46     23.00
NTMG      Nutmeg Federal S&LA                CT     NASDAQ      7.375      8.000      4.645     -6.35      0.00      7.35
WBST      Webster Financial Corporation      CT     NASDAQ     40.875     41.250      3.864      9.36      3.81     23.72
IFSB      Independence Federal Savings       DC     NASDAQ      8.875     10.250      0.250      4.41     -1.39     13.39
BANC      BankAtlantic Bancorp Inc.          FL     NASDAQ     13.875     14.125      0.178      9.90      5.11      8.23
BKUNA     BankUnited Financial Corp.         FL     NASDAQ      9.875     12.750      2.320     11.27     -1.25      7.33
FFFG      F.F.O. Financial Group Inc.        FL     NASDAQ      4.500     10.000      0.563      2.86     20.00      2.46
FFLC      FFLC Bancorp Inc.                  FL     NASDAQ     26.750     28.250     12.750      0.70      0.47     22.16
FFPB      First Palm Beach Bancorp Inc.      FL     NASDAQ     29.750     30.000     14.000      7.69      1.28     21.04
OCWN      Ocwen Financial Corporation        FL     NASDAQ     29.500     34.750     20.250     -4.84    -13.87      8.40
CCFH      CCF Holding Company                GA     NASDAQ     16.125     16.375     10.750     -0.77     -0.77     14.38
EBSI      Eagle Bancshares                   GA     NASDAQ     16.141     19.000      1.875      1.68     -2.18     12.74
FSTC      First Citizens Corporation         GA     NASDAQ     24.750     26.750      2.955      6.45      0.00     15.18
FGHC      First Georgia Holding Inc.         GA     NASDAQ      7.500      8.250      0.815     -8.40      0.00      4.08
FLFC      First Liberty Financial Corp.      GA     NASDAQ     21.250     22.500      2.667     -2.30     -3.41     11.87
FLAG      FLAG Financial Corp.               GA     NASDAQ     12.750     15.000      3.200      2.00      0.00     10.25
SFNB      Security First Network Bank        GA     NASDAQ      5.500     41.500      5.500     -31.25   -42.11      3.79
CASH      First Midwest Financial Inc.       IA     NASDAQ     16.000     17.500      8.833      4.92     -5.88     15.18
GFSB      GFS Bancorp Inc.                   IA     NASDAQ     14.250     14.250      5.500      5.56     28.09     10.33
HZFS      Horizon Financial Svcs Corp.       IA     NASDAQ     19.250     19.250     10.375     13.24     13.24     19.33
MFCX      Marshalltown Financial Corp.       IA     NASDAQ     15.000     16.750      8.500     -4.00      2.56     14.06
MIFC      Mid-Iowa Financial Corp.           IA     NASDAQ      9.000      9.000      2.474     22.03      5.88      6.71
MWBI      Midwest Bancshares Inc.            IA     NASDAQ     31.500     31.500     11.750      4.13     17.76     27.68
FFFD      North Central Bancshares Inc.      IA     NASDAQ     15.500     16.625      8.071     -1.59      0.00     14.59
PMFI      Perpetual Midwest Financial        IA     NASDAQ     19.250     22.000     10.000     -0.97     -4.94     17.71
SFFC      StateFed Financial Corporation     IA     NASDAQ     18.875     19.750     10.500      4.86      2.69     19.00
ABCL      Alliance Bancorp Inc.              IL     NASDAQ     29.719     31.250      9.000      7.10     -3.74     22.93
AVND      Avondale Financial Corp.           IL     NASDAQ     13.500     18.500     11.500      0.93    -25.00     14.88
BFFC      Big Foot Financial Corp.           IL     NASDAQ     15.875     16.000     12.313      8.55     15.45     14.28
CBCI      Calumet Bancorp Inc.               IL     NASDAQ     38.875     38.875     10.333     10.28      7.24     35.23
CBSB      Charter Financial Inc.             IL     NASDAQ     17.875     18.000      6.361      0.00     12.60     13.22
CNBA      Chester Bancorp Inc.               IL     NASDAQ     14.625     15.375     12.625      0.00     -0.85     14.50
CBK       Citizens First Financial Corp.     IL     AMSE       16.000     16.750      9.500      8.47      3.23     15.91
COVB      CoVest Bancshares Inc.             IL     NASDAQ     18.750     18.750      8.000      4.17      4.87     16.36

                                                                    PER SHARE                    PRICING RATIOS
                                                              ===================   ==========================================
                                                                         12 Month    Price/    Price/     Price/   Price/Core
                                                                Assets      Div.    Earnings  Bk. Value   Assets   Earnings
                                           State   Exchange       ($)       ($)       (X)       (%)        (%)        (X)
                                           -----   --------     ------    -------    -------   --------   ------   ----------

FFES      First Federal of East Hartford     CT     NASDAQ      367.95     0.60      16.58     110.33      6.90      10.40
NTMG      Nutmeg Federal S&LA                CT     NASDAQ      129.09     0.08      29.50     100.34      5.71      21.69
WBST      Webster Financial Corporation      CT     NASDAQ      467.11     0.70      22.84     172.32      8.75      46.45
IFSB      Independence Federal Savings       DC     NASDAQ      205.27     0.00      30.60      66.28      4.32      13.65
BANC      BankAtlantic Bancorp Inc.          FL     NASDAQ      149.47     0.12      14.45     168.59      9.28      17.79
BKUNA     BankUnited Financial Corp.         FL     NASDAQ      164.25     0.00      42.93     134.72      6.01      18.63
FFFG      F.F.O. Financial Group Inc.        FL     NASDAQ       37.96     0.00      18.00     182.93     11.85      13.24
FFLC      FFLC Bancorp Inc.                  FL     NASDAQ      153.10     0.42      28.46     120.71     17.47      19.53
FFPB      First Palm Beach Bancorp Inc.      FL     NASDAQ      311.07     0.50         NM     141.40      9.56     198.33
OCWN      Ocwen Financial Corporation        FL     NASDAQ       98.86       NA         NA     351.19     29.84         NA
CCFH      CCF Holding Company                GA     NASDAQ      100.51     0.70      73.30     112.13     16.04      48.86
EBSI      Eagle Bancshares                   GA     NASDAQ      146.34     0.58      18.77     126.70     11.03      14.04
FSTC      First Citizens Corporation         GA     NASDAQ      162.02     0.43       9.71     163.04     15.28       9.82
FGHC      First Georgia Holding Inc.         GA     NASDAQ       48.19     0.05      25.86     183.82     15.56      20.83
FLFC      First Liberty Financial Corp.      GA     NASDAQ      161.56     0.37      17.00     179.02     13.15      14.76
FLAG      FLAG Financial Corp.               GA     NASDAQ      109.02     0.34         NM     124.39     11.70      85.00
SFNB      Security First Network Bank        GA     NASDAQ        9.44     0.00         NM     145.12     58.26         NM
CASH      First Midwest Financial Inc.       IA     NASDAQ      130.93     0.33      16.67     105.40     12.22      11.43
GFSB      GFS Bancorp Inc.                   IA     NASDAQ       89.24     0.20      16.96     137.95     15.97      13.70
HZFS      Horizon Financial Svcs Corp.       IA     NASDAQ      184.16     0.32      25.00      99.59     10.45      18.16
MFCX      Marshalltown Financial Corp.       IA     NASDAQ       90.05     0.00      51.72     106.69     16.66      27.27
MIFC      Mid-Iowa Financial Corp.           IA     NASDAQ       73.73     0.08      14.52     134.13     12.21         NA
MWBI      Midwest Bancshares Inc.            IA     NASDAQ      399.05     0.56      18.31     113.80      7.89      11.50
FFFD      North Central Bancshares Inc.      IA     NASDAQ       59.34     0.25      16.67     106.24     26.12      14.49
PMFI      Perpetual Midwest Financial        IA     NASDAQ      208.56     0.30     128.33     108.70      9.23      37.75
SFFC      StateFed Financial Corporation     IA     NASDAQ      107.94     0.40      17.48      99.34     17.49      13.98
ABCL      Alliance Bancorp Inc.              IL     NASDAQ      246.19     0.10      29.72     129.61     12.07      17.28
AVND      Avondale Financial Corp.           IL     NASDAQ      180.25     0.00         NM      90.73      7.49         NM
BFFC      Big Foot Financial Corp.           IL     NASDAQ       83.61       NA         NA     111.17     18.99         NA
CBCI      Calumet Bancorp Inc.               IL     NASDAQ      220.97     0.00      17.83     110.35     17.59      14.73
CBSB      Charter Financial Inc.             IL     NASDAQ       93.55     0.26      22.07     135.21     19.11      17.35
CNBA      Chester Bancorp Inc.               IL     NASDAQ       65.30       NA         NA     100.86     22.40         NA
CBK       Citizens First Financial Corp.     IL     AMSE         97.05       NA         NA     100.57     16.49         NA
COVB      CoVest Bancshares Inc.             IL     NASDAQ      183.11     0.40      62.50     114.61     10.24      25.68

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                                                                PER SHARE
                                                              ==========================================================
                                                              Latest    All Time   All Time   Monthly Quarterly    Book
                                                              Price      High        Low      Change    Change    Value
                                          State   Exchange      ($)       ($)        ($)        (%)       (%)      ($)
                                          -----   --------     ----      ------     ------     ------  --------   -----

CSBF     CSB Financial Group Inc.           IL     NASDAQ     12.000     12.500      8.810      3.23     15.66     12.78
DFIN     Damen Financial Corp.              IL     NASDAQ     14.500     15.000     11.000      3.57      0.00     14.12
EGLB     Eagle BancGroup Inc.               IL     NASDAQ     15.250     16.250     10.500      1.24     -3.94     16.28
FBCI     Fidelity Bancorp Inc.              IL     NASDAQ     18.750     20.875      9.500      0.00     -4.76     17.74
FFBI     First Financial Bancorp Inc.       IL     NASDAQ     15.500     16.500      9.000     -3.13     -6.06     17.50
FMBD     First Mutual Bancorp Inc.          IL     NASDAQ     14.750     16.000     11.125      5.36     -5.60     16.60
GTPS     Great American Bancorp             IL     NASDAQ     15.750     16.500     11.875      0.00     -4.55     18.36
HMLK     Hemlock Federal Financial Corp     IL     NASDAQ     13.250     13.250     12.500      1.92        NA        NA
HBEI     Home Bancorp of Elgin Inc.         IL     NASDAQ     16.063     16.125     11.813      3.63      8.90     14.39
HMCI     HomeCorp Inc.                      IL     NASDAQ     14.250     15.167      3.333      1.79      6.88     12.52
KNK      Kankakee Bancorp Inc.              IL     AMSE       28.500     28.750     13.625      2.24      4.11     25.74
MAFB     MAF Bancorp Inc.                   IL     NASDAQ     41.375     42.313      2.727      2.16      2.16     24.46
NBSI     North Bancshares Inc.              IL     NASDAQ     19.500     20.125     11.000      0.00      5.41     16.94
PFED     Park Bancorp Inc.                  IL     NASDAQ     14.500     16.125     10.188     -1.69     -5.69     15.87
PSFI     PS Financial Inc.                  IL     NASDAQ     13.750     14.250     11.625      1.85      0.00     14.88
SWBI     Southwest Bancshares               IL     NASDAQ     20.500     20.500      7.833      6.49      3.12     15.19
SPBC     St. Paul Bancorp Inc.              IL     NASDAQ     32.250     32.250      3.066     15.18     20.56     17.16
STND     Standard Financial Inc.            IL     NASDAQ     23.875     23.938      9.125      3.24     17.18     16.74
SFSB     SuburbFed Financial Corp.          IL     NASDAQ     24.875     25.000      6.667      6.99      9.79     21.23
WCBI     Westco Bancorp                     IL     NASDAQ     23.625     23.625      7.667      5.00      9.88     18.89
FBCV     1ST Bancorp                        IN     NASDAQ     30.750     33.250      3.990     -6.82      1.65     31.19
AMFC     AMB Financial Corp.                IN     NASDAQ     15.000     15.000      9.750      5.26      8.11     14.29
ASBI     Ameriana Bancorp                   IN     NASDAQ     16.000     16.375      2.750      2.40     -1.54     13.38
ATSB     AmTrust Capital Corp.              IN     NASDAQ     12.000     12.500      7.750      4.35      4.35     13.72
CBCO     CB Bancorp Inc.                    IN     NASDAQ     33.750     34.250      7.125      3.05      3.05     17.21
FFWC     FFW Corp.                          IN     NASDAQ     26.000     26.750     12.500     -0.95      2.46     22.75
FFED     Fidelity Federal Bancorp           IN     NASDAQ      9.000     14.773      1.534     20.00    -10.00      5.17
FISB     First Indiana Corporation          IN     NASDAQ     20.375     24.300      1.642      5.84     -9.85     13.51
HFGI     Harrington Financial Group         IN     NASDAQ     11.500     11.750      9.750      6.98      9.52      7.57
HBFW     Home Bancorp                       IN     NASDAQ     20.250     20.875     12.500      0.62      2.53     17.43
HBBI     Home Building Bancorp              IN     NASDAQ     21.000     22.000     10.000      2.44      0.00     19.88
HOMF     Home Federal Bancorp               IN     NASDAQ     26.750     28.000      2.148      4.90     -1.83     16.54
HWEN     Home Financial Bancorp             IN     NASDAQ     15.750     15.750      9.875      1.61      5.88     15.12
INCB     Indiana Community Bank SB          IN     NASDAQ     15.000     19.000     11.000     -6.25    -14.29     12.27

                                                               PER SHARE                    PRICING RATIOS
                                                          ===================   ==========================================
                                                                     12 Month    Price/    Price/     Price/   Price/Core
                                                            Assets      Div.    Earnings  Bk. Value   Assets   Earnings
                                         State   Exchange     ($)       ($)       (X)       (%)        (%)        (X)
                                         -----   --------   ------    -------    -------   --------   ------   ----------

SBF     CSB Financial Group Inc.           IL     NASDAQ      50.96     0.00      54.55      93.90     23.55      37.50
FIN     Damen Financial Corp.              IL     NASDAQ      70.04     0.24      30.85     102.69     20.70      23.77
GLB     Eagle BancGroup Inc.               IL     NASDAQ     134.52       NA         NA      93.67     11.34         NA
BCI     Fidelity Bancorp Inc.              IL     NASDAQ     174.07     0.26      21.55     105.69     10.77      15.37
FBI     First Financial Bancorp Inc.       IL     NASDAQ     224.21     0.00         NM      88.57      6.91      15.98
MBD     First Mutual Bancorp Inc.          IL     NASDAQ     113.48     0.31     113.46      88.86     13.00      47.58
TPS     Great American Bancorp             IL     NASDAQ      78.35     0.40      98.44      85.78     20.10      41.45
MLK     Hemlock Federal Financial Corp     IL     NASDAQ         NA       NA         NA         NA        NA         NA
BEI     Home Bancorp of Elgin Inc.         IL     NASDAQ      51.17       NA         NA     111.63     31.39         NA
MCI     HomeCorp Inc.                      IL     NASDAQ     198.71     0.00      71.25     113.82      7.17      20.07
NK      Kankakee Bancorp Inc.              IL     AMSE       241.08     0.42      19.93     110.72     11.82      15.16
AFB     MAF Bancorp Inc.                   IL     NASDAQ     310.33     0.35      17.61     169.15     13.33      13.13
BSI     North Bancshares Inc.              IL     NASDAQ     115.96     0.42      38.24     115.11     16.82      27.86
FED     Park Bancorp Inc.                  IL     NASDAQ      73.20       NA         NA      91.37     19.81         NA
SFI     PS Financial Inc.                  IL     NASDAQ      34.42       NA         NA      92.41     39.95         NA
WBI     Southwest Bancshares               IL     NASDAQ     140.81     0.74      20.92     134.96     14.56      15.07
PBC     St. Paul Bancorp Inc.              IL     NASDAQ     196.36     0.39      26.22     187.94     16.42      17.53
TND     Standard Financial Inc.            IL     NASDAQ     153.59     0.34      34.11     142.62     15.54      22.11
FSB     SuburbFed Financial Corp.          IL     NASDAQ     323.41     0.32      25.64     117.17      7.69      15.74
CBI     Westco Bancorp                     IL     NASDAQ     121.34     0.54      19.52     125.07     19.47      15.05
BCV     1ST Bancorp                        IN     NASDAQ     391.51     0.39      33.79      98.59      7.85     205.00
MFC     AMB Financial Corp.                IN     NASDAQ      87.69       NA         NA     104.97     17.11         NA
SBI     Ameriana Bancorp                   IN     NASDAQ     123.37     0.58      22.22     119.58     12.97      15.24
TSB     AmTrust Capital Corp.              IN     NASDAQ     134.92     0.05      27.27      87.46      8.89      44.44
BCO     CB Bancorp Inc.                    IN     NASDAQ     194.92     0.00      20.58     196.11     17.31      17.58
FWC     FFW Corp.                          IN     NASDAQ     227.32     0.60      13.33     114.29     11.44      10.88
FED     Fidelity Federal Bancorp           IN     NASDAQ     100.51     0.70      60.00     174.08      8.95      33.33
ISB     First Indiana Corporation          IN     NASDAQ     140.99     0.46      16.57     150.81     14.45         NA
FGI     Harrington Financial Group         IN     NASDAQ     158.24     0.00      22.55     151.92      7.27      15.33
BFW     Home Bancorp                       IN     NASDAQ     124.96     0.20      28.52     116.18     16.21      18.08
BBI     Home Building Bancorp              IN     NASDAQ     150.18     0.30      67.74     105.63     13.98      28.00
OMF     Home Federal Bancorp               IN     NASDAQ     195.78     0.37      14.15     161.73     13.66      12.27
WEN     Home Financial Bancorp             IN     NASDAQ      81.17       NA         NA     104.17     19.40         NA
NCB     Indiana Community Bank SB          IN     NASDAQ      99.05     3.36     100.00     122.25     15.14      31.25

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                                                                PER SHARE
                                                              ==========================================================
                                                              Latest    All Time   All Time   Monthly Quarterly    Book
                                                              Price      High        Low      Change    Change    Value
                                          State   Exchange      ($)       ($)        ($)        (%)       (%)      ($)
                                          -----   --------     ----      ------     ------     ------  --------   -----

IFSL     Indiana Federal Corporation        IN     NASDAQ     26.500     27.250      4.000      7.07     -2.75     15.03
LOGN     Logansport Financial Corp.         IN     NASDAQ     13.250     15.000     11.125      0.00     -1.85     12.41
MARN     Marion Capital Holdings            IN     NASDAQ     22.500     23.250     14.250      3.45      2.27     21.99
MFBC     MFB Corp.                          IN     NASDAQ     19.375     19.750     10.500     -0.64      0.73     19.59
NEIB     Northeast Indiana Bancorp          IN     NASDAQ     15.500     15.750     11.250     14.81      8.77     14.87
PFDC     Peoples Bancorp                    IN     NASDAQ     22.750     23.000      5.375      0.00     -1.09     18.86
PERM     Permanent Bancorp Inc.             IN     NASDAQ     25.500     25.500      9.750      8.51     13.33     19.24
RIVR     River Valley Bancorp               IN     NASDAQ     14.750     15.500     13.250      1.72     -3.28     14.37
SOBI     Sobieski Bancorp Inc.              IN     NASDAQ     14.750     16.000     10.000      1.72      5.36     17.52
FFSL     First Independence Corp.           KS     NASDAQ     11.375     12.250      5.438      4.60     -7.14     11.41
LARK     Landmark Bancshares Inc.           KS     NASDAQ     20.000     20.000      9.750      3.90      6.67     18.11
MCBS     Mid Continent Bancshares Inc.      KS     NASDAQ     25.813     27.000      9.750     -0.96      3.25     19.46
CKFB     CKF Bancorp Inc.                   KY     NASDAQ     19.250     20.750     11.375      1.32      2.67     16.59
CLAS     Classic Bancshares Inc.            KY     NASDAQ     14.625     14.750     10.375      8.33      6.36     14.48
FFKY     First Federal Financial Corp.      KY     NASDAQ     19.250     22.000      3.063     -3.75     -3.75     12.16
FLKY     First Lancaster Bancshares         KY     NASDAQ     15.250     16.250     13.125      0.00     -4.69     14.44
FTSB     Fort Thomas Financial Corp.        KY     NASDAQ     10.125     17.750      9.250     -7.95    -13.83     10.19
FKKY     Frankfort First Bancorp Inc.       KY     NASDAQ     11.000     15.875      9.750     10.00      4.76      9.93
GWBC     Gateway Bancorp Inc.               KY     NASDAQ     16.875     17.000     11.000      1.50     17.39     15.96
GTFN     Great Financial Corporation        KY     NASDAQ     33.750     34.750     13.875      2.27      5.06     19.83
HFFB     Harrodsburg First Fin Bancorp      KY     NASDAQ     15.000     19.000     12.375     -1.64     -4.76     15.27
KYF      Kentucky First Bancorp Inc.        KY     AMSE       10.875     15.250     10.625     -1.14     -8.42     10.86
ANA      Acadiana Bancshares Inc.           LA     AMSE       19.250     19.250     11.690      6.94     10.00     16.70
CZF      CitiSave Financial Corp            LA     AMSE       20.000     20.000     12.750      1.27     45.45     12.95
GSLA     GS Financial Corp.                 LA     NASDAQ     14.250     14.250     13.375      1.79        NA        NA
ISBF     ISB Financial Corporation          LA     NASDAQ     22.500     26.125     12.938     -4.26    -10.45     17.45
MERI     Meritrust Federal SB               LA     NASDAQ     36.250     37.500     13.500      2.84      2.11     23.34
TSH      Teche Holding Co.                  LA     AMSE       17.875     17.875     11.375     10.00     19.17     15.23
AFCB     Affiliated Community Bancorp       MA     NASDAQ     24.500     24.625     12.848     22.50     21.89     16.23
BFD      BostonFed Bancorp Inc.             MA     AMSE       16.750     17.125     10.000     11.67      1.52     15.02
FAB      FirstFed America Bancorp Inc.      MA     AMSE       14.625     15.250     13.625      0.86      0.00     14.03
ANBK     American National Bancorp          MD     NASDAQ     14.250     14.875      4.639     -1.72      9.62     13.08
EQSB     Equitable Federal Savings Bank     MD     NASDAQ     34.000     35.500     11.250     -3.20      3.82     24.91
FCIT     First Citizens Financial Corp.     MD     NASDAQ     27.750     28.625      0.375      6.22     26.14     14.39

                                                               PER SHARE                   PRICING RATIOS
                                                          ===================   ==========================================
                                                                     12 Month    Price/    Price/     Price/   Price/Core
                                                            Assets      Div.    Earnings  Bk. Value   Assets   Earnings
                                         State   Exchange     ($)       ($)       (X)       (%)        (%)        (X)
                                         -----   --------   ------    -------    -------   --------   ------   ----------
IFSL     Indiana Federal Corporation        IN     NASDAQ    171.10     0.72      24.31     176.31     15.49      17.21
LOGN     Logansport Financial Corp.         IN     NASDAQ     63.12     3.40      18.93     106.77     20.99      14.72
MARN     Marion Capital Holdings            IN     NASDAQ     95.40     0.80      18.29     102.32     23.58      15.10
MFBC     MFB Corp.                          IN     NASDAQ    135.08     0.22      28.49      98.90     14.34      19.38
NEIB     Northeast Indiana Bancorp          IN     NASDAQ     98.07     0.31      16.85     104.24     15.81      14.35
PFDC     Peoples Bancorp                    IN     NASDAQ    124.27     0.59      16.98     120.63     18.31      12.50
PERM     Permanent Bancorp Inc.             IN     NASDAQ    198.27     0.25      57.95     132.54     12.86      26.56
RIVR     River Valley Bancorp               IN     NASDAQ    116.22       NA         NA     102.64     12.69         NA
SOBI     Sobieski Bancorp Inc.              IN     NASDAQ    104.10     0.07      50.86      84.19     14.17      25.88
FFSL     First Independence Corp.           KS     NASDAQ    108.65     0.21      23.70      99.69     10.47      15.37
LARK     Landmark Bancshares Inc.           KS     NASDAQ    123.78     0.40      20.83     110.44     16.16      16.39
MCBS     Mid Continent Bancshares Inc.      KS     NASDAQ    189.54     0.40      14.75     132.65     13.62      12.97
CKFB     CKF Bancorp Inc.                   KY     NASDAQ     64.93     1.44      22.13     116.03     29.65      22.38
CLAS     Classic Bancshares Inc.            KY     NASDAQ     97.06     0.13      45.70     101.00     15.07      27.59
FFKY     First Federal Financial Corp.      KY     NASDAQ     89.38     0.49      17.99     158.31     21.54      15.04
FLKY     First Lancaster Bancshares         KY     NASDAQ     42.19       NA         NA     105.61     36.15         NA
FTSB     Fort Thomas Financial Corp.        KY     NASDAQ     63.33     4.25      34.91      99.36     15.99      21.54
FKKY     Frankfort First Bancorp Inc.       KY     NASDAQ     37.91     4.36      42.31     110.78     29.02      29.73
GWBC     Gateway Bancorp Inc.               KY     NASDAQ     61.17     0.40      32.45     105.73     27.59         NA
GTFN     Great Financial Corporation        KY     NASDAQ    213.32     0.48      23.28     170.20     15.82      23.77
HFFB     Harrodsburg First Fin Bancorp      KY     NASDAQ     53.43     0.55      25.86      98.23     28.07      20.27
KYF      Kentucky First Bancorp Inc.        KY     AMSE       67.41     3.50      20.14     100.14     16.13      15.76
ANA      Acadiana Bancshares Inc.           LA     AMSE       95.81       NA         NA     115.27     20.09         NA
CZF      CitiSave Financial Corp            LA     AMSE       77.89     2.35      50.00     154.44     25.68      33.33
GSLA     GS Financial Corp.                 LA     NASDAQ        NA       NA         NA         NA        NA         NA
ISBF     ISB Financial Corporation          LA     NASDAQ    134.11     0.35      27.44     128.94     16.78      20.27
MERI     Meritrust Federal SB               LA     NASDAQ    295.27     0.65      21.32     155.31     12.28      13.23
TSH      Teche Holding Co.                  LA     AMSE      114.49     0.50      21.80     117.37     15.61      15.68
AFCB     Affiliated Community Bancorp       MA     NASDAQ    163.40     0.43      17.01     150.96     14.99      14.85
BFD      BostonFed Bancorp Inc.             MA     AMSE      157.82     0.20      26.17     111.52     10.61      19.25
FAB      FirstFed America Bancorp Inc.      MA     AMSE      112.52       NA         NA     104.24     13.00         NA
ANBK     American National Bancorp          MD     NASDAQ    139.86     0.09      37.50     108.94     10.19      16.38
EQSB     Equitable Federal Savings Bank     MD     NASDAQ    491.53     0.00      16.35     136.49      6.92      10.21
FCIT     First Citizens Financial Corp.     MD     NASDAQ    235.68     0.00      25.46     192.84     11.77      17.02

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                                                                PER SHARE
                                                              ==========================================================
                                                              Latest    All Time   All Time   Monthly Quarterly    Book
                                                              Price      High        Low      Change    Change    Value
                                          State   Exchange      ($)       ($)        ($)        (%)       (%)      ($)
                                          -----   --------     ----      ------     ------     ------  --------   -----

HRBF     Harbor Federal Bancorp Inc.        MD     NASDAQ     18.000     18.750      9.750      9.09      5.11     16.09
MFSL     Maryland Federal Bancorp           MD     NASDAQ     39.750     40.000      4.329     12.77      6.00     29.67
WSB      Washington Savings Bank, FSB       MD     AMSE        4.875      6.917      0.281     -1.28     -4.88      5.06
WHGB     WHG Bancshares Corp.               MD     NASDAQ     14.250     14.750     10.875      2.70      4.59     14.00
MCBN     Mid-Coast Bancorp Inc.             ME     NASDAQ     19.500     20.250      8.095      5.41      2.63     21.61
BWFC     Bank West Financial Corp.          MI     NASDAQ     13.500     14.250      8.500      8.00     14.89     12.62
CFSB     CFSB Bancorp Inc.                  MI     NASDAQ     23.250     23.250      2.881     16.25     25.49     12.32
DNFC     D & N Financial Corp.              MI     NASDAQ     18.125     18.875      2.500      4.32      0.00     10.56
FLGS     Flagstar Bancorp Inc.              MI     NASDAQ     15.875     15.875     13.000     20.95        NA        NA
MSBF     MSB Financial Inc.                 MI     NASDAQ     22.000     22.000     10.750      1.15      4.76     19.94
MSBK     Mutual Savings Bank FSB            MI     NASDAQ      8.125     25.500      3.000     14.04     16.07      9.31
OFCP     Ottawa Financial Corp.             MI     NASDAQ     21.000     22.750     10.250      0.60      6.33     15.07
SJSB     SJS Bancorp                        MI     NASDAQ     26.500     26.625     10.810      0.00      3.92     17.66
THR      Three Rivers Financial Corp.       MI     AMSE       15.000     15.250     11.375      6.19     -0.83     15.23
BDJI     First Federal Bancorporation       MN     NASDAQ     18.750     19.250     10.625      1.35      1.35     17.18
FFHH     FSF Financial Corp.                MN     NASDAQ     16.625     18.250      7.750      0.00     -2.92     15.87
HMNF     HMN Financial Inc.                 MN     NASDAQ     21.250     23.750      9.313      6.25     -9.57     18.71
MIVI     Mississippi View Holding Co.       MN     NASDAQ     15.000     15.625      8.500      0.00      0.84     15.55
QCFB     QCF Bancorp Inc.                   MN     NASDAQ     21.000     21.000     11.000      7.69     12.00     18.98
WEFC     Wells Financial Corp.              MN     NASDAQ     14.500     16.000      9.000      3.57     -3.33     14.20
CMRN     Cameron Financial Corp             MO     NASDAQ     16.750     17.000     10.688      5.51      1.52     16.92
CAPS     Capital Savings Bancorp Inc.       MO     NASDAQ     17.500     18.250      6.125     35.92     25.00     10.89
CBES     CBES Bancorp Inc.                  MO     NASDAQ     16.500     17.500     12.625      0.00     -4.35     17.08
CNSB     CNS Bancorp Inc.                   MO     NASDAQ     15.500     17.500     11.000     -0.80    -11.43     14.73
FBSI     First Bancshares Inc.              MO     NASDAQ     19.000     20.750     10.250     -1.30     -1.30     19.80
FTNB     Fulton Bancorp Inc.                MO     NASDAQ     20.125     20.125     12.500      8.05      9.52     14.47
GSBC     Great Southern Bancorp Inc.        MO     NASDAQ     16.938     18.000      1.146     -1.09     -1.81      7.35
HFSA     Hardin Bancorp Inc.                MO     NASDAQ     14.625     15.500     11.000      0.86      1.74     15.37
JSBA     Jefferson Savings Bancorp          MO     NASDAQ     28.875     30.750     13.250      1.76      1.76     23.22
JOAC     Joachim Bancorp Inc.               MO     NASDAQ     14.875     15.250     11.500      1.71      6.25     13.59
LXMO     Lexington B&L Financial Corp.      MO     NASDAQ     14.500     15.750      9.500      0.87      0.87     15.17
MBLF     MBLA Financial Corp.               MO     NASDAQ     23.250     26.000     12.750     13.41     15.53     21.51
NASB     North American Savings Bank        MO     NASDAQ     44.500     46.250      2.500      4.71     15.02     24.35
NSLB     NS&L Bancorp Inc.                  MO     NASDAQ     16.500     17.250     11.750      0.00      1.93     16.36

                                                               PER SHARE                     PRICING RATIOS
                                                          ===================   ==========================================
                                                                     12 Month    Price/    Price/     Price/   Price/Core
                                                            Assets      Div.    Earnings  Bk. Value   Assets   Earnings
                                         State   Exchange     ($)       ($)       (X)       (%)        (%)        (X)
                                         -----   --------   ------    -------    -------   --------   ------   ----------
HRBF     Harbor Federal Bancorp Inc.        MD     NASDAQ    125.09     0.40      33.33     111.87     14.39      21.18
MFSL     Maryland Federal Bancorp           MD     NASDAQ    351.54     0.69      19.88     133.97     11.31      13.71
WSB      Washington Savings Bank, FSB       MD     AMSE       60.81     0.10      16.81      96.34      8.02      11.61
WHGB     WHG Bancshares Corp.               MD     NASDAQ     63.97       NA         NA     101.79     22.28         NA
MCBN     Mid-Coast Bancorp Inc.             ME     NASDAQ    251.28     0.51      20.97      90.24      7.76      13.00
BWFC     Bank West Financial Corp.          MI     NASDAQ     82.43     0.28      23.28     106.97     16.38      26.47
CFSB     CFSB Bancorp Inc.                  MI     NASDAQ    161.47     0.45      21.14     188.72     14.40      16.03
DNFC     D & N Financial Corp.              MI     NASDAQ    183.80     0.00      17.26     171.64      9.86      12.76
FLGS     Flagstar Bancorp Inc.              MI     NASDAQ        NA       NA         NA         NA        NA         NA
MSBF     MSB Financial Inc.                 MI     NASDAQ    120.04     0.50      17.60     110.33     18.33      13.92
MSBK     Mutual Savings Bank FSB            MI     NASDAQ    155.01     0.00      50.78      87.27      5.24         NM
OFCP     Ottawa Financial Corp.             MI     NASDAQ    170.42     0.35      30.00     139.35     12.32      17.80
SJSB     SJS Bancorp                        MI     NASDAQ    167.57     0.43      80.30     150.06     15.81      31.55
THR      Three Rivers Financial Corp.       MI     AMSE      110.70     0.33      23.81      98.49     13.55      16.13
BDJI     First Federal Bancorporation       MN     NASDAQ    153.76     0.00      36.06     109.14     12.19      18.20
FFHH     FSF Financial Corp.                MN     NASDAQ    118.67     0.50      22.77     104.76     14.01      18.07
HMNF     HMN Financial Inc.                 MN     NASDAQ    131.36     0.00      21.25     113.58     16.18      18.16
MIVI     Mississippi View Holding Co.       MN     NASDAQ     85.20     0.24      25.86      96.46     17.61      17.65
QCFB     QCF Bancorp Inc.                   MN     NASDAQ    104.92     0.00      14.38     110.64     20.02      11.73
WEFC     Wells Financial Corp.              MN     NASDAQ     99.75     0.00      22.31     102.11     14.54      14.22
CMRN     Cameron Financial Corp             MO     NASDAQ     73.71     0.28      20.94      99.00     22.72      16.75
CAPS     Capital Savings Bancorp Inc.       MO     NASDAQ    125.76     0.21      23.03     160.70     13.92      15.77
CBES     CBES Bancorp Inc.                  MO     NASDAQ     92.90       NA         NA      96.60     17.76         NA
CNSB     CNS Bancorp Inc.                   MO     NASDAQ     59.34       NA         NA     105.23     26.12         NA
FBSI     First Bancshares Inc.              MO     NASDAQ    137.96     0.20      16.10      95.96     13.77      12.93
FTNB     Fulton Bancorp Inc.                MO     NASDAQ     57.85       NA         NA     139.08     34.79         NA
GSBC     Great Southern Bancorp Inc.        MO     NASDAQ     81.94     0.39      16.13     230.45     20.67      14.23
HFSA     Hardin Bancorp Inc.                MO     NASDAQ    120.27     0.40      28.68      95.15     12.16      17.62
JSBA     Jefferson Savings Bancorp          MO     NASDAQ    260.90     0.34      36.55     124.35     11.07      14.66
JOAC     Joachim Bancorp Inc.               MO     NASDAQ     46.89     0.50      59.50     109.46     31.72      38.14
LXMO     Lexington B&L Financial Corp.      MO     NASDAQ     54.92       NA         NA      95.58     26.40         NA
MBLF     MBLA Financial Corp.               MO     NASDAQ    159.41     0.40      23.72     108.09     14.59      18.16
NASB     North American Savings Bank        MO     NASDAQ    305.41     0.67      11.59     182.75     14.57      11.87
NSLB     NS&L Bancorp Inc.                  MO     NASDAQ     82.10     0.50      37.50     100.86     20.10      28.45

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                                                                PER SHARE
                                                              ==========================================================
                                                              Latest    All Time   All Time   Monthly Quarterly    Book
                                                              Price      High        Low      Change    Change    Value
                                          State   Exchange      ($)       ($)        ($)        (%)       (%)      ($)
                                          -----   --------     ----      ------     ------     ------  --------   -----

PCBC     Perry County Financial Corp.       MO     NASDAQ     19.875     21.500     12.375      4.61      4.61     18.06
RFED     Roosevelt Financial Group          MO     NASDAQ     23.750     23.750      2.167      1.33      4.40      9.91
SMFC     Sho-Me Financial Corp.             MO     NASDAQ     34.375     34.375      9.375      9.13     16.53     20.99
SMBC     Southern Missouri Bancorp Inc.     MO     NASDAQ     17.000     17.500      8.875      7.94      6.25     15.85
CFTP     Community Federal Bancorp          MS     NASDAQ     17.438     20.000     12.250     -5.10     -12.81    16.13
FFBS     FFBS BanCorp Inc.                  MS     NASDAQ     23.000     24.250     12.000      4.55      4.55     17.01
MGNL     Magna Bancorp Inc.                 MS     NASDAQ     23.313     23.750      0.844     33.22     26.02      9.61
EFBC     Empire Federal Bancorp Inc.        MT     NASDAQ     13.000     14.438     12.500      0.00     -5.45     15.35
GBCI     Glacier Bancorp Inc.               MT     NASDAQ     17.000     17.000      0.997      6.25      4.08      7.77
UBMT     United Financial Corp.             MT     NASDAQ     19.500     22.500      5.625      0.00      0.00     19.94
WSTR     WesterFed Financial Corp.          MT     NASDAQ     19.938     21.750     11.375      3.57     -4.49     18.44
CFNC     Carolina Fincorp Inc.              NC     NASDAQ     14.375     15.250     13.000     -0.86     -4.96     13.91
CENB     Century Bancorp Inc.               NC     NASDAQ     68.500     71.000     62.000      0.74     -3.52     73.45
COOP     Cooperative Bankshares Inc.        NC     NASDAQ     21.000     22.500      3.467      0.00      2.44     17.49
SOPN     First Savings Bancorp Inc.         NC     NASDAQ     21.250     21.250     13.500      8.28      6.25     18.04
GSFC     Green Street Financial Corp.       NC     NASDAQ     17.625     18.875     12.125      0.71     -1.40     14.64
HFNC     HFNC Financial Corp.               NC     NASDAQ     17.500     22.063     13.125     -1.41    -19.08      9.23
KSAV     KS Bancorp Inc.                    NC     NASDAQ     22.000     22.000     11.625      7.32      2.33     21.00
MBSP     Mitchell Bancorp Inc.              NC     NASDAQ     16.250     16.750     10.190      0.00      5.69     15.17
NSBC     NewSouth Bancorp, Inc.             NC     NASDAQ     24.375     24.375     20.250      3.72        NA        NA
PDB      Piedmont Bancorp Inc.              NC     AMSE       10.125     19.125      9.250     -4.71     -4.71      7.31
SSB      Scotland Bancorp Inc               NC     AMSE       15.875     16.750     11.625      2.42     -3.79     13.74
SSFC     South Street Financial Corp.       NC     NASDAQ     16.250     17.000     12.125      2.36     -1.52     14.64
SSM      Stone Street Bancorp Inc.          NC     AMSE       26.125     27.250     16.250      1.46     -3.70     20.72
UFRM     United Federal Savings Bank        NC     NASDAQ     11.000     11.250      1.750     -2.22     33.33      6.70
CFB      Commercial Federal Corporation     NE     NYSE       34.750     39.000      1.083     -0.36     -3.81     18.99
EBCP     Eastern Bancorp                    NH     NASDAQ     26.250     26.375      3.000      3.96      5.00     17.86
NHTB     New Hampshire Thrift Bncshrs       NH     NASDAQ     15.000     15.125      1.750      1.69     23.71     11.46
FBER     1st Bergen Bancorp                 NJ     NASDAQ     13.875     15.125      9.000      2.78     -4.31     13.76
COFD     Collective Bancorp Inc.            NJ     NASDAQ     43.750     44.000      1.351      3.55      5.74     18.89
FSPG     First Home Bancorp Inc.            NJ     NASDAQ     18.625     19.375      1.898      0.68     -1.32     12.36
FMCO     FMS Financial Corporation          NJ     NASDAQ     19.750     20.750      1.500     -2.47      0.00     14.59
IBSF     IBS Financial Corp.                NJ     NASDAQ     14.875     16.250      7.312     -0.83     -2.25     11.45
LVSB     Lakeview Financial                 NJ     NASDAQ     29.875     33.500      7.335      9.63    -10.15     19.91

                                                               PER SHARE                     PRICING RATIOS
                                                          ===================   ==========================================
                                                                     12 Month    Price/    Price/     Price/   Price/Core
                                                            Assets      Div.    Earnings  Bk. Value   Assets   Earnings
                                         State   Exchange     ($)       ($)       (X)       (%)        (%)        (X)
                                         -----   --------   ------    -------    -------   --------   ------   ----------
PCBC     Perry County Financial Corp.       MO     NASDAQ     98.60     0.40      24.84     110.05     20.16      15.29
RFED     Roosevelt Financial Group          MO     NASDAQ    176.19     0.64     215.91     239.66     13.48      14.22
SMFC     Sho-Me Financial Corp.             MO     NASDAQ    200.44     0.00      20.71     163.77     17.15      17.63
SMBC     Southern Missouri Bancorp Inc.     MO     NASDAQ    101.16     0.50      23.61     107.26     16.81      16.67
CFTP     Community Federal Bancorp          MS     NASDAQ     48.12     0.30      26.42     108.11     36.24      22.07
FFBS     FFBS BanCorp Inc.                  MS     NASDAQ     82.62     0.50      23.71     135.21     27.84      18.70
MGNL     Magna Bancorp Inc.                 MS     NASDAQ    100.56     0.53      17.66     242.59     23.18      14.94
EFBC     Empire Federal Bancorp Inc.        MT     NASDAQ     41.64       NA         NA      84.69     31.22         NA
GBCI     Glacier Bancorp Inc.               MT     NASDAQ     81.25     0.43      15.60     218.79     20.92      13.93
UBMT     United Financial Corp.             MT     NASDAQ     88.06     0.91      20.53      97.79     22.14      16.81
WSTR     WesterFed Financial Corp.          MT     NASDAQ    167.97     0.42      24.61     108.12     11.87      17.80
CFNC     Carolina Fincorp Inc.              NC     NASDAQ     58.70       NA         NA     103.34     24.49         NA
CENB     Century Bancorp Inc.               NC     NASDAQ    245.37       NA         NA      93.26     27.92         NA
COOP     Cooperative Bankshares Inc.        NC     NASDAQ    233.63     0.00         NM     120.07      8.99     105.00
SOPN     First Savings Bancorp Inc.         NC     NASDAQ     73.34     0.79      22.85     117.79     28.97      18.81
GSFC     Green Street Financial Corp.       NC     NASDAQ     40.57       NA         NA     120.39     43.44         NA
HFNC     HFNC Financial Corp.               NC     NASDAQ     49.03     5.19      32.41     189.60     35.69      24.31
KSAV     KS Bancorp Inc.                    NC     NASDAQ    151.91     1.20      17.19     104.76     14.48      12.29
MBSP     Mitchell Bancorp Inc.              NC     NASDAQ     35.02       NA         NA     107.12     46.40         NA
NSBC     NewSouth Bancorp, Inc.             NC     NASDAQ        NA       NA         NA         NA        NA         NA
PDB      Piedmont Bancorp Inc.              NC     AMSE       43.09     7.44         NM     138.51     23.50      25.96
SSB      Scotland Bancorp Inc               NC     AMSE       37.46       NA         NA     115.54     42.38         NA
SSFC     South Street Financial Corp.       NC     NASDAQ     53.11       NA         NA     111.00     30.60         NA
SSM      Stone Street Bancorp Inc.          NC     AMSE       57.80       NA         NA     126.09     45.20         NA
UFRM     United Federal Savings Bank        NC     NASDAQ     88.11     0.20      61.11     164.18     12.48      27.50
CFB      Commercial Federal Corporation     NE     NYSE      320.67     0.27      18.01     182.99     10.84      12.68
EBCP     Eastern Bancorp                    NH     NASDAQ    235.29     0.56      32.01     146.98     11.16      20.83
NHTB     New Hampshire Thrift Bncshrs       NH     NASDAQ    153.35     0.50      32.61     130.89      9.78      21.13
FBER     1st Bergen Bancorp                 NJ     NASDAQ     83.67       NA         NA     100.84     16.58         NA
COFD     Collective Bancorp Inc.            NJ     NASDAQ    269.85     1.00      17.86     231.60     16.21      14.78
FSPG     First Home Bancorp Inc.            NJ     NASDAQ    187.65     0.37      11.50     150.69      9.93      10.46
FMCO     FMS Financial Corporation          NJ     NASDAQ    231.97     0.20      14.52     135.37      8.51       9.59
IBSF     IBS Financial Corp.                NJ     NASDAQ     67.20     0.46      42.50     129.91     22.14      24.79
LVSB     Lakeview Financial                 NJ     NASDAQ    209.19     0.24      11.90     150.05     14.28      17.07

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                                                                PER SHARE
                                                              ==========================================================
                                                              Latest    All Time   All Time   Monthly Quarterly    Book
                                                              Price      High        Low      Change    Change    Value
                                          State   Exchange      ($)       ($)        ($)        (%)       (%)      ($)
                                          -----   --------     ----      ------     ------     ------  --------   -----

LFBI     Little Falls Bancorp Inc.          NJ     NASDAQ     13.125     14.000      9.500     -0.94     -4.55     14.29
OCFC     Ocean Financial Corp.              NJ     NASDAQ     31.625     32.375     19.625      4.12      4.55     27.30
PBCI     Pamrapo Bancorp Inc.               NJ     NASDAQ     20.500     26.125      2.563      7.89      1.86     16.43
PFSB     PennFed Financial Services Inc     NJ     NASDAQ     24.438     25.250      9.063     -1.26     -2.25     21.21
PULS     Pulse Bancorp                      NJ     NASDAQ     18.250     19.125      4.000     -2.01      1.39     13.14
SFIN     Statewide Financial Corp.          NJ     NASDAQ     16.750     17.500     11.250      6.35     -0.74     13.21
WYNE     Wayne Bancorp Inc.                 NJ     NASDAQ     17.750     18.000     10.750      5.97      3.65     16.57
WWFC     Westwood Financial Corporation     NJ     NASDAQ     21.000     21.000     10.250     15.07      7.69     15.42
AABC     Access Anytime Bancorp, Inc.       NM     NASDAQ      5.750     10.417      1.750      4.55      9.52      6.34
GUPB     GFSB Bancorp Inc.                  NM     NASDAQ     18.625     18.625     12.875      6.43     14.62     16.88
AFED     AFSALA Bancorp Inc.                NY     NASDAQ     13.500     14.250     11.313      0.00      1.89     15.66
ALBK     ALBANK Financial Corporation       NY     NASDAQ     37.500     38.875      9.167     -2.60      3.09     25.10
ALBC     Albion Banc Corp.                  NY     NASDAQ     19.500     19.875     10.500      7.59     16.42     23.62
ASFC     Astoria Financial Corporation      NY     NASDAQ     41.500     43.125     12.688      5.40     -1.19     27.51
CNY      Carver Bancorp Inc.                NY     AMSE       10.125     10.750      6.250      1.25      2.53     14.76
FIBC     Financial Bancorp Inc.             NY     NASDAQ     17.250     18.500      8.500      2.99     -3.85     14.99
HAVN     Haven Bancorp Inc.                 NY     NASDAQ     33.750     36.000     10.000     -0.37      2.27     23.13
LISB     Long Island Bancorp Inc.           NY     NASDAQ     34.750     39.250     12.090     -3.14     -6.71     21.62
NYB      New York Bancorp Inc.              NY     NYSE       32.750     33.500      1.617     10.08      1.95      9.81
PEEK     Peekskill Financial Corp.          NY     NASDAQ     13.875     15.250     11.125      1.83     -6.72     14.58
PKPS     Poughkeepsie Financial Corp.       NY     NASDAQ      6.625     26.750      0.875     15.22      9.27      5.76
RELY     Reliance Bancorp Inc.              NY     NASDAQ     24.375     26.000      8.875      1.56     11.43     17.56
SFED     SFS Bancorp Inc.                   NY     NASDAQ     16.625     18.000     11.000     -3.62     -2.92     17.26
TPNZ     Tappan Zee Financial Inc.          NY     NASDAQ     17.375     17.375     11.250      9.45     19.83     13.84
YFCB     Yonkers Financial Corporation      NY     NASDAQ     15.500     15.750      9.310      5.08     16.98     13.68
ASBP     ASB Financial Corp.                OH     NASDAQ     11.750     18.250     11.375      0.00      2.17     10.62
CAFI     Camco Financial Corp.              OH     NASDAQ     18.500     19.286      4.525      2.78     15.63     14.96
COFI     Charter One Financial              OH     NASDAQ     47.500     49.500      3.281      2.98      1.88     20.53
CTZN     CitFed Bancorp Inc.                OH     NASDAQ     36.750     37.250      6.167      8.89      7.30     21.59
CIBI     Community Investors Bancorp        OH     NASDAQ     19.000     19.500     10.750      9.35      8.57     17.73
DCBI     Delphos Citizens Bancorp Inc.      OH     NASDAQ     14.000     14.500     11.750      3.70      1.82     14.89
EMLD     Emerald Financial Corp.            OH     NASDAQ     14.625     15.000      7.750      7.34     28.57      8.73
EFBI     Enterprise Federal Bancorp         OH     NASDAQ     19.000     19.125     11.250     17.83     25.62     15.74
FFDF     FFD Financial Corp.                OH     NASDAQ     13.375     14.000     10.000     -2.73     -0.93     14.51

                                                               PER SHARE                      PRICING RATIOS
                                                          ===================   ==========================================
                                                                     12 Month    Price/    Price/     Price/   Price/Core
                                                            Assets      Div.    Earnings  Bk. Value   Assets   Earnings
                                         State   Exchange     ($)       ($)       (X)       (%)        (%)        (X)
                                         -----   --------   ------    -------    -------   --------   ------   ----------
LFBI     Little Falls Bancorp Inc.          NJ     NASDAQ    110.52     0.11      46.87      91.85     11.88      24.76
OCFC     Ocean Financial Corp.              NJ     NASDAQ    153.20       NA         NA     115.84     20.64         NA
PBCI     Pamrapo Bancorp Inc.               NJ     NASDAQ    128.32     0.93      21.13     124.77     15.98      15.30
PFSB     PennFed Financial Services Inc     NJ     NASDAQ    259.78     0.14      17.97     115.22      9.41      11.92
PULS     Pulse Bancorp                      NJ     NASDAQ    168.55     0.70      17.22     138.89     10.83      11.27
SFIN     Statewide Financial Corp.          NJ     NASDAQ    141.96     0.30      22.64     126.80     11.80      13.09
WYNE     Wayne Bancorp Inc.                 NJ     NASDAQ    113.82       NA         NA     107.12     15.59         NA
WWFC     Westwood Financial Corporation     NJ     NASDAQ    167.35       NA         NA     136.19     12.55         NA
AABC     Access Anytime Bancorp, Inc.       NM     NASDAQ     93.21     0.00         NM      90.69      6.17         NM
GUPB     GFSB Bancorp Inc.                  NM     NASDAQ    103.56     0.75      27.80     110.34     17.98      22.17
AFED     AFSALA Bancorp Inc.                NY     NASDAQ    104.66       NA         NA      86.21     12.90         NA
ALBK     ALBANK Financial Corporation       NY     NASDAQ    272.76     0.54      19.04     149.40     13.75      15.24
ALBC     Albion Banc Corp.                  NY     NASDAQ    265.21     0.31      88.64      82.56      7.35      20.74
ASFC     Astoria Financial Corporation      NY     NASDAQ    361.98     0.44      23.85     150.85     11.46      15.49
CNY      Carver Bancorp Inc.                NY     AMSE      183.00     0.00         NM      68.60      5.53         NM
FIBC     Financial Bancorp Inc.             NY     NASDAQ    154.03     0.33      21.56     115.08     11.20      12.78
HAVN     Haven Bancorp Inc.                 NY     NASDAQ    399.06     0.60      15.27     145.91      8.46      10.23
LISB     Long Island Bancorp Inc.           NY     NASDAQ    239.98     0.50      24.82     160.73     14.48      20.93
NYB      New York Bancorp Inc.              NY     NYSE      193.83     0.57      14.56     333.84     16.90      14.18
PEEK     Peekskill Financial Corp.          NY     NASDAQ     57.01     0.36      24.34      95.16     24.34      18.75
PKPS     Poughkeepsie Financial Corp.       NY     NASDAQ     68.37     0.10      50.96     115.02      9.69         NA
RELY     Reliance Bancorp Inc.              NY     NASDAQ    218.39     0.57      21.57     138.81     11.16      13.93
SFED     SFS Bancorp Inc.                   NY     NASDAQ    132.84     0.18      25.98      96.32     12.52      14.98
TPNZ     Tappan Zee Financial Inc.          NY     NASDAQ     79.42     0.20      29.45     125.54     21.88      21.19
YFCB     Yonkers Financial Corporation      NY     NASDAQ     89.44       NA         NA     113.30     17.33         NA
ASBP     ASB Financial Corp.                OH     NASDAQ     63.56     5.40      28.66     110.64     18.49      19.92
CAFI     Camco Financial Corp.              OH     NASDAQ    154.31     0.47      16.97     123.66     11.99      13.03
COFI     Charter One Financial              OH     NASDAQ    302.99     0.90      16.96     231.37     15.68      13.27
CTZN     CitFed Bancorp Inc.                OH     NASDAQ    341.02     0.26      21.62     170.22     10.78      15.00
CIBI     Community Investors Bancorp        OH     NASDAQ    153.96     0.34      18.81     107.16     12.34      12.58
DCBI     Delphos Citizens Bancorp Inc.      OH     NASDAQ     52.52       NA         NA      94.02     26.66         NA
EMLD     Emerald Financial Corp.            OH     NASDAQ    116.29     0.30      19.24     167.53     12.58      15.23
EFBI     Enterprise Federal Bancorp         OH     NASDAQ    127.66     1.25      22.35     120.71     14.88      19.79
FFDF     FFD Financial Corp.                OH     NASDAQ     58.63       NA         NA      92.18     22.81         NA

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                                                                PER SHARE
                                                              ==========================================================
                                                              Latest    All Time   All Time   Monthly Quarterly    Book
                                                              Price       High       Low      Change    Change    Value
                                          State   Exchange      ($)       ($)        ($)        (%)       (%)      ($)
                                          -----   --------     ----      ------     ------     ------  --------   -----

FFYF     FFY Financial Corp.                OH     NASDAQ     26.125     26.375     12.250     -0.48      3.98     19.50
FFOH     Fidelity Financial of Ohio         OH     NASDAQ     15.000     15.000      3.112     14.29     22.45     12.03
FDEF     First Defiance Financial           OH     NASDAQ     13.750     14.250      5.790     10.00      4.76     12.41
FFBZ     First Federal Bancorp Inc.         OH     NASDAQ     17.500     19.000      3.125     -5.41      0.00      8.38
FFHS     First Franklin Corporation         OH     NASDAQ     20.500     20.500      3.500     20.59     20.59     16.93
FFSW     FirstFederal Financial Svcs        OH     NASDAQ     35.000     35.000      1.786     19.05     15.89     12.82
GFCO     Glenway Financial Corp.            OH     NASDAQ     24.750     25.750     15.419     17.86     10.00     23.06
HHFC     Harvest Home Financial Corp.       OH     NASDAQ     10.500     13.750      8.750     -8.70     -4.55     11.11
HVFD     Haverfield Corporation             OH     NASDAQ     25.984     25.984      5.165      3.94     15.48     15.04
HCFC     Home City Financial Corp.          OH     NASDAQ     13.250     14.250     12.000      1.92     -5.36     16.05
INBI     Industrial Bancorp                 OH     NASDAQ     12.750     16.000      9.875     -0.97     -0.97     11.41
LONF     London Financial Corporation       OH     NASDAQ     15.000     17.500      9.750     -3.23     -1.64     14.63
MRKF     Market Financial Corporation       OH     NASDAQ     12.750     12.938     12.250      3.03        NA     14.59
METF     Metropolitan Financial Corp.       OH     NASDAQ     14.125     14.250     10.500     13.00     25.56      8.73
MFFC     Milton Federal Financial Corp.     OH     NASDAQ     14.125     17.125     10.000      2.73      2.73     12.22
OHSL     OHSL Financial Corp.               OH     NASDAQ     23.750     24.250     11.500      2.15      7.95     21.00
PFFC     Peoples Financial Corp.            OH     NASDAQ     15.625     16.000     10.875      0.00      3.31     16.18
PSFC     Peoples-Sidney Financial Corp.     OH     NASDAQ     13.000     13.625     12.563      0.00        NA        NA
PTRS     Potters Financial Corp.            OH     NASDAQ     20.250     21.000      9.000      0.00      1.25     21.39
PVFC     PVF Capital Corp.                  OH     NASDAQ     18.000     19.000      4.316     -2.70      7.46     10.77
SFSL     Security First Corp.               OH     NASDAQ     21.750     22.000      1.625     17.57     22.54     11.88
SBCN     Suburban Bancorporation Inc.       OH     NASDAQ     18.000     19.375     10.500     -0.69      1.41     18.02
WOFC     Western Ohio Financial Corp.       OH     NASDAQ     21.000     24.375     14.750     -2.33     -4.55     23.21
WEHO     Westwood Homestead Fin. Corp.      OH     NASDAQ     13.250     14.500     10.375      1.92     -4.50     14.15
WFCO     Winton Financial Corp.             OH     NASDAQ     13.000     15.000      3.750    -10.34      0.00     11.06
FFWD     Wood Bancorp Inc.                  OH     NASDAQ     16.000     17.250      8.000     -5.19      1.59     13.91
KFBI     Klamath First Bancorp              OR     NASDAQ     18.875     19.000     12.500      7.09     17.05     15.39
WFSG     Wilshire Financial Services        OR     NASDAQ     14.750     18.000     13.500      4.42     -10.61     8.48
CVAL     Chester Valley Bancorp Inc.        PA     NASDAQ     19.250     19.750      3.103     10.00     11.92     12.72
CMSB     Commonwealth Bancorp Inc.          PA     NASDAQ     14.938     16.000      5.790      1.27     -6.64     12.50
FSBI     Fidelity Bancorp Inc.              PA     NASDAQ     21.000     21.705      3.415      8.71     -3.25     14.82
FBBC     First Bell Bancorp Inc.            PA     NASDAQ     14.875     17.375     11.875     -1.65     -6.30     10.63
FKFS     First Keystone Financial           PA     NASDAQ     22.750     22.750     10.250      4.60      2.25     18.12
SHEN     First Shenango Bancorp Inc.        PA     NASDAQ     24.250     25.750     12.750     -2.51     -2.02     20.79

                                                               PER SHARE                      PRICING RATIOS
                                                          ===================   ==========================================
                                                                     12 Month    Price/    Price/     Price/   Price/Core
                                                            Assets      Div.    Earnings  Bk. Value   Assets   Earnings
                                         State   Exchange     ($)       ($)       (X)       (%)        (%)        (X)
                                         -----   --------   ------    -------    -------   --------   ------   ----------
FFYF     FFY Financial Corp.                OH     NASDAQ    138.32     0.65      22.72     133.97     18.89      16.43
FFOH     Fidelity Financial of Ohio         OH     NASDAQ     91.72     0.22      33.33     124.69     16.35      20.00
FDEF     First Defiance Financial           OH     NASDAQ     57.95     0.30      31.98     110.80     23.73      24.55
FFBZ     First Federal Bancorp Inc.         OH     NASDAQ    121.96     0.23      22.15     208.83     14.35      16.36
FFHS     First Franklin Corporation         OH     NASDAQ    191.99     0.32      78.85     121.09     10.68      18.47
FFSW     FirstFederal Financial Svcs        OH     NASDAQ    237.15     0.38      22.44     273.01     14.76      23.97
GFCO     Glenway Financial Corp.            OH     NASDAQ    245.52     0.66      26.33     107.33     10.08      14.73
HHFC     Harvest Home Financial Corp.       OH     NASDAQ     88.89     3.40      45.65      94.51     11.81      21.00
HVFD     Haverfield Corporation             OH     NASDAQ    179.22     0.55      29.53     172.77     14.50      16.04
HCFC     Home City Financial Corp.          OH     NASDAQ     71.66       NA         NA      82.55     18.49         NA
INBI     Industrial Bancorp                 OH     NASDAQ     61.71     0.28      28.33     111.74     20.66      16.14
LONF     London Financial Corporation       OH     NASDAQ     73.64       NA         NA     102.53     20.37         NA
MRKF     Market Financial Corporation       OH     NASDAQ     42.18       NA         NA      87.39     30.23         NA
METF     Metropolitan Financial Corp.       OH     NASDAQ    228.91       NA         NA     161.80      6.17         NA
MFFC     Milton Federal Financial Corp.     OH     NASDAQ     76.80     3.04      32.85     115.59     18.39      24.78
OHSL     OHSL Financial Corp.               OH     NASDAQ    190.25     0.79      23.06     113.10     12.48      16.16
PFFC     Peoples Financial Corp.            OH     NASDAQ     60.15       NA         NA      96.57     25.98         NA
PSFC     Peoples-Sidney Financial Corp.     OH     NASDAQ        NA       NA         NA         NA        NA         NA
PTRS     Potters Financial Corp.            OH     NASDAQ    240.17     0.32      27.74      94.67      8.43      12.82
PVFC     PVF Capital Corp.                  OH     NASDAQ    153.34     0.00      12.50     167.13     11.74       7.26
SFSL     Security First Corp.               OH     NASDAQ    126.87     0.44      18.59     183.08     17.14      14.80
SBCN     Suburban Bancorporation Inc.       OH     NASDAQ    150.47     0.60      24.66      99.89     11.96      16.98
WOFC     Western Ohio Financial Corp.       OH     NASDAQ    173.03     1.00      43.75      90.48     12.14      30.88
WEHO     Westwood Homestead Fin. Corp.      OH     NASDAQ     45.70       NA         NA      93.64     28.99         NA
WFCO     Winton Financial Corp.             OH     NASDAQ    154.66     0.43      12.38     117.54      8.41      10.66
FFWD     Wood Bancorp Inc.                  OH     NASDAQ    109.54     0.31      16.16     115.03     14.61      12.60
KFBI     Klamath First Bancorp              OR     NASDAQ     68.64     0.28      32.54     122.64     27.50      22.21
WFSG     Wilshire Financial Services        OR     NASDAQ    145.06       NA         NA     173.94     10.17         NA
CVAL     Chester Valley Bancorp Inc.        PA     NASDAQ    148.56     0.34      22.38     151.34     12.96      15.16
CMSB     Commonwealth Bancorp Inc.          PA     NASDAQ    130.68       NA         NA     119.50     11.43         NA
FSBI     Fidelity Bancorp Inc.              PA     NASDAQ    212.83     0.29      20.00     141.70      9.87      12.65
FBBC     First Bell Bancorp Inc.            PA     NASDAQ    104.22     3.35      14.73     139.93     14.27      12.61
FKFS     First Keystone Financial           PA     NASDAQ    256.25     0.10      17.11     125.55      8.88      11.61
SHEN     First Shenango Bancorp Inc.        PA     NASDAQ    194.33     0.48      16.50     116.64     12.48         NA

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                                                                PER SHARE
                                                              ==========================================================
                                                              Latest    All Time   All Time   Monthly Quarterly    Book
                                                              Price      High        Low      Change    Change    Value
                                          State   Exchange      ($)       ($)        ($)        (%)       (%)      ($)
                                          -----   --------     ----      ------     ------     ------  --------   -----

GAF       GA Financial Inc.                  PA     AMSE       16.250     17.250     10.250      2.36      1.56     14.94
HARL      Harleysville Savings Bank          PA     NASDAQ     22.000     23.000      2.828      7.32      3.53     12.82
LARL      Laurel Capital Group Inc.          PA     NASDAQ     21.375     22.500      3.627      0.29     -0.58     14.51
MLBC      ML Bancorp Inc.                    PA     NASDAQ     17.750     17.750      6.219      5.19      2.16     13.03
PVSA      Parkvale Financial Corporation     PA     NASDAQ     28.000     29.500      2.150      7.69      5.66     17.91
PBIX      Patriot Bank Corp.                 PA     NASDAQ     15.938     16.750     10.258      2.00      1.19     12.70
PWBC      PennFirst Bancorp Inc.             PA     NASDAQ     14.000     15.915      4.019      3.70      3.70     12.77
PWBK      Pennwood Bancorp Inc.              PA     NASDAQ     15.000     15.000      9.000      9.09      4.35     15.30
PHFC      Pittsburgh Home Financial Corp     PA     NASDAQ     14.875     15.500      9.500      0.85      0.85     13.71
PRBC      Prestige Bancorp Inc.              PA     NASDAQ     15.625     16.125      9.750     -3.10      4.17     16.11
PFNC      Progress Financial Corporation     PA     NASDAQ      9.000     18.750      0.750      5.88      4.29      5.52
SVRN      Sovereign Bancorp Inc.             PA     NASDAQ     13.500     14.000      0.837      8.00      6.40      6.60
THRD      TF Financial Corporation           PA     NASDAQ     17.625     19.250      9.750      2.17     -6.00     18.51
WVFC      WVS Financial Corporation          PA     NASDAQ     24.000     27.250     13.000     -9.43     -5.88     20.50
YFED      York Financial Corp.               PA     NASDAQ     20.000     20.000      4.301      9.59     10.34     13.99
AMFB      American Federal Bank FSB          SC     NASDAQ     31.000     31.000      0.625      4.20      7.36     10.64
CFCP      Coastal Financial Corp.            SC     NASDAQ     21.625     21.875      1.439     22.70     13.07      6.37
FFCH      First Financial Holdings Inc.      SC     NASDAQ     26.500     28.250      4.000      6.00     -1.85     15.57
FSFC      First Southeast Financial Corp     SC     NASDAQ     10.875     20.250      9.125      7.41      1.16      7.80
PALM      Palfed, Inc.                       SC     NASDAQ     16.750     18.500      3.500      0.00     17.54     10.07
SCCB      S. Carolina Community Bancshrs     SC     NASDAQ     19.000     20.500     12.625      8.57     -1.30     17.11
HFFC      HF Financial Corp.                 SD     NASDAQ     19.375     20.500      5.500     -1.27     -0.64     16.51
TWIN      Twin City Bancorp                  TN     NASDAQ     18.500     19.500     10.500     -3.90      0.00     15.82
BNKU      Bank United Corp.                  TX     NASDAQ     35.375     36.250     22.500     13.65     12.30     18.01
CBSA      Coastal Bancorp Inc.               TX     NASDAQ     27.000     28.250      9.875     12.50      1.89     19.35
ETFS      East Texas Financial Services      TX     NASDAQ     17.250     18.750     11.000      2.22     -5.48     19.69
FBHC      Fort Bend Holding Corp.            TX     NASDAQ     26.500     27.500     10.375      1.92     13.98     22.41
JXVL      Jacksonville Bancorp Inc.          TX     NASDAQ     14.750     15.750      7.141      1.72      1.72     13.27
BFSB      Bedford Bancshares Inc.            VA     NASDAQ     19.750     20.500     10.250      0.00      2.60     17.43
CNIT      CENIT Bancorp Inc.                 VA     NASDAQ     45.000     46.000     10.875      4.65      1.12     30.58
CFFC      Community Financial Corp.          VA     NASDAQ     22.500     23.500      4.250     -2.17      1.12     18.04
ESX       Essex Bancorp Inc.                 VA     AMSE        1.250     19.250      0.750    -16.67    -35.50      0.12
FFFC      FFVA Financial Corp.               VA     NASDAQ     25.000     25.250      8.250     13.64      3.09     16.99
GSLC      Guaranty Financial Corp.           VA     NASDAQ      9.625     11.000      6.313      2.67     -1.28      7.20



                                                               PER SHARE                      PRICING RATIOS
                                                          ===================   ==========================================
                                                                     12 Month    Price/    Price/     Price/   Price/Core
                                                            Assets      Div.    Earnings  Bk. Value   Assets   Earnings
                                         State   Exchange     ($)       ($)       (X)       (%)        (%)        (X)
                                         -----   --------   ------    -------    -------   --------   ------   ----------
GAF       GA Financial Inc.                  PA     AMSE      79.73     0.21      20.31     108.77     20.38      18.47
HARL      Harleysville Savings Bank          PA     NASDAQ   201.41     0.35      17.19     171.61     10.92      12.09
LARL      Laurel Capital Group Inc.          PA     NASDAQ   139.21     0.41      14.84     147.31     15.35      11.88
MLBC      ML Bancorp Inc.                    PA     NASDAQ   188.17     0.38      14.55     136.22      9.43      16.59
PVSA      Parkvale Financial Corporation     PA     NASDAQ   239.53     0.49      17.61     156.34     11.69      11.76
PBIX      Patriot Bank Corp.                 PA     NASDAQ   139.25     0.28      30.65     125.50     11.45      20.17
PWBC      PennFirst Bancorp Inc.             PA     NASDAQ   180.58     0.86      18.67     109.63      7.75      12.61
PWBK      Pennwood Bancorp Inc.              PA     NASDAQ    78.56       NA         NA      98.04     19.09         NA
PHFC      Pittsburgh Home Financial Corp     PA     NASDAQ   119.51       NA         NA     108.50     12.45         NA
PRBC      Prestige Bancorp Inc.              PA     NASDAQ   137.88       NA         NA      96.99     11.33         NA
PFNC      Progress Financial Corporation     PA     NASDAQ   104.97     0.06      21.95     163.04      8.57      16.67
SVRN      Sovereign Bancorp Inc.             PA     NASDAQ   147.31     0.07      22.13     204.55      9.16         NA
THRD      TF Financial Corporation           PA     NASDAQ   157.65     0.34      22.31      95.22     11.18      16.02
WVFC      WVS Financial Corporation          PA     NASDAQ   161.11     2.30      14.72     117.07     14.90      11.94
YFED      York Financial Corp.               PA     NASDAQ   166.02     0.57      20.83     142.96     12.05      16.53
AMFB      American Federal Bank FSB          SC     NASDAQ   118.44     0.54      23.48     291.35     26.17      18.90
CFCP      Coastal Financial Corp.            SC     NASDAQ   104.52     0.33      25.15     339.48     20.69      23.51
FFCH      First Financial Holdings Inc.      SC     NASDAQ   253.23     0.68      19.78     170.20     10.46      13.18
FSFC      First Southeast Financial Corp     SC     NASDAQ    76.28     10.26        NM     139.42     14.26      15.32
PALM      Palfed, Inc.                       SC     NASDAQ   124.23     0.09         NM     166.34     13.48      23.93
SCCB      S. Carolina Community Bancshrs     SC     NASDAQ    65.90     0.60      35.19     111.05     28.83      27.14
HFFC      HF Financial Corp.                 SD     NASDAQ   187.23     0.35      18.11     117.35     10.35      13.27
TWIN      Twin City Bancorp                  TN     NASDAQ   122.43     0.64      26.06     116.94     15.11      18.50
BNKU      Bank United Corp.                  TX     NASDAQ   348.23       NA         NA     196.42     10.16         NA
CBSA      Coastal Bancorp Inc.               TX     NASDAQ   574.16     0.40      18.49     139.53      4.70      11.79
ETFS      East Texas Financial Services      TX     NASDAQ   103.48     0.20      44.23      87.61     16.67      24.64
FBHC      Fort Bend Holding Corp.            TX     NASDAQ   358.85     0.28      29.12     118.25      7.38      16.36
JXVL      Jacksonville Bancorp Inc.          TX     NASDAQ    84.90       NA         NA     111.15     17.37         NA
BFSB      Bedford Bancshares Inc.            VA     NASDAQ   115.11     0.46      16.32     113.31     17.16      12.66
CNIT      CENIT Bancorp Inc.                 VA     NASDAQ   430.98     0.90      22.06     147.16     10.44      15.96
CFFC      Community Financial Corp.          VA     NASDAQ   130.99     0.50      17.05     124.72     17.18      13.31
ESX       Essex Bancorp Inc.                 VA     AMSE     170.59     0.00         NM         NM      0.73         NM
FFFC      FFVA Financial Corp.               VA     NASDAQ   121.62     0.42      21.55     147.15     20.56      17.73
GSLC      Guaranty Financial Corp.           VA     NASDAQ    82.41     0.10      22.38     133.68     11.68      18.51

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                                                                 PER SHARE
                                                               ==========================================================
                                                               Latest    All Time   All Time   Monthly Quarterly    Book
                                                               Price      High        Low      Change    Change    Value
                                           State   Exchange      ($)       ($)        ($)        (%)       (%)      ($)
                                           -----   --------     ----      ------     ------     ------  --------   -----

LIFB      Life Bancorp Inc.                  VA     NASDAQ     22.750     23.125      8.313     19.74     15.92     15.42
VABF      Virginia Beach Fed. Financial      VA     NASDAQ     11.000     11.375      1.625      6.02      0.00      8.29
VFFC      Virginia First Financial Corp.     VA     NASDAQ     21.875     21.875      1.250     58.37     40.00     11.35
CASB      Cascade Financial Corp.            WA     NASDAQ     19.875     21.000      2.662     13.57     21.37     10.59
FWWB      First SB of Washington Bancorp     WA     NASDAQ     20.938     22.125     12.375     -0.89      6.02     15.11
IWBK      InterWest Bancorp Inc.             WA     NASDAQ     34.750     36.250      8.478     17.80     -0.89     14.81
STSA      Sterling Financial Corp.           WA     NASDAQ     18.500     18.500      1.878     10.45      8.82     10.98
WFSL      Washington Federal Inc.            WA     NASDAQ     25.406     27.500      1.566      3.70     -2.28     14.10
AADV      Advantage Bancorp Inc.             WI     NASDAQ     38.125     41.250     10.600      1.67      7.39     27.93
ABCW      Anchor BanCorp Wisconsin           WI     NASDAQ     43.750     47.000      9.800      0.57     -6.42     25.73
FCBF      FCB Financial Corp.                WI     NASDAQ     24.750     24.750     10.000     17.16      8.79     19.11
FTFC      First Federal Capital Corp.        WI     NASDAQ     30.188     31.000      1.449      8.79      5.00     15.97
FFHC      First Financial Corp.              WI     NASDAQ     28.250     28.625      1.330      5.12      7.11     11.14
FNGB      First Northern Capital Corp.       WI     NASDAQ     20.250     20.250      3.063      6.58      6.58     16.09
HALL      Hallmark Capital Corp.             WI     NASDAQ     19.625     19.750      9.875     10.56      2.61     19.82
MWFD      Midwest Federal Financial          WI     NASDAQ     19.000     24.500      4.167     -1.30      5.56     10.66
NWEQ      Northwest Equity Corp.             WI     NASDAQ     14.625     15.000      6.875      0.00      8.33     13.82
RELI      Reliance Bancshares Inc.           WI     NASDAQ      7.875     10.125      6.500      3.28     10.53      8.89
SECP      Security Capital Corporation       WI     NASDAQ     91.500     92.000     25.000      1.74      9.58     59.17
STFR      St. Francis Capital Corp.          WI     NASDAQ     29.625     32.250     12.625      2.16     -2.87     23.89
AFBC      Advance Financial Bancorp          WV     NASDAQ     14.000     14.500     12.750      3.70     -0.45     14.75
FOBC      Fed One Bancorp                    WV     NASDAQ     20.625     21.000      5.358     10.00      7.84     17.07
CRZY      Crazy Woman Creek Bancorp          WY     NASDAQ     13.625     14.250     10.000      1.87      0.00     14.42
TRIC      Tri-County Bancorp Inc.            WY     NASDAQ     20.500     20.500     11.375      3.80     10.81     21.63



                                                               PER SHARE                      PRICING RATIOS
                                                          ===================   ==========================================
                                                                     12 Month    Price/    Price/     Price/   Price/Core
                                                            Assets      Div.    Earnings  Bk. Value   Assets   Earnings
                                         State   Exchange     ($)       ($)       (X)       (%)        (%)        (X)
                                         -----   --------   ------    -------    -------   --------   ------   ----------
LIFB      Life Bancorp Inc.                 VA     NASDAQ    142.98     0.44      22.75     147.54     15.91      17.91
VABF      Virginia Beach Fed. Financial     VA     NASDAQ    122.16     0.17      57.89     132.69      9.00      22.00
VFFC      Virginia First Financial Corp.    VA     NASDAQ    140.80     0.10      12.15     192.73     15.54      25.44
CASB      Cascade Financial Corp.           WA     NASDAQ    171.50     0.00      30.11     187.68     11.59      22.59
FWWB      First SB of Washington Bancorp    WA     NASDAQ     92.45     0.20      24.35     138.57     22.65      21.59
IWBK      InterWest Bancorp Inc.            WA     NASDAQ    220.93     0.54      19.63     234.64     15.73      15.11
STSA      Sterling Financial Corp.          WA     NASDAQ    280.93     0.00     132.14     168.49      6.59      22.84
WFSL      Washington Federal Inc.           WA     NASDAQ    122.02     0.86      13.37     180.18     20.82      12.04
AADV      Advantage Bancorp Inc.            WI     NASDAQ    316.08     0.34      37.75     136.50     12.06      15.75
ABCW      Anchor BanCorp Wisconsin          WI     NASDAQ    411.45     0.48      15.51     170.03     10.63      11.95
FCBF      FCB Financial Corp.               WI     NASDAQ    109.17     0.69      25.26     129.51     22.67      20.97
FTFC      First Federal Capital Corp.       WI     NASDAQ    251.31     0.64      18.75     189.03     12.01      15.64
FFHC      First Financial Corp.             WI     NASDAQ    159.52     0.54      20.47     253.59     17.71      14.95
FNGB      First Northern Capital Corp.      WI     NASDAQ    139.82     0.61      25.96     125.85     14.48      17.31
HALL      Hallmark Capital Corp.            WI     NASDAQ    283.65     0.00      16.22      99.02      6.92      12.34
MWFD      Midwest Federal Financial         WI     NASDAQ    123.74     0.31      15.97     178.24     15.35      15.83
NWEQ      Northwest Equity Corp.            WI     NASDAQ    103.86     0.28      18.75     105.82     14.08      15.73
RELI      Reliance Bancshares Inc.          WI     NASDAQ     18.52       NA         NA      88.58     42.52         NA
SECP      Security Capital Corporation      WI     NASDAQ    396.28     0.83      21.03     154.64     23.09      17.60
STFR      St. Francis Capital Corp.         WI     NASDAQ    293.15     0.44      19.49     124.01     10.11      16.55
AFBC      Advance Financial Bancorp         WV     NASDAQ     95.51       NA         NA      94.92     14.66         NA
FOBC      Fed One Bancorp                   WV     NASDAQ    141.74     0.57      22.18     120.83     14.55      15.17
CRZY      Crazy Woman Creek Bancorp         WY     NASDAQ     51.78     0.35      26.20      94.49     26.31      20.96
TRIC      Tri-County Bancorp Inc.           WY     NASDAQ    141.23     0.40      20.30      94.78     14.52      16.02


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                                                                 PER SHARE
                                                               ==========================================================
                                                               Latest    All Time   All Time   Monthly Quarterly    Book
                                                               Price      High        Low      Change    Change    Value
                                           State   Exchange      ($)       ($)        ($)        (%)       (%)      ($)
                                           -----   --------     ----      ------     ------     ------  --------   -----

ALL THRIFTS
         AVERAGE                                               20.370      23.715     8.390      4.09      3.26     15.94
         MEDIAN                                                18.063      19.250     9.500      2.78      2.11     15.15
         HIGH                                                  91.500     589.500    62.000     58.37     45.45     73.45
         LOW                                                    1.250       6.917     0.178    -31.25    -42.11      0.12

AVERAGE FOR STATE
         OR                                                    16.813      18.500    13.000      5.76      3.22     11.94

AVERAGE BY REGION
         MIDWEST                                               20.088      21.362     8.800      3.99      4.15     16.37
         NEW ENGLAND                                           21.825      22.725     6.803      5.71      5.20     17.32
         MID ATLANTIC                                          20.396      22.020     7.330      3.45      2.49     15.80
         SOUTHEAST                                             19.195      21.566     9.020      3.63      1.88     14.41
         SOUTHWEST                                             20.946      22.101    11.024      5.24      9.17     16.40
         WEST                                                  22.680      40.364     6.811      5.31      0.24     16.06

AVERAGE BY EXCHANGE
         NYSE                                                  36.125      95.338     2.624      6.59     -0.37     19.21
         AMEX                                                  15.625      17.708     9.761      2.15      1.94     14.03
         OTC/NASDAQ                                            20.161      21.728     8.491      4.14      3.47     15.96

                                                               PER SHARE                      PRICING RATIOS
                                                          ===================   ==========================================
                                                                     12 Month    Price/    Price/     Price/   Price/Core
                                                            Assets      Div.    Earnings  Bk. Value   Assets   Earnings
                                         State   Exchange     ($)       ($)       (X)       (%)        (%)        (X)
                                         -----   --------   ------    -------    -------   --------   ------   ----------
ALL THRIFTS                                                 157.89     0.59       30.16     130.98     15.68     20.97
         AVERAGE                                            133.58     0.37       22.64     117.54     14.28     16.55
         MEDIAN                                             673.38    10.26      215.91     351.19     58.26    205.00
         HIGH                                                 9.44     0.00        8.39      66.28      0.73      7.12
         LOW

AVERAGE FOR STATE                                           106.85     0.28       32.540    148.290    18.835    22.210
         OR

AVERAGE BY REGION                                           142.93     0.59       31.33     124.52     16.45     20.27
         MIDWEST                                            236.99     0.50       23.71     124.00      9.71     19.94
         NEW ENGLAND                                        173.70     0.45       23.71     130.30     12.76     15.16
         MID ATLANTIC                                       119.19     0.98       26.78     145.36     20.10     28.80
         SOUTHEAST                                          190.40     0.58       29.20     129.19     14.65     19.35
         SOUTHWEST                                          218.27     0.31       41.18     140.55     12.65     22.12
         WEST

AVERAGE BY EXCHANGE                                         348.92     0.38       36.16     195.67     10.99     21.37
         NYSE                                               111.09     1.35       26.57     110.94     17.39     23.75
         AMEX                                               154.58     0.55       30.07     130.08     15.73     20.79
         OTC/NASDAQ

                                   EXHIBIT 31

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                    KEY FINANCIAL DATA AND RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997


                                                             ASSETS AND EQUITY                            PROFITABILITY
                                                   ==========================================  =================================
                                                       Total          Total         Total              Core                Core
                                                       Assets         Equity     Tang. Equity  ROAA    ROAA      ROAE      ROAE
                                           State       ($000)         ($000)        ($000)      (%)     (%)       (%)       (%)
                                           -----       ------         ------     ------------  ----    -----     -----     -----
FFDB      FirstFed Bancorp Incorporated      AL        176,496        17,559        16,045     0.56     0.93      5.44      9.10
PLE       Pinnacle Bancshares Inc.           AL        199,602        15,433        14,932     0.59     0.87      7.43     11.08
SRN       Southern Banc Company Inc.         AL        104,978        17,735        17,550     0.14     0.50      0.79      2.78
SCBS      Southern Community Bancshares      AL         70,106        15,399        15,399     0.44     0.80      3.10      5.57
SZB       SouthFirst Bancshares Inc.         AL         92,910        12,988        12,988     0.04     0.16      0.29      1.13
FFBH      First Federal Bancshares of AR     AR        519,765        82,221        82,221     0.79     1.13      5.17      7.39
HCBB      HCB Bancshares Inc.                AR        180,417        13,992        12,537       NA       NA        NA        NA
FTF       Texarkana First Financial Corp     AR        168,094        26,945        26,945     1.39     1.71      7.87      9.71
AHM       Ahmanson & Company (H.F.)          CA     48,697,126     2,398,942     2,100,055     0.37     0.65      7.06     12.37
AFFFZ     America First Financial Fund       CA      2,183,062       180,742       178,180     1.42     1.73     19.32     23.50
BPLS      Bank Plus Corp.                    CA      3,294,647       161,993       161,663    -0.34    -0.04     -6.80     -0.86
BVCC      Bay View Capital Corp.             CA      3,044,610       192,134       182,614     0.38     0.63      6.09     10.22
BYFC      Broadway Financial Corp.           CA        118,763        13,652        13,652    -0.28     0.16     -2.39      1.32
CFHC      California Financial Holding       CA      1,315,052        91,537        91,150     0.53     0.81      7.95     12.17
CENF      CENFED Financial Corp.             CA      2,263,399       115,523       115,318     0.49     0.71      9.62     14.04
CSA       Coast Savings Financial            CA      8,797,075       435,918       429,950     0.16     0.50      3.19      9.99
DSL       Downey Financial Corp.             CA      5,484,473       400,503       394,616     0.45     0.76      5.75      9.62
FSSB      First FS&LA of San Bernardino      CA        103,674         4,492         4,329    -1.18    -1.18    -24.70    -24.76
FED       FirstFed Financial Corp.           CA      4,129,737       195,150       192,654     0.24     0.48      5.27     10.34
GLN       Glendale Federal Bank FSB          CA     15,393,708       986,434       925,338     0.30     0.62      4.66      9.72
GDW       Golden West Financial              CA     38,530,009     2,413,892     2,413,892     1.02     1.24     16.20     19.61
GWF       Great Western Financial            CA     42,877,903     2,585,070     2,308,054     0.25     0.69      4.10     11.07
HTHR      Hawthorne Financial Corp.          CA        837,975        44,124        44,124     0.77     0.54     14.36     10.05
HEMT      HF Bancorp Inc.                    CA        984,455        80,837        66,136    -0.10     0.16     -1.09      1.87
HBNK      Highland Federal Bank FSB          CA        480,192        35,825        35,825     0.29     0.50      3.90      6.70
MBBC      Monterey Bay Bancorp Inc.          CA        422,380        45,372        41,598     0.28     0.52      2.19      4.02
PFFB      PFF Bancorp Inc.                   CA      2,535,767       265,526       262,545     0.12     0.45      0.96      3.68
PROV      Provident Financial Holdings       CA        608,705        86,577        86,577     0.23     0.12      1.66      0.87
QCBC      Quaker City Bancorp Inc.           CA        780,843        69,571        69,483     0.32     0.57      3.46      6.21
REDF      RedFed Bancorp Inc.                CA        908,660        74,296        74,216     0.12     0.47      1.67      6.40
SGVB      SGV Bancorp Inc.                   CA        399,776        29,059        28,536     0.15     0.37      1.67      4.26

                                                                       CAPITAL ISSUES
                                                     ==================================================
                                                                                 Number of   Mkt. Value
                                                       IPO                       Shares       of Shares
                                           State       Date       Exchange       Outstg.         ($M)
                                           -----     ---------    --------       --------    ----------
FFDB      FirstFed Bancorp Incorporated      AL       11/19/91     NASDAQ       1,225,922       15.32
PLE       Pinnacle Bancshares Inc.           AL       12/17/86       AMSE         889,823       19.24
SRN       Southern Banc Company Inc.         AL       10/05/95       AMSE       1,230,313       17.69
SCBS      Southern Community Bancshares      AL       12/23/96     NASDAQ       1,137,350       15.43
SZB       SouthFirst Bancshares Inc.         AL       02/14/95       AMSE         821,100       11.70
FFBH      First Federal Bancshares of AR     AR       05/03/96     NASDAQ       4,896,063       90.58
HCBB      HCB Bancshares Inc.                AR       05/07/97     NASDAQ              NA          NA
FTF       Texarkana First Financial Corp     AR       07/07/95       AMSE       1,832,805       30.24
AHM       Ahmanson & Company (H.F.)          CA       10/25/72       NYSE     100,595,547     3659.16
AFFFZ     America First Financial Fund       CA             NA     NASDAQ       6,010,589      187.08
BPLS      Bank Plus Corp.                    CA             NA     NASDAQ      18,245,265      189.29
BVCC      Bay View Capital Corp.             CA       05/09/86     NASDAQ      12,970,160      330.74
BYFC      Broadway Financial Corp.           CA       01/09/96     NASDAQ         892,688        9.60
CFHC      California Financial Holding       CA       04/01/83     NASDAQ       4,765,793      138.21
CENF      CENFED Financial Corp.             CA       10/25/91     NASDAQ       5,760,489      174.12
CSA       Coast Savings Financial            CA       12/23/85       NYSE      18,592,567      736.73
DSL       Downey Financial Corp.             CA       01/01/71       NYSE      26,734,002      515.59
FSSB      First FS&LA of San Bernardino      CA       02/02/93     NASDAQ         328,296        3.20
FED       FirstFed Financial Corp.           CA       12/16/83       NYSE      10,560,402      248.17
GLN       Glendale Federal Bank FSB          CA       10/01/83       NYSE      50,305,615     1157.03
GDW       Golden West Financial              CA       05/29/59       NYSE      57,218,464     3590.46
GWF       Great Western Financial            CA             NA       NYSE     137,885,310     5584.36
HTHR      Hawthorne Financial Corp.          CA             NA     NASDAQ       2,629,275       26.95
HEMT      HF Bancorp Inc.                    CA       06/30/95     NASDAQ       6,281,875       80.09
HBNK      Highland Federal Bank FSB          CA             NA     NASDAQ       2,282,137       53.06
MBBC      Monterey Bay Bancorp Inc.          CA       02/15/95     NASDAQ       3,244,908       53.95
PFFB      PFF Bancorp Inc.                   CA       03/29/96     NASDAQ      18,845,625      270.91
PROV      Provident Financial Holdings       CA       06/28/96     NASDAQ       5,075,215       76.76
QCBC      Quaker City Bancorp Inc.           CA       12/30/93     NASDAQ       4,778,094       74.54
REDF      RedFed Bancorp Inc.                CA       04/08/94     NASDAQ       7,163,735      101.19
SGVB      SGV Bancorp Inc.                   CA       06/29/95     NASDAQ       2,342,176       29.86

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                    KEY FINANCIAL DATA AND RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                             ASSETS AND EQUITY                       PROFITABILITY
                                                   ====================================  ================================
                                                     Total        Total       Total              Core                Core
                                                     Assets       Equity   Tang. Equity  ROAA    ROAA      ROAE      ROAE
                                           State     ($000)       ($000)      ($000)      (%)     (%)       (%)       (%)
                                           -----   --------       ------   ------------  ----    -----     -----     -----
WES       Westcorp                           CA     3,405,772     319,778     318,869     0.93     0.21      9.50      2.09
FFBA      First Colorado Bancorp Inc.        CO     1,509,514     192,089     189,396     0.92     1.24      6.16      8.26
EGFC      Eagle Financial Corp.              CT     1,512,036     104,312      78,520     0.60     0.79      8.16     10.87
FFES      First Federal of East Hartford     CT       974,693      60,939      60,939     0.44     0.69      7.03     11.18
NTMG      Nutmeg Federal S&LA                CT        93,645       5,781       5,781     0.31     0.38      5.02      6.31
WBST      Webster Financial Corporation      CT     5,583,619     283,537     238,566     0.36     0.70      6.50     12.75
IFSB      Independence Federal Savings       DC       262,753      17,141      15,023     0.15     0.33      2.22      4.92
BANC      BankAtlantic Bancorp Inc.          FL     2,773,085     152,605     124,207     0.91     0.71     14.31     11.07
BKUNA     BankUnited Financial Corp.         FL     1,453,152      98,903      86,176     0.45     0.62      5.58      7.72
FFFG      F.F.O. Financial Group Inc.        FL       320,031      20,760      20,760     0.70     0.99     10.98     15.45
FFLC      FFLC Bancorp Inc.                  FL       358,538      51,892      51,892     0.69     1.01      4.28      6.25
FFPB      First Palm Beach Bancorp Inc.      FL     1,558,235     105,404     102,676    -0.01     0.05     -0.09      0.66
OCWN      Ocwen Financial Corporation        FL     2,649,471     225,156     225,156       NA       NA        NA        NA
CCFH      CCF Holding Company                GA        86,940      12,445      12,445     0.27     0.42      1.49      2.37
EBSI      Eagle Bancshares                   GA       666,166      57,999      57,999     0.59     0.80      6.63      8.97
FSTC      First Citizens Corporation         GA       257,288      24,109      18,962     2.04     2.03     19.36     19.20
FGHC      First Georgia Holding Inc.         GA       147,094      12,468      11,382     0.63     0.77      7.69      9.28
FLFC      First Liberty Financial Corp.      GA     1,248,033      91,661      82,007     0.84     0.91     11.34     12.24
FLAG      FLAG Financial Corp.               GA       222,072      20,883      20,883    -0.06     0.14     -0.70      1.51
SFNB      Security First Network Bank        GA        79,581      33,804      33,272   -27.53   -28.20    -68.26    -69.94
CASH      First Midwest Financial Inc.       IA       370,177      42,911      37,971     0.75     0.97      6.51      8.40
GFSB      GFS Bancorp Inc.                   IA        88,154      10,197      10,197     0.98     1.20      8.41     10.24
HZFS      Horizon Financial Svcs Corp.       IA        78,368       8,225       8,225     0.43     0.60      3.87      5.41
MFCX      Marshalltown Financial Corp.       IA       127,107      19,845      19,845     0.33     0.63      2.14      4.04
MIFC      Mid-Iowa Financial Corp.           IA       123,572      11,238      11,224     0.91     1.19      9.84     12.89
MWBI      Midwest Bancshares Inc.            IA       139,006       9,642       9,642     0.47     0.74      6.77     10.69
FFFD      North Central Bancshares Inc.      IA       203,497      50,039      50,039     1.70     1.97      6.29      7.28
PMFI      Perpetual Midwest Financial        IA       397,780      33,786      33,786     0.09     0.26      0.98      2.88
SFFC      StateFed Financial Corporation     IA        85,282      15,012      15,012     1.04     1.29      5.61      6.99
ABCL      Alliance Bancorp Inc.              IL     1,313,141     122,313     120,706     0.44     0.74      5.07      8.51
AVND      Avondale Financial Corp.           IL       635,447      52,459      52,459    -0.72    -1.34    -7.09     -13.28

                                                                        CAPITAL ISSUES
                                                     ==================================================
                                                                               Number of   Mkt. Value
                                                       IPO                      Shares      of Shares
                                           State       Date        Exchange     Outstg.      ($M)
                                           -----     ---------     --------    --------    ------------
WES       Westcorp                           CA       05/01/86         NYSE   26,013,956     377.20
FFBA      First Colorado Bancorp Inc.        CO       01/02/96       NASDAQ   16,555,197     277.30
EGFC      Eagle Financial Corp.              CT       02/03/87       NASDAQ    4,553,801     128.64
FFES      First Federal of East Hartford     CT       06/23/87       NASDAQ    2,649,011      67.55
NTMG      Nutmeg Federal S&LA                CT             NA       NASDAQ      725,421       5.08
WBST      Webster Financial Corporation      CT       12/12/86       NASDAQ   11,953,507     419.87
IFSB      Independence Federal Savings       DC       06/06/85       NASDAQ    1,280,030       9.60
BANC      BankAtlantic Bancorp Inc.          FL       11/29/83       NASDAQ   18,552,530     234.23
BKUNA     BankUnited Financial Corp.         FL       12/11/85       NASDAQ    8,847,184      92.90
FFFG      F.F.O. Financial Group Inc.        FL       10/13/88       NASDAQ    8,430,181      34.25
FFLC      FFLC Bancorp Inc.                  FL       01/04/94       NASDAQ    2,341,862      58.55
FFPB      First Palm Beach Bancorp Inc.      FL       09/29/93       NASDAQ    5,009,337     139.01
OCWN      Ocwen Financial Corporation        FL             NA       NASDAQ   26,799,511     777.19
CCFH      CCF Holding Company                GA       07/12/95       NASDAQ      865,000      14.06
EBSI      Eagle Bancshares                   GA       04/01/86       NASDAQ    4,552,200      70.56
FSTC      First Citizens Corporation         GA       03/01/86       NASDAQ    1,588,012      40.10
FGHC      First Georgia Holding Inc.         GA       02/11/87       NASDAQ    3,052,319      23.27
FLFC      First Liberty Financial Corp.      GA       12/06/83       NASDAQ    7,724,780     164.15
FLAG      FLAG Financial Corp.               GA       12/11/86       NASDAQ    2,036,990      25.46
SFNB      Security First Network Bank        GA             NA       NASDAQ    8,426,425      67.41
CASH      First Midwest Financial Inc.       IA       09/20/93       NASDAQ    2,827,323      49.12
GFSB      GFS Bancorp Inc.                   IA       01/06/94       NASDAQ      987,842      11.36
HZFS      Horizon Financial Svcs Corp.       IA       06/30/94       NASDAQ      425,540       7.45
MFCX      Marshalltown Financial Corp.       IA       03/31/94       NASDAQ    1,411,475      21.35
MIFC      Mid-Iowa Financial Corp.           IA       10/14/92       NASDAQ    1,675,988      13.41
MWBI      Midwest Bancshares Inc.            IA       11/12/92       NASDAQ      348,339       9.75
FFFD      North Central Bancshares Inc.      IA       03/21/96       NASDAQ    3,429,455      54.44
PMFI      Perpetual Midwest Financial        IA       03/31/94       NASDAQ    1,907,278      37.67
SFFC      StateFed Financial Corporation     IA       01/05/94       NASDAQ      790,123      14.62
ABCL      Alliance Bancorp Inc.              IL       07/07/92       NASDAQ    5,333,830     154.68
AVND      Avondale Financial Corp.           IL      04/07/95       NASDAQ    3,525,325      59.93

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                    KEY FINANCIAL DATA AND RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                             ASSETS AND EQUITY                       PROFITABILITY
                                                   ====================================  =================================
                                                     Total        Total       Total              Core                Core
                                                     Assets       Equity   Tang. Equity  ROAA    ROAA      ROAE      ROAE
                                           State     ($000)       ($000)      ($000)      (%)     (%)       (%)       (%)
                                           -----   --------       ------   ------------  ----    -----     -----     -----
BFFC      Big Foot Financial Corp.           IL       210,086      35,890      35,890       NA       NA        NA        NA
CBCI      Calumet Bancorp Inc.               IL       494,557      78,845      78,845     1.12     1.35      6.91      8.36
CBSB      Charter Financial Inc.             IL       394,815      55,807      48,966     0.96     1.21      5.95      7.51
CNBA      Chester Bancorp Inc.               IL       142,487      31,636      31,636     0.58     0.92      4.33      6.84
CBK       Citizens First Financial Corp.     IL       271,614      39,766      39,766     0.27     0.57      1.89      3.93
COVB      CoVest Bancshares Inc.             IL       552,558      49,379      47,065     0.16     0.43      1.81      4.83
CSBF      CSB Financial Group Inc.           IL        47,996      12,033      11,342     0.44     0.65      1.62      2.39
DFIN      Damen Financial Corp.              IL       227,400      45,840      45,840     0.71     0.89      3.08      3.85
EGLB      Eagle BancGroup Inc.               IL       170,531      20,636      20,636    -0.20     0.11     -1.64      0.94
FBCI      Fidelity Bancorp Inc.              IL       486,010      49,521      49,391     0.52     0.75      4.85      6.93
FFBI      First Financial Bancorp Inc.       IL        93,156       7,269       7,269    -0.02     0.45     -0.26      5.63
FMBD      First Mutual Bancorp Inc.          IL       424,597      56,948      43,820     0.14     0.37      0.76      1.94
GTPS      Great American Bancorp             IL       137,898      29,172      29,172     0.25     0.61      1.00      2.42
HMLK      Hemlock Federal Financial Corp     IL       164,493      30,076      30,076       NA       NA        NA        NA
HBEI      Home Bancorp of Elgin Inc.         IL       358,695     100,839     100,839     0.30     0.81      1.38      3.67
HMCI      HomeCorp Inc.                      IL       336,447      21,196      21,196     0.11     0.38      1.86      6.13
KNK       Kankakee Bancorp Inc.              IL       342,379      36,554      34,218     0.61     0.77      5.99      7.65
MAFB      MAF Bancorp Inc.                   IL     3,236,449     255,110     221,484     0.78     1.08     10.30     14.28
NBSI      North Bancshares Inc.              IL       120,011      17,533      17,533     0.45     0.64      2.93      4.18
PFED      Park Bancorp Inc.                  IL       177,981      38,597      38,597     0.77     1.06      4.01      5.51
PSFI      PS Financial Inc.                  IL        75,118      32,476      32,476       NA       NA        NA        NA
SWBI      Southwest Bancshares               IL       371,563      40,081      40,081     0.74     1.04      6.81      9.52
SPBC      St. Paul Bancorp Inc.              IL     4,484,882     391,900     390,683     0.68     1.00      7.62     11.18
STND      Standard Financial Inc.            IL     2,488,854     271,257     270,870     0.47     0.70      4.16      6.15
SFSB      SuburbFed Financial Corp.          IL       407,800      26,769      26,654     0.33     0.54      4.94      8.08
WCBI      Westco Bancorp                     IL       309,921      48,250      48,250     1.10     1.40      7.05      9.01
FBCV      1ST Bancorp                        IN       273,090      21,759      21,277     0.24     0.04      2.94      0.47
AMFC      AMB Financial Corp.                IN        93,643      15,260      15,260     0.70     0.88      3.73      4.67
ASBI      Ameriana Bancorp                   IN       402,163      43,630      43,589     0.60     0.87      5.41      7.83
ATSB      AmTrust Capital Corp.              IN        71,031       7,222       7,145     0.29     0.19      2.91      1.91
CBCO      CB Bancorp Inc.                    IN       226,553      20,008      20,008     1.02     1.19     10.70     12.47


                                                                        CAPITAL ISSUES
                                                     ==================================================
                                                                               Number of   Mkt. Value
                                                       IPO                      Shares      of Shares
                                           State       Date        Exchange     Outstg.      ($M)
                                           -----     ---------     --------    --------    ------------
BFFC      Big Foot Financial Corp.           IL      12/20/96       NASDAQ    2,512,750      34.55
CBCI      Calumet Bancorp Inc.               IL      02/20/92       NASDAQ    2,238,147      79.73
CBSB      Charter Financial Inc.             IL      12/29/95       NASDAQ    4,220,258      70.69
CNBA      Chester Bancorp Inc.               IL      10/08/96       NASDAQ    2,182,125      31.64
CBK       Citizens First Financial Corp.     IL      05/01/96         AMSE    2,798,829      42.68
COVB      CoVest Bancshares Inc.             IL      07/01/92       NASDAQ    3,017,606      53.56
CSBF      CSB Financial Group Inc.           IL      10/09/95       NASDAQ      941,850      10.71
DFIN      Damen Financial Corp.              IL      10/02/95       NASDAQ    3,246,717      46.67
EGLB      Eagle BancGroup Inc.               IL      07/01/96       NASDAQ    1,267,705      19.97
FBCI      Fidelity Bancorp Inc.              IL      12/15/93       NASDAQ    2,791,978      55.84
FFBI      First Financial Bancorp Inc.       IL      10/04/93       NASDAQ      415,488       6.86
FMBD      First Mutual Bancorp Inc.          IL      07/05/95       NASDAQ    3,741,670      56.59
GTPS      Great American Bancorp             IL      06/30/95       NASDAQ    1,759,976      29.04
HMLK      Hemlock Federal Financial Corp     IL      04/02/97       NASDAQ           NA         NA
HBEI      Home Bancorp of Elgin Inc.         IL      09/27/96       NASDAQ    7,009,250     105.14
HMCI      HomeCorp Inc.                      IL      06/22/90       NASDAQ    1,693,169      23.99
KNK       Kankakee Bancorp Inc.              IL      01/06/93         AMSE    1,420,168      38.70
MAFB      MAF Bancorp Inc.                   IL      01/12/90       NASDAQ   10,429,130     406.74
NBSI      North Bancshares Inc.              IL      12/21/93       NASDAQ    1,034,950      20.44
PFED      Park Bancorp Inc.                  IL      08/12/96       NASDAQ    2,431,441      37.08
PSFI      PS Financial Inc.                  IL      11/27/96       NASDAQ    2,182,125      28.64
SWBI      Southwest Bancshares               IL      06/24/92       NASDAQ    2,638,812      50.80
SPBC      St. Paul Bancorp Inc.              IL      05/18/87       NASDAQ   22,840,102     625.25
STND      Standard Financial Inc.            IL      08/01/94       NASDAQ   16,204,235     370.67
SFSB      SuburbFed Financial Corp.          IL      03/04/92       NASDAQ    1,260,957      28.37
WCBI      Westco Bancorp                     IL      06/26/92       NASDAQ    2,554,113      56.19
FBCV      1ST Bancorp                        IN      04/07/87       NASDAQ      697,538      21.62
AMFC      AMB Financial Corp.                IN      04/01/96       NASDAQ    1,067,919      14.75
ASBI      Ameriana Bancorp                   IN      03/02/87       NASDAQ    3,259,706      50.53
ATSB      AmTrust Capital Corp.              IN      03/28/95       NASDAQ      526,479       6.38
CBCO      CB Bancorp Inc.                    IN      12/28/92       NASDAQ    1,162,279      27.60


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                    KEY FINANCIAL DATA AND RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                             ASSETS AND EQUITY                       PROFITABILITY
                                                   ====================================  =================================
                                                     Total        Total       Total              Core                Core
                                                     Assets       Equity   Tang. Equity  ROAA    ROAA      ROAE      ROAE
                                           State     ($000)       ($000)      ($000)      (%)     (%)       (%)       (%)
                                           -----   --------       ------   ------------  ----    -----     -----     -----
FFWC      FFW Corp.                          IN       158,441      15,854      15,854     0.89     1.10      8.73     10.78
FFED      Fidelity Federal Bancorp           IN       250,285      12,865      12,865     0.16     0.29      2.98      5.39
FISB      First Indiana Corporation          IN     1,481,157     141,974     140,163     0.90     1.03      9.66     11.07
HFGI      Harrington Financial Group         IN       515,360      24,647      24,647     0.34     0.48      7.37     10.32
HBFW      Home Bancorp                       IN       327,789      45,713      45,713     0.56     0.89      3.78      6.04
HBBI      Home Building Bancorp              IN        46,804       5,649       5,649     0.20     0.50      1.48      3.77
HOMF      Home Federal Bancorp               IN       663,658      56,079      54,256     1.03     1.18     12.42     14.20
HWEN      Home Financial Bancorp             IN        39,443       7,347       7,347     0.57     0.81      3.61      5.11
INCB      Indiana Community Bank SB          IN        91,329      11,312      11,312     0.17     0.50      1.29      3.92
IFSL      Indiana Federal Corporation        IN       818,924      71,920      67,573     0.67     0.95      7.45     10.52
LOGN      Logansport Financial Corp.         IN        79,298      15,585      15,585     1.17     1.51      5.27      6.80
MARN      Marion Capital Holdings            IN       174,415      40,202      40,202     1.32     1.59      5.71      6.87
MFBC      MFB Corp.                          IN       234,290      33,987      33,987     0.56     0.85      3.38      5.10
NEIB      Northeast Indiana Bancorp          IN       172,874      26,213      26,213     1.04     1.22      6.00      7.06
PFDC      Peoples Bancorp                    IN       283,242      42,999      42,999     1.10     1.45      7.15      9.42
PERM      Permanent Bancorp Inc.             IN       412,967      40,064      39,667     0.24     0.51      2.37      5.11
RIVR      River Valley Bancorp               IN       138,325      17,099      16,833       NA       NA        NA        NA
SOBI      Sobieski Bancorp Inc.              IN        79,080      12,181      12,181     0.28     0.57      1.64      3.28
FFSL      First Independence Corp.           KS       109,230      11,474      11,474     0.50     0.76      4.28      6.54
LARK      Landmark Bancshares Inc.           KS       223,799      32,750      32,750     0.84     1.04      5.42      6.69
MCBS      Mid Continent Bancshares Inc.      KS       371,169      37,279      37,279     1.03     1.17      9.21     10.54
CKFB      CKF Bancorp Inc.                   KY        60,197      14,254      14,254     1.30     1.29      5.08      5.05
CLAS      Classic Bancshares Inc.            KY       128,361      19,151      16,094     0.43     0.71      2.05      3.40
FFKY      First Federal Financial Corp.      KY       372,300      50,640      47,556     1.25     1.49      8.98     10.72
FLKY      First Lancaster Bancshares         KY        40,448      13,850      13,850     1.15     1.41      3.52      4.31
FTSB      Fort Thomas Financial Corp.        KY        94,681      15,236      15,236     0.50     0.77      2.48      3.83
FKKY      Frankfort First Bancorp Inc.       KY       128,328      33,611      33,611     0.64     0.92      2.31      3.34
GWBC      Gateway Bancorp Inc.               KY        65,806      17,166      17,166     0.82     1.14      3.26      4.50
GTFN      Great Financial Corporation        KY     3,002,142     279,107     266,946     0.74     0.71      7.42      7.13
HFFB      Harrodsburg First Fin Bancorp      KY       108,187      28,514      28,514     1.03     1.35      3.73      4.90
KYF       Kentucky First Bancorp Inc.        KY        88,923      14,326      14,326     0.80     1.07      3.95      5.23

                                                                        CAPITAL ISSUES
                                                     ==================================================
                                                                               Number of   Mkt. Value
                                                       IPO                      Shares      of Shares
                                           State       Date        Exchange     Outstg.      ($M)
                                           -----     ---------     --------    --------    ------------
FFWC      FFW Corp.                          IN      04/05/93       NASDAQ      697,010      18.65
FFED      Fidelity Federal Bancorp           IN      08/31/87       NASDAQ    2,490,110      22.41
FISB      First Indiana Corporation          IN      08/02/83       NASDAQ   10,505,257     193.03
HFGI      Harrington Financial Group         IN            NA       NASDAQ    3,256,738      35.82
HBFW      Home Bancorp                       IN      03/30/95       NASDAQ    2,623,213      53.45
HBBI      Home Building Bancorp              IN      02/08/95       NASDAQ      311,660       6.54
HOMF      Home Federal Bancorp               IN      01/23/88       NASDAQ    3,389,770      92.79
HWEN      Home Financial Bancorp             IN      07/02/96       NASDAQ      485,926       7.29
INCB      Indiana Community Bank SB          IN      12/15/94       NASDAQ      922,039      15.21
IFSL      Indiana Federal Corporation        IN      02/04/87       NASDAQ    4,786,236     125.04
LOGN      Logansport Financial Corp.         IN      06/14/95       NASDAQ    1,256,375      16.65
MARN      Marion Capital Holdings            IN      03/18/93       NASDAQ    1,828,242      40.22
MFBC      MFB Corp.                          IN      03/25/94       NASDAQ    1,734,517      34.26
NEIB      Northeast Indiana Bancorp          IN      06/28/95       NASDAQ    1,762,727      26.44
PFDC      Peoples Bancorp                    IN      07/07/87       NASDAQ    2,279,328      51.28
PERM      Permanent Bancorp Inc.             IN      04/04/94       NASDAQ    2,082,858      42.18
RIVR      River Valley Bancorp               IN      12/20/96       NASDAQ    1,190,250      16.37
SOBI      Sobieski Bancorp Inc.              IN      03/31/95       NASDAQ      759,632      11.20
FFSL      First Independence Corp.           KS      10/08/93       NASDAQ    1,005,294      12.06
LARK      Landmark Bancshares Inc.           KS      03/28/94       NASDAQ    1,807,996      33.90
MCBS      Mid Continent Bancshares Inc.      KS      06/27/94       NASDAQ    1,958,250      49.45
CKFB      CKF Bancorp Inc.                   KY      01/04/95       NASDAQ      927,175      16.69
CLAS      Classic Bancshares Inc.            KY      12/29/95       NASDAQ    1,322,500      15.37
FFKY      First Federal Financial Corp.      KY      07/15/87       NASDAQ    4,165,353      83.31
FLKY      First Lancaster Bancshares         KY      07/01/96       NASDAQ      958,812      14.86
FTSB      Fort Thomas Financial Corp.        KY      06/28/95       NASDAQ    1,495,086      16.82
FKKY      Frankfort First Bancorp Inc.       KY      07/10/95       NASDAQ    3,385,000      35.97
GWBC      Gateway Bancorp Inc.               KY      01/18/95       NASDAQ    1,075,754      16.41
GTFN      Great Financial Corporation        KY      03/31/94       NASDAQ   14,073,290     434.51
HFFB      Harrodsburg First Fin Bancorp      KY      10/04/95       NASDAQ    2,024,756      32.14
KYF       Kentucky First Bancorp Inc.        KY      08/29/95         AMSE    1,319,194      15.17

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                    KEY FINANCIAL DATA AND RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                             ASSETS AND EQUITY                       PROFITABILITY
                                                   ====================================  =================================
                                                     Total        Total       Total              Core                Core
                                                     Assets       Equity   Tang. Equity  ROAA    ROAA      ROAE      ROAE
                                           State     ($000)       ($000)      ($000)      (%)     (%)       (%)       (%)
                                           -----   --------       ------   ------------  ----    -----     -----     -----

ANA       Acadiana Bancshares Inc.           LA       261,687      45,616      45,616     0.50     0.84      3.35      5.61
CZF       CitiSave Financial Corp            LA        74,942      12,457      12,457     0.51     0.77      3.00      4.51
GSLA      GS Financial Corp.                 LA       135,339      24,735      24,735       NA       NA        NA        NA
ISBF      ISB Financial Corporation          LA       938,968     114,414      97,011     0.69     0.92      4.57      6.15
MERI      Meritrust Federal SB               LA       228,591      18,068      18,068     0.60     0.97      7.86     12.70
TSH       Teche Holding Co.                  LA       393,556      52,365      52,365     0.73     1.00      5.08      6.93
AFCB      Affiliated Community Bancorp       MA     1,054,997     103,049     102,408     0.93     1.07      9.44     10.83
BFD       BostonFed Bancorp Inc.             MA       941,007      83,755      80,870     0.48     0.65      4.27      5.81
FAB       FirstFed America Bancorp Inc.      MA       979,736     122,154     122,154    -0.29     0.43     -2.88      4.38
ANBK      American National Bancorp          MD       505,318      45,315      45,315     0.28     0.65      2.88      6.68
EQSB      Equitable Federal Savings Bank     MD       296,002      15,002      15,002     0.48     0.76      9.36     14.87
FCIT      First Citizens Financial Corp.     MD       693,803      42,368      42,368     0.52     0.77      8.66     12.93
HRBF      Harbor Federal Bancorp Inc.        MD       219,462      28,224      28,224     0.43     0.68      3.22      5.10
MFSL      Maryland Federal Bancorp           MD     1,128,483      95,261      93,980     0.58     0.84      7.02     10.17
WSB       Washington Savings Bank, FSB       MD       256,632      21,349      21,349     0.51     0.74      6.15      8.91
WHGB      WHG Bancshares Corp.               MD        98,458      21,551      21,551     0.55     0.89      2.39      3.83
MCBN      Mid-Coast Bancorp Inc.             ME        57,838       4,975       4,975     0.40     0.64      4.42      7.05
BWFC      Bank West Financial Corp.          MI       147,019      22,508      22,508     0.75     0.62      4.24      3.53
CFSB      CFSB Bancorp Inc.                  MI       834,252      63,639      63,639     0.75     1.00      9.48     12.72
DNFC      D & N Financial Corp.              MI     1,528,468      88,772      87,789     0.62     0.84     10.85     14.62
FLGS      Flagstar Bancorp Inc.              MI     1,519,099      82,989          NA       NA       NA        NA        NA
MSBF      MSB Financial Inc.                 MI        75,630      12,564      12,564     1.20     1.49      6.05      7.55
MSBK      Mutual Savings Bank FSB            MI       662,536      39,800      39,800     0.10     0.01      1.65      0.18
OFCP      Ottawa Financial Corp.             MI       858,934      75,947      60,785     0.43     0.73      4.48      7.63
SJSB      SJS Bancorp                        MI       153,767      16,201      16,201     0.20     0.51      1.87      4.67
THR       Three Rivers Financial Corp.       MI        91,165      12,540      12,490     0.57     0.83      3.91      5.71
BDJI      First Federal Bancorporation       MN       107,716      12,036      12,036     0.31     0.65      2.58      5.35
FFHH      FSF Financial Corp.                MN       367,312      43,225      43,225     0.64     0.82      4.76      6.13
HMNF      HMN Financial Inc.                 MN       553,021      78,770      78,770     0.75     0.91      4.89      5.93
MIVI      Mississippi View Holding Co.       MN        69,755      12,735      12,735     0.68     1.01      3.74      5.54
QCFB      QCF Bancorp Inc.                   MN       149,637      27,070      27,070     1.36     1.66      7.17      8.76

                                                                        CAPITAL ISSUES
                                                     ==================================================
                                                                               Number of   Mkt. Value
                                                       IPO                      Shares      of Shares
                                           State       Date        Exchange     Outstg.      ($M)
                                           -----     ---------     --------    --------    ------------
ANA       Acadiana Bancshares Inc.           LA       07/16/96         AMSE    2,731,250      51.21
CZF       CitiSave Financial Corp            LA       07/14/95         AMSE      962,207      18.76
GSLA      GS Financial Corp.                 LA       04/01/97       NASDAQ           NA         NA
ISBF      ISB Financial Corporation          LA       04/07/95       NASDAQ    7,001,260     171.53
MERI      Meritrust Federal SB               LA             NA       NASDAQ      774,176      27.48
TSH       Teche Holding Co.                  LA       04/19/95         AMSE    3,437,530      56.29
AFCB      Affiliated Community Bancorp       MA       10/19/95       NASDAQ    6,456,458     122.67
BFD       BostonFed Bancorp Inc.             MA       10/24/95         AMSE    5,962,502      90.18
FAB       FirstFed America Bancorp Inc.      MA       01/15/97         AMSE    8,707,152     118.63
ANBK      American National Bancorp          MD       10/31/95       NASDAQ    3,613,011      51.94
EQSB      Equitable Federal Savings Bank     MD       09/10/93       NASDAQ      602,200      20.02
FCIT      First Citizens Financial Corp.     MD       12/17/86       NASDAQ    2,943,820      77.09
HRBF      Harbor Federal Bancorp Inc.        MD       08/12/94       NASDAQ    1,754,420      28.51
MFSL      Maryland Federal Bancorp           MD       06/02/87       NASDAQ    3,210,150     119.58
WSB       Washington Savings Bank, FSB       MD             NA         AMSE    4,220,206      22.16
WHGB      WHG Bancshares Corp.               MD       04/01/96       NASDAQ    1,539,059      21.93
MCBN      Mid-Coast Bancorp Inc.             ME       11/02/89       NASDAQ      230,171       4.37
BWFC      Bank West Financial Corp.          MI       03/30/95       NASDAQ    1,783,475      20.51
CFSB      CFSB Bancorp Inc.                  MI       06/22/90       NASDAQ    5,166,741      99.81
DNFC      D & N Financial Corp.              MI       02/13/85       NASDAQ    8,315,821     150.72
FLGS      Flagstar Bancorp Inc.              MI             NA       NASDAQ           NA         NA
MSBF      MSB Financial Inc.                 MI       02/06/95       NASDAQ      630,036      13.07
MSBK      Mutual Savings Bank FSB            MI       07/17/92       NASDAQ    4,274,154      29.38
OFCP      Ottawa Financial Corp.             MI       08/19/94       NASDAQ    5,040,187     105.21
SJSB      SJS Bancorp                        MI       02/16/95       NASDAQ      917,622      23.63
THR       Three Rivers Financial Corp.       MI       08/24/95         AMSE      823,540      11.84
BDJI      First Federal Bancorporation       MN       04/04/95       NASDAQ      700,566      12.96
FFHH      FSF Financial Corp.                MN       10/07/94       NASDAQ    3,095,310      53.39
HMNF      HMN Financial Inc.                 MN       06/30/94       NASDAQ    4,209,826      84.39
MIVI      Mississippi View Holding Co.       MN       03/24/95       NASDAQ      818,743      12.49
QCFB      QCF Bancorp Inc.                   MN       04/03/95       NASDAQ    1,426,200      27.28

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                    KEY FINANCIAL DATA AND RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                             ASSETS AND EQUITY                       PROFITABILITY
                                                   ====================================  =================================
                                                     Total        Total       Total              Core                Core
                                                     Assets       Equity   Tang. Equity  ROAA    ROAA      ROAE      ROAE
                                           State     ($000)       ($000)      ($000)      (%)     (%)       (%)       (%)
                                           -----   --------       ------   ------------  ----    -----     -----     -----

WEFC      Wells Financial Corp.              MN       201,886      28,737      28,737     0.64     1.01      4.47      7.11
CMRN      Cameron Financial Corp             MO       197,693      45,381      45,381     1.12     1.38      4.47      5.52
CAPS      Capital Savings Bancorp Inc.       MO       237,915      20,607      20,607     0.64     0.92      7.20     10.27
CBES      CBES Bancorp Inc.                  MO        95,219      17,510      17,510     0.77     0.96      5.14      6.41
CNSB      CNS Bancorp Inc.                   MO        98,104      24,344      24,344     0.54     0.78      2.33      3.35
FBSI      First Bancshares Inc.              MO       160,048      22,971      22,938     0.91     1.12      5.96      7.33
FTNB      Fulton Bancorp Inc.                MO        99,464      24,875      24,875       NA       NA        NA        NA
GSBC      Great Southern Bancorp Inc.        MO       679,153      60,899      60,899     1.36     1.54     14.07     15.89
HFSA      Hardin Bancorp Inc.                MO       103,354      13,210      13,210     0.50     0.81      3.17      5.14
JSBA      Jefferson Savings Bancorp          MO     1,296,929     106,299      80,965     0.30     0.70      3.97      9.29
JOAC      Joachim Bancorp Inc.               MO        35,656      10,334      10,334     0.51     0.78      1.74      2.68
LXMO      Lexington B&L Financial Corp.      MO        59,748      16,505      16,505     0.90     1.18      2.98      3.91
MBLF      MBLA Financial Corp.               MO       209,783      28,313      28,313     0.66     0.85      4.90      6.32
NASB      North American Savings Bank        MO       689,246      54,952      53,164     1.21     1.18     16.83     16.39
NSLB      NS&L Bancorp Inc.                  MO        58,089      11,574      11,574     0.50     0.74      2.31      3.45
PCBC      Perry County Financial Corp.       MO        79,714      14,602      14,602     0.78     1.03      4.14      5.45
RFED      Roosevelt Financial Group          MO     7,508,309     469,558          NA     0.12     0.90      2.00     15.56
SMFC      Sho-Me Financial Corp.             MO       304,496      29,055      29,055     0.91     1.08      8.65     10.28
SMBC      Southern Missouri Bancorp Inc.     MO       165,688      25,958      25,958     0.71     1.01      4.44      6.29
CFTP      Community Federal Bancorp          MS       206,049      69,066      69,066     1.43     1.70      4.29      5.11
FFBS      FFBS BanCorp Inc.                  MS       128,676      24,984      24,984     1.18     1.49      6.04      7.62
MGNL      Magna Bancorp Inc.                 MS     1,383,130     132,245     127,914     1.40     1.65     14.34     16.89
EFBC      Empire Federal Bancorp Inc.        MT       107,938      39,778      39,778       NA       NA        NA        NA
GBCI      Glacier Bancorp Inc.               MT       552,372      52,813      51,329     1.39     1.56     14.71     16.51
UBMT      United Financial Corp.             MT       107,723      24,398      24,398     1.09     1.34      4.68      5.74
WSTR      WesterFed Financial Corp.          MT       932,440     102,364      80,865     0.60     0.84      4.43      6.16
CFNC      Carolina Fincorp Inc.              NC       108,680      25,760      25,760       NA       NA        NA        NA
CENB      Century Bancorp Inc.               NC        99,948      29,920      29,920       NA       NA        NA        NA
COOP      Cooperative Bankshares Inc.        NC       348,498      26,095      26,095    -0.89     0.12    -10.54      1.38
SOPN      First Savings Bancorp Inc.         NC       271,121      66,710      66,710     1.39     1.68      5.46      6.59
GSFC      Green Street Financial Corp.       NC       174,365      62,904      62,904     1.40     1.69      4.28      5.18

                                                                        CAPITAL ISSUES
                                                     ==================================================
                                                                               Number of   Mkt. Value
                                                       IPO                      Shares      of Shares
                                           State       Date        Exchange     Outstg.      ($M)
                                           -----     ---------     --------    --------    ------------
WEFC      Wells Financial Corp.              MN      04/11/95       NASDAQ    2,023,860      30.36
CMRN      Cameron Financial Corp             MO      04/03/95       NASDAQ    2,682,196      42.92
CAPS      Capital Savings Bancorp Inc.       MO      12/29/93       NASDAQ    1,891,800      26.01
CBES      CBES Bancorp Inc.                  MO      09/30/96       NASDAQ    1,024,958      17.23
CNSB      CNS Bancorp Inc.                   MO      06/12/96       NASDAQ    1,653,125      26.04
FBSI      First Bancshares Inc.              MO      12/22/93       NASDAQ    1,160,135      22.62
FTNB      Fulton Bancorp Inc.                MO      10/18/96       NASDAQ    1,719,250      30.73
GSBC      Great Southern Bancorp Inc.        MO      12/14/89       NASDAQ    8,288,147     144.01
HFSA      Hardin Bancorp Inc.                MO      09/29/95       NASDAQ      859,360      13.32
JSBA      Jefferson Savings Bancorp          MO      04/08/93       NASDAQ    4,970,949     141.67
JOAC      Joachim Bancorp Inc.               MO      12/28/95       NASDAQ      760,437      10.65
LXMO      Lexington B&L Financial Corp.      MO      06/06/96       NASDAQ    1,087,900      16.59
MBLF      MBLA Financial Corp.               MO      06/24/93       NASDAQ    1,316,002      27.14
NASB      North American Savings Bank        MO      09/27/85       NASDAQ    2,256,754      85.76
NSLB      NS&L Bancorp Inc.                  MO      06/08/95       NASDAQ      707,582      11.59
PCBC      Perry County Financial Corp.       MO      02/13/95       NASDAQ      808,486      15.97
RFED      Roosevelt Financial Group          MO      01/23/87       NASDAQ   42,614,943     926.88
SMFC      Sho-Me Financial Corp.             MO      07/01/94       NASDAQ    1,519,125      44.81
SMBC      Southern Missouri Bancorp Inc.     MO      04/13/94       NASDAQ    1,637,913      26.62
CFTP      Community Federal Bancorp          MS      03/26/96       NASDAQ    4,282,339      76.55
FFBS      FFBS BanCorp Inc.                  MS      07/01/93       NASDAQ    1,557,445      34.65
MGNL      Magna Bancorp Inc.                 MS      03/13/91       NASDAQ   13,754,266     251.02
EFBC      Empire Federal Bancorp Inc.        MT      01/27/97       NASDAQ    2,592,100      33.05
GBCI      Glacier Bancorp Inc.               MT      03/30/84       NASDAQ    6,798,656     111.04
UBMT      United Financial Corp.             MT      09/23/86       NASDAQ    1,223,312      23.85
WSTR      WesterFed Financial Corp.          MT      01/10/94       NASDAQ    5,551,172     111.72
CFNC      Carolina Fincorp Inc.              NC      11/25/96       NASDAQ    1,851,500      26.85
CENB      Century Bancorp Inc.               NC      12/23/96       NASDAQ      407,330      28.31
COOP      Cooperative Bankshares Inc.        NC      08/21/91       NASDAQ    1,491,698      31.33
SOPN      First Savings Bancorp Inc.         NC      01/06/94       NASDAQ    3,696,944      72.55
GSFC      Green Street Financial Corp.       NC      04/04/96       NASDAQ    4,298,125      74.68

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                    KEY FINANCIAL DATA AND RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                             ASSETS AND EQUITY                       PROFITABILITY
                                                   ====================================  ================================
                                                     Total        Total       Total              Core                Core
                                                     Assets       Equity   Tang. Equity  ROAA    ROAA      ROAE      ROAE
                                           State     ($000)       ($000)      ($000)      (%)     (%)       (%)       (%)
                                           -----   --------       ------   ------------  ----    -----     -----     -----

HFNC      HFNC Financial Corp.               NC       842,917     158,736     158,736     1.06     1.38      3.61      4.71
KSAV      KS Bancorp Inc.                    NC       100,754      13,930      13,921     0.92     1.21      6.46      8.44
MBSP      Mitchell Bancorp Inc.              NC        33,894      14,684      14,684       NA       NA        NA        NA
NSBC      NewSouth Bancorp, Inc.             NC       254,863      19,155      19,155       NA       NA        NA        NA
PDB       Piedmont Bancorp Inc.              NC       118,519      20,100      20,100    -0.31     0.76     -1.31      3.20
SSB       Scotland Bancorp Inc               NC        68,924      25,285      25,285     1.47     1.77      4.07      4.89
SSFC      South Street Financial Corp.       NC       238,791      60,761      60,761     0.77     1.03      4.38      5.90
SSM       Stone Street Bancorp Inc.          NC       105,491      37,806      37,806     1.69     1.97      4.76      5.55
UFRM      United Federal Savings Bank        NC       270,180      20,532      20,532     0.22     0.47      2.81      6.03
CFB       Commercial Federal Corporation     NE     6,901,835     408,641     363,640     0.64     0.91     10.78     15.29
EBCP      Eastern Bancorp                    NH       865,818      65,728      62,390     0.38     0.59      4.95      7.69
NHTB      New Hampshire Thrift Bncshrs       NH       313,038      23,401      19,830     0.34     0.51      4.60      6.82
FBER      1st Bergen Bancorp                 NJ       252,294      41,485      41,485     0.42     0.75      2.51      4.45
COFD      Collective Bancorp Inc.            NJ     5,517,588     386,155     349,285     0.94     1.14     13.47     16.30
FSPG      First Home Bancorp Inc.            NJ       508,243      33,482      32,880     0.90     0.99     13.88     15.16
FMCO      FMS Financial Corporation          NJ       553,599      34,817      34,092     0.65     0.98      9.89     14.96
IBSF      IBS Financial Corp.                NJ       740,027     126,057     126,057     0.52     0.87      2.67      4.48
LVSB      Lakeview Financial                 NJ       481,646      45,837      36,651     1.37     0.95     13.65      9.52
LFBI      Little Falls Bancorp Inc.          NJ       303,384      39,241      36,114     0.26     0.49      1.78      3.43
OCFC      Ocean Financial Corp.              NJ     1,387,836     247,297     247,297    -0.05     0.94     -0.28      5.61
PBCI      Pamrapo Bancorp Inc.               NJ       367,360      47,027      46,633     0.84     1.19      5.60      7.86
PFSB      PennFed Financial Services Inc     NJ     1,252,387      94,273      77,734     0.57     0.84      7.06     10.45
PULS      Pulse Bancorp                      NJ       515,936      40,229      40,229     0.72     1.07      8.42     12.54
SFIN      Statewide Financial Corp.          NJ       677,384      63,019      62,891     0.51     0.87      5.10      8.80
WYNE      Wayne Bancorp Inc.                 NJ       245,435      35,732      35,732     0.36     0.87      2.31      5.53
WWFC      Westwood Financial Corporation     NJ       107,981       9,950       8,818     0.45     0.82      4.76      8.68
AABC      Access Anytime Bancorp, Inc.       NM       106,492       7,246       7,246    -0.59    -0.23    -11.75     -4.64
GUPB      GFSB Bancorp Inc.                  NM        86,911      14,166      14,166     0.74     0.93      3.86      4.89
AFED      AFSALA Bancorp Inc.                NY       152,254      21,087      21,035       NA       NA        NA        NA
ALBK      ALBANK Financial Corporation       NY     3,496,331     321,701     279,054     0.81     1.01      8.71     10.83
ALBC      Albion Banc Corp.                  NY        66,316       5,905       5,905     0.09     0.38      0.93      3.90

                                                                        CAPITAL ISSUES
                                                     ================================================
                                                                               Number of   Mkt. Value
                                                       IPO                      Shares      of Shares
                                           State       Date        Exchange     Outstg.       ($M)
                                           -----     ---------     --------    --------    ----------
HFNC      HFNC Financial Corp.               NC       12/29/95       NASDAQ   17,192,500     313.76
KSAV      KS Bancorp Inc.                    NC       12/30/93       NASDAQ      663,263      13.60
MBSP      Mitchell Bancorp Inc.              NC       07/12/96       NASDAQ      967,897      15.49
NSBC      NewSouth Bancorp, Inc.             NC       04/08/97       NASDAQ           NA         NA
PDB       Piedmont Bancorp Inc.              NC       12/08/95         AMSE    2,750,800      29.91
SSB       Scotland Bancorp Inc               NC       04/01/96         AMSE    1,840,000      28.52
SSFC      South Street Financial Corp.       NC       10/03/96       NASDAQ    4,496,500      72.51
SSM       Stone Street Bancorp Inc.          NC       04/01/96         AMSE    1,825,050      45.17
UFRM      United Federal Savings Bank        NC       07/01/80       NASDAQ    3,066,314      29.51
CFB       Commercial Federal Corporation     NE       12/31/84         NYSE   21,523,481     726.42
EBCP      Eastern Bancorp                    NH       11/17/83       NASDAQ    3,679,834      91.08
NHTB      New Hampshire Thrift Bncshrs       NH       05/22/86       NASDAQ    2,041,274      25.26
FBER      1st Bergen Bancorp                 NJ       04/01/96       NASDAQ    3,015,300      42.21
COFD      Collective Bancorp Inc.            NJ       02/07/84       NASDAQ   20,446,519     789.75
FSPG      First Home Bancorp Inc.            NJ       04/20/87       NASDAQ    2,708,426      48.41
FMCO      FMS Financial Corporation          NJ       12/14/88       NASDAQ    2,386,483      46.54
IBSF      IBS Financial Corp.                NJ       10/13/94       NASDAQ   11,012,246     162.79
LVSB      Lakeview Financial                 NJ       12/22/93       NASDAQ    2,302,465      63.61
LFBI      Little Falls Bancorp Inc.          NJ       01/05/96       NASDAQ    2,745,180      37.06
OCFC      Ocean Financial Corp.              NJ       07/03/96       NASDAQ    9,059,124     250.83
PBCI      Pamrapo Bancorp Inc.               NJ       11/14/89       NASDAQ    2,862,924      56.18
PFSB      PennFed Financial Services Inc     NJ       07/15/94       NASDAQ    4,821,000     113.29
PULS      Pulse Bancorp                      NJ       09/18/86       NASDAQ    3,061,048      54.72
SFIN      Statewide Financial Corp.          NJ       10/02/95       NASDAQ    4,771,486      70.38
WYNE      Wayne Bancorp Inc.                 NJ       06/27/96       NASDAQ    2,156,383      35.04
WWFC      Westwood Financial Corporation     NJ       06/07/96       NASDAQ      645,241      12.90
AABC      Access Anytime Bancorp, Inc.       NM       08/08/86       NASDAQ    1,142,549       7.00
GUPB      GFSB Bancorp Inc.                  NM       06/30/95       NASDAQ      839,208      14.69
AFED      AFSALA Bancorp Inc.                NY       10/01/96       NASDAQ    1,454,750      19.64
ALBK      ALBANK Financial Corporation       NY       04/01/92       NASDAQ   12,818,539     466.27
ALBC      Albion Banc Corp.                  NY       07/26/93       NASDAQ      250,051       4.63

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                    KEY FINANCIAL DATA AND RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                             ASSETS AND EQUITY                       PROFITABILITY
                                                   ====================================  ================================
                                                     Total        Total       Total              Core                Core
                                                     Assets       Equity   Tang. Equity  ROAA    ROAA      ROAE      ROAE
                                           State     ($000)       ($000)      ($000)      (%)     (%)       (%)       (%)
                                           -----   --------       ------   ------------  ----    -----     -----     ----
ASFC      Astoria Financial Corporation      NY     7,689,409     584,392     486,235     0.52     0.77      6.53      9.62
CNY       Carver Bancorp Inc.                NY       423,512      34,150      32,694    -0.44    -0.03     -5.05     -0.30
FIBC      Financial Bancorp Inc.             NY       269,197      26,192      26,058     0.52     0.89      5.15      8.79
HAVN      Haven Bancorp Inc.                 NY     1,727,798     100,154      99,743     0.63     0.90     10.30     14.67
LISB      Long Island Bancorp Inc.           NY     5,814,296     523,853     518,807     0.62     0.73      6.40      7.57
NYB       New York Bancorp Inc.              NY     3,174,997     160,619     160,619     1.33     1.36     24.71     25.36
PEEK      Peekskill Financial Corp.          NY       182,594      46,706      46,706     1.07     1.38      3.71      4.78
PKPS      Poughkeepsie Financial Corp.       NY       861,136      72,470      72,470     0.21     0.47      2.50      5.62
RELY      Reliance Bancorp Inc.              NY     1,926,800     154,907     108,598     0.56     0.84      6.67     10.00
SFED      SFS Bancorp Inc.                   NY       168,841      21,933      21,933     0.46     0.82      3.53      6.26
TPNZ      Tappan Zee Financial Inc.          NY       121,841      21,228      21,228     0.72     1.01      3.92      5.46
YFCB      Yonkers Financial Corporation      NY       284,401      43,492      43,492     0.83     1.13      4.56      6.22
ASBP      ASB Financial Corp.                OH       109,414      17,217      17,217     0.60     0.86      3.01      4.31
CAFI      Camco Financial Corp.              OH       472,430      45,789      42,125     0.73     0.86      8.15      9.55
COFI      Charter One Financial              OH    14,040,397     951,493     885,093     0.97     1.23     14.29     18.12
CTZN      CitFed Bancorp Inc.                OH     2,937,269     185,987     165,668     0.55     0.79      8.43     12.14
CIBI      Community Investors Bancorp        OH        97,446      11,221      11,221     0.67     0.99      5.53      8.18
DCBI      Delphos Citizens Bancorp Inc.      OH       107,072      30,350      30,350       NA       NA        NA        NA
EMLD      Emerald Financial Corp.            OH       588,634      44,174      43,419     0.70     0.89      8.86     11.25
EFBI      Enterprise Federal Bancorp         OH       256,704      31,646      31,611     0.71     0.79      5.12      5.69
FFDF      FFD Financial Corp.                OH        85,286      21,102      21,102     0.77     1.06      3.22      4.46
FFYF      FFY Financial Corp.                OH       598,667      84,390      84,390     0.89     1.26      5.34      7.53
FFOH      Fidelity Financial of Ohio         OH       513,079      67,274      59,127     0.61     0.96      3.86      6.07
FDEF      First Defiance Financial           OH       546,060     116,954     116,954     0.78     1.06      3.39      4.59
FFBZ      First Federal Bancorp Inc.         OH       191,686      14,678      14,661     0.74     1.00      9.61     13.08
FFHS      First Franklin Corporation         OH       226,235      19,949      19,808     0.14     0.61      1.57      6.64
FFSW      FirstFederal Financial Svcs        OH     1,088,132      87,906      77,673     1.02     0.84     13.05     10.76
GFCO      Glenway Financial Corp.            OH       280,813      26,841      26,421     0.38     0.68      3.97      7.14
HHFC      Harvest Home Financial Corp.       OH        83,103      10,386      10,386     0.27     0.55      1.89      3.91
HVFD      Haverfield Corporation             OH       341,664      28,675      28,675     0.49     0.91      5.80     10.69
HCFC      Home City Financial Corp.          OH        68,235      14,061      14,061       NA       NA        NA        NA

                                                                        CAPITAL ISSUES
                                                     ================================================
                                                                               Number of   Mkt. Value
                                                       IPO                      Shares      of Shares
                                           State       Date        Exchange     Outstg.       ($M)
                                           -----     ---------     --------    --------    ----------
ASFC      Astoria Financial Corporation      NY       11/18/93       NASDAQ   21,242,610     764.73
CNY       Carver Bancorp Inc.                NY       10/25/94         AMSE    2,314,275      22.27
FIBC      Financial Bancorp Inc.             NY       08/17/94       NASDAQ    1,747,686      29.06
HAVN      Haven Bancorp Inc.                 NY       09/23/93       NASDAQ    4,329,624     139.09
LISB      Long Island Bancorp Inc.           NY       04/18/94       NASDAQ   24,228,267     801.06
NYB       New York Bancorp Inc.              NY       01/28/88         NYSE   16,380,511     475.03
PEEK      Peekskill Financial Corp.          NY       12/29/95       NASDAQ    3,203,121      44.44
PKPS      Poughkeepsie Financial Corp.       NY       11/19/85       NASDAQ   12,594,725      75.57
RELY      Reliance Bancorp Inc.              NY       03/31/94       NASDAQ    8,822,769     208.44
SFED      SFS Bancorp Inc.                   NY       06/30/95       NASDAQ    1,270,997      20.65
TPNZ      Tappan Zee Financial Inc.          NY       10/05/95       NASDAQ    1,534,062      21.86
YFCB      Yonkers Financial Corporation      NY       04/18/96       NASDAQ    3,179,750      48.49
ASBP      ASB Financial Corp.                OH       05/11/95       NASDAQ    1,721,412      19.80
CAFI      Camco Financial Corp.              OH             NA       NASDAQ    3,061,520      55.11
COFI      Charter One Financial              OH       01/22/88       NASDAQ   46,338,721    2033.11
CTZN      CitFed Bancorp Inc.                OH       01/23/92       NASDAQ    8,613,086     302.53
CIBI      Community Investors Bancorp        OH       02/07/95       NASDAQ      632,946      10.92
DCBI      Delphos Citizens Bancorp Inc.      OH       11/21/96       NASDAQ    2,038,719      27.01
EMLD      Emerald Financial Corp.            OH             NA       NASDAQ    5,061,600      58.21
EFBI      Enterprise Federal Bancorp         OH       10/17/94       NASDAQ    2,010,828      31.92
FFDF      FFD Financial Corp.                OH       04/03/96       NASDAQ    1,454,750      20.37
FFYF      FFY Financial Corp.                OH       06/28/93       NASDAQ    4,328,219     110.37
FFOH      Fidelity Financial of Ohio         OH       03/04/96       NASDAQ    5,593,969      72.72
FDEF      First Defiance Financial           OH       10/02/95       NASDAQ    9,423,354     129.57
FFBZ      First Federal Bancorp Inc.         OH       07/13/92       NASDAQ    1,571,716      29.08
FFHS      First Franklin Corporation         OH       01/26/88       NASDAQ    1,178,343      21.80
FFSW      FirstFederal Financial Svcs        OH       03/31/87       NASDAQ    4,588,459     132.61
GFCO      Glenway Financial Corp.            OH       11/30/90       NASDAQ    1,143,769      25.88
HHFC      Harvest Home Financial Corp.       OH       10/10/94       NASDAQ      934,857      10.75
HVFD      Haverfield Corporation             OH       03/19/85       NASDAQ    1,906,349      43.37
HCFC      Home City Financial Corp.          OH       12/30/96       NASDAQ      952,200      12.85

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                    KEY FINANCIAL DATA AND RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                             ASSETS AND EQUITY                       PROFITABILITY
                                                   ====================================  ================================
                                                     Total        Total       Total              Core                Core
                                                     Assets       Equity   Tang. Equity  ROAA    ROAA      ROAE      ROAE
                                           State     ($000)       ($000)      ($000)      (%)     (%)       (%)       (%)
                                           -----   --------       ------   ------------  ----    -----     -----     ----
INBI      Industrial Bancorp                 OH       333,846      61,729      61,729     0.73     1.27      3.84      6.69
LONF      London Financial Corporation       OH        37,937       7,537       7,537     0.74     1.08      3.51      5.10
MRKF      Market Financial Corporation       OH        56,343      19,493      19,493       NA       NA        NA        NA
METF      Metropolitan Financial Corp.       OH       807,054      30,780      27,596       NA       NA        NA        NA
MFFC      Milton Federal Financial Corp.     OH       178,757      26,349      26,349     0.53     0.72      3.04      4.14
OHSL      OHSL Financial Corp.               OH       229,812      25,369      25,369     0.60     0.86      5.10      7.28
PFFC      Peoples Financial Corp.            OH        89,687      24,128      24,128     0.48     0.80      2.16      3.64
PSFC      Peoples-Sidney Financial Corp.     OH        93,734       9,516       9,516       NA       NA        NA        NA
PTRS      Potters Financial Corp.            OH       116,921      10,411      10,411     0.31     0.68      3.47      7.54
PVFC      PVF Capital Corp.                  OH       356,251      25,019      25,019     1.05     1.38     15.56     20.48
SFSL      Security First Corp.               OH       634,761      59,435      58,407     1.07     1.35     10.96     13.81
SBCN      Suburban Bancorporation Inc.       OH       221,926      25,895      25,895     0.50     0.72      4.10      5.94
WOFC      Western Ohio Financial Corp.       OH       400,059      53,659      50,573     0.31     0.43      2.28      3.23
WEHO      Westwood Homestead Fin. Corp.      OH       129,956      40,224      40,224     0.55     0.83      2.25      3.39
WFCO      Winton Financial Corp.             OH       307,174      21,962      21,469     0.72     0.88      9.77     12.04
FFWD      Wood Bancorp Inc.                  OH       163,498      20,763      20,763     1.00     1.23      7.51      9.24
KFBI      Klamath First Bancorp              OR       683,830     139,752     139,752     0.89     1.29      3.75      5.42
WFSG      Wilshire Financial Services        OR     1,098,088      64,206      64,206       NA       NA        NA        NA
CVAL      Chester Valley Bancorp Inc.        PA       305,187      26,131      26,131     0.63     0.92      7.01     10.26
CMSB      Commonwealth Bancorp Inc.          PA     2,236,008     213,930     164,274     0.57     0.71      5.44      6.77
FSBI      Fidelity Bancorp Inc.              PA       327,896      22,823      22,823     0.53     0.84      7.57     12.04
FBBC      First Bell Bancorp Inc.            PA       709,011      72,295      72,295     1.19     1.40      7.19      8.44
FKFS      First Keystone Financial           PA       314,637      22,251      22,251     0.52     0.77      6.79     10.01
SHEN      First Shenango Bancorp Inc.        PA       400,915      42,900      42,900     0.84     1.12      7.02      9.37
GAF       GA Financial Inc.                  PA       670,342     115,723     115,723     1.08     1.19      5.13      5.64
HARL      Harleysville Savings Bank          PA       332,558      21,160      21,160     0.69     0.98     10.72     15.27
LARL      Laurel Capital Group Inc.          PA       208,577      21,736      21,736     1.12     1.43     10.56     13.48
MLBC      ML Bancorp Inc.                    PA     1,959,847     135,704          NA     0.74     0.65      9.73      8.57
PVSA      Parkvale Financial Corporation     PA       972,597      72,710      72,106     0.71     1.06      9.85     14.68
PBIX      Patriot Bank Corp.                 PA       594,055      48,042      48,042     0.45     0.63      4.21      5.80
PWBC      PennFirst Bancorp Inc.             PA       706,237      49,946      45,563     0.42     0.64      5.83      8.73

                                                                        CAPITAL ISSUES
                                                     ================================================
                                                                               Number of   Mkt. Value
                                                       IPO                      Shares      of Shares
                                           State       Date        Exchange     Outstg.       ($M)
                                           -----     ---------     --------    --------    ----------
INBI      Industrial Bancorp                 OH      08/01/95       NASDAQ    5,410,000      68.30
LONF      London Financial Corporation       OH      04/01/96       NASDAQ      515,160       9.02
MRKF      Market Financial Corporation       OH      03/27/97       NASDAQ    1,335,725      16.86
METF      Metropolitan Financial Corp.       OH            NA       NASDAQ    3,525,635      38.78
MFFC      Milton Federal Financial Corp.     OH      10/07/94       NASDAQ    2,327,436      31.71
OHSL      OHSL Financial Corp.               OH      02/10/93       NASDAQ    1,207,932      28.69
PFFC      Peoples Financial Corp.            OH      09/13/96       NASDAQ    1,491,012      22.74
PSFC      Peoples-Sidney Financial Corp.     OH      04/28/97       NASDAQ           NA         NA
PTRS      Potters Financial Corp.            OH      12/31/93       NASDAQ      486,830       9.74
PVFC      PVF Capital Corp.                  OH      12/30/92       NASDAQ    2,323,338      38.92
SFSL      Security First Corp.               OH      01/22/88       NASDAQ    5,003,099      94.43
SBCN      Suburban Bancorporation Inc.       OH      09/30/93       NASDAQ    1,474,932      25.81
WOFC      Western Ohio Financial Corp.       OH      07/29/94       NASDAQ    2,312,088      49.71
WEHO      Westwood Homestead Fin. Corp.      OH      09/30/96       NASDAQ    2,843,375      38.74
WFCO      Winton Financial Corp.             OH      08/04/88       NASDAQ    1,986,153      24.86
FFWD      Wood Bancorp Inc.                  OH      08/31/93       NASDAQ    1,492,636      24.26
KFBI      Klamath First Bancorp              OR      10/05/95       NASDAQ    9,961,898     175.58
WFSG      Wilshire Financial Services        OR      12/19/96       NASDAQ    7,570,000     109.77
CVAL      Chester Valley Bancorp Inc.        PA      03/27/87       NASDAQ    2,054,310      35.44
CMSB      Commonwealth Bancorp Inc.          PA      06/17/96       NASDAQ   17,110,825     258.80
FSBI      Fidelity Bancorp Inc.              PA      06/24/88       NASDAQ    1,540,653      30.99
FBBC      First Bell Bancorp Inc.            PA      06/29/95       NASDAQ    6,802,750     108.84
FKFS      First Keystone Financial           PA      01/26/95       NASDAQ    1,227,875      26.71
SHEN      First Shenango Bancorp Inc.        PA      04/06/93       NASDAQ    2,063,010      45.90
GAF       GA Financial Inc.                  PA      03/26/96         AMSE    8,407,650     125.06
HARL      Harleysville Savings Bank          PA      08/04/87       NASDAQ    1,651,140      33.85
LARL      Laurel Capital Group Inc.          PA      02/20/87       NASDAQ    1,498,302      31.46
MLBC      ML Bancorp Inc.                    PA      08/11/94       NASDAQ   10,415,278     160.13
PVSA      Parkvale Financial Corporation     PA      07/16/87       NASDAQ    4,060,363     110.64
PBIX      Patriot Bank Corp.                 PA      12/04/95       NASDAQ    4,266,146      60.79
PWBC      PennFirst Bancorp Inc.             PA      06/13/90       NASDAQ    3,911,030      53.78

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                    KEY FINANCIAL DATA AND RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                             ASSETS AND EQUITY                       PROFITABILITY
                                                   ====================================  ================================
                                                     Total        Total       Total              Core                Core
                                                     Assets       Equity   Tang. Equity  ROAA    ROAA      ROAE      ROAE
                                           State     ($000)       ($000)      ($000)      (%)     (%)       (%)       (%)
                                           -----   --------       ------   ------------  ----    -----     -----     ----
PWBK      Pennwood Bancorp Inc.              PA        47,929       9,334       9,334     0.61     0.96      3.52      5.53
PHFC      Pittsburgh Home Financial Corp     PA       236,998      27,182      26,863     0.58     0.81      4.34      6.11
PRBC      Prestige Bancorp Inc.              PA       126,833      14,821      14,821     0.27     0.57      2.09      4.43
PFNC      Progress Financial Corporation     PA       400,366      20,857      18,271     0.45     0.55      8.48     10.45
SVRN      Sovereign Bancorp Inc.             PA    10,286,606     512,498     401,703     0.48     0.74      9.48     14.59
THRD      TF Financial Corporation           PA       644,368      69,863      60,876     0.54     0.75      4.47      6.23
WVFC      WVS Financial Corporation          PA       279,894      35,612      35,612     1.06     1.32      8.18     10.14
YFED      York Financial Corp.               PA     1,157,356      97,558      97,558     0.59     0.76      7.24      9.30
AMFB      American Federal Bank FSB          SC     1,306,915     117,473     109,551     1.11     1.36     13.28     16.35
CFCP      Coastal Financial Corp.            SC       484,610      29,536      29,536     0.91     0.99     14.76     16.15
FFCH      First Financial Holdings Inc.      SC     1,602,018      98,518      98,518     0.55     0.83      8.83     13.37
FSFC      First Southeast Financial Corp     SC       334,751      34,239      34,239     0.01     0.90      0.09      7.30
PALM      Palfed, Inc.                       SC       655,707      53,161      53,161     0.06     0.56      0.70      6.94
SCCB      S. Carolina Community Bancshrs     SC        46,412      12,048      12,048     0.82     1.10      3.01      4.03
HFFC      HF Financial Corp.                 SD       561,287      51,602      51,471     0.59     0.81      6.43      8.80
TWIN      Twin City Bancorp                  TN       104,488      13,499      13,499     0.57     0.79      4.42      6.08
BNKU      Bank United Corp.                  TX    11,002,625     568,897     556,380     1.16     1.14     19.58     19.19
CBSA      Coastal Bancorp Inc.               TX     2,852,767      97,603      82,444     0.26     0.41      7.90     12.27
ETFS      East Texas Financial Services      TX       111,689      21,250      21,250     0.33     0.64      1.73      3.42
FBHC      Fort Bend Holding Corp.            TX       295,080      18,428      17,080     0.29     0.51      4.31      7.64
JXVL      Jacksonville Bancorp Inc.          TX       218,349      34,127      34,127     0.88     1.20      5.43      7.41
BFSB      Bedford Bancshares Inc.            VA       131,506      18,835      18,835     1.05     1.33      7.11      9.05
CNIT      CENIT Bancorp Inc.                 VA       706,797      50,149      45,861     0.51     0.70      7.13      9.75
CFFC      Community Financial Corp.          VA       166,664      22,958      22,958     1.04     1.31      7.50      9.44
ESX       Essex Bancorp Inc.                 VA       179,930      15,125      14,919    -3.47    -1.76    -61.15    -31.06
FFFC      FFVA Financial Corp.               VA       549,771      71,342      69,764     1.08     1.33      7.31      9.00
GSLC      Guaranty Financial Corp.           VA       123,526      10,786      10,786     0.38     0.43      6.21      7.02
LIFB      Life Bancorp Inc.                  VA     1,407,861     151,799     147,147     0.70     0.86      6.32      7.73
VABF      Virginia Beach Fed. Financial      VA       607,370      41,210      41,210     0.15     0.40      2.26      5.94
VFFC      Virginia First Financial Corp.     VA       817,313      65,891      63,605     1.38     0.68     16.99      8.41
CASB      Cascade Financial Corp.            WA       352,321      21,754      21,754     0.46     0.58      7.47      9.43

                                                                        CAPITAL ISSUES
                                                     ================================================
                                                                               Number of   Mkt. Value
                                                       IPO                      Shares      of Shares
                                           State       Date        Exchange     Outstg.       ($M)
                                           -----     ---------     --------    --------    ----------
PWBK      Pennwood Bancorp Inc.              PA      07/15/96       NASDAQ      610,128       8.62
PHFC      Pittsburgh Home Financial Corp     PA      04/01/96       NASDAQ    1,983,019      29.50
PRBC      Prestige Bancorp Inc.              PA      06/27/96       NASDAQ      919,873      14.72
PFNC      Progress Financial Corporation     PA      07/18/83       NASDAQ    3,814,180      33.37
SVRN      Sovereign Bancorp Inc.             PA      08/12/86       NASDAQ   69,831,757     837.98
THRD      TF Financial Corporation           PA      07/13/94       NASDAQ    4,087,386      72.55
WVFC      WVS Financial Corporation          PA      11/29/93       NASDAQ    1,737,250      44.73
YFED      York Financial Corp.               PA      02/01/84       NASDAQ    6,971,191     128.10
AMFB      American Federal Bank FSB          SC      01/19/89       NASDAQ   11,034,585     297.93
CFCP      Coastal Financial Corp.            SC      09/26/90       NASDAQ    4,636,696      76.51
FFCH      First Financial Holdings Inc.      SC      11/10/83       NASDAQ    6,326,275     154.99
FSFC      First Southeast Financial Corp     SC      10/08/93       NASDAQ    4,388,231      44.43
PALM      Palfed, Inc.                       SC      12/15/85       NASDAQ    5,278,237      85.77
SCCB      S. Carolina Community Bancshrs     SC      07/07/94       NASDAQ      704,233      13.38
HFFC      HF Financial Corp.                 SD      04/08/92       NASDAQ    2,997,831      58.65
TWIN      Twin City Bancorp                  TN      01/04/95       NASDAQ      853,484      16.22
BNKU      Bank United Corp.                  TX      08/09/96       NASDAQ   31,595,596     932.07
CBSA      Coastal Bancorp Inc.               TX            NA       NASDAQ    4,968,591     127.94
ETFS      East Texas Financial Services      TX      01/10/95       NASDAQ    1,079,285      19.16
FBHC      Fort Bend Holding Corp.            TX      06/30/93       NASDAQ      822,301      20.35
JXVL      Jacksonville Bancorp Inc.          TX      04/01/96       NASDAQ    2,571,968      38.26
BFSB      Bedford Bancshares Inc.            VA      08/22/94       NASDAQ    1,142,425      21.99
CNIT      CENIT Bancorp Inc.                 VA      08/06/92       NASDAQ    1,639,989      71.75
CFFC      Community Financial Corp.          VA      03/30/88       NASDAQ    1,272,348      26.40
ESX       Essex Bancorp Inc.                 VA      07/18/90         AMSE    1,054,736       1.71
FFFC      FFVA Financial Corp.               VA      10/12/94       NASDAQ    4,520,552      94.93
GSLC      Guaranty Financial Corp.           VA            NA       NASDAQ    1,499,008      16.49
LIFB      Life Bancorp Inc.                  VA      10/11/94       NASDAQ    9,846,840     164.93
VABF      Virginia Beach Fed. Financial      VA      11/01/80       NASDAQ    4,972,022      51.58
VFFC      Virginia First Financial Corp.     VA      01/01/78       NASDAQ    5,804,661      85.62
CASB      Cascade Financial Corp.            WA      09/16/92       NASDAQ    2,054,352      34.92

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                    KEY FINANCIAL DATA AND RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                             ASSETS AND EQUITY                       PROFITABILITY
                                                   ====================================  ================================
                                                     Total        Total       Total              Core                Core
                                                     Assets       Equity   Tang. Equity  ROAA    ROAA      ROAE      ROAE
                                           State     ($000)       ($000)      ($000)      (%)     (%)       (%)       (%)
                                           -----   --------       ------   ------------  ----    -----     -----     ----
FWWB      First SB of Washington Bancorp     WA       977,075     147,866     135,853     1.05     1.19      5.71      6.48
IWBK      InterWest Bancorp Inc.             WA     1,771,523     118,792     116,053     0.82     1.11     12.21     16.43
STSA      Sterling Financial Corp.           WA     1,557,216      86,835      77,389     0.19     0.43      3.33      7.62
WFSL      Washington Federal Inc.            WA     5,788,992     668,802     602,502     1.65     1.83     14.26     15.76
AADV      Advantage Bancorp Inc.             WI     1,021,439      90,246      83,602     0.35     0.86      3.81      9.33
ABCW      Anchor BanCorp Wisconsin           WI     1,884,983     117,887     115,568     0.76     0.98     11.78     15.31
FCBF      FCB Financial Corp.                WI       268,528      47,008      47,008     0.91     1.09      5.09      6.09
FTFC      First Federal Capital Corp.        WI     1,530,237      97,258      91,151     0.74     0.86     11.29     13.11
FFHC      First Financial Corp.              WI     5,808,506     405,696     393,829     0.93     1.26     12.76     17.30
FNGB      First Northern Capital Corp.       WI       617,899      71,117      71,117     0.60     0.88      5.07      7.48
HALL      Hallmark Capital Corp.             WI       409,287      28,606      28,606     0.45     0.59      6.32      8.28
MWFD      Midwest Federal Financial          WI       201,070      17,318      16,642     1.09     1.09     12.37     12.42
NWEQ      Northwest Equity Corp.             WI        96,518      11,827      11,827     0.76     0.97      5.88      7.47
RELI      Reliance Bancshares Inc.           WI        46,836      22,474          NA     1.76     1.88      3.09      3.30
SECP      Security Capital Corporation       WI     3,646,981     578,156     578,156     1.16     1.38      7.17      8.56
STFR      St. Francis Capital Corp.          WI     1,578,969     127,852     112,495     0.60     0.70      6.44      7.59
AFBC      Advance Financial Bancorp          WV       103,578      15,998      15,998     0.37     0.66      3.65      6.49
FOBC      Fed One Bancorp                    WV       346,214      40,196      38,295     0.69     0.98      5.81      8.25
CRZY      Crazy Woman Creek Bancorp          WY        52,042      14,490      14,490     1.00     1.25      3.36      4.20
TRIC      Tri-County Bancorp Inc.            WY        85,975      13,167      13,167     0.77     0.99      5.16      6.66

                                                                        CAPITAL ISSUES
                                                     ================================================
                                                                               Number of   Mkt. Value
                                                       IPO                      Shares      of Shares
                                           State       Date        Exchange     Outstg.       ($M)
                                           -----     ---------     --------    --------    ----------
FWWB      First SB of Washington Bancorp     WA      11/01/95       NASDAQ   10,569,082     194.21
IWBK      InterWest Bancorp Inc.             WA            NA       NASDAQ    8,018,431     258.59
STSA      Sterling Financial Corp.           WA            NA       NASDAQ    5,543,007      94.92
WFSL      Washington Federal Inc.            WA      11/17/82       NASDAQ   47,444,480    1079.36
AADV      Advantage Bancorp Inc.             WI      03/23/92       NASDAQ    3,231,583     130.07
ABCW      Anchor BanCorp Wisconsin           WI      07/16/92       NASDAQ    4,581,347     202.72
FCBF      FCB Financial Corp.                WI      09/24/93       NASDAQ    2,459,614      45.50
FTFC      First Federal Capital Corp.        WI      11/02/89       NASDAQ    6,089,044     170.49
FFHC      First Financial Corp.              WI      12/24/80       NASDAQ   36,411,443     951.25
FNGB      First Northern Capital Corp.       WI      12/29/83       NASDAQ    4,419,335      83.97
HALL      Hallmark Capital Corp.             WI      01/03/94       NASDAQ    1,442,950      25.97
MWFD      Midwest Federal Financial          WI      07/08/92       NASDAQ    1,624,874      28.64
NWEQ      Northwest Equity Corp.             WI      10/11/94       NASDAQ      929,267      11.27
RELI      Reliance Bancshares Inc.           WI      04/19/96       NASDAQ    2,528,499      18.33
SECP      Security Capital Corporation       WI      01/03/94       NASDAQ    9,202,932     791.45
STFR      St. Francis Capital Corp.          WI      06/21/93       NASDAQ    5,386,193     158.89
AFBC      Advance Financial Bancorp          WV      01/02/97       NASDAQ    1,084,450      15.18
FOBC      Fed One Bancorp                    WV      01/19/95       NASDAQ    2,442,595      43.97
CRZY      Crazy Woman Creek Bancorp          WY      03/29/96       NASDAQ    1,005,100      13.82
TRIC      Tri-County Bancorp Inc.            WY      09/30/93       NASDAQ      608,749      11.26

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                    KEY FINANCIAL DATA AND RATIOS
                                             PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                                (EXCLUDING MUTUAL HOLDING COMPANIES)
                                                         AS OF JUNE 4, 1997

                                                               ASSETS AND EQUITY                       PROFITABILITY
                                                     =====================================     ===================================
                                                      Total         Total        Total                    Core                Core
                                                      Assets        Equity    Tang. Equity      ROAA      ROAA      ROAE      ROAE
                                           State      ($000)        ($000)       ($000)          (%)       (%)       (%)       (%)
                                           -----     --------       ------    ------------       ----     -----     -----     ----
ALL THRIFTS
          AVERAGE                                    1,298,034        98,073        91,543        0.52     0.76      5.03      7.36
          MEDIAN                                       311,480        35,779        34,926        0.60     0.85      5.02      7.05
          HIGH                                      48,697,126     2,585,070     2,413,892        2.04     2.03     24.71     25.36
          LOW                                           33,894         4,492         4,329      -27.53   -28.20    -68.26    -69.94

AVERAGE FOR STATE
          OR                                           890,959       101,979       101,979        0.89     1.29      3.75      5.42

AVERAGE BY REGION
          MIDWEST                                      830,667        75,620        71,517        0.66     0.88      5.52      7.37
          NEW ENGLAND                                  847,794        89,830        86,974        0.62     0.76      4.70      5.72
          MID ATLANTIC                                 489,348        53,124        51,091        0.60     0.92      4.83      7.60
          SOUTHEAST                                  1,065,762        74,326        62,392        0.23     0.45      5.41      7.87
          SOUTHWEST                                  1,028,424        76,809        72,227        0.48     0.72      4.74      7.07
          WEST                                       5,091,106       306,894       287,868        0.36     0.62      3.14      6.61

AVERAGE BY EXCHANGE
          NYSE                                      17,739,264     1,030,495       960,769        0.57     0.74      9.12     12.55
          AMEX                                         291,697        38,109        37,728        0.34     0.74     -0.12      3.56
          OTC/NASDAQ                                   817,082        70,990        65,813        0.53     0.77      5.26      7.45

                                                                        CAPITAL ISSUES
                                                    ====================================================
                                                                             Number of        Mkt. Value
                                                      IPO                     Shares           of Shares
                                           State      Date      Exchange      Outstg.            ($M)
                                           -----    --------    --------    -----------       ----------
ALL THRIFTS
          AVERAGE                                                             5,955,841          149.70
          MEDIAN                                                              2,501,430           42.20
          HIGH                                                              137,885,310        5,584.36
          LOW                                                                   230,171            1.71

AVERAGE FOR STATE
          OR                                                                  8,765,949          142.68

AVERAGE BY REGION
          MIDWEST                                                             4,711,217          114.07
          NEW ENGLAND                                                         7,769,903          121.01
          MID ATLANTIC                                                        3,597,387           71.90
          SOUTHEAST                                                           6,194,150          116.94
          SOUTHWEST                                                           4,620,073          111.43
          WEST                                                               14,667,649          495.68

AVERAGE BY EXCHANGE
          NYSE                                                               46,580,986        1,707.02
          AMEX                                                                2,767,457           39.86
          OTC/NASDAQ                                                          4,790,930          104.20


KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                   EXHIBIT 32


                     RECENTLY CONVERTED THRIFT INSTITUTIONS
                            PRICES AND PRICING RATIOS



                                                          IPO CLOSING RATIOS               CURRENT RATIOS
                                                        --------------------------------  --------------------------------
                                                                Price/   Price/                   Price/   Price/
                                                        Price/   Book   Tang. Bk. Price/  Price/   Book   Tang. Bk. Price/
                                              IPO      Earnings  Value    Value   Assets  Earnings Value    Value   Assets
                                              Date       (X)      (%)      (%)      (%)     (X)     (%)      (%)      (%)
                                            --------    -----    -----    -----    -----  ------  ------   ------    -----
FLKY  First Lancaster Bancshares       KY   07/01/96    18.50    74.70    74.67    21.30   23.83  105.61   105.61    36.15
EGLB  Eagle BancGroup Inc.             IL   07/01/96   100.10    58.40    58.45     7.90   38.13   93.67    93.67    11.34
HWEN  Home Financial Bancorp           IN   07/02/96    11.40    68.00    68.04    13.10   23.16  104.17   104.17    19.40
OCFC  Ocean Financial Corp.            NJ   07/03/96    13.40    71.20    71.18    13.90   18.82  115.84   115.84    20.64
MBSP  Mitchell Bancorp Inc.            NC   07/12/96       NA    70.00    70.04    25.80   23.90  107.12   107.12    46.40
PWBK  Pennwood Bancorp Inc.            PA   07/15/96    14.50    67.50    67.54    12.80   17.05   98.04    98.04    19.09   )
ANA   Acadiana Bancshares Inc.         LA   07/16/96       NA    71.90    71.93    12.70   15.52  115.27   115.27    20.09
BNKU  Bank United Corp.                TX   08/09/96       NA       NA       NA       NA   12.63  196.42   200.88    10.16
PFED  Park Bancorp Inc.                IL   08/12/96    26.20    66.70    66.66    14.50   19.08   91.37    91.37    19.81
PFFC  Peoples Financial Corp.          OH   09/13/96    28.60    64.30    64.30    16.00   27.90   96.57    96.57    25.98
HBEI  Home Bancorp of Elgin Inc.       IL   09/27/96    24.90    72.60    72.64    18.70   28.68  111.63   111.63    31.39
WEHO  Westwood Homestead Fin. Corp.    OH   09/30/96       NA    73.80    73.83    22.70   23.66   93.64    93.64    28.99
CBES  CBES Bancorp Inc.                MO   09/30/96    13.20    61.10    61.06    10.60   15.28   96.60    96.60    17.76
AFED  AFSALA Bancorp Inc.              NY   10/01/96    13.70    71.70    71.73     9.90   16.07   86.21    86.43    12.90
SSFC  South Street Financial Corp.     NC   10/03/96    26.10    76.30    76.32    21.20   23.90  111.00   111.00    30.60
CNBA  Chester Bancorp Inc.             IL   10/08/96    18.80    72.10    72.10    13.90   20.31  100.86   100.86    22.40
FTNB  Fulton Bancorp Inc.              MO   10/18/96    14.60    72.50    72.53    16.70   35.94  139.08   139.08    34.79
DCBI  Delphos Citizens Bancorp Inc.    OH   11/21/96    14.60    72.20    72.23    18.80   12.96   94.02    94.02    26.66
CFNC  Carolina Fincorp Inc.            NC   11/25/96    17.20    77.00    76.98    16.40   19.97  103.34   103.34    24.49
PSFI  PS Financial Inc.                IL   11/27/96    17.20    71.90    71.93    29.00   17.19   92.41    92.41    39.95
WFSG  Wilshire Financial Services      OR   12/19/96       NA       NA       NA       NA    9.46  173.94   173.94    10.17
RIVR  River Valley Bancorp             IN   12/20/96    15.20    73.00    72.96    12.10   11.90  102.64   104.24    12.69
BFFC  Big Foot Financial Corp.         IL   12/20/96    33.10    72.70    72.67    11.40      NA  111.17   111.17    18.99
SCBS  Southern Community Bancshares    AL   12/23/96    14.50    74.40    74.39    15.00   17.50  103.40   103.40    22.71
CENB  Century Bancorp Inc.             NC   12/23/96    18.90    72.10    72.11    20.00   14.64   93.26    93.26    27.92
HCFC  Home City Financial Corp.        OH   12/30/96    13.70    71.20    71.20    14.60   16.56   82.55    82.55    18.49
AFBC  Advance Financial Bancorp        WV   01/02/97    16.80    71.10    71.09    10.60      NA   94.92    94.92    14.66
RSLN  Roslyn Bancorp Inc.              NY   01/13/97     9.30    72.00    71.98    21.00      NA  123.40   124.02    26.61
FAB   FirstFed America Bancorp Inc.    MA   01/15/97    13.60    72.00    72.02    10.70      NA  104.24   104.24    13.00
EFBC  Empire Federal Bancorp Inc.      MT   01/27/97    21.50    68.10    68.09    23.00      NA   84.69    84.69    31.22
MRKF  Market Financial Corporation     OH   03/27/97    26.20    71.10    71.07    22.70      NA   87.39    87.39    30.23
GSLA  GS Financial Corp.               LA   04/01/97    38.70    63.80    63.75    28.40      NA      NA       NA       NA
HMLK  Hemlock Federal Financial Corp   IL   04/02/97    37.50    71.60    71.62    12.40      NA      NA       NA       NA
PLSK  Pulaski Savings Bank, MHC        NJ   04/03/97    18.20   103.20   103.15     5.70      NA      NA       NA       NA
SKBO  First Carnegie Deposit, MHC      PA   04/04/97   117.30    98.80    98.80     7.10      NA      NA       NA       NA
NSBC  NewSouth Bancorp, Inc.           NC   04/08/97    22.10    78.70    78.65    18.40      NA      NA       NA       NA
PSFC  Peoples-Sidney Financial Corp.   OH   04/28/97    11.50    71.20    71.24    17.00      NA      NA       NA       NA
HCBB  HCB Bancshares Inc.              AR   05/07/97    29.00    72.00    71.95    13.40      NA      NA       NA       NA



                     RECENTLY CONVERTED THRIFT INSTITUTIONS
                      PRICES AND PRICING RATIOS (continued)



                                                         PRICES AND CHANGE FROM IPO DATE
                                              --------------------------------------------------------
                                                      1 Day            1 Week           1 Mo.
                                               IPO    After            After            After
                                              Price    IPO      %       IPO      %       IPO       %
                                               ($)     ($)   Change     ($)   Change     ($)    Change
                                              -----   -----   -----    -----   -----    -----    -----
FLKY  First Lancaster Bancshares       KY     10.00   13.50   35.00    13.38   33.75    13.75    37.50
EGLB  Eagle BancGroup Inc.             IL     10.00   11.25   12.50    11.25   12.50    11.13    11.25
HWEN  Home Financial Bancorp           IN     10.00   10.25    2.50     9.88   (1.25)   10.50     5.00
OCFC  Ocean Financial Corp.            NJ     20.00   21.25    6.25    20.13    0.63    21.00     5.00
MBSP  Mitchell Bancorp Inc.            NC     10.00      NA      NA    10.63    6.25    11.00    10.00
PWBK  Pennwood Bancorp Inc.            PA     10.00    9.50   (5.00)    9.13   (8.75)    9.63    (3.75
ANA   Acadiana Bancshares Inc.         LA     12.00   12.00    0.00    11.75   (2.08)   12.38     3.13
BNKU  Bank United Corp.                TX        NA   22.88      NA    24.00      NA    24.13       NA
PFED  Park Bancorp Inc.                IL     10.00   10.25    2.50    10.44    4.38    10.50     5.00
PFFC  Peoples Financial Corp.          OH     10.00   10.88    8.75    11.50   15.00    12.75    27.50
HBEI  Home Bancorp of Elgin Inc.       IL     10.00   11.81   18.13    12.50   25.00    12.63    26.25
WEHO  Westwood Homestead Fin. Corp.    OH     10.00   10.75    7.50    10.63    6.25    10.50     5.00
CBES  CBES Bancorp Inc.                MO     10.00   12.63   26.25    13.44   34.38    13.25    32.50
AFED  AFSALA Bancorp Inc.              NY     10.00   11.38   13.75    11.31   13.13    11.56    15.63
SSFC  South Street Financial Corp.     NC     10.00      NA      NA    12.50   25.00    12.38    23.75
CNBA  Chester Bancorp Inc.             IL     10.00   12.94   29.38    12.63   26.25    12.63    26.25
FTNB  Fulton Bancorp Inc.              MO     10.00   12.50   25.00    12.88   28.75    14.75    47.50
DCBI  Delphos Citizens Bancorp Inc.    OH     10.00   12.13   21.25    12.13   21.25    12.06    20.63
CFNC  Carolina Fincorp Inc.            NC     10.00   13.00   30.00    13.00   30.00    13.63    36.25
PSFI  PS Financial Inc.                IL     10.00   11.64   16.41    11.69   16.88    12.50    25.00
WFSG  Wilshire Financial Services      OR        NA   14.25      NA    14.75      NA    16.63       NA
RIVR  River Valley Bancorp             IN     10.00   13.69   36.88    13.88   38.75    15.00    50.00
BFFC  Big Foot Financial Corp.         IL     10.00   12.31   23.13    12.50   25.00    13.88    38.75
SCBS  Southern Community Bancshares    AL     10.00   13.00   30.00    13.75   37.50    13.50    35.00
CENB  Century Bancorp Inc.             NC     50.00   62.63   25.25    66.00   32.00    65.13    30.25
HCFC  Home City Financial Corp.        OH     10.00      NA      NA    12.50   25.00    13.50    35.00
AFBC  Advance Financial Bancorp        WV     10.00   12.88   28.75    12.94   29.38    14.00    40.00
RSLN  Roslyn Bancorp Inc.              NY     10.00   15.00   50.00    15.94   59.38    16.00    60.00
FAB   FirstFed America Bancorp Inc.    MA     10.00   13.63   36.25    14.13   41.25    14.88    48.75
EFBC  Empire Federal Bancorp Inc.      MT     10.00   13.25   32.50    13.50   35.00    13.75    37.50
MRKF  Market Financial Corporation     OH     10.00   12.94   29.38    12.25   22.50    12.63    26.25
GSLA  GS Financial Corp.               LA     10.00   13.38   33.75    13.75   37.50    14.00    40.00
HMLK  Hemlock Federal Financial Corp   IL     10.00   12.88   28.75    12.88   28.75    13.00    30.00
PLSK  Pulaski Savings Bank, MHC        NJ     10.00   11.50   15.00    12.00   20.00    11.86    18.59
SKBO  First Carnegie Deposit, MHC      PA     10.00   11.63   16.25    13.00   30.00    12.88    28.75
NSBC  NewSouth Bancorp, Inc.           NC     15.00   20.25   35.00    22.00   46.67    23.88    59.17
PSFC  Peoples-Sidney Financial Corp.   OH     10.00   12.56   25.63    12.88   28.75    13.25    32.50
HCBB  HCB Bancshares Inc.              AR     10.00   12.63   26.25    12.75   27.50    13.00    30.00

                                   EXHIBIT 33



KELLER & COMPANY
Columbus, Ohio
614-766-1426



                      ACQUISITIONS AND PENDING ACQUISITIONS
               COUNTY, CITY OR MARKET AREA OF PIONEER BANK, F.S.B.




                                      NONE

                                   EXHIBIT 34


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                                       PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                                                                         AS OF JUNE 4, 1997

                                                                                             PER SHARE
                                                            ========================================================================
                                                            Latest  All Time  All Time  Monthly   Quarterly  Book           12 Month
                                                            Price     High      Low      Change    Change    Value   Assets     Div.
                                     State  Exchange         ($)      ($)       ($)       (%)        (%)      ($)     ($)       ($)
                                     -----  --------         ---      ---       ---       ---        ---      ---     ---       ---
PFSL   Pocahontas FS&LA, MHC          AR     NASDAQ         19.000   20.000     9.500     7.04      -0.33    14.61   229.15     0.85
CMSV   Community Savings, MHC         FL     NASDAQ         22.250   22.375    10.000     1.14      12.66    15.57   138.66     0.83
FFFL   Fidelity Bankshares Inc., MHC  FL     NASDAQ         18.750   20.000     9.091    -1.32       2.04    12.08   137.00     0.75
HARB   Harbor Federal Savings Bk, MH  FL     NASDAQ         36.250   38.500    11.875     0.69      -4.61    18.30   222.69     1.25
FFSX   First Fed SB of Siouxland, MH  IA     NASDAQ         21.500   35.000     8.239    -6.52       7.50    13.32   163.71     0.46
WCFB   Webster City Federal SB, MHC   IA     NASDAQ         14.750   14.750     8.813     0.85       7.27    10.45    44.36     0.80
JXSB   Jacksonville Savings Bank, MH  IL     NASDAQ         16.250   18.000    10.000     1.56      -1.52    13.26   128.78     0.40
LFED   Leeds Federal Savings Bk, MHC  MD     NASDAQ         18.000   19.000     9.875     1.41      -1.37    13.21    81.60     0.69
GFED   Guaranty Federal SB, MHC       MO     NASDAQ         17.250   17.250     8.000    16.95      46.81     8.68    62.73     0.34
PULB   Pulaski Bank, Savings Bk, MHC  MO     NASDAQ         17.625   20.000    10.500    -3.42       5.22    11.04    84.92     0.95
FSLA   First Savings Bank, MHC        NJ     NASDAQ         24.750   24.750     5.072    15.12      16.47    13.00   141.39     0.37
FSNJ   First Savings Bk of NJ, MHC    NJ     NASDAQ         25.375   25.375    10.750     4.64       5.73    16.18   188.82     0.50
PLSK   Pulaski Savings Bank, MHC      NJ     NASDAQ         12.750   13.500    11.500     7.51         NA       NA       NA       NA
SBFL   SB of the Finger Lakes, MHC    NY     NASDAQ         15.375   17.000     8.125    -0.81       2.50    11.27   119.23     0.40
WAYN   Wayne Savings & Loan Co. MHC   OH     NASDAQ         26.250   27.250    11.255    -2.78       0.96    15.22   166.84     0.89
SKBO   First Carnegie Deposit, MHC    PA     NASDAQ         13.125   13.500    11.625     1.94         NA       NA       NA       NA
GDVS   Greater Delaware Valley SB,MH  PA     NASDAQ         12.875   14.000     9.250    -0.96      17.05     8.37    72.94     0.36
HARS   Harris Savings Bank, MHC       PA     NASDAQ         20.375   22.625    12.750     0.62      -5.23    13.71   173.18     0.58
NWSB   Northwest Savings Bank, MHC    PA     NASDAQ         14.250   15.750     7.375    -3.39      -5.00     8.30    85.45     0.32
PERT   Perpetual Bank, MHC            SC     NASDAQ         26.500   27.750    20.250    -3.64       1.92    19.81   163.28     1.20
RVSB   Riverview Savings Bank, MHC    WA     NASDAQ         20.250   24.000     8.828     1.25      22.05    10.36    92.86     0.20



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                            19.690   21.446    10.127     1.80       6.85    12.99   131.45     0.64
         MEDIAN                                             18.750   20.000     9.875     0.85       2.50    13.21   137.00     0.58
         HIGH                                               36.250   38.500    20.250    16.95      46.81    19.81   229.15     1.25
         LOW                                                12.750   13.500     5.072    -6.52      -5.23     8.30    44.36     0.20

                                                                     PRICING RATIOS
                                                         =======================================
                                                          Price/     Price/    Price/ Price/Core
                                                         Earnings  Bk. Value   Assets  Earnings
                                     State  Exchange        (X)       (%)       (%)       (X)
                                     -----  --------        ---       ---       ---       ---
PFSL   Pocahontas FS&LA, MHC          AR     NASDAQ        14.73    130.05      8.29     12.75
CMSV   Community Savings, MHC         FL     NASDAQ        27.13    142.90     16.05     17.80
FFFL   Fidelity Bankshares Inc., MHC  FL     NASDAQ        38.27    155.22     13.69     23.73
HARB   Harbor Federal Savings Bk, MH  FL     NASDAQ        18.78    198.09     16.28     14.27
FFSX   First Fed SB of Siouxland, MH  IA     NASDAQ        32.09    161.41     13.13     18.22
WCFB   Webster City Federal SB, MHC   IA     NASDAQ        31.38    141.15     33.25        NA
JXSB   Jacksonville Savings Bank, MH  IL     NASDAQ        50.78    122.55     12.62     23.55
LFED   Leeds Federal Savings Bk, MHC  MD     NASDAQ        28.13    136.26     22.06     20.22
GFED   Guaranty Federal SB, MHC       MO     NASDAQ        57.50    198.73     27.50     35.20
PULB   Pulaski Bank, Savings Bk, MHC  MO     NASDAQ        36.72    159.65     20.75     25.18
FSLA   First Savings Bank, MHC        NJ     NASDAQ        36.40    190.38     17.50     20.63
FSNJ   First Savings Bk of NJ, MHC    NJ     NASDAQ           NM    156.83     13.44     56.39
PLSK   Pulaski Savings Bank, MHC      NJ     NASDAQ           NA        NA        NA        NA
SBFL   SB of the Finger Lakes, MHC    NY     NASDAQ       192.19    136.42     12.90    109.82
WAYN   Wayne Savings & Loan Co. MHC   OH     NASDAQ        55.85    172.47     15.73     24.31
SKBO   First Carnegie Deposit, MHC    PA     NASDAQ           NA        NA        NA        NA
GDVS   Greater Delaware Valley SB,MH  PA     NASDAQ           NM    153.82     17.65     53.65
HARS   Harris Savings Bank, MHC       PA     NASDAQ        55.07    148.61     11.77     22.15
NWSB   Northwest Savings Bank, MHC    PA     NASDAQ        25.00    171.69     16.68     16.96
PERT   Perpetual Bank, MHC            SC     NASDAQ        23.45    133.77     16.23     16.99
RVSB   Riverview Savings Bank, MHC    WA     NASDAQ        23.82    195.46     21.81     18.75



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                           43.96    158.18     17.23     29.48
         MEDIAN                                            32.09    155.22     16.23     21.39
         HIGH                                             192.19    198.73     33.25    109.82
         LOW                                               14.73    122.55      8.29     12.75

                                   EXHIBIT 35


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                               AS OF JUNE 4, 1997



                                                           ASSETS AND EQUITY                      PROFITABILITY
                                                  ------------------------------------    --------------------------------
                                                  Total          Total       Total                 Core               Core
                                                  Assets         Equity   Tang. Equity    ROAA     ROAA     ROAE      ROAE
                                        State     ($000)         ($000)      ($000)        (%)      (%)      (%)       (%)
                                        -----     ------         ------   ------------    ----     ----     ----      ----
PFSL   Pocahontas FS&LA, MHC              AR      373,262        23,796      23,796       0.58      0.67     9.54     11.02
CMSV   Community Savings, MHC             FL      682,314        76,604      76,604       0.64      0.96     5.44      8.19
FFFL   Fidelity Bankshares Inc., MHC      FL      926,891        81,755      81,076       0.39      0.61     4.04      6.43
HARB   Harbor Federal Savings Bk, MHC     FL    1,104,924        90,783      87,377       0.93      1.21    11.15     14.59
FFSX   First Fed SB of Siouxland, MHC     IA      462,829        37,650      37,316       0.43      0.73     5.19      8.87
WCFB   Webster City Federal SB, MHC       IA       93,160        21,943      21,943       1.01      1.34     4.44      5.85
JXSB   Jacksonville Savings Bank, MHC     IL      163,830        16,872      16,872       0.28      0.59     2.49      5.20
LFED   Leeds Federal Savings Bk, MHC      MD      281,899        45,623      45,623       0.80      1.12     4.92      6.93
GFED   Guaranty Federal SB, MHC           MO      196,034        27,120      27,120       0.50      0.81     3.47      5.68
PULB   Pulaski Bank, Savings Bk, MHC      MO      177,827        23,114      23,114       0.56      0.83     4.39      6.49
FSLA   First Savings Bank, MHC            NJ    1,024,715        94,200      83,462       0.51      0.89     5.45      9.56
FSNJ   First Savings Bk of NJ, MHC        NJ      578,574        49,585      49,585      -0.33      0.21    -4.33      2.78
PLSK   Pulaski Savings Bank, MHC          NJ      192,501        12,697          NA       0.23      0.58     3.07      7.76
SBFL   SB of the Finger Lakes, MHC        NY      212,821        20,121      20,121       0.07      0.12     0.72      1.20
WAYN   Wayne Savings & Loan Co. MHC       OH      250,057        22,811      22,811       0.28      0.65     2.97      6.91
SKBO   First Carnegie Deposit, MHC        PA      117,814        14,686      14,686       0.86      0.68     7.38      5.83
GDVS   Greater Delaware Valley SB,MHC     PA      238,686        27,399      27,399       0.02      0.33     0.15      2.76
HARS   Harris Savings Bank, MHC           PA    1,943,327       153,804     132,694       0.24      0.59     2.66      6.48
NWSB   Northwest Savings Bank, MHC        PA    1,997,563       194,098     182,275       0.69      1.00     6.92      9.92
PERT   Perpetual Bank, MHC                SC      245,671        29,806      29,806       0.81      1.15     6.89      9.73
RVSB   Riverview Savings Bank, MHC        WA      224,385        25,022      22,693       0.92      1.17     8.38     10.66


ALL MUTUAL HOLDING COMPANIES
AVERAGE                                           547,099        51,880      51,319       0.50      0.77     4.54      7.28
MEDIAN                                            250,057        27,399      28,603       0.51      0.73     4.44      6.91
HIGH                                            1,997,563       194,098     182,275       1.01      1.34    11.15     14.59
LOW                                                93,160        12,697      14,686      -0.33      0.12    -4.33      1.20


                    KEY FINANCIAL DATA AND RATIOS (continued)
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                               AS OF JUNE 4, 1997



                                                                  CAPITAL ISSUES
                                                 ------------------------------------------------
                                                                         Number of     Mkt. Value
                                                    IPO                    Shares      of Shares
                                                   Date         Exchange   Outstg.        ($M)
                                                  ------        --------  ---------    ----------

PFSL   Pocahontas FS&LA, MHC                     04/05/94        NASDAQ   1,628,865      32.58
CMSV   Community Savings, MHC                    10/24/94        NASDAQ   4,920,612      96.57
FFFL   Fidelity Bankshares Inc., MHC             01/07/94        NASDAQ   6,765,653     135.31
HARB   Harbor Federal Savings Bk, MHC            01/06/94        NASDAQ   4,961,690     181.72
FFSX   First Fed SB of Siouxland, MHC            07/13/92        NASDAQ   2,827,094      63.14
WCFB   Webster City Federal SB, MHC              08/15/94        NASDAQ   2,100,000      29.93
JXSB   Jacksonville Savings Bank, MHC            04/21/95        NASDAQ   1,272,140      22.90
LFED   Leeds Federal Savings Bk, MHC             05/02/94        NASDAQ   3,454,736      62.19
GFED   Guaranty Federal SB, MHC                  04/10/95        NASDAQ   3,125,000      40.23
PULB   Pulaski Bank, Savings Bk, MHC             05/11/94        NASDAQ   2,094,000      40.31
FSLA   First Savings Bank, MHC                   07/10/92        NASDAQ   7,247,332     152.19
FSNJ   First Savings Bk of NJ, MHC               01/09/95        NASDAQ   3,064,131      70.48
PLSK   Pulaski Savings Bank, MHC                 04/03/97        NASDAQ          NA         NA
SBFL   SB of the Finger Lakes, MHC               11/11/94        NASDAQ   1,785,000      26.78
WAYN   Wayne Savings & Loan Co. MHC              06/25/93        NASDAQ   1,498,775      36.72
SKBO   First Carnegie Deposit, MHC               04/04/97        NASDAQ          NA         NA
GDVS   Greater Delaware Valley SB,MHC            03/03/95        NASDAQ   3,272,500      42.54
HARS   Harris Savings Bank, MHC                  01/25/94        NASDAQ  11,221,300     218.82
NWSB   Northwest Savings Bank, MHC               11/07/94        NASDAQ  23,376,000     359.41
PERT   Perpetual Bank, MHC                       10/26/93        NASDAQ   1,504,601      38.37
RVSB   Riverview Savings Bank, MHC               10/26/93        NASDAQ   2,416,301      43.49



ALL MUTUAL HOLDING COMPANIES
AVERAGE                                                                   4,659,775      89.14
MEDIAN                                                                    3,064,131      43.49
HIGH                                                                     23,376,000     359.41
LOW                                                                       1,272,140      22.90

                                   EXHIBIT 36

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                      PIONEER BANK, A FEDERAL SAVINGS BANK
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
             States: CA CO ID IA KS MN MO MT
                          NM OR SD TX WA WI WY
             IPO Date: <= 12/31/95
             Asset size: <= $400,000,000


                                                                                                            Total
                                                                   Cash &            1-4 Fam.  Total Net  Net Loans  Borrowed
                                                        Total     Invest./    MBS/    Loans/    Loans/     & MBS/     Funds/ Equity/
                                                        Assets     Assets    Assets   Assets    Assets     Assets     Assets  Assets
                                            IPO Date    ($000)      (%)      (%)        (%)       (%)        (%)       (%)      (%)
                                            --------    ------      ---      ---        ---       ---        ---       ---      ---
       PIONEER BANK, F.S.B.                   --        204,213    10.23     17.16     49.64     68.22      85.38       1.09   10.30

       DEFINED PARAMETERS FOR               Prior to               4.00-               30.00-    45.00-     60.00-             8.00-
       INCLUSION IN COMPARABLE GROUP        12/31/95  <$400,000    35.00    <40.00     75.00     90.00      95.00     <33.00   20.00

JOAC   Joachim Bancorp Inc.             MO  12/28/95      35,656   30.80      0.24     58.52     66.67      66.91       0.00   28.98
CRZY   Crazy Woman Creek Bancorp        WY  03/29/96      52,042   32.92     12.20     38.43     53.00      65.20      17.31   27.84
NSLB   NS&L Bancorp Inc.                MO  06/08/95      58,089   33.27      8.65     48.75     55.06      63.71       5.16   19.92
MIVI   Mississippi View Holding Co.     MN  03/24/95      69,755   27.24      7.08     47.24     63.12      70.20       0.00   18.26
HZFS   Horizon Financial Svcs Corp.     IA  06/30/94      78,368   30.83      0.00     42.43     66.26      66.26      16.74   10.50
PCBC   Perry County Financial Corp.     MO  02/13/95      79,714      NA        NA     13.12     15.55         NA       3.14   18.32
SFFC   StateFed Financial Corporation   IA  01/05/94      85,282   15.44      0.00     51.57     79.29      79.29      22.28   17.60
TRIC   Tri-County Bancorp Inc.          WY  09/30/93      85,975   36.71     20.20     32.64     41.20      61.40      26.87   15.31
GUPB   GFSB Bancorp Inc.                NM  06/30/95      86,911    8.97     37.73     33.20     51.81      89.53      18.93   16.30
GFSB   GFS Bancorp Inc.                 IA  01/06/94      88,154    8.66      3.63     57.92     86.31      89.95      21.53   11.57
NWEQ   Northwest Equity Corp.           WI  10/11/94      96,518    7.55      7.84     56.53     81.06      88.90      22.54   12.25
HFSA   Hardin Bancorp Inc.              MO  09/29/95     103,354   26.66     18.59     42.57     52.80      71.39      18.38   12.78
FSSB   First FS&LA of San Bernardino    CA  02/02/93     103,674   16.13      7.60     41.79     70.52      78.12       0.00    4.33
AABC   Access Anytime Bancorp, Inc.     NM  08/08/86     106,492    9.25     42.21     22.92     45.23      87.44       0.00    6.80
BDJI   First Federal Bancorporation     MN  04/04/95     107,716   40.91      8.05     24.13     47.70      55.75      11.78   11.17
UBMT   United Financial Corp.           MT  09/23/86     107,723   42.67     20.64     19.58     33.06      53.70       4.64   22.65
FFSL   First Independence Corp.         KS  10/08/93     109,230   17.51     16.17     52.44     64.33      80.50      20.60   10.50
ETFS   East Texas Financial Services    TX  01/10/95     111,689   32.76     18.67     38.30     46.38      65.05       0.00   19.03

                                   EXHIBIT 36

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                      PIONEER BANK, A FEDERAL SAVINGS BANK
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
             States: CA CO ID IA KS MN MO MT
                          NM OR SD TX WA WI WY
             IPO Date: <= 12/31/95
             Asset size: <= $400,000,000


                                                                                                            Total
                                                                   Cash &            1-4 Fam.  Total Net  Net Loans  Borrowed
                                                        Total     Invest./    MBS/    Loans/    Loans/     & MBS/     Funds/ Equity/
                                                        Assets     Assets    Assets   Assets    Assets     Assets     Assets  Assets
                                            IPO Date    ($000)      (%)      (%)        (%)       (%)        (%)       (%)      (%)
                                            --------    ------      ---      ---        ---       ---        ---       ---      ---
BYFC   Broadway Financial Corp.         CA  01/09/96     118,763      NA        NA     45.01     83.20         NA       0.00   11.50
MIFC   Mid-Iowa Financial Corp.         IA  10/14/92     123,572   28.27     16.77     37.21     52.65      69.42      20.23    9.09
MFCX   Marshalltown Financial Corp.     IA  03/31/94     127,107   14.44     34.49     42.77     49.15      83.64       0.00   15.61
MWBI   Midwest Bancshares Inc.          IA  11/12/92     139,006   17.80     20.01     45.34     59.42      79.44      17.27    6.94
QCFB   QCF Bancorp Inc.                 MN  04/03/95     149,637      NA        NA     19.26     39.07         NA      10.59   18.09
FBSI   First Bancshares Inc.            MO  12/22/93     160,048   15.63      0.53     60.46     80.95      81.48      13.84   14.35
SMBC   Southern Missouri Bancorp Inc.   MO  04/13/94     165,688   19.81     14.58     43.18     63.60      78.18       8.17   15.67
CMRN   Cameron Financial Corp           MO  04/03/95     197,693   10.78      0.01     56.06     84.78      84.79      12.77   22.96
MWFD   Midwest Federal Financial        WI  07/08/92     201,070   18.45      3.70     30.35     73.72      77.43      12.31    8.61
WEFC   Wells Financial Corp.            MN  04/11/95     201,886    8.86      0.00     70.17     89.67      89.67      12.88   14.23
FFFD   North Central Bancshares Inc.    IA  03/21/96     203,497   13.46      0.00     57.40     83.01      83.01       9.48   24.59
MBLF   MBLA Financial Corp.             MO  06/24/93     209,783   35.72      8.16     49.18     55.33      63.50      39.05   13.50
LARK   Landmark Bancshares Inc.         KS  03/28/94     223,799   24.11      9.44     48.95     64.79      74.23      17.29   14.63
CAPS   Capital Savings Bancorp Inc.     MO  12/29/93     237,915    9.00     10.48     64.84     78.79      89.27      18.91    8.66
FBHC   Fort Bend Holding Corp.          TX  06/30/93     295,080      NA        NA     25.25     47.75         NA       5.53    6.25
SMFC   Sho-Me Financial Corp.           MO  07/01/94     304,496    9.39      0.87     64.08     87.10      87.96      26.62    9.54
CASB   Cascade Financial Corp.          WA  09/16/92     352,321    6.79      9.32     48.15     80.90      90.22      26.11    6.17
FFHH   FSF Financial Corp.              MN  10/07/94     367,312   33.66      0.02     40.41     64.22      64.24      30.34   11.77

                                   EXHIBIT 36

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                      PIONEER BANK, A FEDERAL SAVINGS BANK
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
             States: CA CO ID IA KS MN MO MT
                          NM OR SD TX WA WI WY
             IPO Date: <= 12/31/95
             Asset size: <= $400,000,000


                                                                                                            Total
                                                                   Cash &            1-4 Fam.  Total Net  Net Loans  Borrowed
                                                        Total     Invest./    MBS/    Loans/    Loans/     & MBS/     Funds/ Equity/
                                                        Assets     Assets    Assets   Assets    Assets     Assets     Assets  Assets
                                            IPO Date    ($000)      (%)      (%)        (%)       (%)        (%)       (%)      (%)
                                            --------    ------      ---      ---        ---       ---        ---       ---      ---


       PIONEER BANK,                            --       204,213   10.23     17.16     49.64     68.22      85.38       1.09   10.30

       -----------------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR              Prior to4.               4.00-              30.00-    45.00-     60.00-             8.00-
       INCLUSION IN COMPARABLE GROUP        12/31/95   <$400,000   35.00    <40.00     75.00     90.00      95.00     <33.00   20.00
       -----------------------------------------------------------------------------------------------------------------------------

CASH   First Midwest Financial Inc.     IA  09/20/93     370,177   22.02      7.66     31.83     66.49      74.15      23.79   11.59
MCBS   Mid Continent Bancshares Inc.    KS  06/27/94     371,169   30.04      8.58     45.35     54.42      63.00      25.59   10.04
PMFI   Perpetual Midwest Financial      IA  03/31/94     397,780   17.49      4.67     32.74     74.65      79.32      16.94    8.49
SGVB   SGV Bancorp Inc.                 CA  06/29/95     399,776    6.04     19.74     56.25     72.10      91.84      21.43    7.27

                                   EXHIBIT 37

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                         PIONEER BANK, A FEDERAL SAVINGS BANK
                                                              COMPARABLE GROUP SELECTION

                                                  OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                                                               Most Recent Four Quarters

General Parameters:
           States: CA CO ID IA KS MN MO MT
                        NM OR SD TX WA WI WY
           IPO Date: <= 12/31/95
           Asset size: <= $400,000,000
                                                                           OPERATING PERFORMANCE
                                            =============================================================================
                                                                                           Net     Operating  Noninterest
                                                        Total        Core       Core    Interest   Expenses/    Income/
                                                        Assets       ROAA       ROAE    Margin(2)  Assets(3)    Assets
                                            IPO Date    ($000)        (%)       (%)        (%)       (%)         (%)
                                            --------    ------        ---       ---        ---       ---         ---
       PIONEER BANK,
         A FEDERAL SAVINGS BANK                --      204,213       1.15      11.62      4.29       2.57        0.38

       -------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR               Prior to                 0.80-      3.00-     3.00-      1.60-
       INCLUSION IN COMPARABLE GROUP        12/31/95    <400,000     1.50      18.00      4.60       3.00        <0.75
       ===================================================================================================================

JOAC   Joachim Bancorp Inc.            MO   12/28/95      35,656     0.78       2.68      4.13       2.90        0.15

CRZY   Crazy Woman Creek Bancorp       WY   03/29/96      52,042     1.25       4.20      3.86       2.05        0.14

NSLB   NS&L Bancorp Inc.               MO   06/08/95      58,089     0.74       3.45      3.16       2.32        0.35
--------------------------------------------------------------------------------------------------------------------------
MIVI   Mississippi View Holding Co.    MN   03/24/95      69,755     1.01       5.54      3.80       2.42        0.27
--------------------------------------------------------------------------------------------------------------------------
HZFS   Horizon Financial Svcs Corp.    IA   06/30/94      78,368     0.60       5.41      3.44       2.60        0.42

PCBC   Perry County Financial Corp.    MO   02/13/95      79,714     1.03       5.45      2.85       1.17        0.05

SFFC   StateFed Financial Corporation  IA   01/05/94      85,282     1.29       6.99      3.64       1.53        0.08

TRIC   Tri-County Bancorp Inc.         WY   09/30/93      85,975     0.99       6.66      3.28       1.86        0.16
--------------------------------------------------------------------------------------------------------------------------
GUPB   GFSB Bancorp Inc.               NM   06/30/95      86,911     0.93       4.89      3.33       1.92        0.07
--------------------------------------------------------------------------------------------------------------------------
GFSB   GFS Bancorp Inc.                IA   01/06/94      88,154     1.20      10.24      3.52       1.77        0.14
--------------------------------------------------------------------------------------------------------------------------
NWEQ   Northwest Equity Corp.          WI   10/11/94      96,518     0.97       7.47      3.92       2.48        0.42

HFSA   Hardin Bancorp Inc.             MO   09/29/95     103,354     0.81       5.14      3.02       1.95        0.26
--------------------------------------------------------------------------------------------------------------------------
FSSB   First FS&LA of San Bernardino   CA   02/02/93     103,674    -1.18     -24.76      3.54       4.36        0.90

AABC   Access Anytime Bancorp, Inc.    NM   08/08/86     106,492    -0.23      -4.64      2.69       3.18        0.64

BDJI   First Federal Bancorporation    MN   04/04/95     107,716     0.65       5.35      3.39       2.71        0.53

UBMT   United Financial Corp.          MT   09/23/86     107,723     1.34       5.74      3.70       2.09        0.63
                                                      ASSET QUALITY
                                               ==========================
                                                NPA/     REO/   Reserves/
                                               Assets   Assets   Assets
                                                (%)      (%)      (%)
                                                ---      ---      ---
       PIONEER BANK,
         A FEDERAL SAVINGS BANK                 0.10      NM      0.36
       ---------------------------------------------------------------
       DEFINED PARAMETERS FOR
       INCLUSION IN COMPARABLE GROUP           <1.00    <0.15    >0.15
       ===============================================================

JOAC   Joachim Bancorp Inc.            MO       0.68     0.35     0.21

CRZY   Crazy Woman Creek Bancorp       WY       0.23     0.00     0.55

NSLB   NS&L Bancorp Inc.               MO       0.06     0.00     0.07
----------------------------------------------------------------------
MIVI   Mississippi View Holding Co.    MN       0.25     0.05     1.24
----------------------------------------------------------------------
HZFS   Horizon Financial Svcs Corp.    IA       1.02     0.46     0.37

PCBC   Perry County Financial Corp.    MO       0.05     0.00     0.03

SFFC   StateFed Financial Corporation  IA       1.89     0.00     0.30

TRIC   Tri-County Bancorp Inc.         WY       0.05     0.04     0.48
----------------------------------------------------------------------
GUPB   GFSB Bancorp Inc.               NM       0.15     0.00     0.36
----------------------------------------------------------------------
GFSB   GFS Bancorp Inc.                IA       1.54     0.03     0.71
----------------------------------------------------------------------
NWEQ   Northwest Equity Corp.          WI       0.91     0.08     0.50

HFSA   Hardin Bancorp Inc.             MO       0.37     0.10     0.15
----------------------------------------------------------------------
FSSB   First FS&LA of San Bernardino   CA       2.31     1.28     1.05

AABC   Access Anytime Bancorp, Inc.    NM       1.59     0.08     0.43

BDJI   First Federal Bancorporation    MN       0.31     0.21     0.39

UBMT   United Financial Corp.          MT       0.42     0.39     0.07

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                         PIONEER BANK, A FEDERAL SAVINGS BANK
                                                              COMPARABLE GROUP SELECTION

                                                  OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                                                               Most Recent Four Quarters
General Parameters:
           States: CA CO ID IA KS MN MO MT
                        NM OR SD TX WA WI WY
           IPO Date: <= 12/31/95
           Asset size: <= $400,000,000
                                                                           OPERATING PERFORMANCE
                                            ==============================================================================
                                                                                           Net     Operating  Noninterest
                                                        Total        Core       Core    Interest   Expenses/    Income/
                                                        Assets       ROAA       ROAE    Margin(2)  Assets(3)    Assets
                                            IPO Date    ($000)        (%)       (%)        (%)       (%)         (%)
                                            --------    ------        ---       ---        ---       ---         ---
       PIONEER BANK,
         A FEDERAL SAVINGS BANK                --      204,213       1.15      11.62      4.29       2.57        0.38

       ------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR               Prior to                 0.80-      3.00-     3.00-      1.60-
       INCLUSION IN COMPARABLE GROUP        12/31/95    <400,000     1.50      18.00      4.60       3.00        <0.75
       ==================================================================================================================

FFSL   First Independence Corp.        KS   10/08/93     109,230     0.76       6.54      2.91       1.91        0.21

ETFS   East Texas Financial Services   TX   01/10/95     111,689     0.64       3.42      3.11       2.24        0.21

BYFC   Broadway Financial Corp.        CA   01/09/96     118,763     0.16       1.32      4.67       4.15        0.30

MIFC   Mid-Iowa Financial Corp.        IA   10/14/92     123,572     1.19      12.89      3.09       2.24        1.00

MFCX   Marshalltown Financial Corp.    IA   03/31/94     127,107     0.63       4.04      2.67       1.86        0.07

MWBI   Midwest Bancshares Inc.         IA   11/12/92     139,006     0.74      10.69      2.93       1.85        0.20

QCFB   QCF Bancorp Inc.                MN   04/03/95     149,637     1.66       8.76      4.11       1.83        0.45
--------------------------------------------------------------------------------------------------------------------------
FBSI   First Bancshares Inc.           MO   12/22/93     160,048     1.12       7.33      3.54       1.89        0.27

SMBC   Southern Missouri Bancorp Inc.  MO   04/13/94     165,688     1.01       6.29      3.19       1.96        0.35
--------------------------------------------------------------------------------------------------------------------------
CMRN   Cameron Financial Corp          MO   04/03/95     197,693     1.38       5.52      4.23       1.74        0.09

MWFD   Midwest Federal Financial       WI   07/08/92     201,070     1.09      12.42      4.10       2.93        0.83
--------------------------------------------------------------------------------------------------------------------------
WEFC   Wells Financial Corp.           MN   04/11/95     201,886     1.01       7.11      3.42       2.05        0.46
--------------------------------------------------------------------------------------------------------------------------
FFFD   North Central Bancshares Inc.   IA   03/21/96     203,497     1.97       7.28      4.40       2.10        0.96

MBLF   MBLA Financial Corp.            MO   06/24/93     209,783     0.85       6.32      2.13       0.71        0.01
--------------------------------------------------------------------------------------------------------------------------
LARK   Landmark Bancshares Inc.        KS   03/28/94     223,799     1.04       6.69      3.12       1.62        0.24
--------------------------------------------------------------------------------------------------------------------------
CAPS   Capital Savings Bancorp Inc.    MO   12/29/93     237,915     0.92      10.27      3.24       2.14        0.46

                                                      ASSET QUALITY
                                               =========================
                                                NPA/     REO/   Reserves
                                               Assets   Assets   Assets
                                                (%)      (%)      (%)
                                                ---      ---      ---
       PIONEER BANK,
         A FEDERAL SAVINGS BANK                 0.10      NM      0.36
       ---------------------------------------------------------------
       DEFINED PARAMETERS FOR
       INCLUSION IN COMPARABLE GROUP           <1.00    <0.15    >0.15
       ===============================================================

FFSL   First Independence Corp.        KS       0.90     0.01     0.63

ETFS   East Texas Financial Services   TX       0.25     0.07     0.25

BYFC   Broadway Financial Corp.        CA       2.42     1.03     1.01

MIFC   Mid-Iowa Financial Corp.        IA       0.13     0.00     0.23

MFCX   Marshalltown Financial Corp.    IA       0.00     0.00     0.09

MWBI   Midwest Bancshares Inc.         IA       0.82     0.00     0.50

QCFB   QCF Bancorp Inc.                MN         NA     0.05       NA
----------------------------------------------------------------------
FBSI   First Bancshares Inc.           MO       0.32     0.04     0.29

SMBC   Southern Missouri Bancorp Inc.  MO       0.61     0.07     0.41
----------------------------------------------------------------------
CMRN   Cameron Financial Corp          MO       0.60     0.00     0.81

MWFD   Midwest Federal Financial       WI       0.14     0.00     0.75
----------------------------------------------------------------------
WEFC   Wells Financial Corp.           MN       0.30     0.01     0.32
----------------------------------------------------------------------
FFFD   North Central Bancshares Inc.   IA       0.22     0.07     0.99

MBLF   MBLA Financial Corp.            MO       0.25     0.00     0.27
----------------------------------------------------------------------
LARK   Landmark Bancshares Inc.        KS       0.60     0.00     0.37
----------------------------------------------------------------------
CAPS   Capital Savings Bancorp Inc.    MO       0.26     0.03     0.30

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                         PIONEER BANK, A FEDERAL SAVINGS BANK
                                                              COMPARABLE GROUP SELECTION

                                                  OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                                                               Most Recent Four Quarters
General Parameters:
           States: CA CO ID IA KS MN MO MT
                        NM OR SD TX WA WI WY
           IPO Date: <= 12/31/95
           Asset size: <= $400,000,000
                                                                           OPERATING PERFORMANCE
                                            =============================================================================
                                                                                           Net     Operating  Noninterest
                                                        Total        Core       Core    Interest   Expenses/    Income/
                                                        Assets       ROAA       ROAE    Margin(2)  Assets(3)    Assets
                                            IPO Date    ($000)        (%)       (%)        (%)       (%)         (%)
                                            --------    ------        ---       ---        ---       ---         ---
       PIONEER BANK,
         A FEDERAL SAVINGS BANK                --      204,213       1.15      11.62      4.29       2.57        0.38

       ------------------------------------------------------------------------------------------------------------------
       DEFINED PARAMETERS FOR               Prior to                 0.80-      3.00-     3.00-      1.60-
       INCLUSION IN COMPARABLE GROUP        12/31/95    <400,000     1.50      18.00      4.60       3.00        <0.75
       ==================================================================================================================

FBHC   Fort Bend Holding Corp.         TX   06/30/93     295,080     0.51       7.64      2.87       2.88        0.94

SMFC   Sho-Me Financial Corp.          MO   07/01/94     304,496     1.08      10.28      3.33       1.91        0.41

CASB   Cascade Financial Corp.         WA   09/16/92     352,321     0.58       9.43      2.81       2.14        0.29
--------------------------------------------------------------------------------------------------------------------------
FFHH   FSF Financial Corp.             MN   10/07/94     367,312     0.82       6.13      3.09       2.04        0.37

CASH   First Midwest Financial Inc.    IA   09/20/93     370,177     0.97       8.40      3.25       1.91        0.40
--------------------------------------------------------------------------------------------------------------------------
MCBS   Mid Continent Bancshares Inc.   KS   06/27/94     371,169     1.17      10.54      2.74       2.67        1.85

PMFI   Perpetual Midwest Financial     IA   03/31/94     397,780     0.26       2.88      2.78       2.32        0.35

SGVB   SGV Bancorp Inc.                CA   06/29/95     399,776     0.37       4.26      2.68       2.04        0.23
                                                     ASSET QUALITY
                                              ==========================
                                               NPA/     REO/   Reserves/
                                              Assets   Assets   Assets
                                               (%)      (%)      (%)
                                               ---      ---      ---
       PIONEER BANK,
         A FEDERAL SAVINGS BANK                0.10      NM      0.36

       --------------------------------------------------------------
       DEFINED PARAMETERS FOR
       INCLUSION IN COMPARABLE GROUP          <1.00    <0.15    >0.15
       ==============================================================

FBHC   Fort Bend Holding Corp.         TX        NA       NA     0.46

SMFC   Sho-Me Financial Corp.          MO      0.09     0.00     0.61

CASB   Cascade Financial Corp.         WA      0.59     0.30     0.84
---------------------------------------------------------------------
FFHH   FSF Financial Corp.             MN      0.10     0.02     0.22

CASH   First Midwest Financial Inc.    IA      0.79     0.02     0.65
---------------------------------------------------------------------
MCBS   Mid Continent Bancshares Inc.   KS      0.19     0.07     0.10

PMFI   Perpetual Midwest Financial     IA      0.41     0.02     0.71

SGVB   SGV Bancorp Inc.                CA      0.61     0.18     0.30

       (1)  Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
       (2)  Based on average interest-earning assets.
       (3)  Net of non-recurring expense.

                                   EXHIBIT 38

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                                          FINAL COMPARABLE GROUP

                                                           BALANCE SHEET RATIOS




                                                                                                            Total
                                                                  Cash &             1-4 Fam.  Total Net  Net Loans Borrowed
                                                        Total    Invest./    MBS/     Loans/     Loans/    & MBS/    Funds/  Equity/
                                                       Assets     Assets    Assets    Assets     Assets    Assets    Assets   Assets
                                            IPO Date   ($000)      (%)        (%)       (%)       (%)        (%)       (%)      (%)
                                            --------   ------      ---        ---       ---       ---        ---       ---      ---
      PIONEER BANK, F.S.B.                     --       204,213    10.23     17.16     49.64      68.22     85.38     1.09    10.30

      ------------------------------------------------------------------------------------------------------------------------------
      DEFINED PARAMETERS FOR                Prior to               4.00-              30.00-     45.00-    60.00-             8.00-

      INCLUSION IN COMPARABLE GROUP         12/31/95  <$400,000    35.00    <40.00     75.00      90.00     95.00   <33.00    20.00
      ==============================================================================================================================

MIVI  Mississippi View Holding Co.    MN    03/24/95     69,755    27.24      7.08     47.24      63.12     70.20     0.00    18.26

GUPB  GFSB Bancorp Inc.               NM    06/30/95     86,911     8.97     37.73     33.20      51.81     89.53    18.93    16.30

NWEQ  Northwest Equity Corp.          WI    10/11/94     96,518     7.55      7.84     56.53      81.06     88.90    22.54    12.25

HFSA  Hardin Bancorp Inc.             MO    09/29/95    103,354    26.66     18.59     42.57      52.80     71.39    18.38    12.78

FBSI  First Bancshares Inc.           MO    12/22/93    160,048    15.63      0.53     60.46      80.95     81.48    13.84    14.35

SMBC  Southern Missouri Bancorp Inc.  MO    04/13/94    165,688    19.81     14.58     43.18      63.60     78.18     8.17    15.67

WEFC  Wells Financial Corp.           MN    04/11/95    201,886     8.86      0.00     70.17      89.67     89.67    12.88    14.23

LARK  Landmark Bancshares Inc.        KS    03/28/94    223,799    24.11      9.44     48.95      64.79     74.23    17.29    14.63

FFHH  FSF Financial Corp.             MN    10/07/94    367,312    33.66      0.02     40.41      64.22     64.24    30.34    11.77

CASH  First Midwest Financial Inc.    IA    09/20/93    370,177    22.02      7.66     31.83      66.49     74.15    23.79    11.59


                                             AVERAGE    184,545    19.45     10.35     47.45      67.85     78.20    16.62    14.18

                                              MEDIAN    162,868    20.91      7.75     45.21      64.50     76.21    17.84    14.29

                                                HIGH    370,177    33.66     37.73     70.17      89.67     89.67    30.34    18.26

                                                 LOW     69,755     7.55      0.00     31.83      51.81     64.24     0.00    11.59

                                   EXHIBIT 39

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                                FINAL COMPARABLE GROUP

                                                    OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                                                               Most Recent Four Quarters




                                                                                        OPERATING PERFORMANCE
                                                                        ======================================================
                                                                                              Net       Operating  Noninterest
                                                             Total       Core      Core     Interest    Expenses/    Income/
                                                             Assets      ROAA      ROAE      Margin(2)  Assets(3)    Assets
                                                IPO Date     ($000)      (%)        (%)       (%)          (%)        (%)
                                                --------     ------      ---        ---       ---          ---        ---
           PIONEER BANK, F.S.B.                    --        204,213     1.15      11.62      4.29         2.57       0.38
           -------------------------------------------------------------------------------------------------------------------
           DEFINED PARAMETERS FOR               Prior to                0.80-      3.00-     3.00-        1.60-
           INCLUSION IN COMPARABLE GROUP        12/31/95    <400,000     1.50      18.00      4.60         3.00      <0.75
           -------------------------------------------------------------------------------------------------------------------

MIVI       Mississippi View Holding Co.    MN   03/24/95      69,755     1.01       5.54      3.80         2.42       0.27
GUPB       GFSB Bancorp Inc.               NM   06/30/95      86,911     0.93       4.89      3.33         1.92       0.07
NWEQ       Northwest Equity Corp.          WI   10/11/94      96,518     0.97       7.47      3.92         2.48       0.42
HFSA       Hardin Bancorp Inc.             MO   09/29/95     103,354     0.81       5.14      3.02         1.95       0.26
FBSI       First Bancshares Inc.           MO   12/22/93     160,048     1.12       7.33      3.54         1.89       0.27
SMBC       Southern Missouri Bancorp Inc.  MO   04/13/94     165,688     1.01       6.29      3.19         1.96       0.35
WEFC       Wells Financial Corp.           MN   04/11/95     201,886     1.01       7.11      3.42         2.05       0.46
LARK       Landmark Bancshares Inc.        KS   03/28/94     223,799     1.04       6.69      3.12         1.62       0.24
FFHH       FSF Financial Corp.             MN   10/07/94     367,312     0.82       6.13      3.09         2.04       0.37
CASH       First Midwest Financial Inc.    IA   09/20/93     370,177     0.97       8.40      3.25         1.91       0.40


                                      AVERAGE                184,545     0.97       6.50      3.37         2.02       0.31
                                       MEDIAN                162,868     0.99       6.49      3.29         1.96       0.31
                                         HIGH                370,177     1.12       8.40      3.92         2.48       0.46
                                          LOW                 69,755     0.81       4.89      3.02         1.62       0.07


                                                      ASSET QUALITY
                                                ==========================

                                                 NPA/     REO/   Reserves/
                                                Assets   Assets   Assets
                                                 (%)      (%)      (%)
                                                 ---      ---      ---
                                                 0.10      NM      0.36
           PIONEER BANK, F.S.B.
           ---------------------------------------------------------------
           DEFINED PARAMETERS FOR               <1.00    <0.15    >0.15
           INCLUSION IN COMPARABLE GROUP
           ---------------------------------------------------------------

MIVI       Mississippi View Holding Co.    MN    0.25     0.05     1.24
GUPB       GFSB Bancorp Inc.               NM    0.15     0.00     0.36
NWEQ       Northwest Equity Corp.          WI    0.91     0.08     0.50
HFSA       Hardin Bancorp Inc.             MO    0.37     0.10     0.15
FBSI       First Bancshares Inc.           MO    0.32     0.04     0.29
SMBC       Southern Missouri Bancorp Inc.  MO    0.61     0.07     0.41
WEFC       Wells Financial Corp.           MN    0.30     0.01     0.32
LARK       Landmark Bancshares Inc.        KS    0.60     0.00     0.37
FFHH       FSF Financial Corp.             MN    0.10     0.02     0.22
CASH       First Midwest Financial Inc.    IA    0.79     0.02     0.65

                                      AVERAGE    0.44     0.04     0.45
                                       MEDIAN    0.35     0.03     0.37
                                         HIGH    0.91     0.10     1.24
                                          LOW    0.10     0.00     0.15

           (1)  Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
           (2)  Based on average interest-earning assets.
           (3)  Net of non-recurring expense.

                                   Exhibit 40
KELLER & COMPANY
Columbus, Ohio
614-766-1426



                                                    COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS


                                                                                                        Most Recent Quarter
                                                                                                    ----------------------------
                                                                                                                          Total
                                                                  Number            Conversion      Total   Int. Earning   Net
                                                                    of                (IPO)         Assets     Assets     Loans
                                                                  Offices Exchange     Date         ($000)     ($000)     ($000)
                                                                  ------- --------     ----         ------     ------     ------

SUBJECT
          PIONEER BANK, FSB                  Baker City     OR       7       NA         NA           204,213    198,500   139,309


COMPARABLE GROUP
 FBSI     First Bancshares, Inc.             Mountain Grove MO       6     NASDAQ     12/22/93       160,048    150,874   129,552
 CASH     First Midwest Financial, Inc.      Storm Lake     IA      12     NASDAQ     09/20/93       370,177    357,672   246,140
 FFHH     FSF Financial Corp.                Hutchinson     MN      11     NASDAQ     10/07/94       367,312    354,163   235,885
 GUPB     GFSB Bancorp, Inc.                 Gallup         NM       1     NASDAQ     06/30/95        86,911     83,440    45,026
 HFSA     Hardin Bancorp, Inc.               Hardin         MO       3     NASDAQ     09/29/95       103,354     98,510    54,568
 LARK     Landmark Bancshares, Inc.          Dodge City     KS       5     NASDAQ     03/28/94       223,799    217,123   144,996
 MIVI     Mississippi View Holding Company   Little Falls   MN       1     NASDAQ     03/24/95        69,755     69,075    44,027
 NWEQ     Northwest Equity Corporation       Amery          WI       3     NASDAQ     10/11/94        96,518     90,362    78,239
 SMBC     Southern Missouri Bancorp, Inc.    Poplar Bluff   MO       8     NASDAQ     04/13/94       165,688    160,076   105,382
 WEFC     Wells Financial Corp.              Wells          MN       7     NASDAQ     04/11/95       201,886    199,259   181,037

          Average                                                   5.7                              184,545    178,055   126,485
          Median                                                    5.5                              162,868    155,475   117,467
          High                                                     12.0                              370,177    357,672   246,140
          Low                                                       1.0                               69,755     69,075    44,027

                                                                     Most Recent Quarter
                                                               -------------------------------
                                                                Goodwill
                                                                   and      Total     Total
                                                                 Intang.   Deposits   Equity
                                                                  ($000)    ($000)    ($000)
                                                                --------    ------    ------

SUBJECT
          PIONEER BANK, FSB                  Baker City     OR        0     179,158    21,026


COMPARABLE GROUP
 FBSI     First Bancshares, Inc.             Mountain Grove MO       33     114,242    22,971
 CASH     First Midwest Financial, Inc.      Storm Lake     IA    4,940     235,521    42,911
 FFHH     FSF Financial Corp.                Hutchinson     MN        0     210,091    43,225
 GUPB     GFSB Bancorp, Inc.                 Gallup         NM        0      55,285    14,166
 HFSA     Hardin Bancorp, Inc.               Hardin         MO        0      70,201    13,210
 LARK     Landmark Bancshares, Inc.          Dodge City     KS        0     149,398    32,750
 MIVI     Mississippi View Holding Company   Little Falls   MN        0      55,943    12,735
 NWEQ     Northwest Equity Corporation       Amery          WI        0      62,440    11,827
 SMBC     Southern Missouri Bancorp, Inc.    Poplar Bluff   MO        0     124,309    25,958
 WEFC     Wells Financial Corp.              Wells          MN        0     144,938    28,737

          Average                                                   497     122,237    24,849
          Median                                                      0     119,276    24,465
          High                                                    4,940     235,521    43,225
          Low                                                         0      55,285    11,827

                                   EXHIBIT 41

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                                             COMPARABLE GROUP MARKET AREA COMPARISON


                                                                                          1990       1990                    1990
                                                              1990-1996      1990        Median      Median     1990         High
                                                              Population  Per Capita   Household    Housing    Median       School
                                                    1996        Growth      Income       Income      Value      Rent      Graduates
                                                 Population      (%)         ($)          ($)         ($)        ($)         (%)
                                                 ----------      ---         ---          ---         ---        ---         ---
SUBJECT

          Pioneer Bank, F.S.B.               OR     92,754       6.9        10,580      21,841      44,259       296         78.3


COMPARABLE GROUP
   FBSI   First Bancshares, Inc.             MO     66,455       8.9         9,633      19,183      35,705       243         72.4
   CASH   First Midwest Financial, Inc.      IA     20,404       0.4        11,828      25,757      41,400       218         82.1
   FFHH   FSF Financial Corp.                MN    647,520      12.1        21,449      50,202      82,225       416         84.6
   GUPB   GFSB Bancorp, Inc.                 NM     66,633       9.8         6,628      17,468      40,700       294         64.5
   HFSA   Hardin Bancorp, Inc.               MO    182,748       4.2        14,828      33,428      65,236       416         71.7
   LARK   Landmark Bancshares, Inc.          KS     68,879       3.9        11,285      25,052      42,479       342         72.3
   MIVI   Mississippi View Holding Company   MN     27,292       4.9        20,083      42,761      64,435       392         77.9
   NWEQ   Northwest Equity Corporation       WI     37,147       6.8        12,167      25,900      53,600       254         78.0
   SMBC   Southern Missouri Bancorp, Inc.    MO     40,498       4.5        10,436      18,056      36,275       183         56.8
   WEFC   Welles Financial Corp.             MN    164,798       6.3        11,473      25,579      50,431       331         78.6


          Average                                  132,237       6.2        12,981      28,339      51,249       309         73.9
          Median                                    66,544       5.6        11,651      25,668      46,455       313         75.2
          High                                     647,520      12.1        21,449      50,202      82,225       416         84.6
          Low                                       20,404       0.4         6,628      17,468      35,705       183         56.8



                                                                  1990
                                                       1990       Below
                                                     College     Poverty
                                                    Graduates     Level
                                                       (%)         (%)
                                                       ---         ---
SUBJECT

          Pioneer Bank, F.S.B.               OR        10.1       12.1


COMPARABLE GROUP
   FBSI   First Bancshares, Inc.             MO        10.2       15.5
   CASH   First Midwest Financial, Inc.      IA        15.2        8.7
   FFHH   FSF Financial Corp.                MN        21.4        4.8
   GUPB   GFSB Bancorp, Inc.                 NM         7.9       27.4
   HFSA   Hardin Bancorp, Inc.               MO        13.6       14.1
   LARK   Landmark Bancshares, Inc.          KS        14.0       14.1
   MIVI   Mississippi View Holding Company   MN        15.7        4.5
   NWEQ   Northwest Equity Corporation       WI        11.4       11.8
   SMBC   Southern Missouri Bancorp, Inc.    MO         8.6       25.0
   WEFC   Welles Financial Corp.             MN        17.2        4.7


          Average                                      13.5       13.1
          Median                                       13.8       13.0
          High                                         21.4       27.4
          Low                                           7.9        4.5

                                   EXHIBIT 42

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                                         BALANCE SHEET
                                                               ASSET COMPOSITION - MOST RECENT QUARTER


                                                                            As a Percent of Total Assets
                                                         ===========================================================================
                                                                                                Real
                                               Total     Cash &              Net    Loan Loss  Estate  Goodwill    Other  High Risk
                                               Assets    Invest.    MBS     Loans   Reserves   Owned   & Intang.  Assets  R.E. Loans
                                               ($000)      (%)      (%)      (%)       (%)      (%)       (%)       (%)       (%)
                                               ------      ---      ---      ---       ---      ---       ---       ---       ---
SUBJECT
          PIONEER BANK, F.S.B.                204,213     10.23    17.16    68.22      0.36       NM      0.00      4.39      3.35

COMPARABLE GROUP
  FBSI    First Bancshares Inc.               160,048     15.63     0.53    80.95      0.29     0.04      0.02      2.82     12.16
  CASH    First Midwest Financial Inc.        370,177     22.02     7.66    66.49      0.65     0.02      1.33      2.48     28.14
  FFHH    FSF Financial Corp.                 367,312     33.66     0.02    64.22      0.22     0.02      0.00      2.07     11.45
  GUPB    GFSB Bancorp Inc.                    86,911      8.97    37.73    51.81      0.36     0.00      0.00      1.50     12.15
  HFSA    Hardin Bancorp Inc.                 103,354     26.66    18.59    52.80      0.15     0.10      0.00      1.85      2.15
  LARK    Landmark Bancshares Inc.            223,799     24.11     9.44    64.79      0.37     0.00      0.00      1.57      3.47
  MIVI    Mississippi View Holding Co.         69,755     27.24     7.08    63.12      1.24     0.05      0.00      2.51      3.94
  NWEQ    Northwest Equity Corp.               96,518      7.55     7.84    81.06      0.50     0.08      0.00      3.46     11.23
  SMBC    Southern Missouri Bancorp Inc.      165,688     19.81    14.58    63.60      0.41     0.07      0.00      1.93     11.95
  WEFC    Wells Financial Corp.               201,886      8.86     0.00    89.67      0.32     0.01      0.00      1.41      7.47

          Average                             184,545     19.45    10.35    67.85      0.45     0.04      0.14      2.16     10.41
          Median                              162,868     20.91     7.75    64.50      0.36     0.03      0.00      2.00     11.34
          High                                370,177     33.66    37.73    89.67      1.24     0.10      1.33      3.46     28.14
          Low                                  69,755      7.55     0.00    51.81      0.15     0.00      0.00      1.41      2.15

ALL THRIFTS  (330)
          Average                           1,291,109     17.83    11.37    66.78      0.58     0.58      0.24      2.66     12.94

WESTERN THRIFTS  (37)
          Average                             659,718     17.42     9.06    69.68      0.50     0.50      0.19      2.55     12.46

OREGON THRIFTS  (2)
          Average                             305,833     17.21     8.75    71.03      0.54     0.15      0.07      3.36     10.40



                                           =========================================
                                                     Interest  Interest    Capitalized
                                            Non-Perf. Earning   Bearing       Loan
                                             Assets   Assets   Liabilities  Servicing
                                              (%)       (%)       (%)          (%)
                                              ---       ---       ---          ---
SUBJECT
          PIONEER BANK, F.S.B.                0.10     97.20     85.75         0.00

COMPARABLE GROUP
  FBSI    First Bancshares Inc.               0.32     94.27     82.10         0.00
  CASH    First Midwest Financial Inc.        0.79     96.62     87.12         0.00
  FFHH    FSF Financial Corp.                 0.10     96.42     86.72         0.01
  GUPB    GFSB Bancorp Inc.                   0.15     96.01     79.45         0.00
  HFSA    Hardin Bancorp Inc.                 0.37     95.31     82.76         0.00
  LARK    Landmark Bancshares Inc.            0.60     97.02     83.22         0.00
  MIVI    Mississippi View Holding Co.        0.25     99.03     80.49         0.00
  NWEQ    Northwest Equity Corp.              0.91     93.62     86.47         0.00
  SMBC    Southern Missouri Bancorp Inc.      0.61     96.61     81.52         0.00
  WEFC    Wells Financial Corp.               0.30     98.70     84.90         0.04

          Average                             0.44     96.36     83.47         0.00
          Median                              0.35     96.52     82.99         0.00
          High                                0.91     99.03     87.12         0.04
          Low                                 0.10     93.62     79.45         0.00

ALL THRIFTS  (330)
          Average                             0.80     94.91     83.56         0.12

WESTERN THRIFTS  (37)
          Average                             0.61     95.66     82.78         0.10

OREGON THRIFTS  (2)
          Average                             0.69     95.60     85.02         0.05

                                   EXHIBIT 43

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                      BALANCE SHEET COMPARISON
                                            LIABILITIES AND EQUITY - MOST RECENT QUARTER


                                                       As a Percent of Assets
                                                                   =================================================================
                                                                                                                          FASB 115
                                              Total       Total      Total     Total       Other      Preferred  Common  Unrealized
                                            Liabilities  Equity    Deposits  Borrowings  Liabilities   Equity    Equity  Gain (Loss)
                                              ($000)     ($000)       (%)       (%)         (%)         (%)       (%)       (%)
                                              ------     ------       ---       ---         ---         ---       ---       ---
SUBJECT
          PIONEER BANK, F.S.B.               183,186      21,026     87.73      1.09        0.88          --       --       (0.06)

COMPARABLE GROUP
  FBSI    First Bancshares Inc.              137,077      22,971     71.38     13.84        0.42        0.00     14.35      (0.02)
  CASH    First Midwest Financial Inc.       327,266      42,911     63.62     23.79        0.99        0.00     11.59      (0.01)
  FFHH    FSF Financial Corp.                324,087      43,225     57.20     30.34        0.69        0.00     11.77      (0.18)
  GUPB    GFSB Bancorp Inc.                   72,745      14,166     63.61     18.93        1.16        0.00     16.30       0.35
  HFSA    Hardin Bancorp Inc.                 90,144      13,210     67.92     18.38        0.91        0.00     12.78      (0.23)
  LARK    Landmark Bancshares Inc.           191,049      32,750     66.76     17.29        1.32        0.00     14.63       0.08
  MIVI    Mississippi View Holding Co.        57,020      12,735     80.20      0.00        1.54        0.00     18.26       1.22
  NWEQ    Northwest Equity Corp.              84,691      11,827     64.69     22.54        0.51        0.00     12.25      (0.01)
  SMBC    Southern Missouri Bancorp Inc.     139,730      25,958     75.03      8.17        1.14        0.00     15.67      (0.11)
  WEFC    Wells Financial Corp.              173,149      28,737     71.79     12.88        1.10        0.00     14.23       0.15

          Average                            159,696      24,849     68.22     16.62        0.98        0.00     14.18       0.12
          Median                             138,404      24,465     67.34     17.84        1.04        0.00     14.29      (0.01)
          High                               327,266      43,225     80.20     30.34        1.54        0.00     18.26       1.22
          Low                                 57,020      11,827     57.20      0.00        0.42        0.00     11.59      (0.23)

ALL THRIFTS  (330)
          Average                          1,193,670      97,439     71.15     14.52        1.47        0.07     12.79      (0.01)

WESTERN THRIFTS  (37)
          Average                            598,841      60,876     70.08     14.41        1.35        0.02     14.14      (0.01)

OREGON THRIFTS  (2)
          Average                            274,113      31,720     70.10     16.51        1.09        0.00     12.30      (0.07)


                                           ========================================================
                                                                         Reg.     Reg.      Reg.
                                            Retained   Total   Tangible  Core   Tangible Risk-Based
                                            Earnings   Equity   Equity  Capital  Capital   Capital
                                              (%)        (%)      (%)      (%)     (%)       (%)
                                              ---        ---      ---      ---     ---       ---
SUBJECT
          PIONEER BANK, F.S.B.               10.36      10.30    10.36   10.24    10.24     21.30

COMPARABLE GROUP
  FBSI    First Bancshares Inc.               7.99      14.35    14.33   11.70    11.70     19.45
  CASH    First Midwest Financial Inc.        2.50      11.59    10.40    9.50     9.50     NA
  FFHH    FSF Financial Corp.                 5.26      11.77    11.77   10.60    10.60     22.79
  GUPB    GFSB Bancorp Inc.                   8.15      16.30    16.30   NA       NA        36.76
  HFSA    Hardin Bancorp Inc.                 6.48      12.78    12.78   11.19    11.19     31.22
  LARK    Landmark Bancshares Inc.            8.25      14.63    14.63   12.16    12.16     31.05
  MIVI    Mississippi View Holding Co.        9.52      18.26    18.26   15.74    15.74     31.72
  NWEQ    Northwest Equity Corp.              3.95      12.25    12.25    8.12    NA        NA
  SMBC    Southern Missouri Bancorp Inc.      7.19      15.67    15.67   12.61    12.61     25.79
  WEFC    Wells Financial Corp.               6.52      14.23    14.23   10.57    10.57     18.07

          Average                             6.58      14.18    14.06   11.35    11.76     27.11
          Median                              6.85      14.29    14.28   11.19    11.45     28.42
          High                                9.52      18.26    18.26   15.74    15.74     36.76
          Low                                 2.50      11.59    10.40    8.12     9.50     18.07

ALL THRIFTS  (330)
          Average                             5.95      12.86    12.61   11.20    11.02     22.91

WESTERN THRIFTS  (37)
          Average                             6.72      14.16    13.85   12.05    12.07     23.78

OREGON THRIFTS  (2)
          Average                             6.30      12.30    12.24   11.10    11.10     22.08

KELLER & COMPANY                                                      EXHIBT 44
Columbus, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                             TRAILING FOUR QUARTERS
                                     ($000)



                                                                        Net                  Gain    Total      Goodwill     Net
                                           Interest     Interest     Interest  Provision    (Loss)   Non-Int.   & Intang.  Real Est.
                                            Income      Expense       Income   for Loss     on Sale  Income       Amtz.    Expense
                                           --------     --------     --------  ---------    -------  ------     --------   -------
SUBJECT

PIONEER BANK, F.S.B.                        16,082        7,476        8,606      240            0      775          0          0


 COMPARABLE GROUP
   FBSI    First Bancshares Inc.            11,305        6,231        5,074       64          159      431         14        (90)
   CASH    First Midwest Financial Inc.     27,200       15,874       11,326      100           51    1,474        275          5
   FFHH    FSF Financial Corp.              25,465       14,952       10,513       90           42    1,369          0          0
   GUPB    GFSB Bancorp Inc.                 5,722        3,141        2,581       21           14       57          0          0
   HFSA    Hardin Bancorp Inc.               6,684        3,915        2,769       34           (2)     267          0         (5)
   LARK    Landmark Bancshares Inc.         15,510        9,002        6,508      175          295      546          0          0
   MIVI    Mississippi View Holding Co.      5,145        2,528        2,617        1           13      187          0        (15)
   NWEQ    Northwest Equity Corp.            7,287        3,934        3,353       62           62      404          0        (57)
   SMBC    Southern Missouri Bancorp Inc.   11,348        6,310        5,038       79           40      580          0        (79)
   WEFC    Wells Financial Corp.            14,847        8,160        6,687      180           73      930          0          0

     Average                                13,051        7,405        5,647       81           75      625         29        (24)
      Median                                11,327        6,271        5,056       72           47      489          0         (3)
       High                                 27,200       15,874       11,326      180          295    1,474        275          5
       Low                                   5,145        2,528        2,581        1           (2)      57          0        (90)

   ALL THRIFTS (330)
     Average                                95,204       57,770       37,434    2,889          903    6,889        688        461

 WESTERN THRIFTS (37)
     Average                                49,442       29,722       19,720      668          (48)   4,074        270        (85)

  OREGON THRIFTS (2)
     Average                                23,440       13,326       10,114      838          385    1,751          7         31




                    INCOME AND EXPENSE COMPARISON (continued)
                             TRAILING FOUR QUARTERS
                                     ($000)



                                                                       Net                 Net Inc.
                                             Total        Non-       Income                 Before
                                            Non-Int.   Recurring     Before    Income      Extraord. Extraord.   Net       Core
                                            Expense     Expense       Taxes     Taxes        Items     Items   Income     Income
                                           --------     --------     --------  ---------    -------   ------   --------   -------
SUBJECT

PIONEER BANK, F.S.B.                         5,291        1,146        2,704    1,079        1,625        0      1,625      2,368


 COMPARABLE GROUP
   FBSI    First Bancshares Inc.             2,828          640        2,132      764        1,368        0      1,368      1,681
   CASH    First Midwest Financial Inc.      6,889        1,266        4,596    1,883        2,713        0      2,713      3,503
   FFHH    FSF Financial Corp.               7,130        1,031        3,673    1,439        2,234        0      2,234      2,878
   GUPB    GFSB Bancorp Inc.                 1,505          250          876      298          578        0        578        731
   HFSA    Hardin Bancorp Inc.               1,821          441          738      274          464        0        464        752
   LARK    Landmark Bancshares Inc.          3,427          937        2,811    1,036        1,775        0      1,775      2,193
   MIVI    Mississippi View Holding Co.      1,687          363          765      291          474        0        474        701
   NWEQ    Northwest Equity Corp.            2,242          350        1,165      474          691        0        691        878
   SMBC    Southern Missouri Bancorp Inc.    3,152          779        1,648      499        1,149        0      1,149      1,629
   WEFC    Wells Financial Corp.             4,074        1,217        2,219      959        1,260        0      1,260      2,003

     Average                                 3,476          727        2,062      792        1,271        0      1,271      1,695
      Median                                 2,990          710        1,890      632        1,205        0      1,205      1,655
       High                                  7,130        1,266        4,596    1,883        2,713        0      2,713      3,503
       Low                                   1,505          250          738      274          464        0        464        701

   ALL THRIFTS (330)
     Average                                25,422        6,181       10,806    3,069        7,736       (8)     7,728     11,120

 WESTERN THRIFTS (37)
     Average                                13,169        2,837        7,086    2,435        4,651      (17)     4,634      6,517

  OREGON THRIFTS (2)
     Average                                 6,841        1,304        3,287    1,150        2,137        0      2,137      2,722

KELLER & COMPANY                                                      EXHIBIT 45
Columbus, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                        AS A PERCENTAGE OF AVERAGE ASSETS
                             TRAILING FOUR QUARTERS



                                                                        Net                  Gain    Total      Goodwill     Net
                                           Interest     Interest     Interest  Provision    (Loss)   Non-Int.   & Intang.  Real Est.
                                            Income      Expense       Income   for Loss     on Sale  Income       Amtz.    Expense
                                              (%)         (%)           (%)       (%)         (%)      (%)         (%)       (%)
                                           --------     --------     --------  ---------    -------  ------     --------   -------
SUBJECT

            PIONEER BANK, F.S.B.            7.80          3.63         4.17       0.12         0.00     0.38       0.00       0.00


COMPARABLE GROUP
    FBSI    First Bancshares Inc.           7.54          4.15         3.38       0.04         0.11     0.29       0.01      (0.06)
    CASH    First Midwest Financial Inc.    7.56          4.41         3.15       0.03         0.01     0.41       0.08       0.00
    FFHH    FSF Financial Corp.             7.29          4.28         3.01       0.03         0.01     0.39       0.00       0.00
    GUPB    GFSB Bancorp Inc.               7.30          4.01         3.29       0.03         0.02     0.07       0.00       0.00
    HFSA    Hardin Bancorp Inc.             7.16          4.19         2.97       0.04        (0.00)    0.29       0.00      (0.01)
    LARK    Landmark Bancshares Inc.        7.32          4.25         3.07       0.08         0.14     0.26       0.00       0.00
    MIVI    Mississippi View Holding Co.    7.39          3.63         3.76       0.00         0.02     0.27       0.00      (0.02)
    NWEQ    Northwest Equity Corp.          8.05          4.35         3.71       0.07         0.07     0.45       0.00      (0.06)
    SMBC    Southern Missouri Bancorp Inc.  7.05          3.92         3.13       0.05         0.02     0.36       0.00      (0.05)
    WEFC    Wells Financial Corp.           7.48          4.11         3.37       0.09         0.04     0.47       0.00       0.00

            Average                         7.41          4.13         3.28       0.05         0.04     0.32       0.01      (0.02)
            Median                          7.36          4.17         3.22       0.04         0.02     0.32       0.00      (0.00)
            High                            8.05          4.41         3.76       0.09         0.14     0.47       0.08       0.00
            Low                             7.05          3.63         2.97       0.00        (0.00)    0.07       0.00      (0.06)

ALL THRIFTS  (330)
            Average                         7.39          4.11         3.28       0.14         0.08     0.43       0.03      (0.00)

WESTERN THRIFTS  (37)
            Average                         7.42          4.15         3.27       0.10         0.08     0.43       0.02      (0.01)

OREGON THRIFTS  (2)
            Average                         7.59          4.27         3.32       0.17         0.11     0.46       0.01       0.00



                    INCOME AND EXPENSE COMPARISON (continued)
                        AS A PERCENTAGE OF AVERAGE ASSETS
                             TRAILING FOUR QUARTERS



                                                                       Net                 Net Inc.
                                             Total        Non-       Income                 Before
                                            Non-Int.   Recurring     Before    Income      Extraord. Extraord.    Net        Core
                                            Expense     Expense       Taxes     Taxes        Items     Items     Income     Income
                                              (%)         (%)           (%)       (%)         (%)      (%)         (%)       (%)
                                           --------     --------     --------  ---------    -------  ------     --------   -------
SUBJECT

            PIONEER BANK, F.S.B.            2.57          0.56         1.31       0.52         0.79     0.00       0.79       1.15


COMPARABLE GROUP
    FBSI    First Bancshares Inc.           1.89          0.43         1.42       0.51         0.91     0.00       0.91       1.12
    CASH    First Midwest Financial Inc.    1.91          0.35         1.28       0.52         0.75     0.00       0.75       0.97
    FFHH    FSF Financial Corp.             2.04          0.29         1.05       0.41         0.64     0.00       0.64       0.82
    GUPB    GFSB Bancorp Inc.               1.92          0.32         1.12       0.38         0.74     0.00       0.74       0.93
    HFSA    Hardin Bancorp Inc.             1.95          0.47         0.79       0.29         0.50     0.00       0.50       0.81
    LARK    Landmark Bancshares Inc.        1.62          0.44         1.33       0.49         0.84     0.00       0.84       1.04
    MIVI    Mississippi View Holding Co.    2.42          0.52         1.10       0.42         0.68     0.00       0.68       1.01
    NWEQ    Northwest Equity Corp.          2.48          0.39         1.29       0.52         0.76     0.00       0.76       0.97
    SMBC    Southern Missouri Bancorp Inc.  1.96          0.48         1.02       0.31         0.71     0.00       0.71       1.01
    WEFC    Wells Financial Corp.           2.05          0.61         1.12       0.48         0.64     0.00       0.64       1.01

            Average                         2.02          0.43         1.15       0.43         0.72     0.00       0.72       0.97
            Median                          1.95          0.43         1.12       0.45         0.73     0.00       0.73       0.99
            High                            2.48          0.61         1.42       0.52         0.91     0.00       0.91       1.12
            Low                             1.62          0.29         0.79       0.29         0.50     0.00       0.50       0.81

ALL THRIFTS  (330)
            Average                         2.33          0.47         0.87       0.33         0.53    (0.00)      0.53       0.78

WESTERN THRIFTS  (37)
            Average                         2.20          0.44         1.02       0.36         0.67    (0.00)      0.67       0.90

OREGON THRIFTS  (2)
            Average                         2.31          0.43         0.98       0.34         0.64     0.00       0.64       0.84

                                   EXHIBIT 46

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        YIELDS, COSTS AND EARNINGS RATIOS
                             TRAILING FOUR QUARTERS


                                              Yield on       Cost of       Net        Net
                                            Int. Earning   Int. Bearing  Interest   Interest         Core          Core
                                               Assets      Liabilities    Spread    Margin *   ROAA  ROAA  ROAE    ROAE
                                                 (%)            (%)         (%)       (%)       (%)   (%)   (%)     (%)
                                            ------------   ------------  --------   --------   ----  ----  ----    ----
SUBJECT
              PIONEER BANK, F.S.B                8.01         4.16         3.85       4.29     0.79  1.15   7.97  11.62

    FBSI      First Bancshares Inc.              7.88         5.05         2.83       3.54     0.91  1.12   5.96   7.33
    CASH      First Midwest Financial Inc.       7.80         5.05         2.75       3.25     0.75  0.97   6.51   8.40
    FFHH      FSF Financial Corp.                7.50         4.98         2.52       3.09     0.64  0.82   4.76   6.13
    GUPB      GFSB Bancorp Inc.                  7.37         5.03         2.34       3.33     0.74  0.93   3.86   4.89
    HFSA      Hardin Bancorp Inc.                7.28         5.03         2.25       3.02     0.50  0.81   3.17   5.14
    LARK      Landmark Bancshares Inc.           7.44         5.15         2.29       3.12     0.84  1.04   5.42   6.69
    MIVI      Mississippi View Holding Co.       7.48         4.50         2.98       3.80     0.68  1.01   3.74   5.54
    NWEQ      Northwest Equity Corp.             8.52         4.99         3.53       3.92     0.76  0.97   5.88   7.47
    SMBC      Southern Missouri Bancorp Inc.     7.18         4.75         2.43       3.19     0.71  1.01   4.44   6.29
    WEFC      Wells Financial Corp.              7.59         4.85         2.74       3.42     0.64  1.01   4.47   7.11

              Average                            7.60         4.94         2.67       3.37     0.72  0.97   4.82   6.50
              Median                             7.49         5.01         2.63       3.29     0.73  0.99   4.62   6.49
              High                               8.52         5.15         3.53       3.92     0.91  1.12   6.51   8.40
              Low                                7.18         4.50         2.25       3.02     0.50  0.81   3.17   4.89

ALL THRIFTS (330)
              Average                            7.68         4.85         2.83       3.41     0.53  0.78   5.16   7.48

WESTERN THRIFTS (37)
              Average                            7.68         4.96         2.72       3.38     0.67  0.90   5.47   7.44

OREGON THRIFTS (2)
              Average                            7.89         4.99         2.89       3.45     0.64  0.85   5.27   6.91



              *    Based on average interest-earning assets.

                                   EXHIBIT 47

    KELLER & COMPANY
    Columbus, Ohio
    614-766-1426

                    DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA



                                                          DIVIDENDS
                                         -----------------------------------------
                                                    12 Month              12 Month
                                          12 Month   Common    Current    Dividend
                                         Preferred    Div./    Dividend    Payout
                                         Dividends    Share     Yield      Ratio
                                           ($000)      ($)       (%)        (%)
                                         ---------  --------   --------   --------
SUBJECT

            PIONEER BANK, F.S.B.               NA        NA       NA         NA

COMPARABLE GROUP
    FBSI    First Bancshares Inc.               0      0.20     1.05      16.95
    CASH    First Midwest Financial Inc.        0      0.34     2.25      34.02
    FFHH    FSF Financial                       0      0.50     3.01      68.49
            Corp.
    GUPB    GFSB Bancorp                        0      0.75     2.15     111.94
            Inc.
    HFSA    Hardin Bancorp                      0      0.40     2.74      78.43
            Inc.
    LARK    Landmark Bancshares Inc.            0      0.40     2.00      41.67
    MIVI    Mississippi View Holding Co.        0      0.16     1.07      41.38
    NWEQ    Northwest Equity Corp.              0      0.43     3.28      35.90
    SMBC    Southern Missouri Bancorp Inc.      0      0.50     2.94      69.44
    WEFC    Wells Financial                     0      0.00     0.00       0.00
            Corp.

            Average                             0      0.37     2.05      49.82
            Median                              0      0.40     2.20      41.53
            High                                0      0.75     3.28     111.94
            Low                                 0      0.00     0.00       0.00

ALL THRIFTS  (330)
            Average                           237      0.39     1.33      45.20

WESTERN THRIFTS  (37)
            Average                            43      0.50     1.82      70.30

OREGON THRIFTS  (2)
            Average                             0      0.61     1.98      85.32


                                                              RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
                                              -------------------------------------------------------------------------------
                                                                         Net
                                              Reserves/   Reserves/  Chargeoffs/   Provisions/    1 Year               Total
                                                Gross     Non-Perf.    Average         Net      Repricing  Effective  Assets/
                                                Loans      Assets       Loans      Chargeoffs      Gap     Tax Rate  Employee
                                                 (%)         (%)         (%)           (%)         (%)        (%)     ($000)
                                              ---------   ---------  -----------   -----------  ---------  --------- --------

SUBJECT

            PIONEER BANK, F.S.B.                    0.51      362.50         0.02        750.00         NA     39.90     2,183

COMPARABLE GROUP
    FBSI    First Bancshares Inc.                   0.35       88.44         0.02        285.71         NA     38.29     2,581
    CASH    First Midwest Financial Inc.            0.97       81.68         0.02        230.77         NA     40.64     3,739
    FFHH    FSF Financial                           0.34      216.04         0.03        157.89       8.82     39.73     4,081
            Corp.
    GUPB    GFSB Bancorp                            0.69          NA         0.44         32.65         NA     38.27        NA
            Inc.
    HFSA    Hardin Bancorp                          0.29       41.58         0.04        166.67      -9.14     37.29     5,742
            Inc.
    LARK    Landmark Bancshares Inc.                0.57       62.24         0.04        366.67       2.37     40.65     4,973
    MIVI    Mississippi View Holding Co.            1.93      488.70         0.11          0.00         NA     42.95     3,322
    NWEQ    Northwest Equity Corp.                  0.61       32.36        -0.04            NM      -3.88     41.65     2,839
    SMBC    Southern Missouri Bancorp Inc.          0.64       37.60         0.00            NM         NA     31.06     3,853
    WEFC    Wells Financial                         0.36      106.53         0.02        562.50         NA     42.15        NA
            Corp.

            Average                                 0.68      128.35         0.07        225.36      -0.46     39.27     3,891
            Median                                  0.59       81.68         0.03        198.72      -0.76     40.19     3,796
            High                                    1.93      488.70         0.44        562.50       8.82     42.95     5,742
            Low                                     0.29       32.36        -0.04          0.00      -9.14     31.06     2,581

ALL THRIFTS  (330)
            Average                                 0.64       90.83         0.09        114.79      -2.62     24.71     4,248

WESTERN THRIFTS  (37)
            Average                                 0.71      146.48         0.07        174.80      -4.74     31.05     4,023

OREGON THRIFTS  (2)
            Average                                 0.75      165.64         0.11        138.52     -10.03     34.72     3,953

                                   EXHIBIT 48
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                       VALUATION ANALYSIS AND CONCLUSIONS

                 Pioneer Bank, FSB/Oregon Trail Financial Corp.
                         Stock Prices as of June 4, 1997


Valuation assumptions:                                                          Comparable Group                All Thrifts
                                             Symbol          Value           Average          Median        Average       Median
                                             ------   --------------         -------          -------       --------      -------
Post conv. price to earnings                  P/E              14.37           22.34            22.54          30.16        22.64
Post conv. price to book value                P/B             67.18%         103.37%          105.08%        130.98%      117.54%
Post conv. price to assets                    P/A             14.00%          14.93%           14.31%         15.68%       14.28%
Post conv. price to core earnings             P/E              10.86           16.09            15.65          20.01        16.00
Pre conversion earnings ($)                    Y      $    1,625,000         For the twelve months ended March 31, 1997.
Pre conversion book value ($)                  B      $   21,026,000         At March 31, 1997.
Pre conversion assets ($)                      A      $  204,213,000         At March 31, 1997.
Pre conversion core earnings ($)                      $    2,368,000         For the twelve months ended March 31, 1997.
Conversion expense ($)                         X      $      883,760
Proceeds not reinvested ($)                    Z      $      826,000         ESOP
ESOP borrowings ($)                            E      $    2,648,000
ESOP cost of borrowings, net (%)               S               5.23%
ESOP term of borrowings (yrs.)                 T                  10
RRP amount ($)                                 M      $    1,324,000
RRP expense ($)                                N      $      264,800
Tax rate (%)                                  TAX             38.50%
Investment rate of return, net (%)             R               3.64%
Investment rate of return, pretax (%)                          5.92%


Formulae to indicate value after conversion:
1.  P/E method:     Value = P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))                       =             $   33,098,596
                            -------------------------------------
                                         1-(P/E)R



2.  P/B method:     Value = P/B(B-X-E-M)                                                =             $   33,103,184
                            ------------
                               1-P/B



3.  P/A method:     Value = P/A(A-X)                                                    =             $   33,101,002
                            --------
                              1-P/A


VALUATION CORRELATION AND CONCLUSIONS:

                                             Number of         Price                              TOTAL
                                               Shares        Per Share                            VALUE
                                               ------        ---------                            -----
Appraised value - midrange                    3,310,000       $10.00                    $       33,100,000

Minimum - 85% of midrange                     2,813,500       $10.00                    $       28,135,000
Maximum - 115% of midrange                    3,806,500       $10.00                    $       38,065,000
Superrange - 115% of maximum                  4,377,475       $10.00                    $       43,774,750

                                   EXHIBIT 49
KELLER & COMPANY
Columbus, Ohio
614-766-1426

              COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                         Stock Prices as of June 4, 1997


                                                      Market Data                                Pricing Ratios
                                                                         Book                 Price/           Price/    Price/
                                            Market   Price/     12 Mo.   Value/     Price/     Book    Price/   Tang.     Core
                                            Value    Share       EPS     Share      Earnings   Value   Assets  Bk. Val. Earnings
                                             ($M)     ($)        ($)      ($)         (X)       (%)      (%)      (%)      (%)
                                            ------   ------     ------  -------    --------  -------   ------  -------  --------
PIONEER BANK, F.S.B.
           Appraised value - midpoint        33.10    10.00      0.70    14.89       14.37     67.18    14.00    67.18    10.86

           Minimum of range                  28.14    10.00      0.78    15.98       12.80     62.56    12.15    62.56     9.57
           Maximum of range                  38.07    10.00      0.63    14.07       15.98     71.06    15.77    71.06    12.18
           Superrange maximum                43.77    10.00      0.56    13.37       17.72     74.81    17.73    74.81    13.62

ALL THRIFTS  (330)
           Average                          162.79    20.37      0.85    15.94       30.16    130.98    15.68   135.63    20.01
           Median                            43.17    18.06      0.82    15.15       22.64    117.54    14.28   120.17    16.00

OREGON THRIFTS  (2)
           Average                          149.85    16.81      0.58    11.94       32.54    148.29    18.84   148.29    20.74
           Median                           149.85    16.81      0.58    11.94       32.54    148.29    18.84   148.29    20.74

COMPARABLE GROUP  (10)
           Average                           26.38    16.60      0.77    16.06       22.34    103.37    14.93   104.76    16.09
           Median                            24.78    16.31      0.73    15.70       22.54    105.08    14.31   105.29    15.65

COMPARABLE GROUP
    FBSI   First Bancshares Inc.             21.71    19.00      1.18    19.80       16.10     95.96    13.77    96.11    13.27
    CASH   First Midwest Financial Inc.      45.24    16.00      0.96    15.18       16.67    105.40    12.22   119.14    12.41
    FFHH   FSF Financial Corp.               50.91    16.63      0.73    15.87       22.77    104.76    14.01   104.76    18.75
    GUPB   GFSB Bancorp Inc.                 14.98    18.63      0.67    16.88       27.80    110.34    17.98   110.34    20.83
    HFSA   Hardin Bancorp Inc.               12.57    14.63      0.51    15.37       28.68     95.15    12.16    95.15    18.67
    LARK   Landmark Bancshares Inc.          36.16    20.00      0.96    18.11       20.83    110.44    16.16   110.44    15.37
    MIVI   Mississippi View Holding Co.      12.28    15.00      0.58    15.55       25.86     96.46    17.61    96.46    17.94
    NWEQ   Northwest Equity Corp.            13.59    14.63      0.78    13.82       18.75    105.82    14.08   105.82    13.04
    SMBC   Southern Missouri Bancorp Inc.    27.84    17.00      0.72    15.85       23.61    107.26    16.81   107.26    15.93
    WEFC   Wells Financial Corp.             28.56    14.50      0.65    14.20       22.31    102.11    14.54   102.11    14.71



                                                    Dividends                  Financial Ratios

                                             Div./   Dividend   Payout    Equity/    Core     Core
                                             Share    Yield    Ratio       Assets    ROAA     ROAE
                                              ($)      (%)      (%)         (%)      (%)       (%)
                                             --------------------------   ---------------------------
PIONEER BANK, F.S.B.
           Appraised value - midpoint           0.00     0.00     0.00       20.84     0.97      4.68

           Minimum of range                     0.00     0.00     0.00       19.42     0.95      4.89
           Maximum of range                     0.00     0.00     0.00       22.20     0.99      4.45
           Superrange maximum                   0.00     0.00     0.00       23.70     1.00      4.22

ALL THRIFTS  (330)
           Average                              0.50     1.75    63.77       12.92     0.76      7.36
           Median                               0.34     1.83    37.56       10.50     0.85      7.05

OREGON THRIFTS  (2)
           Average                              0.14     0.79    48.28       13.15     1.29      5.42
           Median                               0.14     0.79    48.28       13.15     1.29      5.42

COMPARABLE GROUP  (10)
           Average                              0.37     2.05    49.82       14.18     0.97      6.50
           Median                               0.40     2.20    41.53       14.29     0.99      6.49

COMPARABLE GROUP
    FBSI   First Bancshares Inc.                0.20     1.05    16.95       14.35     1.12      7.33
    CASH   First Midwest Financial Inc.         0.34     2.25    34.02       11.59     0.97      8.40
    FFHH   FSF Financial Corp.                  0.50     3.01    68.49       11.77     0.82      6.13
    GUPB   GFSB Bancorp Inc.                    0.75     2.15   111.94       16.30     0.93      4.89
    HFSA   Hardin Bancorp Inc.                  0.40     2.74    78.43       12.78     0.81      5.14
    LARK   Landmark Bancshares Inc.             0.40     2.00    41.67       14.63     1.04      6.69
    MIVI   Mississippi View Holding Co.         0.16     1.07    41.38       18.26     1.01      5.54
    NWEQ   Northwest Equity Corp.               0.43     3.28    35.90       12.25     0.97      7.47
    SMBC   Southern Missouri Bancorp Inc.       0.50     2.94    69.44       15.67     1.01      6.29
    WEFC   Wells Financial Corp.                0.00     0.00     0.00       14.23     1.01      7.11

                                   EXHIBIT 50

KELLER & COMPANY
Columbus, Ohio
614-766-1426



                    PROJECTED EFFECT OF CONVERSION PROCEEDS
                 Pioneer Bank, FSB/Oregon Trail Financial Corp.
                          At the MINIMUM of the Range



1.  Gross Conversion Proceeds

    Minimum market value                                                        $  28,135,000
                Less:  Estimated conversion expenses                                  815,260

    Net conversion proceeds                                                     $  27,319,740


2.  Generation of Additional Income

    Net conversion proceeds                                                     $  27,319,740
                Less:  Proceeds not invested  (1)                                     740,000
    Total conversion proceeds invested                                          $  26,579,740

    Investment rate                                                                      3.64%

    Earnings increase - return on  proceeds invested                            $     967,715
                Less:  Estimated cost of ESOP borrowings                              117,717
                Less:  Amortization of ESOP borrowings, net of taxes                  138,424
                Less:  RRP expense, net of taxes                                      138,424

    Net earnings increase                                                       $     573,150

3.  Comparative Earnings
                                                                                    Regular                           Core
                                                                                -------------                      ---------
    Before conversion - 12 months ended 03/31/97                                $   1,625,000                      2,368,000
    Net earnings increase                                                             573,150                        573,150
    After conversion                                                            $   2,198,150                      2,941,150

4.  Comparative Net Worth  (2)
    Before conversion - 03/31/97                                 $   21,026,000
    Conversion proceeds                                              23,943,540
    After conversion                                             $   44,969,540


5.  Comparative Net Assets

    Before conversion - 03/31/97                                 $  204,213,000
    Conversion proceeds                                              27,319,740
    After conversion                                             $  231,532,740


       (1) Represents ESOP borrowings and fixed assets.
       (2) ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 51

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                    PROJECTED EFFECT OF CONVERSION PROCEEDS
                 Pioneer Bank, FSB/Oregon Trail Financial Corp.
                          At the MIDPOINT of the Range



1.  Gross Conversion Proceeds

    Midpoint market value                                                       $  33,100,000
                Less:  Estimated conversion expenses                                  883,760

    Net conversion proceeds                                                     $  32,216,240


2.  Generation of Additional Income

    Net conversion proceeds                                                     $  32,216,240
                Less:  Proceeds not invested  (1)                                     826,000
    Total conversion proceeds invested                                          $  31,390,240

    Investment rate of return                                                            3.64%

    Earnings increase - return on  proceeds invested                            $   1,142,856
                Less:  Estimated cost of ESOP borrowings                              138,490
                Less:  Amortization of ESOP borrowings, net of taxes                  162,852
                Less:  RRP expense, net of taxes                                      162,852

    Net earnings increase                                                       $     678,661

3.  Comparative Earnings
                                                                                    Regular                           Core
                                                                                -------------                      ---------
    Before conversion - 12 months ended 03/31/97                                $   1,625,000                      2,368,000
    Net earnings increase                                                             678,661                        678,661
    After conversion                                                            $   2,303,661                      3,046,661

4.  Comparative Net Worth  (2)

    Before conversion - 03/31/97                                 $   21,026,000
    Conversion proceeds                                              28,244,240
    After conversion                                             $   49,270,240


5.  Comparative Net Assets

    Before conversion - 03/31/97                                 $  204,213,000
    Conversion proceeds                                              32,216,240
    After conversion                                             $  236,429,240


       (1) Represents ESOP borrowings and fixed assets.
       (2) ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 52

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                    PROJECTED EFFECT OF CONVERSION PROCEEDS
                 Pioneer Bank, FSB/Oregon Trail Financial Corp.
                           At the MAXIMUM of the Range



1.  Gross Conversion Proceeds

    Maximum market value                                                        $  38,065,000
                Less:  Estimated conversion expenses                                  952,300

    Net conversion proceeds                                                     $  37,112,700


2.  Generation of Additional Income

    Net conversion proceeds                                                     $  37,112,700
                Less:  Proceeds not invested  (1)                                   1,652,000
    Total conversion proceeds invested                                          $  35,460,700

    Investment rate                                                                      3.64%

    Earnings increase - return on  proceeds invested                            $   1,291,053
                Less:  Estimated cost of ESOP borrowings                              159,264
                Less:  Amortization of ESOP borrowings, net of taxes                  187,280
                Less:  RRP expense, net of taxes                                      187,280

    Net earnings increase                                                       $     757,230

3.  Comparative Earnings
                                                                                    Regular                           Core
                                                                                -------------                      ---------
    Before conversion - 12 months ended 03/31/97                                $   1,625,000                      2,368,000
    Net earnings increase                                                             757,230                        757,230
    After conversion                                                            $   2,382,230                      3,125,230

4.  Comparative Net Worth  (2)

    Before conversion - 03/31/97                                 $   21,026,000
    Conversion proceeds                                              32,544,900
    After conversion                                             $   53,570,900


5.  Comparative Net Assets

    Before conversion - 03/31/97                                 $  204,213,000
    Conversion proceeds                                              37,112,700
    After conversion                                             $  241,325,700


       (1) Represents ESOP borrowings and fixed assets.
       (2) ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 53

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                    PROJECTED EFFECT OF CONVERSION PROCEEDS
                 Pioneer Bank, FSB/Oregon Trail Financial Corp.
                            At the SUPERRANGE Maximum



1.  Gross Conversion Proceeds

    Superrange market value                                                     $  43,774,750
                Less:  Estimated conversion expenses                                1,031,060

    Net conversion proceeds                                                     $  42,743,690


2.  Generation of Additional Income

    Net conversion proceeds                                                     $  42,743,690
                Less:  Proceeds not invested  (1)                                   2,664,000
    Total conversion proceeds invested                                          $  40,079,690

    Investment rate                                                                      3.64%

    Earnings increase - return on  proceeds invested                            $   1,459,221
                Less:  Estimated cost of ESOP borrowings                              183,154
                Less:  Amortization of ESOP borrowings, net of taxes                  215,372
                Less:  RRP expense, net of taxes                                      215,372

    Net earnings increase                                                       $     845,324

3.  Comparative Earnings
                                                                                    Regular                           Core
                                                                                -------------                      ---------
    Before conversion - 12 months ended 03/31/97                                $   1,625,000                      2,368,000
    Net earnings increase                                                             845,324                        845,324
    After conversion                                                            $   2,470,324                      3,213,324

4.  Comparative Net Worth  (2)

    Before conversion - 03/31/97                                 $   21,026,000
    Conversion proceeds                                              37,490,720
    After conversion                                             $   58,516,720


5.  Comparative Net Assets

    Before conversion - 03/31/97                                 $  204,213,000
    Conversion proceeds                                              42,743,690
    After conversion                                             $  246,956,690


       (1) Represents ESOP borrowings and fixed assets.
       (2) ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 54

KELLER & COMPANY
Columbus, Ohio
614-766-1426



                    SUMMARY OF VALUATION PREMIUM OR DISCOUNT



                                                                                    Premium or (discount)
                                                                                    from comparable group.
                                                                                  ------------------------
                                                   Pioneer                        Average           Median
                                                   -------                        -------           ------
Midpoint:
   Price/earnings                                   14.37 x                       (35.68)%         (36.25)%
   Price/book value                                 67.18 %    *                  (35.01)%         (36.07)%
   Price/assets                                     14.00 %                        (6.25)%          (2.16)%
   Price/tangible book value                        67.18 %                       (35.87)%         (36.19)%
   Price/core earnings                              10.86 x                       (32.49)%         (30.58)%


Minimum of range:
   Price/earnings                                   12.80 x                       (42.70)%         (43.21)%
   Price/book value                                 62.56 %    *                  (39.48)%         (40.46)%
   Price/assets                                     12.15 %                       (18.63)%         (15.08)%
   Price/tangible book value                        62.56 %                       (40.28)%         (40.58)%
   Price/core earnings                               9.57 x                       (40.55)%         (38.88)%


Maximum of range:
   Price/earnings                                   15.98 x                       (28.47)%         (29.11)%
   Price/book value                                 71.06 %    *                  (31.26)%         (32.38)%
   Price/assets                                     15.77 %                          5.62%           10.23%
   Price/tangible book value                        71.06 %                       (32.17)%         (32.51)%
   Price/core earnings                              12.18 x                       (24.31)%         (22.17)%




Super maximum of range:
   Price/earnings                                   17.72 x                       (20.67)%         (21.38)%
   Price/book value                                 74.81 %    *                  (27.63)%         (28.81)%
   Price/assets                                     17.73 %                         18.69%           23.87%
   Price/tangible book value                        74.81 %                       (28.59)%         (28.95)%
   Price/core earnings                              13.62 x                       (15.34)%         (12.95)%


      * Represents pricing ratio associated with primary valuation method.

                                  ALPHABETICAL
                                    EXHIBITS

                                    EXHIBIT A


                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614)-766-1426
                               (614)-766-1459 FAX



                               PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuations and appraisals, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 100 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, Community Bankers Association of Ohio, the Ohio League of Financial Institutions, and the Tri State League of Financial Institutions.

Each of the firm's senior consultants has over eighteen years front line experience and accomplishment in various areas of the financial institution and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included financial institution charter and deposit insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projections and modeling, stock valuations, fairness opinions, conversion appraisals, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.



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                             CONSULTANTS IN THE FIRM


MICHAEL R. KELLER has over twenty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Financial Institutions, working for two years in the northeastern Ohio district as an examiner of financial institutions before pursuing graduate studies at the Ohio State University.

Mr. Keller later worked as an associate for a management consulting firm specializing in services to financial institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took two courses in corporate stock valuations.




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Consultants in the Firm (cont.)


JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Association of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.

Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.



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                                    EXHIBIT B

                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614)-766-1426
                               (614)-766-1459 FAX

                                      RB 20
                                  CERTIFICATION



I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)  violation of securities or commodities laws or regulations;

(iii) violation of depository institution laws or regulations;

(iv)  violation of housing authority laws or regulations;

(v) violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

                                                   Conversion Appraiser

        June 20, 1997                            /s/Michael R. Keller
------------------------------            -------------------------------------
           Date                                     Michael R. Keller



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                                    EXHIBIT C

                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614)-766-1426
                               (614)-766-1459 FAX


                            AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:


      I, Michael R. Keller,  being first duly sworn hereby  depose and say that:
The fee which I received directly from the applicant, Oregon Trail Financial Corp., Baker City, Oregon in the amount of $17,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

      Further, affiant sayeth naught.


                                                   /s/MICHAEL R. KELLER
                                                   --------------------
                                                      MICHAEL R. KELLER


      Sworn to before me and subscribed in my presence this 13th day of June, 1997.


                                                   /s/Lori A. Kessen
                                                   --------------------
                                                   NOTARY PUBLIC

                                           [SEAL]     LORI A. KESSEN
                                                NOTARY PUBLIC, STATE OF OHIO
                                            MY COMMISSION EXPIRES AUG. 10, 2000



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